Exhibit 10.1

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

dated as of

September 2, 2011

BURLINGTON COAT FACTORY WAREHOUSE CORPORATION

as Lead Borrower

for

THE BORROWERS NAMED HEREIN

THE FACILITY GUARANTORS PARTY HERETO

BANK OF AMERICA, N.A.

as Administrative Agent and Collateral Agent

WELLS FARGO CAPITAL FINANCE, LLC

JPMORGAN CHASE BANK, N.A.

as Co-Syndication Agents

SUNTRUST BANK

U.S. BANK, NATIONAL ASSOCIATION

as Co-Documentation Agents

THE LENDERS

NAMED HEREIN

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

WELLS FARGO CAPITAL FINANCE, LLC

as Joint Lead Arrangers

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

WELLS FARGO CAPITAL FINANCE, LLC

as Joint Bookrunners

SECTION 9.21	Existing Credit Agreement Amended and Restated	154

EXHIBITS

Exhibit A:	Form of Assignment and Acceptance
Exhibit B:	Form of Customs Broker Agreement
Exhibit C:	Notice of Borrowing
Exhibit D:	Form of Revolving Credit Note
Exhibit E:	Form of Swingline Note
Exhibit F:	Form of Joinder
Exhibit G:	Form of Credit Card Notification
Exhibit H:	Form of Compliance Certificate
Exhibit I:	Form of Consolidated Fixed Charge Coverage Ratio Calculation
Exhibit J:	Form of Borrowing Base Certificate
Exhibit K:	Closing Agenda
Exhibit L:	Intercreditor Agreement (including the letter agreement executed on February 24, 2011)
Exhibit M-1:	Form of Tax Status Certificate (Foreign Lenders that are not Partnerships)
Exhibit M-2:	Form of Tax Status Certificate (Foreign Lenders that are Partnerships)
Exhibit M-3:	Form of Tax Status Certificate (Foreign Participants that are not Partnerships)
Exhibit M-4:	Form of Tax Status Certificate (Foreign Participants that are Partnerships)

SCHEDULES

Schedule 1.1(a):	Lenders and Commitments
Schedule 1.1(b):	Business Segments
Schedule 1.1(c):	Pending Real Estate Dispositions
Schedule 2.18(b):	Credit Card Arrangements
Schedule 2.18(c):	Blocked Accounts
Schedule 3.01:	Organization Information
Schedule 3.05(a):	Title Exceptions
Schedule 3.05(b):	Intellectual Property
Schedule 3.05(c)(i):	Owned Real Estate
Schedule 3.05(c)(ii):	Leased Real Estate
Schedule 3.06(a):	Disclosed Matters
Schedule 3.06(b):	Environmental Matters
Schedule 3.06(c):	Superfund Sites
Schedule 3.06(d):	Real Estate Liens
Schedule 3.10:	ERISA Matters
Schedule 3.12:	Subsidiaries; Joint Ventures
Schedule 3.13:	Insurance
Schedule 3.14:	Collective Bargaining Agreements
Schedule 6.01:	Existing Indebtedness
Schedule 6.02:	Existing Encumbrances
Schedule 6.04:	Existing Investments
Schedule 6.05:	Asset Sales
Schedule 6.07:	Affiliate Transactions

SECOND AMENDED AND RESTATED CREDIT AGREEMENT dated as of September 2, 2011 among:

BURLINGTON COAT FACTORY WAREHOUSE CORPORATION (in such capacity, the “Lead Borrower”), a corporation organized under the laws of the State of Delaware, with its principal executive offices at 1830 Route 130, Burlington, New Jersey 08016, for itself and as agent for the Borrowers and the Other Borrowers; and

THE BORROWERS AND THE FACILITY GUARANTORS from time to time party hereto; and

BANK OF AMERICA, N.A., a national banking association, having a place of business at 100 Federal Street, Boston, Massachusetts 02110, as administrative agent (in such capacity, the “Administrative Agent”), and as collateral agent (in such capacity, the “Collateral Agent”), for its own benefit and the benefit of the other Secured Parties;

The LENDERS party hereto;

WELLS FARGO CAPITAL FINANCE, LLC and JPMORGAN CHASE BANK, N.A., as Co-Syndication Agents; and

SUNTRUST BANK and U.S. BANK, NATIONAL ASSOCIATION, as Co-Documentation Agents;

in consideration of the mutual covenants herein contained and benefits to be derived herefrom, the parties hereto agree as follows:

W I T N E S S E T H:

WHEREAS, the Borrowers and the Facility Guarantors have entered into a Credit Agreement, dated as of April 13, 2006, as amended and restated by that certain Amended and Restated Credit Agreement, dated as of January 15, 2010 (as amended and in effect on and prior to the date hereof, collectively, the “Existing Credit Agreement”), among such Borrowers and Facility Guarantors, the “Lenders” as defined therein, Bank of America, N.A. as “Administrative Agent” and “Collateral Agent”, Wells Fargo Retail Finance, LLC and Regions Bank, as “Co-Syndication Agents”, J.P. Morgan Securities Inc. and UBS Securities LLC, as “Co-Documentation Agents”, and General Electric Capital Corporation, U.S. Bank, National Association and Suntrust Bank, as “Senior Managing Agents”; and

WHEREAS, in accordance with SECTION 9.02 of the Existing Credit Agreement, the Borrowers, the Facility Guarantors, the Lenders and the Agents desire to amend and restate the Existing Credit Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby agree that the Existing Credit Agreement shall be amended and restated in its entirety to read as follows (it being agreed that this Agreement shall not be deemed to evidence or result in a novation or repayment and reborrowing of the Obligations under the Existing Credit Agreement):

ARTICLE I

SECTION 1.01 Definitions.

As used in this Agreement, the following terms have the meanings specified below:

“2011 Dividend” means that certain dividend, a portion of which in the amount of $298,090,547.23 was paid in cash to the stockholders of the Parent prior to April 30, 2011, and a portion of which in the amount of $1,909,452.77 may be made on or before May 31, 2012.

“ABL Borrowings Amount” means, as of any date (the “Reference Date”), an amount equal to (a) the sum of the aggregate amount of Revolving Credit Loans of the Borrowers outstanding as of the Reference Date and the last day of each of the eleven months ending immediately prior to the Reference Date divided by (b) twelve.

“ABL Priority Collateral” has the meaning set forth in the Intercreditor Agreement.

“ACH” means automated clearing house transfers.

“Accommodation Payment” has the meaning provided in SECTION 9.14(d).

“Account(s)” means “accounts” as defined in the UCC, and also means a right to payment of a monetary obligation, whether or not earned by performance, (a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (b) for services rendered or to be rendered, or (c) arising out of the use of a credit or charge card or information contained on or for use with the card. The term “Account” does not include (a) rights to payment evidenced by chattel paper or an instrument, (b) commercial tort claims, (c) deposit accounts, (d) investment property, or (e) letter-of-credit rights or letters of credit.

“Acquired EBITDA” means, with respect to any entity or business acquired in a Permitted Acquisition (any of the foregoing, an “Acquired Entity”), for any period, the amount of Consolidated EBITDA of such Acquired Entity for such period (determined as if references to the Parent and its Subsidiaries in the definition of Consolidated EBITDA were to such Acquired Entity and its Subsidiaries), all as determined on a Consolidated basis for such Acquired Entity in accordance with GAAP.

“Acquired Entity” has the meaning provided in the definition of “Acquired EBITDA.”

“Acquisition” means, with respect to a specified Person, (a) an Investment in or a purchase of a 50% or greater interest in the Capital Stock of any other Person, (b) a purchase or acquisition of all or substantially all of the assets of any other Person, (c) a purchase or acquisition of a Real Estate portfolio or Stores from any other Person, or (d) any merger or consolidation of such Person with any other Person or other transaction or series of transactions resulting in the acquisition of all or substantially all of the assets, or a 50% or greater interest in the Capital Stock of, any Person, in each case in any transaction or group of transactions which are part of a common plan.

“Act” has the meaning provided in SECTION 9.17.

“Additional Commitment Lender” has the meaning provided in SECTION 2.02(a).

“Adjusted LIBOR Rate” means, with respect to any LIBOR Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of one percent) equal to (a) the LIBOR Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate. The Adjusted LIBOR Rate will be adjusted automatically as to all LIBOR Borrowings then outstanding as of the effective date of any change in the Statutory Reserve Rate.

“Administrative Agent” has the meaning provided in the preamble to this Agreement.

“Advisory Agreement” means the Advisory Agreement dated as of April 13, 2006 by and among Burlington Coat Factory Holdings, Inc., a Delaware corporation, Burlington Coat Factory Warehouse Corporation, a Delaware corporation and Bain Capital Partners, LLC, a Delaware limited liability company, as amended and in effect from time to time in a manner not prohibited hereunder.

“Advisory Fees” means annual advisory fees, closing fees and transaction fees and related expenses payable by the Loan Parties pursuant to the Advisory Agreement, but not to exceed the amounts payable thereunder as in effect on the Effective Date.

“Affiliate” means, with respect to a specified Person, any other Person that directly or indirectly through one or more intermediaries Controls, is Controlled by or is under common Control with the Person specified.

“Agents” means collectively, the Administrative Agent and the Collateral Agent.

“Agreement” means this Second Amended and Restated Credit Agreement, as modified, amended, supplemented or restated, and in effect from time to time.

“Agreement Value” means, for each Hedge Agreement, on any date of determination, an amount equal to:

(a) In the case of a Hedge Agreement documented pursuant to an ISDA Master Agreement, the amount, if any, that would be payable by any Loan Party to its counterparty to such Hedge Agreement, as if (i) such Hedge Agreement was being terminated early on such date of determination and (ii) such Loan Party was the sole “Affected Party” (as therein defined);

(b) In the case of a Hedge Agreement traded on an exchange, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss, if any, on such Hedge Agreement to the Loan Party which is party to such Hedge Agreement, based on the settlement price of such Hedge Agreement on such date of determination; or

(c) In all other cases, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss, if any, on such Hedge Agreement to the Loan Party that is party to such Hedge Agreement as the amount, if any, by which (i) the present value of the future cash flows to be paid by such Loan Party exceeds (ii) the present value of the future cash flows to be received by such Loan Party, in each case pursuant to such Hedge Agreement.

“Applicable Law” means as to any Person: (a) all laws, statutes, rules, regulations, orders, codes, ordinances or other requirements having the force of law; and (b) all court orders, decrees, judgments, injunctions, enforceable notices, binding agreements and/or rulings, in each case of or by any Governmental Authority which has jurisdiction over such Person, or any property of such Person.

“Applicable Lenders” means the Required Lenders or all Lenders, as applicable.

“Applicable Margin” means:

(a) From and after the Effective Date until November 27, 2011, the percentages set forth in Level II of the pricing grid below; and

(b) (x) On November 27, 2011, and (y) thereafter on the first day of each Fiscal Quarter (each, an “Adjustment Date”), commencing with the Fiscal Quarter beginning on January 28, 2012, the Applicable Margin shall be determined from such pricing grid based upon average daily Availability (i) with respect to clause (x) above, for the period from the Effective Date through November 26, 2011, and (ii) with respect to clause (y) above, for the most recently ended Fiscal Quarter immediately preceding such Adjustment Date; provided, however, that until November 27, 2011, the Applicable Margin shall not be established at Level I (even if the Availability requirements for Level I have been met).

Level	Average Daily Availability	LIBOR Applicable Margin	Prime Rate Applicable Margin
I	Equal to or greater than 40% of the Loan Cap	1.75%	0.75%
II	Less than 40% of the Loan Cap, but equal to or greater than 20% of the Loan Cap	2.00%	1.00%
III	Less than 20% of the Loan Cap	2.25%	1.25%

“Appraised Value” means the net appraised recovery value of the Borrowers’ Inventory as set forth in the Borrowers’ stock ledger (expressed as a percentage of the Cost of such Inventory) as reasonably determined from time to time by reference to the most recent appraisal received by the Agents conducted by an independent appraiser reasonably satisfactory to the Agents.

“Approved Fund” means any Fund that is administered or managed by (a) a Credit Party, (b) an Affiliate of a Credit Party, (c) an entity or an Affiliate of an entity that administers or manages a Credit Party, or (d) the same investment advisor or an advisor under common control with such Credit Party or advisor, as applicable.

“Arrangers” means, collectively, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Capital Finance, LLC.

“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by SECTION 9.04), and accepted by the Administrative Agent, in substantially the form of Exhibit A or any other form approved by the Administrative Agent.

“Availability” means the lesser of (a) or (b), where:

(a) is the result of:

(i) The Total Commitments,

Minus

(ii) The Total Outstandings;

(b) is the result of:

(i) The Borrowing Base, as determined from the most recent Borrowing Base Certificate (delivered by the Lead Borrower to the Administrative Agent pursuant to SECTION 5.01(F) hereof (as may be adjusted from time to time pursuant to SECTION 2.03 hereof));

Minus

(ii) The Total Outstandings.

“Availability Reserves” means, without duplication of any other Reserves or items that are otherwise addressed or excluded through eligibility criteria, such reserves as the Administrative Agent from time to time determines in its reasonable commercial discretion from the perspective of an asset-based lender exercised in good faith as being appropriate (a) to reflect the impediments to the Agent’s ability to realize upon the Collateral included in the Borrowing Base, (b) to reflect claims and liabilities that the Administrative Agent determines will need to be satisfied in connection with the realization upon the Collateral, (c) to reflect criteria, events, conditions, contingencies or risks which adversely affect the Borrowing Base and the aggregate value of the Collateral or the validity or enforceability of this Agreement and the other Loan Documents or the material rights and remedies of the Secured Parties hereunder or thereunder, or (d) to reflect any restrictions in the Senior Note Documents or the Term Loan Agreement on the incurrence of Indebtedness by the Loan Parties, but only to the extent that such restrictions reduce, or with the passage of time could reduce, the amounts available to be borrowed hereunder (including, without limitation as a result of the Loan Parties’ receipt of net proceeds from asset sales) in order for the Loan Parties to comply with the Senior Note Documents or the Term Loan Agreement, as applicable. Availability Reserves shall include, without limitation, Cash Management Reserves and Bank Product Reserves.

“Bank of America” means Bank of America, N.A., a national banking association, and its Subsidiaries and Affiliates.

“Bank Products” means any services or facilities provided to any Loan Party by any Lender or any of its Affiliates (other than Cash Management Services), on account of (a) leasing arrangements and (b) Hedge Agreements.

“Bank Product Reserves” means such reserves as the Administrative Agent, from time to time after the occurrence and during the continuation of a Cash Dominion Event, determines in its reasonable commercial discretion exercised in good faith as being appropriate to reflect the reasonably anticipated liabilities and obligations of the Loan Parties with respect to Bank Products then provided or outstanding.

“Bankruptcy Code” means Title 11, U.S.C., as now or hereafter in effect, or any successor thereto.

“Blocked Account” has the meaning provided in SECTION 2.18(c).

“Blocked Account Agreement” has the meaning provided in SECTION 2.18(c).

“Blocked Account Banks” means the banks with whom deposit accounts are maintained in which material amounts (as reasonably determined by the Administrative Agent) of funds of any of the Loan Parties from one or more DDAs are concentrated and with whom a Blocked Account Agreement has been, or is required to be, executed in accordance with the terms hereof.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrowers” means, collectively, the Lead Borrower, the Borrowers identified on the signature pages hereto and each Other Borrower who becomes a Borrower hereunder in accordance with the terms of this Agreement.

“Borrowing” means (a) the incurrence of Revolving Credit Loans of a single Type, on a single date and having, in the case of LIBOR Rate Loans, a single Interest Period, or (b) the incurrence of a Swingline Loan.

“Borrowing Base” means, at any time of calculation, an amount equal to:

(a) 90% of the face amount of Eligible Credit Card Receivables of the Borrowers;

plus

(b) the Cost of Eligible Inventory of the Borrowers, net of Inventory Reserves, multiplied by the Inventory Advance Rate multiplied by the Appraised Value of Eligible Inventory of the Borrowers;

plus

(c) with respect to any Eligible Letter of Credit, without duplication of any Eligible In-Transit Inventory, the Cost of the Inventory supported by such Eligible Letter of Credit when completed, net of Inventory Reserves, multiplied by the Inventory Advance Rate multiplied by the Appraised Value of such Inventory of the Borrowers;

minus

(d) the then amount of all Availability Reserves.

“Borrowing Base Certificate” has the meaning provided in SECTION 5.01(F).

“Borrowing Request” means a request by the Lead Borrower on behalf of any of the Borrowers for a Borrowing in accordance with SECTION 2.04.

“Breakage Costs” has the meaning provided in SECTION 2.16(b).

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in Boston, Massachusetts are authorized or required by law to remain closed; provided, however, that when used in connection with a LIBOR Rate Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Capital Expenditures” means, with respect to the Loan Parties for any period, the additions to property, plant and equipment and other capital expenditures of the Loan Parties that are (or would be) set forth in a Consolidated statement of cash flows of the Loan Parties for such period prepared in accordance with GAAP; provided that “Capital Expenditures” shall not include (i) any additions to property, plant and equipment and other capital expenditures made with (A) the proceeds of any equity securities issued or capital contributions received by any Loan Party or any Subsidiary in connection with such capital expenditures, (B) the proceeds from any casualty insurance or condemnation or eminent domain, to the extent that the proceeds therefrom are utilized for capital expenditures within twelve months of the receipt of such proceeds, (C) the proceeds or consideration received from any sale, trade in or other disposition of any Loan Party’s assets (other than assets constituting Collateral consisting of Inventory and Accounts), to the extent that the proceeds and/or consideration therefrom are utilized for capital expenditures within twelve months of the receipt of such proceeds (or, in the case of any disposition of Real Estate the proceeds of which will be used to reinvest in Real Estate, within eighteen (18) months of receipt of such proceeds if a letter of intent or other binding commitment to reinvest such proceeds is entered into within twelve (12) months of receipt of such proceeds), (ii) any such expenditures which constitute a Permitted Acquisition, or (iii) any expenditures which are contractually required to be, and are, reimbursed to the Loan Parties in cash by a third party (including landlords) during such period of calculation.

“Capital Lease Obligations” means, with respect to any Person for any period, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP; for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP (except for temporary treatment of construction related expenditures under EITF 97-10, “The Effects of Lessee Involvement in Asset Construction” which will ultimately be treated as operating leases upon a sale-leaseback transaction).

“Capital Stock” means, as to any Person that is a corporation, the authorized shares of such Person’s capital stock, including all classes of common, preferred, voting and nonvoting capital stock, and, as to any Person that is not a corporation or an individual, the membership or other ownership interests in such Person, including, without limitation, the right to share in profits and losses, the right to receive distributions of cash and other property, and the right to receive allocations of items of income, gain, loss, deduction and credit and similar items from such Person, whether or not such interests include voting or similar rights entitling the holder thereof to exercise Control over such Person, collectively with, in any such case, all warrants, options and other rights to purchase or otherwise acquire, and all other instruments convertible into or exchangeable for, any of the foregoing.

“Cash Collateral Account” means an interest bearing account established by the Loan Parties with the Collateral Agent, for its own benefit and the benefit of the other Secured Parties, under the sole and exclusive dominion and control of the Collateral Agent, in the name of the Collateral Agent or as the Collateral Agent shall otherwise direct, in which deposits are required to be made in accordance with SECTION 2.13(j).

“Cash Dominion Event” means either (a) the occurrence and continuance of any Specified Default, or (b) the failure of the Borrowers to maintain Availability of at least the greater of (i) twelve and one-half percent (12.5%) of the Loan Cap or (ii) $60,000,000, in each case for five (5) consecutive Business Days. For purposes of this Agreement, the occurrence of a Cash Dominion Event shall be deemed continuing (unless the Arrangers otherwise agree in their reasonable discretion or the Arrangers, in their reasonable judgment, have determined that the circumstances surrounding such Specified Default cease to exist) (a) so long as such Specified Default is continuing or has not been waived, and/or (b) if the Cash Dominion Event arises as a result of the Borrowers’ failure to achieve Availability as required hereunder, until Availability has exceeded the greater of (i) twelve and one-half percent (12.5%) of the Loan Cap or (ii) $60,000,000 for thirty (30) consecutive days, in which case a Cash Dominion Event shall no longer be deemed to be continuing for purposes of this Agreement, provided, that a Cash Dominion Event may not be so cured on more than two (2) occasions in any period of 365 consecutive days.

“Cash Management Reserves” means such reserves as the Administrative Agent, from time to time after the occurrence and during the continuation of a Cash Dominion Event, determines in its reasonable commercial discretion exercised in good faith as being appropriate to reflect the reasonably anticipated liabilities and obligations of the Loan Parties with respect to Cash Management Services then provided or outstanding.

“Cash Management Services” means any cash management services or facilities provided to any Loan Party by any Lender or any of its Affiliates, including, without limitation: (a) ACH transactions, (b) controlled disbursement services, treasury, depository, overdraft, and electronic funds transfer services, (c) foreign exchange facilities, (d) credit card processing services, (e) purchase cards, and (f) credit or debit cards.

“Cash Receipts” has the meaning provided in SECTION 2.18(d).

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. § 9601 et seq.

“Change in Control” means, at any time:

(a) any “change in/of control” or similar event as defined in any documents governing the Senior Notes; or

(b) after the consummation of a Qualifying IPO, any person or “group” (within the meaning of the Securities and Exchange Act of 1934, as amended), other than any one or more of the Sponsor Group, is or becomes the beneficial owner (within the meaning of Rule 13d-3 or 13d-5 of the Securities and Exchange Act of 1934, as amended, except that such person shall be deemed to have “beneficial ownership” of all Capital Stock that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of (i) thirty-five percent (35%) or more (on a fully diluted basis) of the total then outstanding Capital Stock of the Parent (or Holdings if the Qualifying IPO is undertaken by Holdings) entitled to vote for the election of directors of the Parent (or Holdings, if applicable), and (ii) Capital Stock of the Parent (or Holdings, if applicable) entitled to vote for the election of directors of the Parent (or Holdings, if applicable) in an amount greater than the number of shares of such Capital Stock beneficially owned by the Sponsor Group (or over which the Sponsor Group has voting control); or

(c) prior to the consummation of a Qualifying IPO, a change in the Control of the Parent such that the Loan Parties are not Controlled by any one or more of the Sponsor Group; or

(d) the Parent fails at any time to own, directly or indirectly, 100% of the Capital Stock of each Loan Party free and clear of all Liens (other than those Liens specified in clauses (a), (e), (i), (l), (r), (v) and (ee) of the definition of Permitted Encumbrances), except where such failure is as a result of a transaction permitted by the Loan Documents.

“Change in Law” means the occurrence, after the Effective Date, of any of the following: (a) the adoption or taking effect of any Applicable Law, (b) any change in any Applicable Law or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority, provided however, for purposes of this Agreement, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, guidelines or directives in connection therewith and (ii) all rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or Canadian regulatory authorities, in each case pursuant to Basel III, are deemed to have gone into effect and been adopted after the Effective Date.

“Charges” has the meaning provided in SECTION 9.13.

“Charter Document” means as to any Person, its partnership agreement, certificate of incorporation, certificate of formation, operating agreement, membership agreement or similar constitutive document or agreement or its by-laws.

“Class” (a) when used with respect to commitments, refers to whether such commitment is a Commitment or an Extended Commitment of a given Extension Series or a New Extended Commitment, (b) when used with respect to Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are Revolving Credit Loans, Loans under Extended Commitments of a given Extension Series or Loans under New Extended Commitments, and (c) when used with respect to Lenders, refers to whether such Lenders have a Loan or commitment with respect to a particular Class of Loans or commitments.

“Closing Date” means April 13, 2006.

“Code” means the Internal Revenue Code of 1986 and the Treasury regulations promulgated thereunder, as amended from time to time.

“Co-Documentation Agents” has the meaning provided in the preamble to this Agreement.

“Co-Syndication Agents” has the meaning provided in the preamble to this Agreement.

“Collateral” means any and all “Collateral”, “Pledged Collateral” or words of similar intent as defined in any applicable Security Document.

“Collateral Access Agreement” means an agreement reasonably satisfactory in form and substance to the Collateral Agent executed by (a) a bailee or other Person in possession of Collateral, and (b) each landlord of Real Estate leased by any Loan Party, pursuant to which such Person (i) acknowledges the Collateral Agent’s Lien on the Collateral, (ii) releases or subordinates such Person’s Liens in the Collateral held by such Person or located on such Real Estate, (iii) agrees to furnish the Collateral Agent with access to the Collateral in such Person’s possession or on the Real Estate for the purposes of conducting a Liquidation, and (iv) makes such other agreements with the Collateral Agent as the Collateral Agent may reasonably require.

“Collateral Agent” has the meaning provided in the preamble to this Agreement.

“Commercial Letter of Credit” means any Letter of Credit issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by a Borrower in the ordinary course of business of such Borrower.

“Commitment” means, with respect to each Lender, the commitment of such Lender hereunder to make Credit Extensions to the Borrowers in the amount set forth opposite its name on Schedule 1.1(a) hereto or as may subsequently be set forth in the Register from time to time, as the same may be increased or reduced from time to time pursuant to SECTIONS 2.02 and 2.15 of this Agreement.

“Commitment Increase” shall have the meaning provided in SECTION 2.02(a).

“Commitment Increase Date” shall have the meaning provided in SECTION 2.02(c).

“Commitment Percentage” shall mean, with respect to each Lender, the percentage determined by dividing the Commitment of such Lender by the Commitments of all Lenders hereunder to make Credit Extensions to the Borrowers, in the amount set forth opposite such Lender’s name on Schedule 1.1(a) hereto or as may subsequently be set forth in the Register from time to time, as the same may be increased or reduced from time to time pursuant to SECTIONS 2.02 and 2.15 of this Agreement.

“Compliance Certificate” has the meaning provided in SECTION 5.01(D).

“Concentration Account” has the meaning provided in SECTION 2.18(d).

“Confirmation of Ancillary Documents” means, collectively (i) that certain Confirmation of Ancillary Documents dated as of January 15, 2010 among the Agents and the Loan Parties and (ii) that certain Confirmation of Ancillary Documents dated as of the Effective Date among the Agents and the Loan Parties.

“Consolidated” means, when used to modify a financial term, test, statement, or report of a Person, the application or preparation of such term, test, statement or report (as applicable) based upon the consolidation, in accordance with GAAP, of the financial condition or operating results of such Person and its Subsidiaries.

“Consolidated EBITDA” means, with respect to the Loan Parties on a Consolidated basis for any period, (i) the sum (without duplication) of (a) Consolidated Net Income for such period, plus in each case without duplication and to the extent deducted in determining Consolidated Net Income for such period, (b) depreciation, amortization, and all other non-cash charges, non-cash expenses or non-cash losses, (c) provisions for Consolidated Taxes based on income, (d) Consolidated Interest Expense, (e) Advisory Fees whether accrued or paid in cash, (f) all transactional costs, expenses and charges in connection with the consummation of the amendment and restatement of the Existing Credit Agreement and this Agreement, and all transactions related thereto (including, without limitation, the payment of fees and expenses in connection therewith), and any transaction related to any Permitted Acquisition, Permitted Disposition, issuance of Permitted Indebtedness or issuance of Capital Stock (provided that any such transaction to which any Affiliate of the Loan Parties is party shall comply with SECTION 6.07 hereof), (g) to the extent not already included in Consolidated Net Income, proceeds from business interruption insurance, (h) to the extent not already included in Consolidated Net Income and actually indemnified or reimbursed, any expenses and charges that are covered by indemnification or reimbursement provisions in connection with any Permitted Acquisition or any Permitted Disposition, (i) cash receipts (or reduced cash expenditures) in respect of income received in connection with subleases to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to clause (ii)(b) below for any previous period, (j) cash charges not to exceed $25,000,000 in the aggregate after the Effective Date associated with restructuring activities, including, but not limited to, restructuring, consolidation or discontinuance of any portion of the operations, severance, recruiting, retention, relocation and other expenses of management and contract and lease termination expenses, and (k) unusual, nonrecurring or extraordinary expenses, losses or charges, minus (ii) the sum of (a) any Restricted Payment (other than any Restricted Payment made with the proceeds of any equity securities issued or capital contributions received by any Loan Party or any Subsidiary) made in cash during such period to any Person (other than a Loan Party) having an interest in any Subsidiary of a Loan Party, (b) non-cash gains for such period to the extent included in Consolidated Net Income, and (c) cash payments made during such period on account of non-cash charges added back in the calculation of Consolidated EBITDA pursuant to clause (i)(b) above for any previous period. For the avoidance of doubt, in calculating Consolidated EBITDA, Acquired EBITDA for the relevant period shall be included in such calculation.

“Consolidated Fixed Charge Coverage Ratio” means, with respect to the Loan Parties for any period, the ratio of (a) (i) Consolidated EBITDA for such period minus (ii) Unfinanced Capital Expenditures during such period, plus (iii) proceeds of any equity securities issued or capital contributions received by any Loan Party or any Subsidiary to the extent used to make payments on account of Debt Service Charges to the lenders under the Term Loan Financing Facility, to (b) the sum of (i) Debt Service Charges payable in cash during such period plus (ii) federal, state and foreign income Taxes paid in cash (net of refunds received) during such period, plus (iii) the annual management fee provided for in the Advisory Agreement, whether accrued or paid in cash during such period, all as determined on a Consolidated basis in accordance with GAAP.

“Consolidated Interest Coverage Ratio” means, on the last day of any Fiscal Quarter, the ratio of (a) Consolidated EBITDA of the Loan Parties for the period of four consecutive Fiscal Quarters most recently ended on and prior to such date, taken as one accounting period, to (b) Consolidated Interest Expense of the Loan Parties paid in cash for the period of four consecutive Fiscal Quarters most recently ended on and prior to such date, taken as one accounting period.

“Consolidated Interest Expense” means, with respect to the Loan Parties on a Consolidated basis for any period, (a) total interest expense (including that attributable to Capital Lease Obligations in accordance with GAAP but excluding any imputed interest as a result of purchase accounting) of the Loan Parties on a Consolidated basis with respect to all outstanding Indebtedness of the Loan Parties, including, without limitation, the Obligations and all commissions, discounts and other fees and charges owed with respect thereto, but excluding (i) any non-cash or deferred interest financing costs and (ii) any non-cash amortization or write-down of any deferred financing fees or bridge facility fees, all as determined on a Consolidated basis in accordance with GAAP and reduced by interest income received or receivable in cash for such period. For purposes of the foregoing, interest expense of any Loan Party shall be determined after giving effect to any net payments made or received by such Loan Party with respect to interest rate Hedge Agreements.

“Consolidated Net Income” means, with respect to the Loan Parties for any period, the net income (or loss) of the Loan Parties on a Consolidated basis for such period taken as a single accounting period determined in accordance with GAAP; provided, however, that there shall be excluded (a) the income (or loss) of any Person in which any Loan Party has a joint interest, except to the extent of the amount of dividends or other distributions actually paid in cash to such Loan Party during such period, and (b) the income of any direct or indirect Subsidiary of a Loan Party to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its Charter Documents or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary.

“Consolidated Secured Leverage Ratio” means, as of any date, the ratio of (a) the sum of (i) Consolidated Total Debt (other than any portion of such Consolidated Total Debt that is (x) attributed to Revolving Credit Loans of the Borrowers outstanding at such date or (y) not secured by any Liens on any assets of the Loan Parties) plus (ii) the ABL Borrowings Amount on such date to (b) Consolidated EBITDA of the Loan Parties for the period of four consecutive Fiscal Quarters most recently ended on or prior to such date, taken as one accounting period.

“Consolidated Taxes” means, as of any date for the applicable period ending on such date with respect to the Loan Parties on a Consolidated basis, the aggregate of all income, withholding, franchise and similar taxes and foreign withholding taxes, as determined in accordance with GAAP, to the extent the same are paid or accrued during such period.

“Consolidated Total Debt” means, at any date, the aggregate principal amount of all Indebtedness of the Loan Parties on a Consolidated basis outstanding at such date in the amount that would be reflected on a balance sheet prepared on such date in accordance with GAAP.

“Control” means the possession, directly or indirectly, of the power (a) to vote 50% or more of the securities having ordinary voting power for the election of directors (or any similar governing body) of a Person, or (b) to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms “Controlling” and “Controlled” have meanings correlative thereto.

“Cost” means the cost of purchases, as reported on the Borrowers’ financial stock ledger based upon the Borrowers’ accounting practices in effect on the Effective Date or thereafter consented to by the Administrative Agent, whose consent will not be unreasonably withheld. “Cost” does not include inventory capitalization costs or other non-purchase price charges (except for freight charges with respect to all Inventory (other than unpaid freight charges for Eligible In-Transit Inventory) to the extent treated consistently with the Borrowers’ accounting practices in effect on the Effective Date) used in the Borrowers’ calculation of cost of goods sold.

“Covenant Compliance Event” means Availability at any time is less than the greater of (x) $50,000,000 or (y) 10% of the Loan Cap. For purposes hereof, the occurrence of a Covenant Compliance Event shall be deemed continuing (unless the Arrangers otherwise agree in their reasonable discretion) until such time as Availability is equal to or greater than the greater of (x) $50,000,000 or (y) 10% of the Loan Cap for thirty (30) consecutive days, in which case a

Covenant Compliance Event shall no longer be deemed to be continuing for purposes of this Agreement.

“Credit Card Notifications” has the meaning provided in SECTION 2.18(c).

“Credit Extensions” mean each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Credit Party” means (a) the Lenders, (b) the Agents and their respective Affiliates and branches, (c) each Issuing Bank, (d) the Arrangers, and (e) the successors and permitted assigns of each of the foregoing.

“Credit Party Expenses” means, without limitation, all of the following to the extent incurred in connection with this Agreement and the other Loan Documents: (a) all reasonable and documented out-of-pocket expenses incurred by the Agents and Merrill Lynch, Pierce, Fenner & Smith Incorporated, including the reasonable and documented fees, charges and disbursements of one counsel for the Agents and their Affiliates (plus one local counsel in each other jurisdiction to the extent reasonably necessary), outside consultants for the Agents consisting of one inventory appraisal firm and one real estate appraisal firm, one commercial finance examination firm and one environmental engineering firm (provided that so long as the Term Loan Financing Facility has not been terminated, the Agents shall be entitled to reimbursement for no more than one environmental engineering firm acting on behalf of both the Credit Parties and the lenders under the Term Loan Financing Facility), in connection with the preparation and administration of the Loan Documents, the syndication of the credit facilities provided for herein, or any amendments, modifications or waivers requested by a Loan Party of the provisions hereof or thereof (whether or not any such amendments, modifications or waivers shall be consummated), (b) all reasonable and documented out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (c) all reasonable and documented out-of-pocket expenses incurred by the Agents and, subject to the proviso below any Lender and their respective Affiliates and branches, including the reasonable and documented fees, charges and disbursements of one counsel for the Agents and their Affiliates (plus one local counsel in each other jurisdiction to the extent reasonably necessary) and outside consultants for the Agents (including, without limitation, inventory and real estate appraisal firms, commercial finance examination firms and environmental engineering firms (provided that so long as the Term Loan Financing Facility has not been terminated, the Agents shall be entitled to reimbursement for no more than one environmental engineering firm acting on behalf of both the Credit Parties and the lenders under the Term Loan Financing Facility)), in connection with the enforcement and protection of their rights in connection with the Loan Documents, including all such reasonable and documented out-of-pocket expenses incurred during any workout, restructuring or related negotiations in respect of such Revolving Credit Loans or Letters of Credit; provided that the Lenders who are not the Agents shall be entitled to reimbursement for no more than one counsel representing all such Lenders (absent a conflict of interest in which case each group of similarly situated Lenders, taken as a whole, may engage and be reimbursed for one additional counsel to the affected party). Credit Party Expenses shall not include the allocation of any overhead expenses of any Credit Party.

“Customer Credit Liabilities” means, at any time, the aggregate remaining balance reflected on the books and records of the Parent and its Subsidiaries at such time of (a) outstanding gift certificates and gift cards of the Borrowers entitling the holder thereof to use all or a portion of the certificate or gift card to pay all or a portion of the purchase price for any Inventory, and (b) outstanding merchandise credits of the Borrowers.

“Customs Broker Agreement” means an agreement in substantially the form attached hereto as Exhibit B among a Borrower, a customs broker or other carrier, and the Collateral Agent, in which the customs broker or other carrier acknowledges that it has control over and holds the documents evidencing ownership of the subject Inventory or other property for the benefit of the Collateral Agent, and agrees, upon notice from the Collateral Agent (which notice shall be delivered only upon the occurrence and during the continuance of an Event of Default), to hold and dispose of the subject Inventory and other property solely as directed by the Collateral Agent.

“DDAs” means any checking or other demand deposit account maintained by the Loan Parties. All funds in such DDAs shall be conclusively presumed to be Collateral and proceeds of Collateral and the Agents and the Lenders shall have no duty to inquire as to the source of the amounts on deposit in the DDAs.

“Debt Service Charges” means, for any period, the sum of (a) Consolidated Interest Expense required to be paid or paid in cash, plus (b) scheduled principal payments made or required to be made (after giving effect to any prepayments paid in cash that reduce the amount of such required payments) on account of Indebtedness, including the full amount of any non-recourse Indebtedness (excluding the Obligations, but including, without limitation, Capital Lease Obligations) for such period, plus (c) scheduled mandatory payments on account of Disqualified Capital Stock (whether in the nature of dividends, redemption, repurchase or otherwise) required to be made during such period, in each case determined in accordance with GAAP.

“Default” means any event or condition described in SECTION 7.01 that constitutes an Event of Default or that upon notice, lapse of any cure period set forth in SECTION 7.01, or both, would, unless cured or waived, become an Event of Default.

“Default Rate” has the meaning provided in SECTION 2.12.

“Delinquent Lender” has the meaning provided in SECTION 8.15(a).

“Deteriorating Lender” means any Delinquent Lender or any Lender, as reasonably determined by the Administrative Agent (upon which determination the Administrative Agent will give notice thereof to the Lead Borrower) as to which (a) such Lender has defaulted in fulfilling its funding obligations under one or more other syndicated credit facilities, or (b) such Lender or a Person that Controls such Lender has been deemed insolvent or become the subject of a bankruptcy, insolvency or similar proceeding.

“Disbursement Accounts” has the meaning provided in SECTION 2.18(g).

“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed on Schedule 3.06(a) and Schedule 3.06(b).

“Disqualified Capital Stock” means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) is mandatorily redeemable in whole or in part prior to the Maturity Date, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for Indebtedness or any Capital Stock referred to in (a) above prior to the Maturity Date, or (c) contains any mandatory repurchase obligation which comes into effect prior to the Maturity Date, provided that any Capital Stock that would not constitute Disqualified Capital Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Capital Stock is convertible, exchangeable or exercisable) the right to require the issuer thereof to redeem such Capital Stock upon the occurrence of a Change in Control shall not constitute Disqualified Capital Stock.

“Documents” has the meaning assigned to such term in the Security Agreement.

“dollars” or “$” refers to lawful money of the United States of America.

“Earn-Out Obligations” means the maximum amount of all obligations incurred or to be incurred in connection with any Acquisition of a Person pursuant to a Permitted Acquisition under non-compete agreements, consulting agreements, earn-out agreements and similar deferred purchase agreements.

“Effective Date” means September 2, 2011.

“Eligible Assignee” means a commercial bank, insurance company, or company engaged in the business of making commercial loans or a commercial finance company, which Person, together with its Affiliates, has a combined capital and surplus in excess of $1,000,000,000, or any Affiliate of any Credit Party under common control with such Credit Party, or an Approved Fund of any Credit Party, provided that in any event, “Eligible Assignee” shall not include (x) any natural person, or (y) the Sponsor Group or any of their respective Affiliates to the extent that, after giving effect to any proposed assignment, the Sponsor Group and their respective Affiliates would hold in the aggregate more than 10% of the then Total Outstandings; provided that the Sponsor Group and each of their respective Affiliates shall be subject to the Sponsor Lender Limitations.

“Eligible Credit Card Receivables” means, as of any date of determination, Accounts due to a Loan Party from major credit card processors (including, but not limited to, VISA, Mastercard, American Express, Diners Club and DiscoverCard) as arise in the ordinary course of business and which have been earned by performance, that are not excluded as ineligible by virtue of one or more of the criteria set forth below. None of the following shall be deemed to be Eligible Credit Card Receivables:

(a) Accounts due from major credit card processors that have been outstanding for more than five (5) Business Days from the date of sale, or for such longer period(s) as may be approved by the Administrative Agent in its reasonable discretion;

(b) Accounts due from major credit card processors with respect to which a Loan Party does not have good, valid and marketable title thereto, free and clear of any Lien (other than Liens granted to the Collateral Agent for its own benefit and the benefit of the other Secured Parties pursuant to the Security Documents, those Liens specified in clauses (a), (e), (r) and (ee) of the definition of Permitted Encumbrances and Permitted Encumbrances having priority by operation of Applicable Law over the Lien of the Collateral Agent) (the foregoing not being intended to limit the discretion of the Administrative Agent to change, establish or eliminate any Reserves on account of any such Liens);

(c) Accounts due from major credit card processors that are not subject to a first priority (except as provided in clause (b), above) security interest in favor of the Collateral Agent for its own benefit and the benefit of the other Secured Parties;

(d) Accounts due from major credit card processors which are disputed, or with respect to which a claim, counterclaim, offset or chargeback (other than chargebacks in the ordinary course by the credit card processors) has been asserted, by the related credit card processor (but only to the extent of such dispute, counterclaim, offset or chargeback);

(e) Except as otherwise approved by the Administrative Agent, Accounts due from major credit card processors as to which the credit card processor has the right under certain circumstances to require a Loan Party to repurchase the Accounts from such credit card processor;

(f) Accounts arising from the Cohoes private label credit card receivables or any other private label credit card receivables of the Loan Parties; and

(g) Accounts due from major credit card processors (other than Visa, Mastercard, American Express, Diners Club and DiscoverCard) which the Administrative Agent determines in its commercial reasonable discretion acting in good faith to be unlikely to be collected.

“Eligible In-Transit Inventory” means, as of any date of determination, without duplication of other Eligible Inventory, Inventory (a) which has been shipped from (i) any location within the United States for receipt by a Loan Party within fifteen (15) days of the date of determination or (ii) any location outside of the United States for receipt by a Loan Party within sixty (60) days of the date of determination, but which, in either case, has not yet been received by a Loan Party, (b) for which the purchase order is in the name of a Loan Party and title has passed to a Loan Party, (c) except as otherwise agreed by the Administrative Agent, for which a Loan Party is designated as “shipper” and/or the consignor and the document of title or waybill reflects a Loan Party as consignee (along with delivery to a Loan Party or its customs broker of the documents of title, to the extent applicable, with respect thereto), (d) as to which the Collateral Agent has control over the documents of title, to the extent applicable, which evidence ownership of the subject Inventory (such as by the delivery of a Customs Broker Agreement and a control agreement with a carrier or freight forwarder), (e) which is insured in accordance with the provisions of this Agreement and the other Loan Documents, including, without limitation marine cargo insurance; and (f) which otherwise is not excluded from the definition of Eligible Inventory; provided that the Administrative Agent may, in its reasonable discretion and upon prior notice to the Lead Borrower, exclude any particular Inventory from the definition of “Eligible In-Transit Inventory” in the event that the Administrative Agent reasonably determines that such Inventory is subject to any Person’s right or claim which is senior to, or pari passu with, the Lien of the Administrative Agent (such as, without limitation, a right of stoppage in transit), as applicable.

“Eligible Inventory” means, as of any date of determination, without duplication, (a) Eligible In-Transit Inventory, and (b) items of Inventory of a Loan Party that are finished goods, merchantable and readily saleable to the public in the ordinary course that are not excluded as ineligible by virtue of the one or more of the criteria set forth below. None of the following shall be deemed to be Eligible Inventory:

(a) Inventory that is not solely owned by a Loan Party, or is leased by or is on consignment to a Loan Party, or as to which the Loan Parties do not have title thereto;

(b) Inventory (other than any Eligible In-Transit Inventory) that is not located in the United States of America (or Canada, as long as the Administrative Agent shall have received or conducted appraisals of such Canadian Inventory from appraisers reasonably satisfactory to the Administrative Agent) at a location that is owned or leased by the Loan Parties except to the extent that the Loan Parties have furnished the Collateral Agent with (A) any UCC financing statements or PPSA registration statements or other filings that the Collateral Agent may reasonably determine to be necessary to perfect its security interest in such Inventory at such location, and (B) unless otherwise agreed by the Agents, a Collateral Access Agreement executed by the Person owning any such location on terms reasonably acceptable to the Collateral Agent;

(c) Inventory that is located in a distribution center leased by a Loan Party unless the applicable lessor has delivered to the Collateral Agent a Collateral Access Agreement;

(d) Inventory that represents goods which (i) are damaged, defective, “seconds,” or otherwise unmerchantable, (ii) are to be returned to the vendor, (iii) are obsolete, custom items, work in process, raw materials, or that constitute spare parts, shipping materials or supplies used or consumed in a Borrower’s business, or (iv) are bill and hold goods, including, without limitation, Inventory located at Store 52 as reflected in the Borrowers’ books and records;

(e) Except as otherwise agreed by the Agents, Inventory that represents goods that do not conform in all material respects to the representations and warranties contained in this Agreement or any of the Security Documents;

(f) Inventory that is not subject to a perfected first priority security interest in favor of the Collateral Agent for its own benefit and the benefit of the other Secured Parties (subject only to Permitted Encumbrances having priority by operation of Applicable Law);

(g) Inventory which consists of samples, labels, bags, packaging materials, and other similar non-merchandise categories;

(h) Inventory as to which casualty insurance in compliance with the provisions of SECTION 5.07 hereof is not in effect;

(i) Inventory which has been sold but not yet delivered or Inventory to the extent that any Borrower has accepted a deposit therefor; and

(j) Inventory acquired in a Permitted Acquisition, unless the Administrative Agent shall have received or conducted (A) appraisals, from appraisers reasonably satisfactory to the Administrative Agent, of such Inventory to be acquired in such Acquisition and (B) such other due diligence as the Agents may reasonably require, all of the results of the foregoing to be reasonably satisfactory to the Agents. As long as the Administrative Agent has received reasonable prior notice of such Permitted Acquisition and the Loan Parties reasonably cooperate (and cause the Person being acquired to reasonably cooperate) with the Administrative Agent, the Administrative Agent shall use reasonable best efforts to complete such due diligence and a related appraisal on or prior to the closing date of such Permitted Acquisition.

“Eligible Letter of Credit” means, as of any date of determination thereof, a Commercial Letter of Credit which supports the purchase of Inventory, (i) which Inventory does not constitute Eligible In-Transit Inventory and for which no documents of title have then been issued; (ii) which Inventory when the purchase thereof is completed would otherwise constitute Eligible Inventory, (iii) which Commercial Letter of Credit has an initial expiry, subject to the proviso hereto, within 120 days after the date of initial issuance of such Commercial Letter of Credit, provided that ninety percent (90%) of the maximum Stated Amount of all such Commercial Letters of Credit shall not, at any time, have an initial expiry greater than ninety (90) days after the original date of issuance of such Commercial Letters of Credit, and (iv) which Commercial Letter of Credit provides that it may be drawn only after the Inventory is completed and after documents of title have been issued for such Inventory reflecting a Loan Party or the Collateral Agent as consignee of such Inventory, and (v) which will constitute Eligible In-Transit Inventory upon satisfaction of the requirements of clause (iv) hereof; provided that the Administrative Agent may, in its reasonable discretion and upon prior notice to the Lead Borrower, exclude any particular Inventory from the definition of “Eligible Letter of Credit” in the event the Administrative Agent reasonably determines that such Inventory is subject to any Person’s right or claim which is senior to, or pari passu with, the Lien of the Collateral Agent (such as, without limitation, a right of stoppage in transit).

“Environmental Laws” means all Applicable Laws issued, promulgated or entered into by or with any Governmental Authority, relating in any way to (a) the protection of the environment, (b) the handling, treatment, storage, disposal of Hazardous Materials, (c) exposure of any Person to Hazardous Materials, or the Release or threatened Release of any Hazardous Material to the environment, (d) the assessment or remediation of any such Release or threatened Release of any Hazardous Material to the environment or (e) occupational health or safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including, without limitation, any liability for damages, natural resource damage, costs of environmental remediation, administrative oversight costs, fines, penalties or indemnities), of any Loan Party directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equipment” has the meaning set forth in the Security Documents.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with Lead Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means: (a) any “reportable event,” as defined in Section 4043 of ERISA with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) with respect to any Plan, the failure to satisfy the minimum funding standard under Section 412 of the Code or Section 302 of ERISA, whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Lead Borrower or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Lead Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Lead Borrower or any ERISA Affiliate of any liability in excess of $25,000,000 (or such lesser amount as would reasonably be expected to result in a Material Adverse Effect) with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Lead Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Lead Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability in excess of $25,000,000 (or such lesser amount as would reasonably be expected to result in a Material Adverse Effect) or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Event of Default” has the meaning provided in SECTION 7.01. An “Event of Default” shall be deemed to have occurred and to be continuing unless and until that Event of Default has been duly waived in writing by the Administrative Agent in accordance with the terms of this Agreement.

“Excess Availability” means the difference between (a) the Borrowing Base and (b) the Total Outstandings.

“Excluded Net Proceeds” means, (i) with respect to any Net Proceeds received from a sale, transfer or disposition of any of the Term Loan Priority Collateral and/or any Qualifying Senior Collateral, or any event described in clause (b) of the definition of “Prepayment Event” with respect to any of the Term Loan Priority Collateral and/or any Qualifying Senior Collateral only, such portion of such Net Proceeds that are then required to be paid to the lenders under the Term Loan Financing Facility and/or any Qualifying Senior Secured Debt, (ii) with respect to any Net Proceeds received from any Indebtedness used to refinance the Term Loan Financing Facility and/or any Qualifying Senior Secured Debt as permitted in accordance with this Agreement, such portion of such Net Proceeds that is required to be paid to the lenders under the Term Loan Financing Facility and/or Qualifying Senior Secured Debt and (iii) with respect to any Net Proceeds received from any other Prepayment Event, if the Term Payment Availability Conditions are satisfied, and no Cash Dominion Event has occurred and is continuing or would arise therefrom, such portion of such Net Proceeds that are required to be paid to the lenders under the Term Loan Financing Facility and/or any Qualifying Senior Secured Debt.

“Excluded Subsidiary” means each Immaterial Subsidiary, Foreign Subsidiary and each Subsidiary in which substantially all of its assets consist of Capital Stock of one or more Foreign Subsidiaries.

“Excluded Taxes” means, with respect to the Agents, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder, (a) income or franchise taxes imposed on (or measured by) its gross or net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which any Loan Party or any Credit Party is located, (c) taxes imposed on any “withholdable payment” payable to such recipient as a result of the failure of such recipient to satisfy the applicable requirements as set forth in FATCA or any amended or successor version that is substantively comparable, (d) in the case of a Foreign Lender (other than an assignee pursuant to a request by a Borrower under SECTION 2.24(a)), any United States withholding tax that is imposed on amounts payable to such Foreign Lender under any law in effect at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office other than at the request of a Borrower under SECTION 2.24), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrowers with respect to such withholding tax pursuant to SECTION 2.23(a) and (e) any tax that is attributable to a Credit Party’s failure to comply with SECTION 2.23(e) and (i).

“Executive Order” has the meaning provided in SECTION 9.18.

“Existing Credit Agreement” has the meaning provided in the first recital to this Agreement.

“Existing Letters of Credit” means the Letters of Credit issued under the Existing Credit Agreement and outstanding as of the Effective Date.

“Existing Revolver Tranche” has the meaning provided in SECTION 2.27(a).

“Extended Commitments” has the meaning provided in SECTION 2.27(a).

“Extending Revolving Credit Lender” has the meaning provided in SECTION 2.27(b).

“Extension Amendment” has the meaning provided in SECTION 2.27(d).

“Extension Election” has the meaning provided in SECTION 2.27(b).

“Extension Request” has the meaning provided in SECTION 2.27(a).

“Extension Series” has the meaning provided in SECTION 2.27(a).

“Facility Guarantee” means any Guarantee of the Obligations executed by the Parent and its Subsidiaries which are or hereafter become Facility Guarantors in favor of the Agents and the other Secured Parties.

“Facility Guarantors” means any Person executing a Facility Guarantee.

“FATCA” means current Section 1471 through 1474 of the Code or any amended version or successor provision that is substantively similar and, in each case, any regulations promulgated thereunder and any interpretation and other guidance issued in connection therewith.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of one percent (1%)) of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of one percent (1%)) of the quotations for such day for such transactions received by the Administrative Agent from three (3) federal funds brokers of recognized standing selected by the Administrative Agent.

“Fee Letter” means the Fee Letter dated August 3, 2011, by and among the Lead Borrower, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Bank of America, N.A., as the same may be amended, supplemented or replaced and in effect from time to time.

“Financial Officer” means, with respect to any Loan Party, the chief financial officer, chief accounting officer, treasurer, assistant treasurer, controller or assistant controller of such Loan Party.

“Fiscal Month” means any fiscal month of any Fiscal Year, which month shall generally consist of (i) in the case of the first, third, fourth, sixth, seventh, ninth and tenth Fiscal Months of each Fiscal Year, four calendar weeks, (ii) in the case of the second, fifth, eighth and eleventh Fiscal Months of each Fiscal Year, five calendar weeks and (iii) in the case of the twelfth Fiscal Month of each Fiscal Year, the period from the first day following the eleventh Fiscal Month of such Fiscal Year through the last day of such Fiscal Year, in accordance with the fiscal accounting calendar of the Parent and its Subsidiaries.

“Fiscal Quarter” means any fiscal quarter of any Fiscal Year, which quarter shall generally end on (i) in the case of the first three Fiscal Quarters of each Fiscal Year, on the date that is 13 weeks after the last day of the preceding Fiscal Quarter and (ii) in the case of the last Fiscal Quarter of each Fiscal Year, on the last day of such Fiscal Year, in accordance with the fiscal accounting calendar of the Parent and its Subsidiaries.

“Fiscal Year” means any period of twelve consecutive Fiscal Months ending on the Saturday closest to January 31 of any calendar year.

“Fixed Assets” means Equipment and Real Estate.

“Foreign Assets Control Regulations” has the meaning provided in SECTION 9.18.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

“Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia, or any of its territories or possessions.

“Fronting Fee” has the meaning set forth in SECTION 2.19(d) hereof.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means generally accepted accounting principles in effect from time to time in the United States of America which are consistent with those promulgated or adopted by the Financial Accounting Standards Board and its predecessors (or successors) in effect and applicable to that accounting period in respect of which reference to GAAP is being made.

“General Intangibles” has the meaning assigned to such term in the Security Agreement.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Governmental Real Estate Disclosure Requirements” means any requirement of any Governmental Authority requiring notification of the buyer, lessee, mortgagee, assignee or other transferee of any Real Estate, facility, establishment or business, or notification, registration or filing to or with any Governmental Authority, in connection with the sale, lease, mortgage, assignment or other transfer (including any transfer of control) of any Real Estate, facility, establishment or business, of the actual or threatened presence or Release in or into the environment, or the use, disposal or handling of Hazardous Material on, at, under or near the Real Estate, facility, establishment or business to be sold, leased, mortgaged, assigned or transferred.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation, provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business or customary and reasonable indemnity obligations, including but not limited to, those in effect on the Effective Date or entered into in connection with any Permitted Acquisition or Permitted Disposition (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, mold, fungi or similar bacteria, and all other substances or wastes of any nature regulated pursuant to any Environmental Law because of their dangerous or deleterious properties, including any material listed as a hazardous substance under Section 101(14) of CERCLA.

“Hedge Agreement” means any derivative agreement, or any interest rate protection agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

“Holdings” means Burlington Coat Factory Investments Holdings, Inc., a Delaware corporation.

“Immaterial Subsidiary” means a Subsidiary of the Parent for which (a) the assets of such Subsidiary constitute less than or equal to 1% of the total assets of the Parent and its Subsidiaries on a consolidated basis and collectively with all Immaterial Subsidiaries, less than or equal to 5% of the total assets of the Parent and its Subsidiaries on a consolidated basis, and (b) the revenues of such Subsidiary account for less than or equal to 1% of the total revenues of the Parent and its Subsidiaries on a consolidated basis and collectively with all Immaterial Subsidiaries, less than or equal to 5% of the total revenues of the Parent and its Subsidiaries on a consolidated basis. In no event shall Holdings or the Lead Borrower be deemed an “Immaterial Subsidiary.”

“Indebtedness” of any Person means, without duplication:

(a) All obligations of such Person for borrowed money (including any obligations which are without recourse to the credit of such Person);

(b) All obligations of such Person evidenced by bonds, debentures, notes or similar instruments;

(c) All obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person;

(d) All obligations of such Person in respect of the deferred purchase price of property or services (excluding accrued expenses and accounts payable incurred in the ordinary course of business);

(e) All Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed or is limited in recourse;

(f) All Guarantees by such Person of Indebtedness of others;

(g) All Capital Lease Obligations of such Person;

(h) All obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty;

(i) All obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances;

(j) The Agreement Value of all Hedge Agreements;

(k) The principal and interest portions of all rental obligations of such Person under any Synthetic Lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP;

(l) Indebtedness consisting of Earn-Out Obligations in connection with Permitted Acquisitions but only to the extent that the contingent consideration relating thereto is not paid within thirty (30) days after the amount due is finally determined; and

(m) All mandatory obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Capital Stock of such Person (including, without limitation, Disqualified Capital Stock);

Indebtedness shall not include (A) any sale-leaseback transactions to the extent the lease or sublease thereunder is not required to be recorded under GAAP as a Capital Lease Obligation, (B) any obligations relating to overdraft protection and netting services, (C) any preferred stock required to be included as Indebtedness in accordance with GAAP, or (D) items that would appear as a liability on a balance sheet prepared in accordance with GAAP as a result of the application of EITF 97-10, “The Effects of Lessee Involvement in Asset Construction” or any similar accounting standard.

The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitee” has the meaning provided in SECTION 9.03(b).

“Information” has the meaning provided in SECTION 9.15.

“Informational Website” has the meaning provided in SECTION 5.01(m).

“Instruments” has the meaning assigned to such term in the Security Agreement.

“Intellectual Property” means all present and future: trade secrets, know-how and other proprietary information; trademarks, Internet domain names, service marks, trade dress, trade names, business names, designs, logos, slogans (and all translations, adaptations, derivations and combinations of the foregoing), indicia and other source and/or business identifiers, all of the goodwill related thereto, and all registrations and applications for registrations thereof; works of authorship and other copyrighted works (including copyrights for computer programs), and all registrations and applications for registrations thereof; inventions (whether or not patentable) and all improvements thereto; patents and patent applications, together with all continuances, continuations, continuations-in-part, divisions, revisions, extensions, reissuances, and reexaminations thereof; industrial design applications and registered industrial designs; books, records, writings, computer tapes or disks, flow diagrams, specification sheets, computer software, source codes, object codes, executable code, data, databases and other physical manifestations, embodiments or incorporations of any of the foregoing; all other intellectual property and intellectual property rights; all rights to sue and recover at law or in equity for any past, present or future infringement, dilution or misappropriation, or other violation thereof; and all common law and other rights throughout the world in and to all of the foregoing.

“Intellectual Property Security Agreement” means the Intellectual Property Security Agreement dated as of the Closing Date among the Loan Parties and the Collateral Agent for its own benefit and for the benefit of the other Secured Parties, granting a Lien in the Intellectual Property of the Loan Parties, as amended, restated, supplemented or otherwise modified and in effect from time to time.

“Intercreditor Agreement” means that certain Intercreditor Agreement dated as of the Closing Date by and among the Agents, JPMorgan Chase Bank, N.A., as successor administrative agent and collateral agent to Bear Stearns Corporate Lending Inc. under the Term Loan Financing Facility, and the Loan Parties, as amended pursuant to that certain letter agreement dated February 24, 2011 among the Agents, the Term Loan Administrative Agent and the Term Loan Collateral Agent, in each case, as attached hereto as Exhibit L and as further amended, restated, supplemented or otherwise modified and in effect from time to time.

“Interest Payment Date” means (a) with respect to any Prime Rate Loan (including a Swingline Loan), the last day of each Fiscal Quarter and (b) with respect to any LIBOR Rate Loan, on the last day of the Interest Period applicable to the Borrowing of which such LIBOR Rate Loan is a part, and, in addition, if such LIBOR Rate Loan has an Interest Period of greater than ninety (90) days, on the last day of every third month of such Interest Period.

“Interest Period” means, with respect to any LIBOR Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one (1), two (2), three (3), or six (6) months, and, if available to all Lenders, seven (7) or fourteen (14) days or nine (9) or twelve (12) months thereafter as the Lead Borrower may elect by notice to the Administrative Agent in accordance with the provisions of this Agreement; provided, however, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period of one month or more that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month during which such Interest Period ends) shall end on the last Business Day of the calendar month of such Interest Period, and (c) no Interest Period shall extend beyond the Maturity Date. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Inventory” has the meaning assigned to such term in the Security Agreement.

“Inventory Advance Rate” means (a) during the period from September 1 through December 15 of each calendar year, 92.5%, and (b) at all other times during such calendar year, 90%.

“Inventory Reserves” means such reserves as may be established from time to time by the Administrative Agent, in its reasonable commercial discretion exercised in good faith and not inconsistent with past practice, with respect to changes in the determination of the saleability, at retail, of the Eligible Inventory or which reflect such other factors as negatively affect the market value of the Eligible Inventory.

“Investment” means with respect to any Person, any direct or indirect acquisition or investment by such Person, whether by means of:

(a) Any Capital Stock of another Person, evidence of Indebtedness or other security of another Person, including any option, warrant or right to acquire the same;

(b) Any loan, advance, contribution to capital, extension of credit (except for current trade and customer accounts receivable for inventory sold or services rendered in the ordinary course of business) to, or guaranty of Indebtedness of, another Person; and

(c) Any Acquisition;

in all cases whether now existing or hereafter made. For purposes of calculation, the amount of any Investment outstanding at any time shall be the aggregate cash Investment less all cash returns, cash dividends and cash distributions (or the fair market value of any non-cash returns, dividends and distributions) received by such Person.

“ISDA Master Agreement” means the form entitled “2002 ISDA Master Agreement” or such other replacement form then currently published by the International Swap and Derivatives Association, Inc., or any successor thereto.

“Issuing Bank” means, individually and collectively, each of Bank of America, PNC Bank, National Association, JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association and each other Lender reasonably acceptable to both the Administrative Agent and the Lead Borrower that has entered into a letter of credit issuer agreement, in form and substance reasonably satisfactory to the Administrative Agent and the Lead Borrower, as an issuer of Letters of Credit hereunder. Any Issuing Bank may, in its reasonable discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“Joinder Agreement” means an agreement, in substantially the form attached hereto as Exhibit F, pursuant to which, among other things, a Person becomes a party to, and bound by the terms of, this Agreement and/or the other Loan Documents in the same capacity and to the same extent as either a Borrower or a Facility Guarantor, as the Administrative Agent may determine.

“Landlord Lien State” means any state in which a landlord’s claim for rent has priority by operation of Applicable Law over the lien of the Collateral Agent in any of the Collateral.

“Latest Maturity Date” means, at any date of determination, the latest maturity or expiration date applicable to any Commitment hereunder at such time, including the latest maturity or expiration date of any Extended Commitment as extended in accordance with this Agreement from time to time.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“Lead Borrower” has the meaning set forth in the Preamble to this Agreement.

“Lease” means any agreement pursuant to which a Loan Party is entitled to the use or occupancy of any space in a structure, land, improvements or premises for any period of time.

“Lenders” means the Lenders having Commitments from time to time or at any time, and each assignee that becomes a party to this Agreement as set forth in SECTION 9.04(b), each

Additional Commitment Lender that becomes a party to this Agreement as set forth in SECTION 2.02, and each New Revolving Commitment Lender that becomes a party to this Agreement as set forth in SECTION 2.27(c).

“Letter of Credit” means (a) each Existing Letter of Credit, and (b) a letter of credit that is (i) issued by an Issuing Bank pursuant to this Agreement for the account of a Borrower, (ii) a Standby Letter of Credit or Commercial Letter of Credit, issued in connection with the purchase of Inventory by a Borrower and for other purposes for which such Borrower has historically obtained letters of credit, or for any other purpose that is reasonably acceptable to the Administrative Agent (and for which such Issuing Bank is not otherwise prohibited from issuing such letter of credit due to the internal general policies of such Issuing Bank), and (iii) in form reasonably satisfactory to such Issuing Bank.

“Letter of Credit Disbursement” means a payment made by any Issuing Bank to the beneficiary of, and pursuant to, a Letter of Credit.

“Letter of Credit Fees” means the fees payable in respect of Letters of Credit pursuant to SECTION 2.19(c).

“Letter of Credit Outstandings” means, at any time, the sum of (a) the Stated Amount of all Letters of Credit outstanding at such time, plus, without duplication, (b) all amounts theretofore drawn or paid under Letters of Credit for which the applicable Issuing Bank has not then been reimbursed.

“Letter-of-Credit Rights” has the meaning assigned to such term in the Security Agreement.

“Letter of Credit Sublimit” means, at any time, $300,000,000, as such amount may be increased or reduced in accordance with the provisions of this Agreement.

“LIBOR Borrowing” means a Borrowing comprised of LIBOR Rate Loans.

“LIBOR Rate” means for any Interest Period with respect to a LIBOR Rate Loan, the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the “LIBOR Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the LIBOR Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

“LIBOR Rate Loan” means any Revolving Credit Loan bearing interest at a rate determined by reference to the Adjusted LIBOR Rate in accordance with the provisions of Article II.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien (statutory or otherwise), pledge, hypothecation, encumbrance, collateral assignment, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Liquidation” means the exercise by the Agents of those rights and remedies accorded to the Agents under the Loan Documents and Applicable Law as a creditor of the Loan Parties, including (after the occurrence and during the continuation of an Event of Default) the conduct by the Borrowers, acting with the consent of the Administrative Agent, of any public, private or “Going-Out-Of-Business Sale” or other disposition of Collateral for the purpose of liquidating the Collateral. Derivations of the word “Liquidation” (such as “Liquidate”) are used with like meaning in this Agreement.

“Loan Account” has the meaning provided in SECTION 2.20.

“Loan Cap” means, at any time of determination, the lesser of (a) the Total Commitments or (b) the Borrowing Base.

“Loan Documents” means this Agreement, the Notes, the Letters of Credit, the Fee Letter, all Borrowing Base Certificates, the Blocked Account Agreements, the Credit Card Notifications, the Security Documents, the Facility Guarantees, the Intercreditor Agreement, the Confirmation of Ancillary Documents, and any other instrument or agreement now or hereafter executed and delivered in connection herewith (excluding agreements entered into in connection with any transaction arising out of any Bank Products or Cash Management Services), each as amended and in effect from time to time.

“Loan Party” or “Loan Parties” means the Borrowers and the Facility Guarantors.

“Margin Stock” has the meaning assigned to such term in Regulation U.

“Material Adverse Effect” means any event, facts, or circumstances, which has a material adverse effect on (i) the business, assets, or financial condition of the Loan Parties taken as a whole or (ii) the validity or enforceability of this Agreement or the other Loan Documents, taken as a whole, or the rights or remedies of the Secured Parties hereunder or thereunder, taken as a whole.

“Material Indebtedness” means Indebtedness (other than the Obligations) of the Loan Parties, individually or in the aggregate, having an aggregate principal amount exceeding $50,000,000.

“Maturity Date” means September 2, 2016.

“Maximum Rate” has the meaning provided in SECTION 9.13.

“Minority Lenders” has the meaning provided in SECTION 9.02(c).

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgages” means the mortgages and deeds of trust and any other security documents granting a Lien on Real Estate between the Loan Party owning the Real Estate encumbered thereby and the Collateral Agent for its own benefit and the benefit of the other Secured Parties.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Proceeds” means, with respect to any event, (a) the cash proceeds received in respect of such event, including (i) any cash received in respect of any non-cash proceeds or amounts escrowed pursuant to clause (iv) of this definition, but only as and when received, (ii) in the case of a casualty, insurance proceeds, and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, in each case net of (b) the sum of (i) Excluded Net Proceeds, (ii) all fees and out-of-pocket fees and expenses (including appraisals, and brokerage, legal, title and recording or transfer tax expenses, underwriting discounts and commissions) paid by any Loan Party or a Subsidiary to third parties in connection with such event, (iii) in the case of a sale or other disposition of an asset (including pursuant to a casualty or condemnation), the amount of all payments required to be made by any Loan Party or any of their respective Subsidiaries as a result of such event to repay (or to establish an escrow for the repayment of) any Indebtedness (other than the Obligations) secured by a Permitted Encumbrance that is senior to the Lien of the Collateral Agent, (iv) capital gains or other income taxes paid or payable as a result of any such sale or disposition (after taking into account any available tax credits or deductions), provided that the Administrative Agent may, in its discretion, establish an Availability Reserve in the amount of any taxes so deducted in calculating Net Proceeds, and (v) any funded escrow established pursuant to the documents evidencing any such sale or disposition to secure any indemnification obligations or adjustments to the purchase price associated with any such sale or disposition.

“New Extended Commitments” has the meaning provided in SECTION 2.27(c).

“New Revolving Commitment Lenders” has the meaning provided in SECTION 2.27(c).

“Non-Core Business Segment” means any business segment or separate department of the Loan Parties which contributed less than 5% of the Consolidated EBITDA of the Loan Parties as of the Fiscal Year immediately prior to the date of such calculation. As of the Effective Date, “business segments” shall mean the businesses set forth on Schedule 1.1(b).

“Noncompliance Notice” has the meaning provided in SECTION 2.06(b).

“Notes” means, collectively, (i) Revolving Credit Notes and (ii) the Swingline Note, each as may be amended, supplemented or modified from time to time.

“Obligations” means (a) (i) the principal of, and interest (including all interest that accrues after the commencement of any case or proceeding by or against any Borrower or Facility Guarantor under the Bankruptcy Code or any state or federal bankruptcy, insolvency, receivership or similar law, whether or not allowed in such case or proceeding) on the Revolving Credit Loans and Facility Guarantees, (ii) other amounts owing by the Loan Parties under this Agreement or any other Loan Document in respect of any Letter of Credit, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral and (iii) all other monetary obligations, including fees, costs, expenses and indemnities (including all fees, costs, expenses and indemnities that accrue after the commencement of any case or proceeding by or against any Borrower or Facility Guarantor under the Bankruptcy Code or any state or federal bankruptcy, insolvency, receivership or similar law, whether or not allowed in such case or proceeding), whether primary, secondary, direct, contingent, fixed or otherwise, of the Loan Parties to the Secured Parties under this Agreement and the other Loan Documents, (b) the due and punctual payment and performance of all the covenants, agreements, obligations and liabilities of each Loan Party under or pursuant to this Agreement and the other Loan Documents, and (c) the Other Liabilities.

“Other Borrower” means each Person who shall from time to time enter into a Joinder Agreement as a “Borrower” hereunder.

“Other Liabilities” means outstanding liabilities with respect to or arising from (a) any Cash Management Services furnished to any of the Loan Parties and/or (b) any Bank Product entered into with any of the Loan Parties, as each may be amended from time to time.

“Other Taxes” means any and all current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

“Overadvance” means a Revolving Credit Loan, advance, or providing of credit support (such as the issuance of a Letter of Credit) to the Borrowers to the extent that, immediately after the making of such loan or advance or the providing of such credit support, Availability is less than zero.

“Parent” means Burlington Coat Factory Holdings, Inc.

“Participant” has the meaning provided in SECTION 9.04(e).

“Participation Register” has the meaning provided in SECTION 9.04(e).

“Payment Conditions” means, at the time of determination with respect to a specified transaction or payment, that (a) no Specified Default then exists or would arise as a result of the entering into such transaction or the making of such payment, (b) both before and after giving effect to such transaction or payment, the Pro Forma Availability Condition has been satisfied and (c) the Consolidated Fixed Charge Coverage Ratio, calculated on a Pro Forma Basis for the trailing twelve months after giving effect to such transaction or payment, will be equal to or greater than 1.0:1.0. Prior to undertaking any transaction or payment which is subject to the Payment Conditions, the Loan Parties shall deliver to the Administrative Agent evidence of satisfaction of the conditions contained in clauses (b) and (c) above on a basis reasonably satisfactory to the Administrative Agent.

“Payment Intangibles” has the meaning assigned to such term in the Security Agreement.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Acquisition” means an Acquisition in which each of the following conditions are satisfied:

(a) No Default or Event of Default then exists or would arise from the consummation of such Acquisition;

(b) If any of the proceeds of Credit Extensions are utilized to consummate the Acquisition (and, in the case of clause (ii), the Acquisition is of Capital Stock), then (i) such Acquisition shall have been approved by the Board of Directors of the Person (or similar governing body if such Person is not a corporation) which is the subject of such Acquisition and such Person shall not have announced that it will oppose such Acquisition or shall not have commenced any action which alleges that such Acquisition will violate Applicable Law, and (ii) the legal structure of the Acquisition shall be acceptable to the Administrative Agent in its reasonable discretion;

(c) If the Acquisition is an Acquisition of Capital Stock, (i) a Loan Party shall acquire and own, directly or indirectly, a majority of the Capital Stock in the Person being acquired and (ii) shall Control a majority of any voting interests or otherwise Control the governance of the Person being acquired;

(d) Any material assets acquired shall be utilized in, and if the Acquisition involves a merger, consolidation or stock acquisition, the Person which is the subject of such Acquisition shall be engaged in, a business otherwise permitted to be engaged in by a Loan Party under this Agreement; and

(e) The Borrowers shall have satisfied the Payment Conditions.

“Permitted Disposition” means any of the following:

(a) licenses of Intellectual Property of a Loan Party or any of its Subsidiaries entered into in the ordinary course of business;

(b) licenses for the conduct of licensed departments within the Loan Parties’ Stores in the ordinary course of business;

(c) as long as no Specified Default hereof then exists or would arise therefrom, bulk sales or other dispositions of the Borrowers’ Inventory not in the ordinary course of business in connection with Store closings, at arm’s length, provided that (i) such Store closures and related Inventory dispositions shall not exceed, in any Fiscal Year of the Parent and its Subsidiaries, 15% of the number of the Loan Parties’ Stores as of the beginning of such Fiscal Year (net of Store relocations (A) occurring substantially contemporaneously with the related Store closure date or (B) wherein a binding lease has been entered into on or prior to the related Store closure date) as set forth in the Compliance Certificate delivered pursuant to SECTION 5.01(d), and (ii) as of any date after the Effective Date, the aggregate number of such Store closures since the Effective Date shall not exceed, when taken together with (but without duplication of) any Stores disposed of or leased pursuant to clauses (g) and (o)(i) of this definition, 30% of the greater of (x) the number of the Loan Parties’ Stores in existence as of the Effective Date or (y) the number of the Loan Parties’ Stores as of the first day of any Fiscal Year beginning after the Effective Date (net of Store relocations (i) occurring substantially contemporaneously with the related Store closure date or (ii) wherein a binding lease has been entered into on or prior to the related Store closure date) as set forth in the Compliance Certificate delivered pursuant to SECTION 5.01(D), provided that all sales of Inventory in connection with Store closings in a transaction or series of related transactions which in the aggregate involve Inventory having a value greater than $20,000,000 at Cost shall be in accordance with either (i) liquidation agreements and with professional liquidators reasonably acceptable to the Agents, or (ii) sale agreements with third party operators, the terms of which are reasonably acceptable to the Agents; provided further that all Net Proceeds received in connection therewith are applied to the Obligations, if then required in accordance with SECTION 2.17 or SECTION 2.18 hereof;

(d) without duplication of the provisions of clause (c) of this definition, terminations of Leases in the ordinary course of business;

(e) dispositions of assets (other than Real Estate and other than assets included in the Borrowing Base), including abandonment of or failure to maintain Intellectual Property, in the ordinary course of business that are worn, damaged, obsolete, uneconomical or, in the judgment of a Loan Party, no longer used or useful or necessary in, or material to, its business or that of any Subsidiary;

(f) sales, transfers and dispositions among the Loan Parties, so long as the Collateral Agent has a perfected first priority lien on the property so sold, transferred to disposed of (subject only to Permitted Encumbrances having priority pursuant to Applicable Law) after giving effect to such exchange, transfer or swap;

(g) sales and transfers (including sale-leaseback transactions) of Real Estate of any Loan Party (i) to the extent permitted by the Term Loan Agreement, (ii) if the Term Loan Financing Facility has been repaid in full, as long as (A) no Specified Default then exists or would arise therefrom, and (B) such sale or transfer is made for fair market value and the consideration received for such sale or transfer is at least 85% cash, provided that in the case of any sale-leaseback transaction permitted under this clause (g), if reasonably requested by the Collateral Agent, the Collateral Agent shall have received from such each purchaser or transferee a Collateral Access Agreement reasonably satisfactory to the Collateral Agent, and (iii) involving pending real estate dispositions listed on Schedule 1.1(c), as long as (A) such sale or transfer is made for fair market value and (B) the consideration received for such sale or transfer is at least 85% cash;

provided that the aggregate amount of all Stores disposed of pursuant to this clause (g), when taken together with (but without duplication of) any Stores closed or leased pursuant to clauses (c) and (o)(i) of this definition shall not exceed 30% of the greater of (x) the number of the Loan Parties’ Stores in existence as of the Effective Date or (y) the number of the Loan Parties’ Stores as of the first day of any Fiscal Year beginning after the Effective Date (net of Store relocations (i) occurring substantially contemporaneously with the related Store closure date, or (ii) wherein a binding lease has been entered into on or prior to the related Store closure date) as set forth in the Compliance Certificate delivered pursuant to SECTION 5.01(d);

(h) sales, discounting or forgiveness of Accounts in the ordinary course of business or in connection with the collection or compromise thereof;

(i) leases, subleases, licenses and sublicenses of real or personal property (other than Intellectual Property) entered into by Loan Parties and their Subsidiaries in the ordinary course of business at arm’s length and on market terms;

(j) sales of non-core assets acquired in connection with Permitted Acquisitions and sales of Real Estate acquired in a Permitted Acquisition which, within thirty (30) days of the date of acquisition, are designated in writing to the Administrative Agent as being held for sale and not for the continued operation of a Store;

(k) as long as no Event of Default would arise therefrom, sales or other dispositions of Permitted Investments described in clauses (a) through and including (e) of the definition thereof;

(l) any disposition of Real Estate to a Governmental Authority as a result of a condemnation of such Real Estate;

(m) the making of Permitted Investments and payments permitted under SECTION 6.06;

(n) sales, transfers and dispositions as set forth on Schedule 6.05;

(o)(i) leasing of Real Estate (other than any subleases described in subclause (ii) of this clause (o)) no longer used or useful in the business of the Loan Parties to the extent not otherwise prohibited hereunder; provided that the aggregate amount of all Stores leased pursuant to this clause (o)(i), when taken together with (but without duplication of) any Stores closed or disposed of pursuant to clauses (c) and (g) of this definition, shall not exceed 30% of the greater of (x) the number of the Loan Parties’ Stores in existence as of the Effective Date or (y) the number of the Loan Parties’ Stores as of the first day of any Fiscal Year beginning after the Effective Date (net of Store relocations (i) occurring substantially contemporaneously with the related Store closure date, or (ii) wherein a binding lease has been entered into on or prior to the related Store closure date) as set forth in the Compliance Certificate delivered pursuant to SECTION 5.01(D) and (ii) subleasing of partial interests in Real Estate (a portion of which shall continue to be used in the business of the Borrowers or any of their Subsidiaries) in the ordinary course of business and which does not materially interfere with the business of the Borrowers and their Subsidiaries;

(p) forgiveness of Permitted Investments described in clauses (g)(ii) and (k) of the definition thereof as long as such Investment does not constitute proceeds of Collateral previously included in the Borrowing Base;

(q) as long as no Event of Default exists or would arise as a result of the transaction, sales of a Subsidiary or any business segment which is a Non-Core Business Segment, or any portion thereof for fair market value and so long as the consideration received for such sale or transfer is at least 85% cash, provided that, such sale shall be in an amount at least equal to the greater of the amounts advanced or available to be advanced against the assets included in the sale under the Borrowing Base, and further provided that all Net Proceeds, if any, received in connection with any such sales are applied to the Obligations if then required in accordance with SECTION 2.17 or SECTION 2.18 hereof;

(r) exchanges or swaps, including, but not limited to, transactions covered by Section 1031 of the Code, of Leases and other Real Estate of the Loan Parties, so long as such exchange or swap is made for fair market value and on an arm’s length basis, provided that upon the completion of any such exchange or swap (x) the Collateral Agent has a perfected Lien having the same priority as any Lien held on the Leases or Real Estate so exchanged or swapped and (y) all Net Proceeds, if any, received in connection with any such exchange or swap are applied to the Obligations if then required in accordance with SECTIONS 2.17 or 2.18 hereof; and

(s) other dispositions of assets (other than Real Estate and assets included in the Borrowing Base) in an aggregate amount for all Loan Parties not to exceed $10,000,000 in any Fiscal Year, as long as (A) no Event of Default then exists or would arise therefrom, and (B) such sale or transfer is made for fair market value and the consideration received for such sale or transfer is at least 85% cash, provided that, all Net Proceeds, if any, received in connection with any such sales are applied to the Obligations if then required in accordance with SECTION 2.17 or SECTION 2.18 hereof.

“Permitted Encumbrances” means:

(a) Liens imposed by law for Taxes that are not required to be paid pursuant to SECTION 5.05;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlord’s and other like Liens imposed by Applicable Law, (i) arising in the ordinary course of business and securing obligations that are not overdue by more than thirty (30) days, (ii) (A) that are being contested in good faith by appropriate proceedings, (B) as to which the applicable Loan Party or Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (C) such contest effectively suspends collection of the contested obligation and enforcement of any Lien securing such obligation, or (iii) the existence of which would not reasonably be expected to result in a Material Adverse Effect;

(c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d) deposits to secure or relating to the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds (and Liens arising in accordance with Applicable Law in connection therewith), and other obligations of a like nature, in each case in the ordinary course of business;

(e) judgment Liens in respect of judgments that do not constitute an Event of Default under SECTION 7.01(K);

(f) easements, covenants, conditions, restrictions, building code laws, zoning restrictions, other land use laws, rights-of-way ,development, site plan or similar agreements and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property when used in a manner consistent with current usage or materially interfere with the ordinary conduct of business of a Loan Party as currently conducted and such other minor title defects, or survey matters that are disclosed by current surveys, but that, in each case, do not interfere with the current use of the property in any material respect;

(g) any Lien on any property or asset of any Loan Party set forth on Schedule 6.02, provided that, if such Lien secures Indebtedness, such Lien shall secure only the Indebtedness listed on Schedule 6.01 as of the Effective Date (and extensions, renewals and replacements thereof permitted under SECTION 6.01);

(h) Liens on fixed or capital assets acquired by any Loan Party to secure Indebtedness permitted under clause (e) of the definition of Permitted Indebtedness so long as (i) such Liens and the Indebtedness secured thereby are incurred prior to or within one hundred and eighty (180) days after such acquisition or the completion of the construction or improvement thereof (other than refinancings thereof permitted hereunder), (ii) the Indebtedness secured thereby does not exceed 100% of the cost of acquisition or improvement of such fixed or capital assets, and (iii) such Liens shall not extend to any other property or assets of the Loan Parties;

(i) Liens in favor of the Collateral Agent, for its own benefit and the benefit of the other Secured Parties;

(j) landlords’ and lessors’ Liens in respect of rent not in default for more than sixty (60) days or the existence of which, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect;

(k) possessory Liens in favor of brokers and dealers arising in connection with the acquisition or disposition of Investments owned as of the date hereof and other Permitted Investments, provided that such Liens (a) attach only to such Investments or other Investments held by such broker or dealer and (b) secure only obligations incurred in the ordinary course and arising in connection with the acquisition or disposition of such Investments and not any obligation in connection with margin financing;

(l) Liens arising solely by virtue of any statutory or common law provisions relating to banker’s liens, liens in favor of securities intermediaries, rights of setoff or similar rights and remedies as to deposit accounts or securities accounts or other funds maintained with depository institutions or securities intermediaries;

(m) Liens on Real Estate to secure obligations under Permitted Real Estate Financings;

(n) Liens attaching solely to cash earnest money deposits in connection with any letter of intent or purchase agreement in connection with a Permitted Acquisition;

(o) Liens arising from precautionary UCC filings regarding “true” operating leases or the consignment of goods to a Loan Party;

(p) voluntary Liens on Fixed Assets in existence at the time such Fixed Assets are acquired pursuant to a Permitted Acquisition or on Fixed Assets of a Subsidiary of a Borrower in existence at the time such Subsidiary is acquired pursuant to a Permitted Acquisition; provided that such Liens are not incurred in connection with or in anticipation of such Permitted Acquisition and do not attach to any other assets of any Loan Party or any of its Subsidiaries;

(q) Liens in favor of customs and revenues authorities imposed by Applicable Law arising in the ordinary course of business in connection with the importation of goods and securing obligations (i) that are not overdue by more than thirty (30) days, (ii)(A) that are being contested in good faith by appropriate proceedings, (B) as to which the applicable Loan Party or Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (C) such contest effectively suspends collection of the contested obligation and enforcement of any Lien securing such obligation, or (iii) the existence of which would not reasonably be expected to result in a Material Adverse Effect;

(r) Liens granted by the Loan Parties to the lenders under the Term Loan Financing Facility and any refinancings thereof permitted hereunder;

(s) any interest or title of a licensor, sublicensor, lessor or sublessor under any license or operating or true lease agreement;

(t) leases or subleases granted to third Persons in the ordinary course of business;

(u) licenses or sublicenses of Intellectual Property granted in the ordinary course of business;

(v) the replacement, extension or renewal of any Permitted Encumbrance; provided that such Lien shall at no time be extended to cover any assets or property other than such assets or property subject thereto on the Effective Date or the date such Lien was incurred, as applicable;

(w) Liens on insurance proceeds incurred in the ordinary course of business in connection with the financing of insurance premiums;

(x) Liens on securities which are the subject of repurchase agreements incurred in the ordinary course of business;

(y) Liens arising by operation of law under Article 4 of the UCC in connection with collection of items provided for therein;

(z) Liens arising by operation of law under Article 2 of the UCC in favor of a reclaiming seller of goods or buyer of goods;

(aa) Liens on deposit accounts or securities accounts in connection with overdraft protection and netting services;

(bb) security given to a public or private utility or any Governmental Authority as required in the ordinary course of business;

(cc) Liens in the nature of the right of setoff in favor of counterparties to contractual agreements with the Loan Parties in the ordinary course of business;

(dd) other Liens not securing Indebtedness in an amount not to exceed $10,000,000 in the aggregate at any time outstanding; and

(ee) Liens on Collateral securing Qualifying Secured Debt;

provided, however, that, except as provided in any one or more of clauses (a) through (ee) above, the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness for borrowed money. The designation of a Lien as a Permitted Encumbrance shall not limit or restrict the ability of the Agents to establish any Reserve relating thereto.

“Permitted Indebtedness” means each of the following:

(a) Indebtedness created under the Loan Documents;

(b) Indebtedness set forth on Schedule 6.01;

(c) Indebtedness of any Loan Party to any other Loan Party;

(d) Guarantees by any Loan Party of Indebtedness or other obligations arising in the ordinary course of business of any other Loan Party to the extent such Indebtedness or other obligations are permitted hereunder;

(e) Purchase money Indebtedness of any Loan Party to finance the acquisition or improvement of any fixed or capital assets (including Real Estate), including Capital Lease Obligations (including therein any Indebtedness incurred in connection with sale-leaseback transactions permitted under clause (k) of this definition), and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, provided that the aggregate principal amount of Indebtedness permitted by this clause (e) outstanding at any time when aggregated with the amount of Permitted Refinancings in respect thereof pursuant to clause (y) below, shall not exceed the greater of $75,000,000 or three percent (3%) of the book value of the Consolidated tangible assets of the Loan Parties determined in accordance with GAAP;

(f) Indebtedness under Hedge Agreements, other than for speculative purposes, entered into in the ordinary course of business;

(g) Contingent liabilities under surety bonds, customs and appeal bonds, governmental contracts and leases or similar instruments incurred in the ordinary course of business;

(h) Indebtedness under the Senior Notes, provided that in no event shall the principal amount of such Indebtedness increase in excess of $500,000,000 (other than pursuant to clause (v) of this definition);

(i) Indebtedness under the Term Loan Financing Facility, provided that in no event shall the principal amount of such Indebtedness exceed $1,150,000,000 at any time outstanding;

(j) Indebtedness with respect to the deferred purchase price for any Permitted Acquisition, provided that such Indebtedness does not require the payment in cash of principal (other than in respect of working capital adjustments) prior to the Maturity Date, has a maturity which extends beyond the Maturity Date, and is subordinated to the Obligations on terms reasonably acceptable to the Administrative Agent;

(k) Indebtedness incurred in connection with sale-leaseback transactions permitted hereunder;

(l) Subordinated Indebtedness in an amount not to exceed $350,000,000 in the aggregate, provided that the proceeds of such Subordinated Indebtedness are used (i) to pay the acquisition consideration, closing and other transaction costs in connection with a Permitted Acquisition, (ii) to prepay the Term Loan Financing Facility, any Qualifying Secured Debt or any Qualifying Unsecured Debt, or (iii) to permanently reduce, retire or refinance (to the extent permitted under clause (w) of this definition) the Senior Notes, and further provided that, in each case, such Subordinated Indebtedness (A) shall not have a maturity date or be subject to amortization, mandatory repurchase or redemption (except pursuant to customary asset sale and change of control provisions requiring such redemption or repurchase if and only to the extent permitted hereunder) prior to the date that is six months after the Maturity Date, and (B) shall not be exchangeable or convertible into Disqualified Capital Stock or any other Indebtedness (other than any Indebtedness that is otherwise permitted to be incurred under this Agreement at the time of such exchange or conversion);

(m) Indebtedness incurred in the ordinary course of business in connection with the financing of insurance premiums;

(n) Indebtedness of any Loan Party acquired pursuant to a Permitted Acquisition (or Indebtedness assumed at the time and as a result of a Permitted Acquisition); provided that in each case such Indebtedness was not incurred in connection with, or in anticipation or contemplation of, such Permitted Acquisition;

(o) Indebtedness relating to surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(p) Unsecured Indebtedness owed to the Sponsor, Sponsor Related Parties, and/or other stockholders of the Parent and their respective Affiliates, provided that such Indebtedness does not require the payment in cash of principal or interest at a rate in excess of 10% per annum prior to the Maturity Date, has a maturity which extends beyond the Maturity Date, and is subordinated to the Obligations on terms reasonably acceptable to the Administrative Agent;

(q) Indebtedness constituting the obligation to make customary purchase price adjustments for working capital and indemnities in connection with Permitted Acquisitions;

(r) Guarantees and letters of credit and surety bonds (other than Guarantees of, or letters of credit and surety bonds related to, Indebtedness) issued in connection with Permitted Acquisitions and Permitted Dispositions;

(s) without duplication of any other Indebtedness, non-cash accruals of interest, accretion or amortization of original issue discount and payment-in-kind interest with respect to Indebtedness permitted hereunder;

(t) Indebtedness due to any landlord in connection with the financing by such landlord of leasehold improvements;

(u) Unsecured Indebtedness of Holdings in an amount not to exceed $100,000,000 in the aggregate (except as increased pursuant to clause (v) of this definition), provided that such Indebtedness (i) shall not have a maturity date or be subject to amortization, mandatory repurchase or redemption (except pursuant to customary asset sale and change of control provisions requiring such redemption or repurchase if and only to the extent permitted hereunder) prior to the date that is six months after the Maturity Date, and (ii) shall not be exchangeable or convertible into Disqualified Capital Stock or any other Indebtedness (other than any Indebtedness that is otherwise permitted to be incurred under this Agreement at the time of such exchange or conversion);

(v) except as set forth in clauses (h) and (u) hereof, without duplication of, or accumulation with, other categories of Indebtedness permitted hereunder, other unsecured Indebtedness (other than Subordinated Indebtedness) in an aggregate principal amount not exceeding $150,000,000 at any time outstanding;

(w) Indebtedness under Permitted Real Estate Financings;

(x) Qualifying Unsecured Debt or Qualifying Secured Debt of any Loan Party that is either:

(i) Qualifying Secured Debt that is issued solely for cash consideration and the net proceeds of which are applied to the prepayment (in whole or in part) of the Term Obligations;

(ii) Qualifying Secured Debt so long as (w) no Default or Event of Default has occurred and is continuing, (x) on a Pro Forma Basis, the Loan Parties are in compliance with SECTION 6.10 hereof, (y) on a Pro Forma Basis, the Consolidated Secured Leverage Ratio as of the last day of the most recent Fiscal Quarter for which financial statements have been or are required to have been delivered hereunder is less than or equal to 3.25 to 1.0 and (z) the aggregate principal amount of such Qualifying Secured Debt, when aggregated with the aggregate principal amount of all Incremental Term Loans (as defined in the Term Loan Agreement), would not exceed the Maximum Incremental Amount (as defined in the Term Loan Agreement); and

(iii) in the case of Qualifying Unsecured Debt, on a Pro Forma Basis (x) the Loan Parties are in compliance with SECTION 6.10 hereof and (y) the Consolidated Interest Coverage Ratio is at least 2.0 to 1.0 for the most recent four Fiscal Quarter period; and

(y) extensions, renewals and replacements of any such Indebtedness described in clauses (b), (c), (d), (e), (f), (h), (i) (j), (k), (l), (m), (n), (p), (s), (t), (u), (v), (w), and (x) above and this clause (y) provided that such Indebtedness constitutes a Permitted Refinancing.

“Permitted Investments” means each of the following:

(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America) or any state or state agency thereof, in each case maturing within one (1) year from the date of acquisition thereof;

(b) Investments in commercial paper maturing within one (1) year from the date of acquisition thereof and having, at the date of acquisition, the highest or next highest credit rating obtainable from S&P or from Moody’s;

(c) Investments in certificates of deposit, banker’s acceptances and time deposits maturing within one (1) year from the date of acquisition thereof which are issued or guaranteed by, or placed with, and demand deposit and money market deposit accounts issued or offered by, any Lender or any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000;

(d) master demand notes and fully collateralized repurchase agreements with a term of not more than thirty (30) days for securities described in clause (a) above (without regard to the limitation on maturity contained in such clause) and entered into with a financial institution satisfying the criteria described in clause (c) above or with any primary dealer;

(e) shares of any money market or mutual fund that has substantially all of its assets invested in the types of investments referred to in clauses (a) through (d), above;

(f) Investments existing on the Effective Date and set forth on Schedule 6.04;

(g) capital contributions, loans or other Investments made by (i) any Loan Party to any other Loan Party or (ii) as long as no Specified Default then exists or would arise therefrom, any Loan Party to any Subsidiary or Affiliate of any Loan Party (other than to the Sponsors, Sponsor Related Parties or any other stockholder of the Parent) in an aggregate amount not to exceed $50,000,000 at any time outstanding, provided that the aggregate amount of all Investments of the type described in this clause (g)(ii) and clause (s) of this definition may not exceed $50,000,000 in the aggregate outstanding at any time;

(h) Guarantees constituting Permitted Indebtedness;

(i) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(j) loans or advances to employees for the purpose of travel, entertainment or relocation in the ordinary course of business, provided that all such loans and advances to employees shall not exceed $5,000,000 in the aggregate at any time outstanding, and determined without regard to any write-downs or write-offs thereof;

(k) Investments received from purchasers of assets pursuant to dispositions permitted pursuant to SECTION 6.05;

(l) Permitted Acquisitions and existing Investments of the Persons acquired in connection with Permitted Acquisitions so long as such Investment was not made in contemplation of such Permitted Acquisition;

(m) Hedging Agreements entered into in the ordinary course of business for non-speculative purposes;

(n) to the extent permitted by Applicable Law, notes from officers and employees in exchange for equity interests of the Parent purchased by such officers or employees pursuant to a stock ownership or purchase plan or compensation plan;

(o) earnest money required in connection with Permitted Acquisitions;

(p) subject to SECTION 2.18, Investments in deposit accounts opened in the ordinary course of business;

(q) Capital Expenditures;

(r) Guarantees of Indebtedness under clause (g)(ii) above of Subsidiaries that are not Loan Parties not in excess of $50,000,000 in the aggregate at any time outstanding, provided that the aggregate amount of all Investments of the type described in this clause (s) and clause (g)(ii) of this definition may not exceed $50,000,000 in the aggregate outstanding at any time;

(s) without duplication of, or accumulation with, other categories of Investments permitted hereunder, other Investments in an amount not to exceed $50,000,000 in the aggregate outstanding at any time; and

(t) if the Payment Conditions are satisfied, other Investments in an amount not to exceed the then Available Amount (as defined in the Term Loan Agreement as in effect on the date hereof);

provided, however, that for purposes of calculation, the amount of any Investment outstanding at any time shall be the aggregate cash Investment less all cash returns, cash dividends and cash distributions (or the fair market value of any non-cash returns, dividends and distributions) received by such Person and less all liabilities expressly assumed by another Person in connection with the sale of such Investment.

“Permitted Overadvance” means an Overadvance made by the Administrative Agent, in its reasonable discretion, which:

(a) is made to maintain, protect or preserve the Collateral and/or the Secured Parties’ rights under the Loan Documents or which is otherwise for the benefit of the Secured Parties; or

(b) is made to enhance the likelihood of, or maximize the amount of, repayment of any Obligation; or

(c) is made to pay any other amount chargeable to any Borrower hereunder; and

(d) together with all other Permitted Overadvances then outstanding, shall not (i) exceed five percent (5%) of the Borrowing Base at the time, in the aggregate outstanding at any time or (ii) unless a Liquidation is taking place, remain outstanding for more than forty-five (45) consecutive Business Days;

provided however, that the foregoing shall not (i) modify or abrogate any of the provisions of SECTION 2.13(g) regarding any Lender’s obligations with respect to Letter of Credit Disbursements or SECTION 2.22 regarding any Lender’s reimbursement obligations with respect to Swingline Loans, or (ii) result in any claim or liability against the Administrative Agent (regardless of the amount of any Overadvance) for “inadvertent Overadvances” (i.e. where an Overadvance results from changed circumstances beyond the control of the Administrative Agent (such as a reduction in the collateral value)), and such inadvertent Overadvances shall not reduce the amount of Permitted Overadvances allowed hereunder, and further provided that in no event shall the Administrative Agent make an Overadvance, if after giving effect thereto, the Total Outstandings would exceed the aggregate of the Commitments (as in effect prior to any termination of the Commitments pursuant to SECTION 7.01 hereof).

“Permitted Real Estate Financing” means any financing by any Loan Party or any of its Subsidiaries that is secured solely by Real Estate of such Loan Party or such Subsidiary, as the case may be; provided that (a) the Indebtedness incurred in connection with such financing shall not be directly or indirectly Guaranteed by, or directly or indirectly collateralized or secured by, or otherwise have any recourse to, such Loan Party or any such Subsidiary or any of the assets of such Loan Party or such Subsidiary, other than (i) the Real Estate that is the subject of such financing and/or (ii) an unsecured Guarantee by the direct or indirect parent of such Loan Party or such Subsidiary that shall own the Real Estate that is the subject of such financing, (b) none of the Loan Parties or any of their Subsidiaries shall provide any other direct or indirect credit support of any kind in respect of such Indebtedness (other than the security interest on the Real Estate that is the subject of such financing as described in clause (a) above), (c) such Loan Party or such Subsidiary, as the case may be, shall have received proceeds with respect to such financing in an amount not less than 90% of the fair market value of the Real Estate that is the subject of such financing, (d) the Indebtedness incurred in connection with such financing shall have a final maturity that is no sooner than the date that is six months following the Maturity Date and a weighted average life to maturity that is no shorter than the Loans and (e) all Net Proceeds received in connection therewith are applied to the Loans to the extent required by SECTION 2.17.

“Permitted Refinancing” means any Indebtedness that replaces or refinances any other Permitted Indebtedness, as long as, after giving effect thereto (i) the principal amount of the Indebtedness outstanding at such time is not increased (except by the amount of any accrued interest, reasonable closing costs, expenses, fees, and premium paid in connection with such extension, renewal or replacement), (ii) the result of such refinancing of or replacement shall not be an earlier maturity date or decreased weighted average life, (iii) the holders of such refinancing Indebtedness are not afforded covenants, defaults, rights or remedies, taken as a whole, which are materially more burdensome to the obligor or obligors than those contained in the Indebtedness being extended, renewed or replaced, (iv) the obligor or obligors under any such refinancing Indebtedness and the collateral, if applicable, granted pursuant to any such refinancing Indebtedness are the same (or in the case of collateral, the same or less than) as the obligor(s) and collateral under the Indebtedness being extended, renewed or replaced, (v) the subordination, to the extent applicable, and other material provisions of the refinancing Indebtedness are no less favorable to the Lenders than those terms of the Indebtedness being refinanced, and (vi) the refinancing Indebtedness is not exchangeable or convertible into any other Indebtedness which does not comply with clauses (i) through (v) above.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Lead Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Pledge Agreement” means the Pledge Agreement dated as of the Closing Date among the Loan Parties party thereto and the Collateral Agent for its own benefit and the benefit of the other Secured Parties, as amended, restated, supplemented or otherwise modified and in effect from time to time.

“Post-Acquisition Period” means, with respect to any Permitted Acquisition, the period beginning on the date such Permitted Acquisition is consummated and ending on the last day of the fourth full consecutive Fiscal Quarter immediately following the date on which such Permitted Acquisition is consummated.

“PPSA” means the Personal Property Security Act of Ontario (or any successor statute) or similar legislation of any other Canadian jurisdiction, including, without limitation, the Civil Code of Quebec, the laws of which are required by such legislation to be applied in connection with the issue, perfection, enforcement, opposability, validity or effect of security interests.

“Prepayment Event” means the occurrence of any of the following events:

(a) Any sale, transfer or other disposition (including pursuant to a sale and leaseback transaction) of any Collateral (other than the sale of Collateral in the ordinary course of business and the transfer of any Collateral among Stores and other locations of the Loan Parties), unless, as long as no Cash Dominion Event has occurred and is continuing, (i) the proceeds therefrom are utilized for purposes of replacing or repairing the assets in respect of which such proceeds were received or reinvesting in assets used in any of the Loan Parties’ business within twelve (12) months of the receipt of such proceeds (or, in the case of any disposition of Real Estate the proceeds of which will be used to reinvest in Real Estate, within eighteen (18) months of receipt of such proceeds if a letter of intent or other binding commitment to reinvest such proceeds is entered into within twelve (12) months of receipt of such proceeds) and (ii) the aggregate amount at any time of such reinvested proceeds (A) in the case of any such sale, transfer or other disposition of any such Collateral pursuant to a sale and leaseback transaction, is equal to or less than $10,000,000 and (B) in the case of any such sale, transfer or other disposition of such Collateral (other than pursuant to a sale and leaseback transaction and other than a disposition of Real Estate the proceeds of which will be used to reinvest in Real Estate) is equal to or less than $10,000,000; or

(b) Any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation, expropriation or similar proceeding of, any Collateral of a Loan Party, unless (i) the proceeds therefrom are required to be paid to the holder of a Lien on such property or asset having priority over the Lien of the Collateral Agent, or (ii) as long as no Cash Dominion Event has occurred and is continuing, the proceeds therefrom are utilized for purposes of replacing or repairing the assets in respect of which such proceeds, awards or payments were received or reinvesting in assets used in any of the Loan Parties’ business within twelve (12) months of the receipt of such proceeds.

“Prime Rate” means, as to any Borrowing, for any day, the highest of: (a) the variable annual rate of interest then most recently announced by Bank of America, N.A. at its head office in Charlotte, North Carolina as its “prime rate”; (b) the Federal Funds Effective Rate in effect on such day plus one-half of one percent (0.50%) per annum; or (c) the Adjusted LIBOR Rate (calculated utilizing the LIBOR Rate for a one-month Interest Period) in effect on the Effective Date and on each 30-day anniversary of the Effective Date plus one percent (1.00%) per annum. The “prime rate” is a reference rate and does not necessarily represent the lowest or best rate being charged by Bank of America, N.A. to any customer. The “prime rate” is a rate set by Bank of America, N.A. based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate or the LIBOR Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations thereof in accordance with the terms hereof, the Prime Rate shall be determined without regard to clauses (b) or (c), as applicable, of the first sentence of this definition, until the circumstances giving rise to such inability no longer exist. Any change in the Prime Rate due to a change in Bank of America’s “prime rate”, the Federal Funds Effective Rate or the Adjusted LIBOR Rate shall be effective on the effective date of such change in Bank of America’s Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBOR Rate, respectively.

“Prime Rate Loan” means any Revolving Credit Loan bearing interest at a rate determined by reference to the Prime Rate in accordance with the provisions of Article II.

“Pro Forma Adjustments” means, for any applicable period that includes all or any part of a Fiscal Quarter included in any Post-Acquisition Period, with respect to the Acquired EBITDA of the applicable Acquired Entity or the Consolidated EBITDA of the Loan Parties, the pro forma increase or decrease in such Acquired EBITDA or such Consolidated EBITDA of the Loan Parties, as the case may be, projected by the Lead Borrower in good faith as a result of (a) actions taken during such Post-Acquisition Period for the purposes of realizing reasonably identifiable and factually supportable cost savings or (b) any additional costs incurred during such Post-Acquisition Period, in each case in connection with the combination of the operations of such Acquired Entity with the operations of the Loan Parties; provided that (i) so long as such actions are taken during such Post-Acquisition Period or such costs are incurred during such

Post-Acquisition Period, as applicable, the cost savings related to such actions or such additional costs, as applicable, it may be assumed, for purposes of projecting such pro forma increase or decrease in such Acquired EBITDA or such Consolidated EBITDA of the Loan Parties, as the case may be, that such costs savings will be realizable during the entirety of such period, or such additional costs, as applicable, will be incurred during the entirety of such period and (ii) any such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA of the Loan Parties, as the case may be, shall be without duplication for cost savings or additional costs already included in such Acquired EBITDA or such Consolidated EBITDA of the Loan Parties, as the case may be, for such period; and provided further that any such increase, decrease and other adjustments of such Acquired EBITDA or such Consolidated EBITDA of the Loan Parties, as the case may be, either (x) would be permitted to be included in pro forma financial statements prepared in accordance with Regulation S-X under the Securities Act of 1933, as amended, or (y) shall be factually supportable and shall have been certified by the chief financial officer of the Lead Borrower as having been calculated in good faith and in compliance with the requirements of this definition, provided that any such adjustment pursuant to this clause (y) does not exceed the greater of (A) $20,000,000 and (B) an amount equal to 3% of the most recently calculated Consolidated EBITDA of the Loan Parties.

“Pro Forma Availability” means, for any date of calculation, the projected Availability at the end of each Fiscal Month during any projected six (6) Fiscal Months.

“Pro Forma Availability Condition” means, for any date of calculation with respect to any transaction or payment, the Pro Forma Availability for each of the six (6) Fiscal Months following, and after giving effect to, such transaction or payment, will be equal to or greater than fifteen (15%) percent of the Loan Cap.

“Pro Forma Basis” means, with respect to compliance with any test or covenant hereunder, that (A) to the extent applicable, the Pro Forma Adjustments shall have been made and (B) all Specified Transactions and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement in such test or covenant: (a) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (i) in the case of a disposition of all or substantially all equity interests in any Subsidiary of the Borrower or any division, product line, or facility used for operations of the Borrower or any of its Subsidiaries, shall be excluded, and (ii) in the case of a Permitted Acquisition or Investment described in the definition of “Specified Transaction,” shall be included, (b) any retirement of Indebtedness, and (c) any Indebtedness incurred or assumed by the Borrower or any of the Subsidiaries in connection therewith and if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination; provided that, without limiting the application of the Pro Forma Adjustments pursuant to clause (a) above, the foregoing pro forma adjustments may be applied to any such test or covenant solely to the extent that such adjustments are consistent with the definition of Consolidated EBITDA and give effect to events (including operating expense reductions) that are consistent with the definition of Pro Forma Adjustment.

“Qualifying IPO” means an equity issuance by the Parent or Holdings consisting of an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) of its common stock (i) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act of 1933 as amended (whether alone or in connection with a secondary public offering) and (ii) resulting in gross proceeds to the Parent or Holdings of at least $100,000,000.

“Qualifying Junior Secured Debt” means any Indebtedness of any Loan Party (i) secured by a Lien on the Collateral which is junior and subordinate to the Lien of the Collateral Agent on the Collateral and which is junior and subordinate to the Lien of the Term Loan Collateral Agent on the Collateral, (ii) no part of the principal of which is required to be paid (whether by way of mandatory sinking fund, mandatory redemption, mandatory prepayment or otherwise) prior to the date that is six months after the Maturity Date (it being understood that any required offer to purchase such Indebtedness as a result of a change of control shall not violate the foregoing restriction), and (iii) which is subject to the terms of a Qualifying Second Lien Intercreditor Agreement.

“Qualifying Pari Passi Intercreditor Agreement” means an agreement substantially in the form of Exhibit G to the Term Loan Agreement (as in effect on the date hereof) or in form and substance reasonably satisfactory to the Administrative Agent and entered into by the Term Loan Collateral Agent, the Term Loan Administrative Agent and the agents for the holders of any Qualifying Senior Secured Debt that is intended to be secured by Liens on the Collateral ranking pari passu to the Liens securing the Term Obligations and ranking junior to the Lien of the Collateral Agent with respect to the ABL Priority Collateral.

“Qualifying Second Lien Intercreditor Agreement” means an intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent providing that the Liens on the Collateral securing the Obligations and the Term Obligations rank senior in priority to the Liens on the Collateral securing Qualifying Junior Secured Debt, which is intended to be secured by Liens ranking junior to the Liens on the Collateral securing the Obligations and the Term Obligations.

“Qualifying Secured Debt” means the collective reference to Qualifying Junior Secured Debt and Qualifying Senior Secured Debt.

“Qualifying Senior Collateral” means any and all “Collateral”, “Pledged Collateral” or words of similar intent as defined in any applicable security document relating to the Qualifying Senior Debt and to be defined, when applicable, in a Qualifying Pari Passu Intercreditor Agreement.

“Qualifying Senior Secured Debt” means any Indebtedness of any Loan Party (i) secured by a Lien which is pari passu to the Lien of the Term Loan Collateral Agent on the Collateral and which is junior and subordinate to the Lien of the Collateral Agent with respect to the ABL Priority Collateral, (ii) no part of the principal of which is required to be paid (whether by way of mandatory sinking fund, mandatory redemption, mandatory prepayment or otherwise) prior to the date that is six months after the Maturity Date (it being understood that any required offer to purchase such Indebtedness as a result of a change of control shall not violate the foregoing restriction), and (iii) which is subject to the terms of a Qualifying Pari Passu Intercreditor Agreement.

“Qualifying Unsecured Debt” means any unsecured Indebtedness of any Loan Party, no part of the principal of which is required to be paid (whether by way of mandatory sinking fund, mandatory redemption, mandatory prepayment or otherwise) prior to the date that is six months after the Maturity Date (it being understood that any required offer to purchase such Indebtedness as a result of a change of control shall not violate the foregoing restriction).

“Real Estate” means all interests in real property now or hereafter owned or held by any Loan Party, including all leasehold interests held pursuant to Leases and all land, together with the buildings, structures, parking areas, and other improvements thereon, now or hereafter owned by any Loan Party, including all easements, rights-of-way, appurtenances and other rights relating thereto and all leases, tenancies, and occupancies thereof.

“Register” has the meaning provided in SECTION 9.04(c).

“Regulation U” means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” means Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Release” has the meaning provided in Section 101(22) of CERCLA.

“Reports” has the meaning provided in SECTION 8.13(b).

“Required Lenders” means, at any time, Lenders (other than Delinquent Lenders) having Commitments aggregating more than 50% of the Total Commitments, or if the Commitments have been terminated, Lenders (other than Delinquent Lenders) whose percentage of the Total Outstandings (calculated assuming settlement and repayment of all Swingline Loans by the Lenders) aggregate more than 50% of the Total Outstandings.

“Reserves” means all (if any) Inventory Reserves (including, without limitation, reserves for Shrink), and Availability Reserves (including, without limitation, Cash Management Reserves, Bank Product Reserves and reserves for Customer Credit Liability).

“Responsible Officer” of any Person means any executive officer or financial officer of such Person and any other officer or similar official thereof with responsibility for the administration of the obligations of such Person in respect of this Agreement.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any class of Capital Stock of a Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Capital Stock of a Person or any option, warrant or other right to acquire any Capital Stock of a Person or on account of any return of capital to the Person’s stockholders, partners or members, provided that “Restricted Payments” shall not include any dividends payable solely in Capital Stock of a Loan Party.

“Revolving Credit Loans” means all loans at any time made by any Lender pursuant to Article II and, to the extent applicable, shall include Swingline Loans made by the Swingline Lender pursuant to SECTION 2.06.

“Revolving Credit Notes” means the promissory notes of the Borrowers substantially in the form of Exhibit D, each payable to a Lender, evidencing the Revolving Credit Loans made to the Borrowers.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

“SEC” means the Securities and Exchange Commission or any Governmental Authority succeeding to any of its principal functions.

“Secured Party” means (a) each Credit Party, (b) any Lender or any Affiliate of a Lender providing Cash Management Services or entering into or furnishing any Bank Products to or with any Loan Party, (c) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document, and (d) the successors and, subject to any limitations contained in this Agreement, assigns of each of the foregoing.

“Security Agreement” means the Security Agreement dated as of the Closing Date as amended, restated, supplemented or otherwise modified and in effect from time to time among the Loan Parties and the Collateral Agent for its benefit and for the benefit of the other Secured Parties.

“Security Documents” means the Security Agreement, the Mortgages, the Intellectual Property Security Agreement, the Pledge Agreement, the Facility Guarantee, and each other security agreement or other instrument or document executed and delivered pursuant to this Agreement or any other Loan Document that creates a Lien in favor of the Collateral Agent to secure any of the Obligations.

“Senior Notes” means the 10% unsecured Senior Notes Due 2019 in the original amount of $450,000,000 issued by the Lead Borrower, and any securities issued in lieu or in replacement thereof.

“Senior Note Documents” means the documents, instruments and other agreements now or hereafter executed and delivered in connection with the Senior Notes, including, without limitation, the Indenture dated February 24, 2011 or any supplemental indenture.

“Settlement Date” has the meaning provided in SECTION 2.22(b).

“Shrink” means Inventory identified by the Borrowers as lost, misplaced, or stolen.

“Software” has the meaning assigned to such term in the Security Agreement.

“Solvent” means, with respect to any Person on a particular date, that on such date (a) at fair valuation on a going concern basis, all of the properties and assets of such Person are greater than the sum of the debts, including contingent liabilities, of such Person, (b) the present fair saleable value of the properties and assets of such Person on a going concern basis is not less than the amount that would be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its properties and assets and generally pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts beyond such Person’s ability to generally pay as such debts mature, and (e) such Person is not engaged in a business or a transaction, and is not about to engage in a business or transaction, for which such Person’s properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged.

“Specified Default” means the occurrence of any Event of Default specified in SECTION 7.01(A), SECTION 7.01(B), SECTION 7.01(C) (but only with respect to any representation made or deemed to be made by or on behalf of any Loan Party in any Borrowing Base Certificate or any certificate of a Financial Officer accompanying any financial statement), SECTION 7.01(D) (but only with respect to SECTION 2.18 (but only with respect to SECTION 2.18(d), SECTION 2.18(e), SECTION 2.18(f), and the second sentence of SECTION 2.18(h)), SECTION 5.01(F), SECTION 5.07, SECTION 5.08(b), SECTION 5.11 and SECTION 6.10), SECTION 7.01(H), or SECTION 7.01(I).

“Specified Transaction” means any transaction in respect of which compliance with the Payment Conditions are by the terms of this Agreement required to be calculated on a Pro Forma Basis.

“Sponsors” means collectively, Bain Capital Fund VIII, L.P. and its respective Affiliates.

“Sponsor Group” means the Sponsors and the Sponsor Related Parties.

“Sponsor Lender Limitations” means, with respect to the Sponsor Group or any of their respective Affiliates which becomes an assignee of any portion of the Obligations, such Person(s) shall have executed a waiver in form and substance reasonably satisfactory to the Administrative Agent pursuant to which such Person(s) acknowledges and agrees that (a) Lenders other than the Sponsor Group or any of their respective Affiliates shall be permitted to vote the Commitment Percentage held by the Sponsor Group and/or any of their respective Affiliates on a pro rata basis, (b) if the Lead Borrower requests that this Agreement or any other Loan Document be modified, amended or waived in a manner which would require the consent of the Lenders, no such consent shall be deemed given unless such consent is obtained without giving effect to the Commitments held by the Sponsor Group and/or any of their respective Affiliates, and (c) it shall have no right (i) to require the Agents or any Lender to undertake any action (or refrain from taking any action) with respect to any Loan Document, (ii) to attend any meeting with the Agents or any Lender or receive any information from the Agents or any Lender, (iii) to the benefit of any advice provided by counsel to the Agents or the other Lenders or to challenge the attorney-client privilege of the communications between the Agents, such other Lenders and such counsel, or (iv) to make or bring any claim, in its capacity as Lender, against any Agent with respect to the fiduciary duties of such Agent or Lender and the other duties and obligations of the Agents hereunder; except, that, no amendment, modification or waiver to any Loan Document shall, without the consent of the Sponsor Group or any of their respective Affiliates, deprive any such Person, as assignee, of its pro rata share of any payments to which the Lenders as a group are otherwise entitled hereunder.

“Sponsor Related Parties” means, with respect to any Person, (a) any Controlling stockholder or partner (including in the case of an individual Person who possesses Control, the spouse or immediate family member of such Person provided such Person retains Control of the voting rights, by stockholders agreement, trust agreement or otherwise of the Capital Stock owned by such spouse or immediate family member) or 80% (or more) owned Subsidiary, or (b) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding a 51% or more Controlling interest of which consist of such Person and/or such Persons referred to in the immediately preceding clause (a) or (c) the limited partners of the Sponsors.

“Standby Letter of Credit” means any Letter of Credit other than a Commercial Letter of Credit.

“Stated Amount” means at any time the maximum amount for which a Letter of Credit may be honored.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBOR Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. LIBOR Rate Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Store” means any retail store (which includes any real property, fixtures, equipment, inventory and other property related thereto) operated, or to be operated, by any Loan Party.

“Subordinated Indebtedness” means Indebtedness which is expressly subordinated in right of payment to the prior payment in full of the Obligations on terms reasonably acceptable to the Agents.

“Subsidiary” means with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity (a) of which Capital Stock representing more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, Controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Supporting Obligations” has the meaning assigned to such term in the Security Agreement.

“Swingline Lender” means Bank of America, N.A., in its capacity as lender of Swingline Loans hereunder to the Borrowers hereunder.

“Swingline Loan” means a Revolving Credit Loan made by the Swingline Lender to the Borrowers pursuant to SECTION 2.06.

“Swingline Loan Ceiling” means $60,000,000, as such amount may be increased or reduced in accordance with the provisions of this Agreement.

“Swingline Note” means the promissory note of the Borrowers substantially in the form of Exhibit E, payable to the Swingline Lender, evidencing the Swingline Loans made by the Swingline Lender to the Borrowers.

“Synthetic Lease” means any lease or other agreement for the use or possession of property creating obligations which do not appear as Indebtedness on the balance sheet of the lessee thereunder but which, upon the insolvency or bankruptcy of such Person, may be characterized as Indebtedness of such lessee without regard to the accounting treatment.

“Taxes” means any and all current or future taxes, levies, imposts, duties (including stamp duties), deductions, charges (including ad valorem charges) or withholdings imposed by any Governmental Authority, and any and all interest and penalties related thereto.

“Term Loan Administrative Agent” means JPMorgan Chase Bank, N.A., as administrative agent (together with its successors and assigns in such capacity) on behalf of the lenders party to the Term Loan Agreement.

“Term Loan Agreement” means that certain Credit Agreement dated April 13, 2006 by and among Burlington Coat Factory Warehouse Corporation, as borrower, JPMorgan Chase Bank, N.A., as successor in interest to Bear Stearns Corporate Lending Inc., as administrative agent and collateral agent, and the lenders identified therein, as such Credit Agreement has been replaced in its entirety by that certain Credit Agreement dated February 24, 2011 by and among Burlington Coat Factory Warehouse Corporation, as borrower, the Term Loan Administrative Agent , the Term Loan Collateral Agent and the lenders identified therein, as may be further amended, restated, amended and restated, supplemented or otherwise modified and in effect from time to time.

“Term Loan Collateral Agent” means JPMorgan Chase Bank, N.A., as collateral agent (together with its successors and assigns in such capacity) on behalf of the “Secured Parties” (as defined in the Term Loan Agreement).

“Term Loan Financing Facility” means the term loan facility established pursuant to the Term Loan Agreement.

“Term Loan Priority Collateral” has the meaning set forth in the Intercreditor Agreement.

“Term Obligations” has the meaning set forth in the Intercreditor Agreement.

“Term Payment Availability Conditions” means, as of any date of calculation with respect to any transaction or payment, the projected average Excess Availability for each Fiscal Month during the projected six (6) Fiscal Month period following, and after giving effect to such transaction or payment, will be equal to or greater than fifteen percent (15%) of the then Borrowing Base.

“Termination Date” means the earlier of (i) the Latest Maturity Date, (ii) the date on which the Loan Parties terminate all of the Commitments pursuant to SECTION 2.15 hereof, and (iii) the date on which the maturity of the Obligations (other than the Other Liabilities) is accelerated (or deemed accelerated) and the Commitments are irrevocably terminated (or deemed terminated) in accordance with Article VII.

“Total Commitments” means the aggregate of the Commitments of all Lenders, as in effect from time to time. On the Effective Date, the Total Commitments are $600,000,000.

“Total Outstandings” means, as of any day, the sum of (a) the principal balance of all Revolving Credit Loans then outstanding, and (b) the then amount of the Letter of Credit Outstandings.

“Trading with the Enemy Act” has the meaning provided in SECTION 9.18.

“Type”, when used in reference to any Revolving Credit Loan or Borrowing, refers to whether the rate of interest on such Revolving Credit Loan, or on the Revolving Credit Loans comprising such Borrowing, is determined by reference to the Adjusted LIBOR Rate or the Prime Rate, as applicable.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that if a term is defined in Article 9 of the Uniform Commercial Code differently than in another Article thereof, the term shall have the meaning set forth in Article 9; provided further that, if by reason of mandatory provisions of law, perfection, or the effect of perfection or non-perfection, of a security interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “Uniform Commercial Code” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy, as the case may be.

“Unanimous Consent” means the consent of Lenders (other than Delinquent Lenders) holding 100% of the Commitments (other than Commitments held by a Delinquent Lender).

“Unfinanced Capital Expenditures” means Capital Expenditures paid in cash which are not financed with the proceeds of Indebtedness (other than the Obligations).

“Unused Commitment” shall mean, on any day, (a) the then Total Commitments, minus (b) the sum of (i) the principal amount of Revolving Credit Loans of the Borrowers then outstanding, and (ii) the then Letter of Credit Outstandings.

“Unused Fee” has the meaning provided in SECTION 2.19(b).

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part 1 of Subtitle E of Title IV of ERISA.

SECTION 1.02 Terms Generally.

With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Charter Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (vii) all references to “$” or “dollars” or to amounts of money and all calculations of Availability, Excess Availability, Borrowing Base, permitted “baskets” and other similar matters shall be deemed to be references to the lawful currency of the United States of America, and (viii) references to “knowledge” of any Loan Party means the actual knowledge of a Responsible Officer.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(d) This Agreement and the other Loan Documents are the result of negotiation among, and have been reviewed by counsel to, among others, the Loan Parties and the Administrative Agent and are the product of discussions and negotiations among all parties. Accordingly, this Agreement and the other Loan Documents are not intended to be construed against the Administrative Agent or any of the Lenders merely on account of the Administrative Agent’s or any Lender’s involvement in the preparation of such documents.

SECTION 1.03 Accounting Terms.

(a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the audited financial statements described in SECTION 3.04, except as otherwise specifically prescribed herein and except that the Lead Borrower and its Subsidiaries may change from the retail inventory method to the specific identification method for inventory costing, provided that the Lead Borrower shall give the Administrative Agent reasonable prior notice of such change and the Administrative Agent shall have the ability, in addition to the appraisals and commercial finance examinations permitted pursuant to SECTION 5.08 hereof, to obtain, at the Loan Parties’ expense, an updated appraisal and commercial finance examination in connection with such change, provided further that, in the event that the Administrative Agent has previously scheduled an appraisal and commercial finance examination to be performed within three (3) months after the effective date of such change, the Administrative Agent shall not undergo such additional updated appraisal and commercial finance examination as set forth above. All amounts used for purposes of financial calculations required to be made shall be without duplication. Notwithstanding anything to the contrary herein, for purposes of determining compliance with any test or covenant contained in this Agreement with respect to any period during which any Specified Transaction occurs, the Consolidated Fixed Charge Coverage Ratio shall be calculated with respect to such period and such Specified Transaction on a Pro Forma Basis.

(b) Issues Related to GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Lead Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Lead Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Lead Borrower shall provide to the Administrative Agent and the Lenders as reasonably requested hereunder a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. In addition, the definitions set forth in the Loan Documents and any financial calculations required by the Loan Documents shall be computed to exclude (a) the effect of purchase accounting adjustments, including the effect of non-cash items resulting from any amortization, write-up, write-down or write-off of any assets or deferred charges (including, without limitation, intangible assets, goodwill and deferred financing costs in connection with any Permitted Acquisition or any merger, consolidation or other similar transaction permitted by this Agreement), (b) the application of ASC 815 (Derivatives and Hedging), ASC 480 (Distinguishing Liabilities from Equity) or ASC 718 (Stock Compensation) (to the extent that the pronouncements in ASC 718 result in recording an equity award as a liability on the Consolidated balance sheet of the Parent and its Subsidiaries in the circumstance where, but for the application of the pronouncements, such award would have been classified as equity), (c) any mark-to-market adjustments to any derivatives (including embedded derivatives contained in other debt or equity instruments under ASC 815), (d) any non-cash compensation charges resulting from the application of ASC 718 and (e) any change to lease accounting rules from those in effect pursuant to ASC 840 (Leases) and other related lease accounting guidance as in effect on the Effective Date.

SECTION 1.04 Rounding. Any financial ratios required to be maintained by the Borrowers pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

SECTION 1.05 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

SECTION 1.06 Letter of Credit Amounts. Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit, whether or not such maximum face amount is in effect at such time.

SECTION 1.07 Certifications. All certifications to be made hereunder by an officer or representative of a Loan Party shall be made by such person in his or her capacity solely as an officer or a representative of such Loan Party, on such Loan Party’s behalf and not in such person’s individual capacity.

ARTICLE II

Amount and Terms of Credit

SECTION 2.01 Commitment of the Lenders.

(a) Each Lender, severally and not jointly with any other Lender, agrees, upon the terms and subject to the conditions herein set forth, to make Credit Extensions to or for the benefit of the Borrowers, on a revolving basis, subject in each case to the following limitations:

(i) The Total Outstandings shall not at any time cause Availability to be less than zero;

(ii) Letters of Credit shall be available from the Issuing Banks to the Borrowers, provided that the Borrowers shall not at any time permit the aggregate Letter of Credit Outstandings at any time to exceed the Letter of Credit Sublimit;

(iii) No Lender shall be obligated to make any Credit Extension to the Borrowers in excess of such Lender’s Commitment; and

(iv) Subject to all of the other provisions of this Agreement, Revolving Credit Loans to the Borrowers that are repaid may be reborrowed prior to the Termination Date.

(b) Each Borrowing of Revolving Credit Loans to the Borrowers (other than Swingline Loans) shall be made by the Lenders pro rata in accordance with their respective Commitments. The failure of any Lender to make any Revolving Credit Loan to the Borrowers shall neither relieve any other Lender of its obligation to fund its Revolving Credit Loan to the Borrowers in accordance with the provisions of this Agreement nor increase the obligation of any such other Lender.

SECTION 2.02 Increase in Total Commitments

(a) Request for Increase. At any time and from time to time prior to the Termination Date, so long as no Default or Event of Default exists or would arise therefrom, the Lead Borrower shall have the right to request an increase of the aggregate of the then outstanding Commitments (including the Letter of Credit Sublimit) by an amount as would cause the Total Commitments not to exceed $900,000,000 in the aggregate. The Administrative Agent and the Lead Borrower shall determine the effective date of such requested increase and any such requested increase shall be first made available to all existing Lenders on a pro rata basis. To the extent that, on or before the tenth (10th) day following such request for an increase hereunder, the existing Lenders decline to increase their Commitments, or decline to increase their Commitments to the amount requested by the Lead Borrower, or fail to respond to such request for an increase, the Administrative Agent, in consultation with the Lead Borrower, will use its reasonable best efforts to arrange for one or more other Persons to become a Lender hereunder and to issue commitments in an amount equal to the amount of the increase in the Total Commitments requested by the Lead Borrower and not accepted by the existing Lenders (each such increase by either means, a “Commitment Increase,” and each Person issuing, or Lender increasing, its Commitment, an “Additional Commitment Lender”), provided, however, that (i) no Lender shall be obligated to provide a Commitment Increase as a result of any such request by the Lead Borrower, (ii) any Additional

Commitment Lender which is not an existing Lender shall be subject to the approval of the Administrative Agent, the Issuing Banks and the Lead Borrower (which approval shall not be unreasonably withheld), and (iii) without the consent of the Administrative Agent, at no time shall the Commitment of any Additional Lender under this Agreement be less than $10,000,000. Each Commitment Increase shall be in a minimum aggregate amount of at least $25,000,000 and in integral multiples of $5,000,000 in excess thereof.

(b) Conditions to Effectiveness of each Commitment Increase. No Commitment Increase shall become effective unless and until each of the following conditions have been satisfied or waived:

(i) The Borrowers, the Administrative Agent, and any Additional Commitment Lender shall have executed and delivered a joinder to the Loan Documents in such form as the Administrative Agent shall reasonably require;

(ii) The Borrowers shall have paid such fees and other compensation to the Additional Commitment Lenders and the Arrangers as the Lead Borrower, the Arrangers and such Additional Commitment Lenders shall agree;

(iii) If requested by the Administrative Agent, the Borrowers shall deliver to the Administrative Agent and the Lenders an opinion or opinions, in form and substance reasonably satisfactory to the Administrative Agent, from counsel to the Borrowers and dated such date;

(iv) A Revolving Credit Note (to the extent requested) will be issued at the Borrowers’ expense, to each such Additional Commitment Lender, to be in conformity with the requirements of SECTION 2.07 (with appropriate modification) to the extent necessary to reflect the new Commitment of each Additional Commitment Lender; and

(v) The Borrowers and each Additional Commitment Lender shall have delivered such other instruments, documents and agreements as the Administrative Agent may reasonably have requested in order to effectuate the documentation of the foregoing.

(c) Notification by Administrative Agent. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Commitment Increase (with each date of such effectiveness being referred to herein as a “Commitment Increase Date”), and at such time (i) the Commitments under, and for all purposes of, this Agreement shall be increased by the aggregate amount of such Commitment Increases, (ii) Schedule 1.1(a) shall be deemed modified, without further action, to reflect the revised Commitment Percentages of the Lenders and (iii) this Agreement shall be deemed amended, without further action, to the extent necessary to reflect such increased Commitments.

(d) Other Provisions. In connection with Commitment Increases hereunder, the Lenders and the Borrowers agree that, notwithstanding anything to the contrary in this Agreement, (i) the Borrowers shall, in coordination with the Administrative Agent, (x)

repay outstanding Revolving Credit Loans of certain Lenders, and obtain Revolving Credit Loans from certain other Lenders (including the Additional Commitment Lenders), or (y) take such other actions as reasonably may be required by the Administrative Agent, in each case to the extent necessary so that all of the Lenders effectively participate in each of the outstanding Revolving Credit Loans pro rata on the basis of their Commitment Percentages (determined after giving effect to any increase in the Commitments pursuant to this SECTION 2.02), and (ii) the Borrowers shall pay to the Lenders any costs of the type referred to in SECTION 2.16(c) in connection with any repayment and/or Revolving Credit Loans required pursuant to preceding clause (i). Without limiting the obligations of the Borrowers provided for in this SECTION 2.02, the Administrative Agent and the Lenders agree that they will use their best efforts to attempt to minimize the costs of the type referred to in SECTION 2.16(c) which the Borrowers would otherwise incur in connection with the implementation of an increase in the Commitments.

SECTION 2.03 Reserves; Changes to Reserves.

(a) The initial Inventory Reserves and Availability Reserves as of the Effective Date are as set forth in the Borrowing Base Certificate delivered pursuant to SECTION 4.01(d) hereof.

(b) The Administrative Agent may hereafter establish additional Reserves or change any of the foregoing Reserves, in the exercise of its reasonable business judgment acting in accordance with industry standards for asset based lending in the retail industry, provided that such Reserves shall not be established or changed except upon not less than six (6) Business Days notice to the Borrowers (during which period the Agents shall be available to discuss any such proposed Reserve with the Borrowers).

SECTION 2.04 Making of Revolving Credit Loans.

(a) Except as set forth in SECTION 2.09, SECTION 2.10 and SECTION 2.11, Revolving Credit Loans (other than Swingline Loans) shall be either Prime Rate Loans or LIBOR Rate Loans as the Lead Borrower on behalf of the Borrowers may request (which request shall substantially be made in the form attached hereto as Exhibit C) subject to and in accordance with this SECTION 2.04. All Swingline Loans shall be only Prime Rate Loans. All Revolving Credit Loans made pursuant to the same Borrowing shall, unless otherwise specifically provided herein, be Revolving Credit Loans of the same Type. Each Lender may fulfill its Commitment with respect to any Revolving Credit Loan by causing any lending office of such Lender to make such Revolving Credit Loan; provided, however, that any such use of a lending office shall not affect the obligation of the Borrowers to repay such Revolving Credit Loan in accordance with the terms of the applicable Revolving Credit Note. Each Lender shall, subject to its overall policy considerations, use reasonable efforts to select a lending office which will not result in the payment of increased costs by the Borrowers. Subject to the other provisions of this SECTION 2.04 and the provisions of SECTION 2.11, Borrowings of Revolving Credit Loans of more than one Type may be incurred at the same time, but in any event no more than ten (10) Borrowings of LIBOR Rate Loans may be outstanding at any time and no more than two (2) Borrowings of LIBOR Rate Loans having an Interest Period of less than one (1) month may be selected by the Lead Borrower in any thirty (30) day period.

(b) The Lead Borrower shall give the Administrative Agent (w) three (3) Business Days’ prior telephonic notice (thereafter confirmed in writing) of each Borrowing of LIBOR Rate Loans, and (x) one (1) Business Days’ prior telephonic notice (thereafter confirmed in writing) of each Borrowing of Prime Rate Loans by the Borrowers. Any such notice, to be effective, must be received by the Administrative Agent not later than 11:00 a.m. on the third Business Day in the case of LIBOR Rate Loans, and one Business Day in the case of Prime Rate Loans, prior to the date on which such Borrowing is to be made. Such notice shall be irrevocable (except to the extent set forth in SECTION 2.10 or SECTION 2.11 hereof), shall contain disbursement instructions and shall specify: (i) whether the Borrowing then being requested is to be a Borrowing of Prime Rate Loans or LIBOR Rate Loans and, if LIBOR Rate Loans, the Interest Period with respect thereto; (ii) the amount of the proposed Borrowing (which shall be in an integral multiple of $1,000,000, but not less than $5,000,000 in the case of LIBOR Rate Loans; and (iii) the date of the proposed Borrowing (which shall be a Business Day). If no election of Interest Period is specified in any such notice for a Borrowing of LIBOR Rate Loans, such notice shall be deemed a request for an Interest Period of one (1) month. If no election is made as to the Type of Revolving Credit Loan, such notice shall be deemed a request for Borrowing of Prime Rate Loans. The Administrative Agent shall promptly notify each Lender of its proportionate share of such Borrowing, the date of such Borrowing, the Type of Borrowing being requested and the Interest Period or Interest Periods applicable thereto, as appropriate. On the borrowing date specified in such notice, each Lender shall make its share of the Borrowing available at the office of the Administrative Agent at 100 Federal Street, Boston, Massachusetts 02110 no later than 3:00 p.m., in immediately available funds. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with this SECTION 2.04 and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. In the event a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent, forthwith on demand such corresponding amount, with interest thereon for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, or (ii) in the case of the Borrowers, the interest rate applicable to Prime Rate Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Revolving Credit Loan included in such Borrowing. Upon receipt of the funds made available by the Lenders to fund any borrowing hereunder, the Administrative Agent shall disburse such funds in the manner specified in the notice of borrowing delivered by the Lead Borrower and shall use reasonable efforts to make the funds so received from the Lenders available to the Borrowers no later than 5:00 p.m.

(c) To the extent not paid by the Borrowers when due (after taking into consideration any applicable grace period), the Administrative Agent, without the request of the Lead Borrower, may advance any interest, fee payable pursuant to SECTION 2.19 or other payment to which any Credit Party is entitled from the Loan Parties pursuant hereto or any other Loan Document and may charge the same to the Loan Account notwithstanding that an Overadvance may result thereby. The Administrative Agent shall advise the Lead Borrower of any such advance or charge promptly after the making thereof. Such action on the part of the Administrative Agent shall not constitute a waiver of the Administrative Agent’s rights and the Borrowers’ obligations under SECTION 2.17(A). Any amount which is added to the principal balance of the Loan Account as provided in this SECTION 2.04(c) shall bear interest at the interest rate then and thereafter applicable to Prime Rate Loans.

SECTION 2.05 Overadvances.

(a) The Agents and the Lenders shall have no obligation to make any Revolving Credit Loan (including, without limitation, any Swingline Loan) or to provide any Letter of Credit if an Overadvance would result.

(b) The Administrative Agent may, in its discretion, make Permitted Overadvances to the Borrowers without the consent of the Lenders and each Lender shall be bound thereby. Any Permitted Overadvances may constitute Swingline Loans. The making of a Permitted Overadvance is for the benefit of the Borrowers and shall constitute a Revolving Credit Loan and an Obligation. The making of any such Permitted Overadvance on any one occasion shall not obligate the Administrative Agent or any Lender to make or permit any Permitted Overadvance on any other occasion or to permit such Permitted Overadvances to remain outstanding.

(c) The making by the Administrative Agent of a Permitted Overadvance shall not modify or abrogate any of the provisions of SECTION 2.13(f) regarding the Lenders’ obligations to purchase participations with respect to Letter of Credit Disbursements or SECTION 2.22 regarding any Lender’s reimbursement obligations with respect to Swingline Loans.

SECTION 2.06 Swingline Loans

(a) The Swingline Lender is authorized by the Lenders, and shall make, Swingline Loans at any time (subject to SECTION 2.06(b)) to the Borrowers up to the amount of the sum of (i) the Swingline Loan Ceiling, upon a notice of Borrowing from Lead Borrower received by the Administrative Agent and the Swingline Lender (which notice, at the Swingline Lender’s discretion, may be submitted prior to 3:00 p.m. on the Business Day on which such Swingline Loan is requested), plus (ii) any Permitted Overadvances; provided that the Swingline Lender shall not be obligated to make any Swingline Loan in its reasonable discretion if any Lender at such time is a Deteriorating

Lender, unless the Swingline Lender has entered into satisfactory arrangements with the Borrowers or such Lender to eliminate the Swingline Lender’s risk of full reimbursement with respect to such Swingline Loan. Swingline Loans shall be Prime Rate Loans and shall be subject to periodic settlement with the Lenders under SECTION 2.22 below.

(b) The Lead Borrower’s request for a Swingline Loan shall be deemed a representation that the applicable conditions for borrowing under SECTION 4.02 are satisfied (unless such conditions have been waived). If the conditions for borrowing under SECTION 4.02 cannot in fact be fulfilled, (x) the Lead Borrower shall give immediate notice (a “Noncompliance Notice”) thereof to the Administrative Agent and the Swingline Lender, and the Administrative Agent shall promptly provide each Lender with a copy of the Noncompliance Notice, and (y) the Required Lenders may direct the Swingline Lender to, and the Swingline Lender thereupon shall, cease making Swingline Loans (other than Permitted Overadvances) until such conditions can be satisfied or are waived in accordance with SECTION 9.02. Unless the Required Lenders so direct the Swingline Lender, the Swingline Lender may, but is not obligated to, continue to make Swingline Loans commencing one (1) Business Day after the Non-Compliance Notice is furnished to the Lenders. Notwithstanding the foregoing, no Swingline Loans (other than Permitted Overadvances) shall be made pursuant to this SECTION 2.06(b) if the Total Outstandings would exceed the limitations set forth in SECTION 2.01.

SECTION 2.07 Notes.

(a) Upon the request of any Lender, the Revolving Credit Loans made by such Lender shall be evidenced by a Revolving Credit Note, duly executed on behalf of the Borrowers, dated the Effective Date, payable to such Lender in an aggregate principal amount equal to such Lender’s Commitment.

(b) Upon the request of the Swingline Lender, the Revolving Credit Loans made by the Swingline Lender with respect to Swingline Loans shall be evidenced by a Swingline Note, duly executed on behalf of the Borrowers, dated the Effective Date, payable to the Swingline Lender, in an aggregate principal amount equal to the Swingline Loan Ceiling.

(c) Each Lender is hereby authorized by the Borrowers to endorse on a schedule attached to each Note delivered to such Lender (or on a continuation of such schedule attached to such Note and made a part thereof), or otherwise to record in such Lender’s internal records, an appropriate notation evidencing the date and amount of each Revolving Credit Loan from such Lender, each payment and prepayment of principal of any such Revolving Credit Loan, each payment of interest on any such Revolving Credit Loan and the other information provided for on such schedule; provided, however, that the failure of any Lender to make such a notation or any error therein shall not affect the obligation of any Borrower to repay the Revolving Credit Loans made by such Lender in accordance with the terms of this Agreement and the applicable Notes.

(d) Upon receipt of an affidavit and indemnity of a Lender as to the loss, theft, destruction or mutilation of such Lender’s Note and upon cancellation of such Note, the

Borrowers will issue, in lieu thereof, a replacement Note in favor of such Lender, in the same principal amount thereof and otherwise of like tenor at such Lender’s expense.

SECTION 2.08 Interest on Revolving Credit Loans.

(a) Subject to SECTION 2.12, each Prime Rate Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as applicable) at a rate per annum that shall be equal to the then Prime Rate plus the Applicable Margin for Prime Rate Loans.

(b) Subject to SECTION 2.09 through SECTION 2.12, each LIBOR Rate Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal, during each Interest Period applicable thereto, to the Adjusted LIBOR Rate for such Interest Period, plus the Applicable Margin for LIBOR Rate Loans.

(c) Accrued interest on all Revolving Credit Loans shall be payable in arrears on each Interest Payment Date applicable thereto, at the Termination Date and after the Termination Date on demand.

SECTION 2.09 Conversion and Continuation of Revolving Credit Loans.

(a) The Lead Borrower shall have the right at any time, on three (3) Business Days’ prior notice to the Administrative Agent (which notice, to be effective, must be received by the Administrative Agent not later than 11:00 a.m. on the third Business Day preceding the date of any conversion), (i) to convert any outstanding Borrowings of Prime Rate Loans to Borrowings of LIBOR Rate Loans, or (ii) to continue an outstanding Borrowing of LIBOR Rate Loans for an additional Interest Period, or (iii) to convert any outstanding Borrowings of LIBOR Rate Loans to a Borrowing of Prime Rate Loans, subject in each case to the following:

(i) No Borrowing of Revolving Credit Loans may be converted into, or continued as, LIBOR Rate Loans at any time when any Event of Default has occurred and is continuing (nothing contained herein being deemed to obligate the Borrowers to incur Breakage Costs upon the occurrence and during the continuance of an Event of Default unless the Obligations are accelerated);

(ii) If less than a full Borrowing of Revolving Credit Loans is converted, such conversion shall be made pro rata among the Lenders based upon their Commitment Percentages in accordance with the respective principal amounts of the Revolving Credit Loans comprising such Borrowing held by such Lenders immediately prior to such conversion;

(iii) The aggregate principal amount of Prime Rate Loans being converted into or continued as LIBOR Rate Loans shall be in an integral of $1,000,000 and at least $5,000,000;

(iv) Each Lender shall effect each conversion by applying the proceeds of its new LIBOR Rate Loan or Prime Rate Loan, as the case may be, to its Revolving Credit Loan being so converted;

(v) The Interest Period with respect to a Borrowing of LIBOR Rate Loans effected by a conversion or in respect to the Borrowing of LIBOR Rate Loans being continued as LIBOR Rate Loans shall commence on the date of conversion or the expiration of the current Interest Period applicable to such continuing Borrowing, as the case may be;

(vi) A Borrowing of LIBOR Rate Loans may be converted only on the last day of an Interest Period applicable thereto, unless the applicable Borrower pays all Breakage Costs incurred in connection with such conversion;

(vii) In no event shall more than ten (10) Borrowings of LIBOR Rate Loans be outstanding at any time or more than two (2) Borrowings of LIBOR Rate Loans having an Interest Period of less than one (1) month be selected by the Lead Borrower in any thirty (30) day period; and

(viii) Each request for a conversion or continuation of a Borrowing of LIBOR Rate Loans which fails to state an applicable Interest Period shall be deemed to be a request for an Interest Period of one (1) month.

(b) If the Lead Borrower does not give notice to convert any Borrowing of LIBOR Rate Loans, or does not give notice to continue, or does not have the right to continue, any Borrowing as LIBOR Rate Loans, in each case as provided in SECTION 2.09(a) above, such Borrowing shall automatically be converted to, or continued as, as applicable, a Borrowing of Prime Rate Loans, at the expiration of the then-current Interest Period. The Administrative Agent shall, after it receives notice from the Lead Borrower, promptly give each Lender notice of any conversion, in whole or part, of any Revolving Credit Loan made by such Lender.

SECTION 2.10 Alternate Rate of Interest for Revolving Credit Loans.

If prior to the commencement of any Interest Period for a LIBOR Borrowing, the Administrative Agent:

(A) reasonably determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBOR Rate (in accordance with the terms of the definition thereof) for such Interest Period; or

(B) is advised by the Required Lenders that the Adjusted LIBOR Rate for such Interest Period will not adequately and fairly reflect the cost to such Required Lenders of making or maintaining their Revolving Credit Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Lead Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Lead Borrower and the applicable Lenders that the circumstances giving rise to such notice no longer exist (which notice the Administrative Agent shall deliver promptly upon obtaining knowledge of the same), (i) any Borrowing Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a LIBOR Borrowing shall be ineffective and (ii) if any Borrowing Request requests a LIBOR Borrowing, such Borrowing shall be made as a Borrowing of Prime Rate Loans unless withdrawn by the Lead Borrower.

SECTION 2.11 Change in Legality.

(a) Notwithstanding anything to the contrary contained elsewhere in this Agreement, if any Change in Law occurring after the Effective Date shall make it unlawful for a Lender to make or maintain a LIBOR Rate Loan or to give effect to its obligations as contemplated hereby with respect to a LIBOR Rate Loan, then, by written notice to the Lead Borrower, such Lender may (x) declare that LIBOR Rate Loans will not thereafter be made by such Lender hereunder, whereupon any request by the Lead Borrower for a LIBOR Borrowing shall, as to such Lender only, be deemed a request for a Prime Rate Loan unless such declaration shall be subsequently withdrawn; and (y) require that all outstanding LIBOR Rate Loans made by such Lender be converted to Prime Rate Loans, in which event all such LIBOR Rate Loans shall be automatically converted to Prime Rate Loans as of the effective date of such notice as provided in SECTION 2.09(b). In the event any Lender shall exercise its rights hereunder, all payments and prepayments of principal which would otherwise have been applied to repay the LIBOR Rate Loans that would have been made by such Lender or the converted LIBOR Rate Loans of such Lender, shall instead be applied to repay the Prime Rate Loans made by such Lender in lieu of, or resulting from the conversion of, such LIBOR Rate Loans.

(b) For purposes of this SECTION 2.11, a notice to the Lead Borrower pursuant to SECTION 2.11(a) above shall be effective, if lawful, and if any LIBOR Rate Loans shall then be outstanding, on the last day of the then-current Interest Period; and otherwise such notice shall be effective on the date of receipt by the Lead Borrower.

SECTION 2.12 Default Interest.

Effective upon written notice from the Administrative Agent (which notice shall be given only at the direction of the Required Lenders after the occurrence of any Specified Default) and at all times thereafter while such Specified Default is continuing, interest shall accrue on all Loans and other amounts owing by the Borrowers (after as well as before judgment, as and to the extent permitted by law) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days as applicable) (the “Default Rate”) equal to the rate (including the Applicable Margin for Revolving Credit Loans, as applicable) in effect from time to time plus two percent (2.00%) per annum and such interest shall be payable on demand.

SECTION 2.13 Letters of Credit.

(a) Upon the terms and subject to the conditions herein set forth, at any time and from time to time after the date hereof and prior to the Termination Date, the Lead Borrower on behalf of the Borrowers may request an Issuing Bank to issue, and subject to the terms and conditions contained herein, the applicable Issuing Bank shall issue, for the account of the relevant Borrower, one or more Letters of Credit; provided, however, that no Letter of Credit shall be issued if after giving effect to such issuance (i) the aggregate Letter of Credit Outstandings shall exceed the Letter of Credit Sublimit, or (ii) the Total Outstandings would exceed the limitations set forth in SECTION 2.01(a) provided, further, that no Letter of Credit shall be issued unless an Issuing Bank shall have received notice from the Administrative Agent that the conditions to such issuance have been met (such notice shall be deemed given (x) if the Issuing Bank has not received notice that the conditions have not been met within two Business Days of the initial request to the Issuing Bank and the Administrative Agent pursuant to SECTION 2.13(h), or (y) if the aggregate undrawn amount under Letters of Credit issued by such Issuing Bank then outstanding does not exceed the amount theretofore agreed to by the Lead Borrower, the Administrative Agent and the Issuing Bank); and provided further that an Issuing Bank shall not be required to issue any such Letter of Credit in its reasonable discretion if: (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from issuing such Letter of Credit, or any Applicable Law relating to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which the Issuing Bank in good faith deems material to it, (B) the issuance of such Letter of Credit would violate one or more policies of the Issuing Bank applicable to letters of credit generally, or (C) any Lender is at such time a Deteriorating Lender hereunder, unless the Issuing Bank has entered into satisfactory arrangements with the Borrowers or such Lender to eliminate the Issuing Bank’s risk of full reimbursement with respect to such Letter of Credit. A permanent reduction of the Total Commitments shall not require a corresponding pro rata reduction in the Letter of Credit Sublimit; provided, however, that if the Total Commitments are reduced to an amount less than the Letter of Credit Sublimit, then the Letter of Credit Sublimit shall be reduced to an amount equal to (or, at Lead Borrower’s option, less than) the Total Commitments. Any Issuing Bank (other than Bank of America or any of its Affiliates) shall notify the Administrative Agent in writing on each Business Day of all Letters of Credit issued on the prior Business Day by such Issuing Bank, provided that (A) until the Administrative Agent advises any such Issuing Bank that the provisions of SECTION 6.10 have been or would be violated, or (B) the aggregate amount of the Letters of Credit issued in any such week exceeds such amount as shall be agreed by the Administrative Agent and the Issuing Bank, such Issuing Bank shall be required to so notify the Administrative Agent in writing only once each week of the Letters of Credit issued by such Issuing Bank during the immediately preceding week as well as the daily amounts outstanding for the prior week, such notice to be furnished on such day of the week as the Administrative Agent and such Issuing Bank may agree.

(b) Each Standby Letter of Credit shall expire at or prior to the close of business on the earlier of the date which is (i) one (1) year after the date of the issuance of such Letter of Credit (or such other longer period of time as the Administrative Agent and the applicable Issuing Bank may agree) (or, in the case of any renewal or extension thereof, one (1) year after such renewal or extension) and (ii) unless cash collateralized or otherwise credit supported to the reasonable satisfaction of the Administrative Agent and the applicable Issuing Bank (in which case, the expiry may extend no longer than twelve months after the Maturity Date), five (5) Business Days prior to the Maturity Date; provided, however, that each Standby Letter of Credit may, upon the request of the Lead Borrower, include a provision whereby such Letter of Credit shall be renewed automatically for additional consecutive periods of twelve (12) months or less (but not beyond the date that is five (5) Business Days prior to the Maturity Date unless cash collateralized or otherwise credit supported to the reasonable satisfaction of the Administrative Agent and the applicable Issuing Bank (in which case, the expiry may extend no longer than twelve months after the Maturity Date)) unless the applicable Issuing Bank notifies the beneficiary thereof at least thirty (30) days prior to the then-applicable expiration date that such Letter of Credit will not be renewed.

(c) Each Commercial Letter of Credit shall expire at or prior to the close of business on the earlier of the date which is (i) one (1) year after the date of the issuance of such Commercial Letter of Credit (or such other period as may be acceptable to the Administrative Agent and the applicable Issuing Bank) and (ii) unless cash collateralized or otherwise credit supported to the reasonable satisfaction of the Administrative Agent and the applicable Issuing Bank (in which case, the expiry may extend no longer than twelve months after the Maturity Date), five (5) Business Days prior to the Maturity Date.

(d) Drafts drawn under each Letter of Credit shall be reimbursed by the Borrowers by paying to the Administrative Agent an amount equal to such drawing not later than 12:00 p.m. on the Business Day immediately following the day that the Lead Borrower receives notice of such drawing and demand for payment by the applicable Issuing Bank, provided that (i) in the absence of written notice to the contrary from the Lead Borrower, and subject to the other provisions of this Agreement, such payments shall be financed when due with a Prime Rate Loan (which may be a Swingline Loan) to the applicable Borrower in an equivalent amount and, to the extent so financed, the respective Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Prime Rate Loan or Swingline Loan, and (ii) in the event that the Lead Borrower has notified the Administrative Agent that it will not so finance any such payments, the applicable Borrowers will make payment directly to the applicable Issuing Bank when due. The Administrative Agent shall promptly remit the proceeds from any Loans made pursuant to clause (i) above in reimbursement of a draw under a Letter of Credit to the applicable Issuing Bank. Such Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Such Issuing Bank shall promptly notify the Administrative

Agent and the Lead Borrower by telephone (confirmed by telecopy) of such demand for payment and whether such Issuing Bank has made or will make payment thereunder; provided, however, that any failure to give or delay in giving such notice shall not relieve the Borrowers of their obligation to reimburse such Issuing Bank and the Lenders with respect to any such payment.

(e) If any Issuing Bank shall make any Letter of Credit Disbursement, then, unless the applicable Borrowers shall reimburse such Issuing Bank in full on the date provided in SECTION 2.13(d) above, the unpaid amount thereof shall bear interest at the rate per annum then applicable to Prime Rate Loans (except as set forth in the immediately succeeding sentence) for each day from and including the date such payment is made to, but excluding, the date that such Borrowers reimburse such Issuing Bank therefor, provided, however, that, if such Borrowers fail to reimburse any Issuing Bank when due pursuant to this SECTION 2.13(e), then interest shall accrue at the Default Rate. Interest accrued pursuant to this paragraph shall be for the account of, and promptly remitted by the Administrative Agent, upon receipt to, the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to SECTION 2.13(g) to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment and shall be calculated, with respect to such Lender, at the rate per annum then applicable to Prime Rate Loans.

(f) Immediately upon the issuance of any Letter of Credit by any Issuing Bank (or the amendment of a Letter of Credit increasing the amount thereof), and without any further action on the part of such Issuing Bank, such Issuing Bank shall be deemed to have sold to each Lender, and each such Lender shall be deemed unconditionally and irrevocably to have purchased from such Issuing Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Lender’s Commitment Percentage, in such Letter of Credit, each drawing thereunder and the obligations of the Borrowers under this Agreement and the other Loan Documents with respect thereto. Upon any change in the Total Commitments pursuant to SECTION 2.02, SECTION 2.15, SECTION 2.17 or SECTION 9.04 of this Agreement, it is hereby agreed that with respect to all Letter of Credit Outstandings, there shall be an automatic adjustment to the participations hereby created to reflect the new Commitment Percentages of the assigning and assignee Lenders and the Additional Commitment Lenders, if applicable. Any action taken or omitted by any Issuing Bank under or in connection with a Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such Issuing Bank any resulting liability to any Lender.

(g) In the event that any Issuing Bank makes any Letter of Credit Disbursement and the Borrowers shall not have reimbursed such amount in full to such Issuing Bank pursuant to this SECTION 2.13, such Issuing Bank shall promptly notify the Administrative Agent, which shall promptly notify each Lender, of such failure, and each Lender shall promptly and unconditionally pay to the Administrative Agent, for the account of such Issuing Bank the amount of such Lender’s Commitment Percentage of such unreimbursed payment in dollars and in same day funds. If the applicable Issuing Bank so notifies the Administrative Agent and the Administrative Agent so notifies the Lenders prior to 11:00 a.m. on any Business Day, each such Lender shall make available to the applicable Issuing Bank such Lender’s Commitment Percentage of the amount of such payment on such Business Day in same day funds (or if such notice is received by the Lenders after 11:00 a.m. on the day of receipt, payment shall be made on the immediately following Business Day in same day funds). If and to the extent such Lender shall not have so made its Commitment Percentage of the amount of such payment available to the applicable Issuing Bank, such Lender agrees to pay to such Issuing Bank forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent for the account of such Issuing Bank at the Federal Funds Effective Rate. Each Lender agrees to fund its Commitment Percentage of such unreimbursed payment notwithstanding a failure to satisfy any applicable lending conditions or the provisions of SECTION 2.01 or SECTION 2.06, or the occurrence of the Termination Date. The failure of any Lender to make available to the applicable Issuing Bank its Commitment Percentage of any payment under any Letter of Credit shall neither relieve any Lender of its obligation hereunder to make available to such Issuing Bank its Commitment Percentage of any payment under any Letter of Credit on the date required, as specified above, nor increase the obligation of such other Lender. Whenever any Lender has made payments to any Issuing Bank in respect of any reimbursement obligation for any Letter of Credit, such Lender shall be entitled to share ratably, based on its Commitment Percentage, in all payments and collections thereafter received on account of such reimbursement obligation.

(h) Whenever the Lead Borrower desires that any Issuing Bank issue a Letter of Credit (or the amendment, renewal or extension (other than automatic renewal or extensions) of an outstanding Letter of Credit), the Lead Borrower shall give to the applicable Issuing Bank and the Administrative Agent at least two (2) Business Days’ prior written (including, without limitation, by telegraphic, telex, facsimile or cable communication) notice (or such shorter period as may be agreed upon in writing by such Issuing Bank and the Lead Borrower) specifying the date on which the proposed Letter of Credit is to be issued, amended, renewed or extended (which shall be a Business Day), the Stated Amount of the Letter of Credit so requested, the expiration date of such Letter of Credit, the name and address of the beneficiary thereof, and the provisions thereof. If requested by the applicable Issuing Bank, the Lead Borrower shall also submit documentation on such Issuing Bank’s standard form in connection with any request for the issuance, amendment, renewal or extension of a Letter of Credit, provided that in the event of a conflict or inconsistency between the terms of such documentation and this Agreement, the terms of this Agreement shall supersede any inconsistent or contrary terms in such documentation and this Agreement shall control.

(i) Subject to the limitations set forth below, the obligations of the Borrowers to reimburse the Issuing Banks for any Letter of Credit Disbursement shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation (it being understood that any such payment by the Borrowers shall be without prejudice to, and shall not constitute a waiver of, any rights the Borrowers might have or might acquire hereunder as a result of the payment by the applicable Issuing Bank of any draft or the reimbursement by the Borrowers thereof): (i) any lack of validity or enforceability of a

Letter of Credit; (ii) the existence of any claim, setoff, defense or other right which a Borrower may have at any time against a beneficiary of any Letter of Credit or against any Issuing Bank or any of the Lenders, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction; (iii) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged or fraudulent in any respect or any statement therein being untrue or inaccurate in any respect; (iv) payment by any Issuing Bank of any Letter of Credit against presentation of a demand, draft or certificate or other document which does not strictly comply with the terms of such Letter of Credit; (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this SECTION 2.13, constitute a legal or equitable discharge of, or provide a right of setoff against, any Loan Party’s obligations hereunder; or (vi) the fact that any Event of Default shall have occurred and be continuing; provided, that the Borrowers shall have no obligation to reimburse any Issuing Bank to the extent that such payment was made in error due to the gross negligence, bad faith or willful misconduct of such Issuing Bank (as determined by a court of competent jurisdiction or another independent tribunal having jurisdiction). No Credit Party shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the applicable Issuing Bank, provided that the foregoing shall not be construed to excuse such Issuing Bank from liability to the Borrowers to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by the Borrowers that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence, bad faith or willful misconduct on the part of any Issuing Bank (as determined by a court of competent jurisdiction or another independent tribunal having jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in compliance with the terms of a Letter of Credit, the applicable Issuing Bank may, in its reasonable discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(j) If any Specified Default shall occur and be continuing, on the Business Day that the Lead Borrower receives notice from the Administrative Agent (which notice may be given at the election of the Administrative Agent or at the direction of the Required Lenders) demanding the deposit of cash collateral pursuant to this paragraph, the applicable Loan Parties shall immediately deposit in the applicable Cash Collateral Account an amount in cash equal to 103% of the Letter of Credit Outstandings owing by such Loan Parties as of such date, plus any accrued and unpaid interest thereon. Each such deposit shall be held by the Collateral Agent for the payment and performance of the Obligations. The Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such Cash Collateral Account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and in the sole discretion of the Administrative Agent (at the request of the Lead Borrower and at the Borrowers’ risk and expense), such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such Cash Collateral Account shall be applied by the Administrative Agent to reimburse the Issuing Banks for payments on account of drawings under Letters of Credit for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the Letter of Credit Outstandings at such time or, if the maturity of the Revolving Credit Loans has been accelerated, shall be applied to satisfy the other respective Obligations of the applicable Borrower. If the applicable Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence and continuance of a Specified Default, such amount (to the extent not applied as aforesaid) shall be returned promptly to the respective Borrower but in no event later than two (2) Business Days after all Specified Defaults have been cured or waived.

SECTION 2.14 Increased Costs.

(a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any holding company of any Lender (except any such reserve requirement reflected in the Adjusted LIBOR Rate) or any Issuing Bank; or

(ii) impose on any Lender or any Issuing Bank or the London interbank market any other condition affecting LIBOR Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost in any material amount in excess of those incurred by similarly situated lenders to such Lender of making or maintaining any LIBOR Rate Loan (or of maintaining its obligation to make any such Revolving Credit Loan) or to increase the cost in any material amount in excess of those incurred by similarly situated lenders to such Lender or any Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount in any material respect of any sum received or receivable by such Lender or such Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrowers will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

(b) If any Lender or any Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Revolving Credit Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company would have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.

(c) A certificate of a Lender or any Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this SECTION 2.14 and setting forth in reasonable detail the manner in which such amount or amounts were determined shall be delivered to the Lead Borrower and shall be conclusive absent manifest error. The Borrowers shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within fifteen (15) Business Days after receipt thereof.

(d) Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this SECTION 2.14 shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation, provided that the Borrowers shall not be required to compensate a Lender or any Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 90 days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor, and provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 90 day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.15 Termination or Reduction of Commitments.

(a) Upon at least two (2) Business Days’ prior written notice to the Administrative Agent, the Lead Borrower may, at any time, in whole permanently terminate, or from time to time in part permanently reduce, the Commitments. Each such reduction shall be in the principal amount of $5,000,000 or any integral multiple thereof. Each such reduction or termination shall (i) be applied ratably to the Commitments of each Lender and (ii) be irrevocable at the effective time of any such termination or reduction. The Borrowers shall pay to the Administrative Agent for application as provided herein (i) at the effective time of any such termination (but not any partial reduction), all earned and unpaid fees under the Fee Letter and all Unused Fees accrued on the Commitments so terminated, and (iii) at the effective time of any such reduction or termination, any amount by which the Total Outstandings on such date exceed the amount to which the Commitments are to be reduced effective on such date.

(b) Upon the Termination Date, the Commitments of the Lenders and the credit facility provided hereunder shall be terminated in full and the Borrowers shall pay, in full and in cash, all outstanding Revolving Credit Loans and all other outstanding Obligations then owing by them to the Lenders.

SECTION 2.16 Optional Prepayment of Revolving Credit Loans; Reimbursement of Lenders.

(a) The Borrowers shall have the right at any time and from time to time to prepay without premium or penalty (but subject to payment of Breakage Costs as provided in SECTION 2.16(b) below) (without a commitment reduction) outstanding Revolving Credit Loans in whole or in part, (x) with respect to LIBOR Rate Loans, upon at least two (2) Business Days’ prior written, telex or facsimile notice to the Administrative Agent, prior to 12:00 p.m., and (y) with respect to Prime Rate Loans, on the same Business Day if written, telex or facsimile notice is received by the Administrative Agent prior to 12:00 p.m., subject in each case to the following limitations:

(i) Subject to SECTION 2.17, all prepayments shall be paid to the Administrative Agent for application (except as otherwise directed by the applicable Borrower), first, to the prepayment of outstanding Swingline Loans, second, to the prepayment of other outstanding Revolving Credit Loans ratably in accordance with each Lender’s Commitment Percentage, and third, if a Specified Default then exists, to the funding of a cash collateral deposit in the Cash Collateral Account in an amount equal to 103% of all Letter of Credit Outstandings;

(ii) Subject to the foregoing, outstanding Prime Rate Loans of the Borrowers shall be prepaid before outstanding LIBOR Rate Loans of the Borrowers are prepaid (except as otherwise directed by the Lead Borrower). Each partial prepayment of LIBOR Rate Loans shall be in an integral multiple of $1,000,000 (but in no event less than $10,000,000). No prepayment of LIBOR Rate Loans shall be permitted pursuant to this SECTION 2.16 other than on the last day of an Interest Period applicable thereto, unless the Borrowers reimburse the Lenders for all Breakage Costs associated therewith within five (5) Business Days of receiving a written demand for such reimbursement which sets forth the calculation of such Breakage Costs in reasonable detail. No partial prepayment of a Borrowing of LIBOR Rate Loans shall result in the aggregate principal amount of the LIBOR Rate Loans remaining outstanding pursuant to such Borrowing being less than $5,000,000 (unless all such outstanding LIBOR Rate Loans are being prepaid in full); and

(iii) Each notice of prepayment shall specify the prepayment date, the principal amount and Type of the Revolving Credit Loans to be prepaid and, in the case of LIBOR Rate Loans, the Borrowing or Borrowings pursuant to which such Revolving Credit Loans were made. Each notice of prepayment shall be revocable, provided that, within five (5) Business Days of receiving a written demand for such reimbursement which sets forth the calculation of such Breakage Costs in reasonable detail, the Borrowers shall reimburse the Lenders for all Breakage Costs associated with the revocation of any notice of prepayment. The Administrative Agent shall, promptly after receiving notice from the Lead Borrower hereunder, notify each applicable Lender of the principal amount and Type of the Revolving Credit Loans held by such Lender which are to be prepaid, the prepayment date and the manner of application of the prepayment.

(b) The Borrowers shall reimburse each Lender as set forth below for any loss incurred or to be incurred by the Lenders in the reemployment of the funds (i) resulting from any prepayment (for any reason whatsoever, including, without limitation, conversion to Prime Rate Loans or acceleration by virtue of, and after, the occurrence and during the continuance of an Event of Default) of any LIBOR Rate Loan required or permitted under this Agreement, if such Revolving Credit Loan is prepaid other than on the last day of the Interest Period for such Revolving Credit Loan or (ii) in the event that after the Lead Borrower delivers a notice of borrowing under SECTION 2.04 in respect of LIBOR Rate Loans, such Revolving Credit Loans are not made on the first day of the Interest Period specified in such notice of borrowing for any reason other than a breach by such Lender of its obligations hereunder or the delivery of any notice pursuant to SECTION 2.09, SECTION 2.10 or SECTION 2.11, or (iii) in the event that after a Borrower delivers a notice of commitment reduction under SECTION 2.15 or a notice of prepayment under SECTION 2.16 in respect of LIBOR Rate Loans, such commitment reductions or such prepayments are not made on the day specified in such notice of reduction or prepayment. Such loss shall be the amount (herein, collectively, “Breakage Costs”) as reasonably determined by such Lender as the excess, if any, of (A) the amount of interest which would have accrued to such Lender on the amount so paid, not prepaid or not borrowed at a rate of interest equal to the Adjusted LIBOR Rate for such Revolving Credit Loan (but specifically excluding any Applicable Margin), for the period from the date of such payment or failure to borrow or failure to prepay to the last day (x) in the case of a payment or refinancing of a LIBOR Rate Loan with Prime Rate Loans other than on the last day of the Interest Period for such Revolving Credit Loan or the failure to prepay a LIBOR Rate Loan, of the then current Interest Period for such Revolving Credit Loan or (y) in the case of such failure to borrow, of the Interest Period for such LIBOR Rate Loan which would have commenced on the date of such failure to borrow, over (B) the amount of interest which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the London interbank market. Any Lender demanding reimbursement for such loss shall deliver to the Lead Borrower from time to time one or more certificates setting forth the amount of such loss as determined by such Lender and setting forth in reasonable detail the manner in which such amount was determined and such amounts shall be due within ten (10) Business Days after the receipt of such notice.

(c) In the event the Borrowers fail to prepay any Revolving Credit Loan on the date specified in any prepayment notice delivered pursuant to SECTION 2.16(a) (whether or not such prepayment notice is revoked), the Borrowers, within five (5) Business Days after the receipt of the notice described below from any Lender, shall pay to the Administrative Agent, for the account of such Lender, without duplication of any

Breakage Costs otherwise due, any amounts required to compensate such Lender for any loss incurred by such Lender as a result of such failure to prepay, including, without limitation, any loss, cost or expenses (other than loss of profits) incurred by reason of the acquisition of deposits or other funds by such Lender to fulfill deposit obligations incurred in anticipation of such prepayment. Any Lender demanding such payment shall deliver to the Lead Borrower, from time to time, one or more certificates setting forth the amount of such loss as determined by such Lender and setting forth in reasonable detail the manner in which such amount was determined and such amounts shall be due within ten (10) Business Days after the receipt of such notice.

(d) Whenever any partial prepayment of Revolving Credit Loans are to be applied to LIBOR Rate Loans, such LIBOR Rate Loans shall be prepaid in the chronological order of their Interest Payment Dates or as the Lead Borrower may otherwise designate in writing.

SECTION 2.17 Mandatory Prepayment; Commitment Termination; Cash Collateral.

The outstanding Obligations shall be subject to prepayment as follows:

(A) If at any time the Total Outstandings causes Availability to be less than zero, the Borrowers will, immediately upon notice from the Administrative Agent: (x) prepay the Revolving Credit Loans in an amount necessary to eliminate such deficiency; and (y) if, after giving effect to the prepayment in full of all outstanding Revolving Credit Loans such deficiency has not been eliminated, deposit cash into the Cash Collateral Account in an amount equal to 103% of the Letters of Credit Outstanding.

(B) The Revolving Credit Loans shall be repaid daily in accordance with (and to the extent required under) the provisions of SECTION 2.18, to the extent then applicable.

(C) Any Net Proceeds received from a Prepayment Event, whether or not a Cash Dominion Event then exists, shall be paid over to the Administrative Agent on receipt by the Loan Parties and shall be utilized to prepay the Obligations in the order of priority set forth in SECTION 7.03. The Agents shall not be obligated to release their Liens on any Collateral included in such Prepayment Event until such Net Proceeds have been so received (to the extent required in this clause (c)). The application of such Net Proceeds to the Obligations shall not reduce the Total Commitments. If all Obligations then due are paid, any excess Net Proceeds shall be remitted to the operating account of the Borrowers maintained with the Administrative Agent.

(D) Except as set forth in SECTION 2.17(C) and except during the continuance of a Cash Dominion Event, any Net Proceeds, Cash

Receipts and other payments received by the Administrative Agent shall be applied as the Lead Borrower shall direct the Administrative Agent in writing.

(E) The Borrowers shall prepay the Obligations as required pursuant to SECTION 2.15 (b).

(F) Subject to the foregoing, outstanding Prime Rate Loans shall be prepaid before outstanding LIBOR Rate Loans are prepaid. No prepayment of LIBOR Rate Loans shall be permitted pursuant to this SECTION 2.17 other than on the last day of an Interest Period applicable thereto, unless the Borrowers reimburse the Lenders for all Breakage Costs associated therewith within five (5) Business Days of receiving a written demand for such reimbursement which sets forth the calculation of such Breakage Costs in reasonable detail. In order to avoid such Breakage Costs, as long as no Specified Default has occurred and is continuing, at the request of the Lead Borrower, the Administrative Agent shall hold all amounts required to be applied to LIBOR Rate Loans in the Cash Collateral Account and will apply such funds to the applicable LIBOR Rate Loans at the end of the then pending Interest Period therefor (provided that the foregoing shall in no way limit or restrict the Agents’ rights upon the occurrence and during the continuance of any other Event of Default). No partial prepayment of a Borrowing of LIBOR Rate Loans shall result in the aggregate principal amount of the LIBOR Rate Loans remaining outstanding pursuant to such Borrowing being less than $10,000,000. A prepayment of the Obligations pursuant to SECTION 2.16 or SECTION 2.17 shall not permanently reduce the Total Commitments.

(G) All credits against the Obligations shall be conditioned upon final payment to the Administrative Agent of the items giving rise to such credits. If any item credited to the Loan Account is dishonored or returned unpaid for any reason, whether or not such return is rightful or timely, the Administrative Agent shall have the right to reverse such credit and charge the amount of such item to the Loan Account and the Borrowers shall indemnify the Secured Parties against all claims and actual losses resulting from such dishonor or return.

SECTION 2.18 Cash Management.

(a) Within thirty (30) days of the occurrence of Specified Default, or immediately upon the occurrence of any other Cash Dominion Event, the Borrowers, upon the request of any Agent, shall deliver to the Agents a schedule of all DDAs, that to the knowledge of the Responsible Officers of the Loan Parties, are maintained by the Loan Parties, which Schedule includes, with respect to each depository (i) the name and address of such depository; (ii) the account number(s) maintained with such depository; and (iii) a contact person at such depository.

(b) Annexed hereto as Schedule 2.18(b) is a list describing, as of the Effective Date, all arrangements to which any Loan Party is a party with respect to the payment to such Loan Party of the proceeds of all credit card charges for sales by such Loan Party.

(c) On or prior to the Effective Date, to the extent not previously delivered, each Loan Party shall:

(i) deliver to the Collateral Agent notifications (each, a “Credit Card Notification”) substantially in the form attached hereto as Exhibit G which have been executed on behalf of such Loan Party and addressed to such Loan Party’s credit card clearinghouses and processors listed on Schedule 2.18(b); and

(ii) enter into a blocked account agreement (each, a “Blocked Account Agreement”), reasonably satisfactory to the Agents, with any Blocked Account Bank, including, without limitation, with respect to the deposit accounts existing as of the Effective Date listed on Schedule 2.18(c) attached hereto (collectively, the “Blocked Accounts”).

(d) Each Credit Card Notification and Blocked Account Agreement shall require, during the continuance of a Cash Dominion Event (and delivery of notice thereof from the Collateral Agent), the ACH or wire transfer on each Business Day (and whether or not there is then an outstanding balance in the Loan Account) of all available cash receipts (the “Cash Receipts”) to the concentration account maintained by the Administrative Agent at Bank of America (the “Concentration Account”), from:

(i) the sale of Inventory and other Collateral (whether or not constituting a Prepayment Event);

(ii) all proceeds of collections of Accounts (whether or not constituting a Prepayment Event);

(iii) all Net Proceeds on account of any Prepayment Event (other than, until the Term Loan Financing Facility is repaid in full, a Prepayment Event arising in connection with the Term Loan Priority Collateral);

(iv) each Blocked Account (including all cash deposited therein from each DDA; and

(v) the cash proceeds of all credit card charges.

(e) If, at any time during the continuance of a Cash Dominion Event, any cash or cash equivalents owned by any Loan Party (other than petty cash accounts funded in the ordinary course of business, the deposits in which shall not aggregate more than $3,000,000 or exceed $10,000 with respect to any one account (or in each case, such greater amounts to which the Administrative Agent may agree), and payroll, trust and tax withholding accounts funded in the ordinary course of business and required by Applicable Law) are deposited to any account, or held or invested in any manner, otherwise than in a Blocked Account that is subject to a Blocked Account Agreement (or a DDA which is swept daily to a Blocked Account), the Collateral Agent may require the applicable Loan Party to close such account and have all funds therein transferred to a Blocked Account, and all future deposits made to a Blocked Account which is subject to a Blocked Account Agreement. In addition to the foregoing, during the continuance of a Cash Dominion Event, the Loan Parties shall provide the Collateral Agent with an accounting of the contents of the Blocked Accounts, which shall identify, to the satisfaction of the Collateral Agent, the proceeds from the Term Loan Priority Collateral which were deposited into a Blocked Account and swept to the Concentration Account. Upon the receipt of (x) the contents of the Blocked Accounts, and (y) such accounting, the Collateral Agent agrees, to the extent required by the Intercreditor Agreement, to promptly remit to the agent under the Term Loan Financing Facility the proceeds of the Term Loan Priority Collateral received by the Administrative Agent.

(f) The Loan Parties may close DDAs or Blocked Accounts and/or open new DDAs or Blocked Accounts, subject to the execution and delivery to the Collateral Agent of appropriate Blocked Account Agreements (except with respect to any payroll, trust and tax withholding accounts or unless expressly waived by the Collateral Agent) consistent with the provisions of this SECTION 2.18 and otherwise reasonably satisfactory to the Collateral Agent. The Loan Parties shall furnish the Collateral Agent with prior written notice of their intention to open or close a Blocked Account and the Collateral Agent shall promptly notify the Lead Borrower as to whether the Collateral Agent shall require a Blocked Account Agreement with the Person with whom such account will be maintained. Unless consented to in writing by the Collateral Agent, the Borrowers shall not enter into any agreements with credit card processors other than the ones expressly contemplated herein unless contemporaneously therewith, a Credit Card Notification, is executed and delivered to the Collateral Agent.

(g) The Borrowers may also maintain one or more disbursement accounts (the “Disbursement Accounts”) to be used by the Borrowers for disbursements and payments (including payroll) in the ordinary course of business or as otherwise permitted hereunder.

(h) During the continuance of a Cash Dominion Event, the Concentration Account shall at all times be under the sole dominion and control of the Collateral Agent. Each Borrower hereby acknowledges and agrees that during the continuance of a Cash Dominion Event, (i) such Borrower has no right of withdrawal from the Concentration Account, (ii) the funds on deposit in the Concentration Account shall at all times continue to be collateral security for all of the Obligations, and (iii) the funds on deposit in the Concentration Account shall be applied as provided in this Agreement. In the event that, notwithstanding the provisions of this SECTION 2.18, during the continuation of a Cash Dominion Event, any Borrower receives or otherwise has dominion and control of any such proceeds or collections, such proceeds and collections shall be held in trust by such Borrower for the Collateral Agent, shall not be commingled with any of such Borrower’s other funds or deposited in any account of such Borrower and shall promptly be deposited into the Concentration Account or dealt with in such other fashion as such Borrower may be instructed by the Collateral Agent.

(i) Any amounts received in the Concentration Account at any time when all of the Obligations then due have been and remain fully repaid shall be remitted to the operating account of the Borrowers maintained with the Administrative Agent.

(j) The Collateral Agent shall promptly (but in any event within one Business Day) furnish written notice to each Person with whom a Blocked Account is maintained of any termination of a Cash Dominion Event.

(k) The following shall apply to deposits and payments under and pursuant to this Agreement:

(i) Funds shall be deemed to have been deposited to the Concentration Account on the Business Day on which deposited, provided that such deposit is available to the Administrative Agent by 4:00 p.m. on that Business Day (except that if the Obligations are being paid in full, by 2:00 p.m. on that Business Day);

(ii) Funds paid to the Administrative Agent, other than by deposit to the Concentration Account, shall be deemed to have been received on the Business Day when they are good and collected funds, provided that such payment is available to the Administrative Agent by 4:00 p.m. on that Business Day (except that if the Obligations or are being paid in full, by 2:00 p.m. on that Business Day);

(iii) If a deposit to the Concentration Account or payment is not available to the Administrative Agent until after 4:00 p.m. on a Business Day, such deposit or payment shall be deemed to have been made at 9:00 a.m. on the then next Business Day;

(iv) If any item deposited to the Concentration Account and credited to the Loan Account is dishonored or returned unpaid for any reason, whether or not such return is rightful or timely, the Administrative Agent shall have the right to reverse such credit and charge the amount of such item to the applicable Loan Account and the Borrowers shall indemnify the Secured Parties against all out-of-pocket claims and losses resulting from such dishonor or return;

(v) All amounts received under this SECTION 2.18 shall be applied in the manner set forth in SECTION 2.17(f) and in the priority set forth in SECTION 7.03.

SECTION 2.19 Fees.

(a) The Borrowers shall pay to the Agents and the Arrangers, for their respective accounts, the fees set forth in the Fee Letter as and when payment of such fees is due as therein set forth.

(b) The Borrowers shall pay the Administrative Agent, for the account of the Lenders, an aggregate fee (the “Unused Fee”) equal to 0.375% per annum (on the basis of actual days elapsed in a year of 365 or 366 days, as applicable) of the average daily balance of their respective Unused Commitment, during the Fiscal Quarter just ended (or relevant period with respect to the payment being made through the first Fiscal Quarter ending after the Effective Date or on the Termination Date). The Unused Fee shall be paid in arrears, on the first day of each Fiscal Quarter after the execution of this Agreement and on the Termination Date. The Administrative Agent shall pay the Unused Fee to the Lenders upon the Administrative Agent’s receipt of the Unused Fee based upon their pro rata share of an amount equal to the aggregate Unused Fee to all Lenders.

(c) The Borrowers shall pay the Administrative Agent, for the account of the Lenders, on the first day of each Fiscal Quarter and on demand after the Termination Date, in arrears, a fee calculated on the basis of a 365 or 366 day year, as applicable and actual days elapsed (each, a “Letter of Credit Fee”), equal to the following per annum percentages of the average face amount of the following categories of Letters of Credit outstanding during the three month period then ended:

(i) Standby Letters of Credit: for the account of each Lender in accordance with its Commitment Percentage, at a per annum rate equal to the then Applicable Margin for LIBOR Rate Loans;

(ii) Commercial Letters of Credit: for the account of each Lender in accordance with its Commitment Percentage, at a per annum rate equal to fifty percent (50%) of the then Applicable Margin for LIBOR Rate Loans;

(iii) After the occurrence and during the continuance of a Specified Default, at any time that the Administrative Agent is not holding in the Cash Collateral Account an amount in cash equal to 103% of the Letter of Credit Outstandings, as of such date, plus accrued and unpaid interest thereon, effective upon written notice from the Administrative Agent (which notice may be given at the election of the Administrative Agent or at the direction of the Required Lenders after the occurrence of any Specified Default), the Letter of Credit Fee shall be increased, at the option of the Administrative Agent or the Required Lenders, by an amount equal to two percent (2%) per annum.

(d) The Borrowers shall pay to each Issuing Bank, in addition to all Letter of Credit Fees otherwise provided for herein, (i) the reasonable and customary fees and charges of such Issuing Bank in connection with the negotiation, settlement and amendment of each Letter of Credit issued by such Issuing Bank, and (ii) a fronting fee (each, a “Fronting Fee”) equal to 1/8 of 1% on the aggregate Stated Amount of all Letters of Credit. Each such Fronting Fee shall be payable on the first day of each Fiscal Quarter and on demand after the Termination Date, in arrears.

(e) All fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for the account of the Administrative Agent and other Credit Parties as provided herein. Once due, all fees shall be fully earned and shall not be refundable under any circumstances.

SECTION 2.20 Maintenance of Loan Account; Statements of Account.

(a) The Administrative Agent shall maintain an account on its books in the name of the Borrowers (each, the “Loan Account”) which will reflect (i) all Revolving Credit Loans and other advances made by the Lenders to the Borrowers or for the Borrowers’ account, (ii) all Letter of Credit Disbursements, fees and interest that have become payable as herein set forth, and (iii) any and all other monetary Obligations that have become payable.

(b) The Loan Account will be credited with all amounts received by the Administrative Agent from the Borrowers or from other Persons for the Borrowers’ account, including all amounts received in the Concentration Account from the Blocked Account Banks during the continuance of a Cash Dominion Event, and the amounts so credited shall be applied as set forth in and to the extent required by SECTION 2.17 or 7.03, as applicable. After the end of each month, the Administrative Agent shall send to the Borrowers a statement accounting for the charges (including interest), loans, advances and other transactions occurring among and between the Administrative Agent, the Lenders and the Borrowers during that month. The monthly statements shall, absent manifest error, be deemed presumptively correct.

SECTION 2.21 Payments; Sharing of Setoff.

(a) The Borrowers shall make each payment required to be made hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of drawings under Letters of Credit, of amounts payable under SECTIONS 2.14, 2.16(b), 2.23, 9.03 or otherwise) prior to 2:00 p.m. on the date when due, in immediately available funds, without setoff or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 100 Federal Street, Boston, Massachusetts, except payments to be made directly to each Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to SECTIONS 2.14, 2.16(b), 2.23 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, except with respect to LIBOR Borrowings, the date for payment shall be extended to the next succeeding Business Day, and, if any payment due with respect to LIBOR Borrowings shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, unless that succeeding Business Day is in the next calendar month, in which event, the date of such payment shall be on the last Business Day of subject calendar month, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.

(b) All funds received by and available to the Administrative Agent to pay principal, unreimbursed drawings under Letters of Credit, interest, fees and other amounts then due hereunder, shall be applied in accordance with the provisions of SECTION 2.17 or 7.03 ratably among the parties entitled thereto in accordance with the amounts of principal, unreimbursed drawings under Letters of Credit, interest, fees and other amounts then due to such respective parties. For purposes of calculating interest due to a Lender, that Lender shall be entitled to receive interest on the actual amount contributed by that Lender towards the principal balance of the Revolving Credit Loans outstanding during the applicable period covered by the interest payment made by the Borrowers. Any net principal reductions to the Revolving Credit Loans received by the Administrative Agent in accordance with the Loan Documents during such period shall not reduce such actual amount so contributed, for purposes of calculation of interest due to that Lender, until the Administrative Agent has distributed to the applicable Lender its Commitment Percentage thereof.

(c) Unless the Administrative Agent shall have received notice from the Lead Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Banks hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the applicable Issuing Bank, as the case may be, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or the applicable Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate.

SECTION 2.22 Settlement Amongst Lenders

(a) The Swingline Lender may, at any time (but, in any event shall weekly, as provided in SECTION 2.22(b)), on behalf of the Borrowers (which hereby authorize the Swingline Lender to act on their behalf in that regard) request the Administrative Agent to cause the Lenders to make a Revolving Credit Loan (which shall be a Prime Rate Loan) in an amount equal to such Lender’s Commitment Percentage of the outstanding amount of Swingline Loans made in accordance with SECTION 2.06, which request may be made regardless of whether the conditions set forth in Article IV have been satisfied. Upon such request, each Lender shall make available to the Administrative Agent the proceeds of such Revolving Credit Loan for the account of the Swingline Lender. If the Swingline Lender requires a Revolving Credit Loan to be made by the Lenders and the request therefor is received prior to 12:00 p.m. on a Business Day, such transfers shall be made in immediately available funds no later than 3:00 p.m. that day; and, if the request therefor is received after 12:00 p.m., then no later than 3:00 p.m. on the next Business Day. The obligation of each such Lender to transfer such funds is irrevocable, unconditional and without recourse to or warranty by the Administrative Agent or the Swingline Lender. If and to the extent any Lender shall not have so made its transfer to the Administrative Agent, such Lender agrees to pay to the Administrative Agent, forthwith on demand, such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent, at the Federal Funds Effective Rate.

(b) In addition to the settlement of Swingline Loans set forth in clause (a) above, the amount of each Lender’s Commitment Percentage of outstanding Revolving Credit Loans shall be computed weekly (or more frequently in the Administrative Agent’s discretion) and shall be adjusted upward or downward based on all Revolving Credit Loans and repayments of Revolving Credit Loans received by the Administrative Agent as of 3:00 p.m. on the first Business Day (such date, the “Settlement Date”) following the end of the period specified by the Administrative Agent.

(c) The Administrative Agent shall deliver to each of the Lenders promptly after a Settlement Date a summary statement of the amount of outstanding Revolving Credit Loans for the period and the amount of repayments received for the period. As reflected on the summary statement, (i) the Administrative Agent shall transfer to each Lender its applicable Commitment Percentage of repayments, and (ii) each Lender shall transfer to the Administrative Agent (as provided below) or the Administrative Agent shall transfer to each Lender, such amounts as are necessary to insure that, after giving effect to all such transfers, the amount of Revolving Credit Loans made by each Lender with respect to Revolving Credit Loans to the Borrowers shall be equal to such Lender’s applicable Commitment Percentage of Revolving Credit Loans outstanding as of such Settlement Date. If the summary statement requires transfers to be made to the Administrative Agent by the Lenders and is received prior to 12:00 p.m. on a Business Day, such transfers shall be made in immediately available funds no later than 3:00 p.m. that day; and, if received after 12:00 p.m., then no later than 3:00 p.m. on the next Business Day. The obligation of each Lender to transfer such funds is irrevocable, unconditional and without recourse to or warranty by the Administrative Agent. If and to the extent any Lender shall not have so made its transfer to the Administrative Agent, such Lender agrees to pay to the Administrative Agent, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent, at the Federal Funds Effective Rate.

SECTION 2.23 Taxes.

(a) Any and all payments by or on account of any obligation of the Loan Parties hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided, however, that if a Loan Party or an Agent or a Lender shall be required to deduct or remit any Indemnified Taxes or Other Taxes from such payments, then (i) in the case of any Indemnified Taxes or Other Taxes, the sum payable shall be increased as necessary so that after making all required deductions or remittances for such Taxes (including deductions applicable to additional sums payable under this SECTION 2.23) the applicable Credit Party receives an amount equal to the sum it would have received had no such deductions been made, (ii) the applicable withholding agent shall make such deductions and (iii) the applicable withholding agent shall pay the full amount deducted to the relevant Governmental Authority in accordance with Applicable Law.

(b) In addition, the Loan Parties shall pay any Other Taxes to the relevant Governmental Authority in accordance with Applicable Law.

(c) The Borrowers shall indemnify each Credit Party, within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid or payable by such Credit Party on or with respect to any payment by or on account of any obligation of the Loan Parties hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this SECTION 2.23) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto to the extent not already paid by the Loan parties pursuant to SECTION 2.23(a); provided that if any Borrower reasonably believes that such Taxes were not correctly or legally asserted, each Lender will use reasonable efforts to cooperate with such Borrower to obtain a refund of such taxes so long as such efforts would not, in the sole determination of such Lender, result in any unreimbursed costs or expenses; provided further, that the Borrowers shall not be required to compensate any Lender pursuant to this SECTION 2.23 for any amounts incurred in any fiscal year for which such Lender is claiming compensation if such Lender does not furnish notice of such claim within six (6) months from the end of such fiscal year; provided further, that if the circumstances giving rise to such claim have a retroactive effect, then the beginning of such six month period shall be extended to include such period of retroactive effect. A certificate as to the amount of such payment or liability delivered to the Lead Borrower by a Credit Party, or by the Administrative Agent on its own behalf or on behalf of any other Credit Party, setting forth in reasonable detail the manner in which such amount was determined, shall be conclusive absent manifest error.

(d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Loan Party to a Governmental Authority, the Lead Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Each Lender shall (x) prior to the date hereof in the case of each Lender that is a signatory hereto (or the date of Assignment and Acceptance in the case of a Person that becomes a Lender after the date hereof) and (y) at such times as are reasonably requested by the Administrative Agent, provide the Lead Borrower and the Administrative Agent with any documentation prescribed by law, or reasonably requested by the Administrative Agent, certifying as to any entitlement of such Lender to an exemption from, or reduction in, withholding tax with respect to any payments to be made to such Lender under the Loan Documents. Unless the applicable Borrower, the Administrative Agent or the applicable withholding agent has received forms or other documents indicating that payments under any Loan Document to or for a Lender are not subject to withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the applicable Borrower, Administrative Agent or other applicable withholding agent shall withhold amounts required to be withheld by applicable law from such payments at the applicable statutory rate.

Without limiting the generality of the foregoing:

(i) Each Lender that is a U.S. Person within the meaning of Section 7701(a)(3) of the Code (a “Domestic Lender”) shall deliver to the applicable Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement two properly completed and duly signed original copies of Internal Revenue Service Form W-9 (or any successor form) certifying that such Lender is exempt from U.S., federal backup withholding.

(ii) Each Foreign Lender shall deliver to the applicable Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement (and from time to time thereafter when required by law or upon the reasonable request of the applicable Borrower or the Administrative Agent) whichever of the following is applicable:

a. two duly completed and executed original copies of Internal Revenue Service Form W-8BEN (or any successor forms) claiming eligibility for benefits of an income tax treaty to which the United States of America is a party;

b. two duly completed and executed original copies of Internal Revenue Service Form W-8ECI (or any successor forms);

c. in the case of a Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate in substantially the form of Exhibit M-1, or any other form approved by the Administrative Agent and the applicable Borrower, to the effect that such Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Lead Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, and that no payments in connection with the Loan Documents are effectively connected with such Lender’s conduct of a U.S. trade or business and (y) two duly completed and executed original copies of Internal Revenue Service Form W-8BEN (or any successor form);

d. to the extent a Foreign Lender is not the beneficial owner (for example, where the Foreign Lender is a partnership, or is a Participant holding a participation granted by a participating Lender), Internal Revenue Service Form W-8IMY (or any successor forms) of the

Lender, accompanied by a Form W-8ECI, W-8BEN, a certificate in the form of Exhibit M-2, M-3 or M-4 (as applicable), Form W-9, Form W-8IMY (or other successor forms) or any other required information from each beneficial owner, as applicable (provided that, if the Lender is a partnership (and not a participating Lender) and one or more beneficial owners are claiming the portfolio interest exemption, a certificate in a form approved by the Administrative Agent and the Lead Borrower shall be provided by such Lender on behalf of such beneficial owner(s)); or

e. any other form prescribed by applicable requirements of U.S. federal income tax law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax duly completed together with such supplementary documentation as may be prescribed by Applicable Law to permit the Lead Borrower and the Administrative Agent to determine the withholding or deduction required to be made.

Each Lender shall, from time to time after the initial delivery by such Lender of the forms described above, whenever a lapse in time or change in such Lender’s circumstances renders such forms, certificates or other evidence so delivered obsolete or inaccurate, promptly (1) deliver to the Lead Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) renewals, amendments or additional or successor forms, properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required in order to confirm or establish such Lender’s status or that such Lender is entitled to an exemption from or reduction in U.S. federal withholding tax or (2) notify Administrative Agent and the Lead Borrower of its inability to deliver any such forms, certificates or other evidence.

Notwithstanding any other provision of this clause (e), a Lender shall not be required to deliver any form that such Lender is not legally eligible to deliver.

(f) The Borrowers shall not be required to indemnify any Foreign Lender or to pay any additional amounts to any Foreign Lender in respect of U.S. Federal withholding tax pursuant to paragraph (a) or (c) above to the extent that the obligation to pay such additional amounts would not have arisen but for a failure by such Foreign Lender to comply with the provisions of paragraph (e) above. Should a Lender become subject to Taxes because of its failure to deliver a form required hereunder, the Loan Parties shall, at such Lender’s expense, take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

(g) If any Loan Party shall be required pursuant to this SECTION 2.23 to pay any additional amount to, or to indemnify, any Credit Party to the extent that such Credit Party becomes subject to Taxes subsequent to the Effective Date (or, if applicable, subsequent to the date such Person becomes a party to this Agreement) as a result of any change in the circumstances of such Credit Party (other than a change in Applicable Law), including without limitation a change in the residence, place of incorporation, principal place of business of such Credit Party or a change in the branch or lending office of such Credit Party, as the case may be, such Credit Party shall use reasonable efforts to avoid or minimize any amounts which might otherwise be payable pursuant to this SECTION 2.23; provided, however, that such efforts shall not include the taking of any actions by such Credit Party that would result in any tax, costs or other expense to such Credit Party (other than a tax, cost or other expense for which such Credit Party shall have been reimbursed or indemnified by the Loan Parties pursuant to this Agreement or otherwise) or any action which would or might in the reasonable opinion of such Credit Party have an adverse effect upon its business, operations or financial condition or otherwise be disadvantageous to such Credit Party.

(h) If the Administrative Agent or a Lender determines, in its good faith discretion, that it has received a refund in respect of any Indemnified Taxes or Other Taxes with respect to which any Borrower has paid additional amounts or indemnified a Credit Party pursuant to this SECTION 2.23, it shall pay over such refund with reasonable promptness following the date of its receipt thereof to such Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the such Borrower or other relevant Loan Party under this SECTION 2.23 with respect to the Taxes giving rise to such refund), net of all reasonable and documented out-of-pocket expenses (including Taxes) of such Lender or Administrative Agent and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that such Borrower, upon the request of such Lender or Administrative Agent, agrees to promptly repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This SECTION 2.23 shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to such Borrower or any other Person.

(i) If a payment made to a Credit Party would be subject to United States federal withholding Tax imposed by FATCA if such Credit Party fails to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Credit Party shall deliver to the applicable Borrower and the Administrative Agent at the time or times prescribed by FATCA and at such time or times reasonably requested by the Administrative Agent (A) a certification signed by the chief financial officer, principal accounting officer, treasurer or controller, and (B) other documentation reasonably requested by the Administrative Agent sufficient for the Administrative Agent and the Loan Parties to comply with their obligations under FATCA and to determine that such Credit Party has complied with such applicable reporting requirements.

SECTION 2.24 Mitigation Obligations; Replacement of Lenders.

(a) If any Lender requests compensation under SECTION 2.14 or cannot make Revolving Credit Loans under SECTION 2.11, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to SECTION 2.23, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Revolving Credit Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to SECTION 2.14 or SECTION 2.23, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment; provided, however, that the Borrowers shall not be liable for such costs and expenses of a Lender requesting compensation if (i) such Lender becomes a party to this Agreement on a date after the Effective Date and (ii) the relevant Change in Law occurs on a date prior to the date such Lender becomes a party hereto.

(b) If any Lender requests compensation under SECTION 2.14 or cannot make Revolving Credit Loans under SECTION 2.11 for thirty (30) consecutive days, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to SECTION 2.23, or if any Lender is a Delinquent Lender or otherwise defaults in its obligation to fund Revolving Credit Loans hereunder, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in SECTION 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided, however, that (i) the Lead Borrower shall have received the prior written consent of the Administrative Agent, the Issuing Banks and the Swingline Lender, which consent shall not be unreasonably withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Revolving Credit Loans and participations in unreimbursed drawings under Letters of Credit and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under SECTION 2.14 or payments required to be made pursuant to SECTION 2.23, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

SECTION 2.25 Designation of Lead Borrower as Borrowers’ Agent.

(a) Each Borrower hereby irrevocably designates and appoints the Lead Borrower as such Borrower’s agent to obtain Revolving Credit Loans and Letters of Credit, the proceeds of which shall be available to each Borrower for such uses as are permitted under this Agreement. As the disclosed principal for its agent, each Borrower shall be obligated to the Administrative Agent and each Lender on account of Revolving Credit Loans so made and Letters of Credit so issued as if made directly by the Lenders to such Borrower, notwithstanding the manner by which such Revolving Credit Loans and Letters of Credit are recorded on the books and records of the Lead Borrower and of any other Borrower.

(b) Each Borrower represents to the Credit Parties that it is an integral part of a consolidated enterprise, and that each Loan Party will receive direct and indirect benefits from the availability of the joint credit facility provided for herein, and from the ability to access the collective credit resources of the consolidated enterprise which the Loan Parties comprise. Each Borrower recognizes that credit available to it hereunder is in excess of and on better terms than it otherwise could obtain on and for its own account and that one of the reasons therefor is its joining in the credit facility contemplated herein with all other Borrowers. Consequently, each Borrower hereby assumes and agrees to discharge all Obligations of each of the other Borrowers as if the Borrower which is so assuming and agreeing were each of the other Borrowers.

(c) The Lead Borrower shall act as a conduit for each Borrower (including itself, as a Borrower) on whose behalf the Lead Borrower has requested a Revolving Credit Loan. None of the Agents nor any other Credit Party shall have any obligation to see to the application of such proceeds.

(d) The authority of the Lead Borrower to request Revolving Credit Loans and Letters of Credit on behalf of, and to bind, the Borrowers, shall continue unless and until the Administrative Agent actually receives written notice of: (i) the termination of such authority, and (ii) the subsequent appointment of a successor Lead Borrower, which notice is signed by the respective Financial Officers of each Borrower; and (iii) written notice from such successive Lead Borrower accepting such appointment and acknowledging that from and after the date of such appointment, the newly appointed Lead Borrower shall be bound by the terms hereof, and that as used herein, the term “Lead Borrower” shall mean and include the newly appointed Lead Borrower.

SECTION 2.26 Security Interests in Collateral.

To secure their Obligations under this Agreement and the other Loan Documents, the Borrowers have granted (or shall grant) to the Collateral Agent, for its benefit and the benefit of the other Secured Parties, a first-priority security interest in (subject only to Permitted Encumbrances (x) having priority by operation of Applicable Law on all ABL Priority Collateral, (y) in favor of the agent under the Term Loan Financing on any Term Loan Priority Collateral) or (z) in favor of the agent ender the Qualifying Senior Secured Debt on any Qualifying Senior Collateral, all of the Collateral pursuant hereto and to the Security Documents, provided that the Collateral shall secure amounts owing with respect to Cash Management Services and the Other Liabilities of the Borrowers only to the extent provided in the Security Documents.

SECTION 2.27 Extension of Commitments.

(a) The Lead Borrower, with the prior consent of the Administrative Agent (so long as the Person acting as Administrative Agent has, in its capacity as a “Lender”, Commitments aggregating at least $50,000,000), which consent shall not be unreasonably withheld or delayed, may at any time and from time to time request that all or a portion of the Commitments of a given Class (each, an “Existing Revolver Tranche”) be amended to extend the Maturity Date with respect to all or a portion of any principal amount of such Commitments (any such Commitments which have been so amended, “Extended Commitments”) and to provide for other terms consistent with this SECTION 2.27; provided that (i) the Lead Borrower shall be permitted to make not more than six (6) such requests during the term hereof, and (ii) each Extension Series of Extended Commitments incurred under this SECTION 2.27 shall be in a minimum amount equal to $50,000,000. In order to establish any Extended Commitments, the Lead Borrower, with the consent of the Administrative Agent (so long as the Person acting as Administrative Agent has, in its capacity as a “Lender”, Commitments aggregating at least $50,000,000), which consent shall not be unreasonably withheld or delayed, shall provide a notice to each of the Lenders under the applicable Existing Revolver Tranche (each, an “Extension Request”) setting forth the proposed terms (which shall be determined in consultation with and subject to the prior approval of the Administrative Agent (so long as the Person acting as Administrative Agent has, in its capacity as a “Lender”, Commitments aggregating at least $50,000,000), which approval shall not be unreasonably withheld or delayed) of the Extended Commitments to be established, which shall (x) be identical as offered to each Lender under such Existing Revolver Tranche and offered pro rata to each Lender under such Existing Revolver Tranche and (y) be identical to the Commitments under the Existing Revolver Tranche from which such Extended Commitments are to be amended, except that: (i) the maturity date of the Extended Commitments shall be later than the maturity date of the Commitments of such Existing Revolver Tranche, (ii) the Extension Amendment may provide for other covenants and terms that apply solely to any period after the Latest Maturity Date that is in effect on the effective date of the Extension Amendment (immediately prior to the establishment of such Extended Commitments); and (iii) all borrowings under the Commitments and repayments thereunder shall be made on a pro rata basis (except for (I) payments of interest and fees at different rates on Extended Commitments (and related outstandings), (II) repayments required upon the maturity date of the non-extending Commitments and (III) repayments, prepayments or payments of borrowings under the non-extending Commitments); provided, further, that (A) the conditions precedent to a Borrowing set forth in SECTION 4.02 shall be satisfied as of the date of such Extension Amendment and at the time when any Loans are made in respect of any Extended Commitment, (B) in no event shall the final maturity date of any Extended Commitments of a given Extension Series at the time of establishment thereof be earlier than the then Latest Maturity Date of any other Commitments hereunder, (C) any such Extended Commitments (and the Liens securing the same) shall be permitted by the terms of the Intercreditor Agreement (to the extent the Intercreditor Agreement is then in effect) and (D) all documentation in respect of the such Extension Amendment shall be consistent with the foregoing in all material respects. Any Extended Commitments amended pursuant to any Extension Request shall be designated a series (each, an “Extension Series”) of Extended Commitments for all purposes of this Agreement; provided that any Extended Commitments amended from an Existing

Revolver Tranche may, to the extent provided in the applicable Extension Amendment, be designated as an increase in any previously established Extension Series with respect to such Existing Revolver Tranche.

(b) The Lead Borrower shall provide the applicable Extension Request at least ten (10) Business Days (or such shorter period as may be agreed by the Administrative Agent) prior to the date on which Lenders under the Existing Revolver Tranche are requested to respond. The procedures to accomplish the purposes of this SECTION 2.27 shall be mutually agreed between the Lead Borrower and the Administrative Agent, in each case, acting reasonably. No Lender shall have any obligation to agree to provide any Extended Commitment pursuant to any Extension Request. Any Lender (each, an “Extending Revolving Credit Lender”) wishing to have all or a portion of its Commitments under the Existing Revolver Tranche subject to such Extension Request amended into Extended Commitments shall notify the Administrative Agent (each, an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Commitment under the Existing Revolver Tranche which it has elected to request be amended into an Extended Commitment (subject to any minimum denomination requirements as mutually agreed by the Administrative Agent and the Lead Borrower). In the event that the aggregate principal amount of Commitments under the Existing Revolver Tranche in respect of which applicable Lenders shall have accepted the relevant Extension Request exceeds the amount of Extended Commitments requested to be extended pursuant to the Extension Request, Commitments subject to Extension Elections shall be amended to reflect allocations of the Extended Commitments, which Extended Commitments shall be allocated as agreed by Administrative Agent and the Lead Borrower.

(c) Following any Extension Request made by the Lead Borrower in accordance with this SECTION 2.27, if the Lenders shall have declined to agree during the period specified in SECTION 2.27(b) above to provide Extended Commitments in an aggregate principal amount equal to the amount requested by the Lead Borrower in such Extension Request, the Lead Borrower may request that banks, financial institutions or other institutional lenders or investors other than the Lenders or Extending Revolving Credit Lenders (the “New Revolving Commitment Lenders”), which New Revolving Commitment Lenders may elect to provide an Extended Commitment hereunder (a “New Extended Commitment”); provided that such Extended Commitments of such New Revolving Commitment Lenders (i) shall be in an aggregate principal amount for all such New Revolving Commitment Lenders not to exceed the aggregate principal amount of Extended Commitments so declined to be provided by the existing Lenders and (ii) shall be on identical terms to the terms applicable to the terms specified in the applicable Extension Request (and any Extended Commitments provided by existing Lenders in respect thereof); provided further that, as a condition to the effectiveness of any Extended Commitment of any New Revolving Commitment Lender, the Administrative Agent, each Issuing Bank and the Swingline Lender shall have consented (such consent not to be unreasonably withheld or delayed) to each New Revolving Commitment Lender if such consent would be required under SECTION 9.04(b) for an assignment of Commitments to such Person. Notwithstanding anything herein to the contrary, any Extended Commitment provided by New Revolving Commitment Lenders shall be pro rata to each

New Revolving Commitment Lender. Upon effectiveness of the Extension Amendment to which each such New Revolving Commitment Lender is a party, (a) the Commitments of all existing Lenders of each Class specified in the Extension Amendment in accordance with this SECTION 2.27 will be permanently reduced pro rata by an aggregate amount equal to the aggregate principal amount of the Extended Commitments of such New Revolving Commitment Lenders and (b) the Commitment of each such New Revolving Commitment Lender will become effective. The Extended Commitments of New Revolving Commitment Lenders will be incorporated as Commitments hereunder in the same manner in which Extended Commitments of existing Lenders are incorporated hereunder pursuant to this SECTION 2.27, and for the avoidance of doubt, all Borrowings and repayments of Revolving Credit Loans from and after the effectiveness of such Extension Amendment shall be made pro rata across all Classes of Commitments including such New Revolving Commitment Lenders (based on the outstanding principal amounts of the respective Classes of Commitments) except for (x) payments of interest and fees at different rates for each Class of Commitments (and related outstanding amounts), (y) repayments required on the Termination Date for any particular Class of Commitments and (z) payments, prepayments or repayments of the borrowings under any non-extending Commitments. Upon the effectiveness of each New Extended Commitment pursuant to this SECTION 2.27(c), (a) each Lender of all applicable existing Classes of Commitments immediately prior to such effectiveness will automatically and without further act be deemed to have assigned to each New Revolving Commitment Lender, and each such New Revolving Commitment Lender will automatically and without further act be deemed to have assumed, a portion of such Lender’s participations hereunder in outstanding Letters of Credit and Swingline Loans such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the outstanding (i) participations hereunder in Letters of Credit and (ii) participations hereunder in Swingline Loans held by each Lender of each Class of Commitments (including each such New Revolving Commitment Lender) will equal the percentage of the aggregate Commitments of all Classes of Lenders represented by such Lender’s Commitment and (b) if, on the date of such effectiveness, there are any Revolving Credit Loans outstanding, such Revolving Credit Loans shall on or prior to the effectiveness of such New Extended Commitment be prepaid from the proceeds of Revolving Credit Loans made hereunder under the New Extended Commitments, which prepayment shall be accompanied by accrued interest on the Revolving Credit Loans being prepaid and any Breakage Costs incurred by any Lender. Notwithstanding anything to the contrary contained herein, the Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.

(d) Extended Commitments and New Extended Commitments shall be established pursuant to an amendment (each, an “Extension Amendment”) to this Agreement among the Borrower, the Administrative Agent and each Extending Revolving Credit Lender and each New Revolving Commitment Lender, if any, providing an Extended Commitment or a New Extended Commitment, as applicable, thereunder, which shall be consistent with the provisions set forth in SECTIONS 2.27(a), (b) and (c) above (but which shall not require the consent of any other Lender). The effectiveness of any Extension Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in SECTION 4.02 and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of (i) legal opinions, board resolutions and officers’ certificates consistent with those delivered on the Effective Date and (ii) reaffirmation agreements and/or such amendments to the Security Documents as may be reasonably requested by the Collateral Agent in order to ensure that the Extended Commitments or the New Extended Commitments, as the case may be, are provided with the benefit of the applicable Loan Documents. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Extension Amendment. Notwithstanding anything to the contrary contained herein, each of the parties hereto hereby agrees that this Agreement and the other Loan Documents may be amended pursuant to an Extension Amendment, without the consent of any other Lenders, to the extent (but only to the extent) necessary to (i) reflect the existence and terms of the Extended Commitments or the New Extended Commitments, as the case may be, incurred pursuant thereto, (ii) make such other changes to this Agreement and the other Loan Documents (without the consent of the Required Lenders) and (iii) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Lead Borrower, to effect the provisions of this Section, and the Required Lenders hereby expressly authorize the Administrative Agent to enter into any such Extension Amendment.

(e) Notwithstanding anything to the contrary contained herein, no conversion of Loans pursuant to any Extension Request in accordance with this SECTION 2.27 shall constitute a voluntary or mandatory payment or prepayment for purposes of this Agreement.

ARTICLE III

Representations and Warranties

To induce the Credit Parties to make the Revolving Credit Loans and to issue Letters of Credit, the Loan Parties executing this Agreement or a Joinder hereto, jointly and severally, make the following representations and warranties to each Credit Party with respect to each Loan Party on the Effective Date and on each other date required by SECTION 4.02 hereof, in each case as of the date such representation and warranty is made unless an earlier date is specified:

SECTION 3.01 Organization; Powers.

Each Loan Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite corporate or other applicable entity power and authority to own its property and assets and to carry on its business as now conducted, except, in each case, where the failure to do so, or so possess, individually or in the aggregate would not reasonably be expected to result in a Material Adverse Effect. Each Loan Party has all requisite organizational power and authority to execute and deliver and perform all its obligations under all Loan Documents to which such Loan Party is a party. Each Loan Party is qualified to do business in, and is in good standing (where such concept exists) in, every jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except where the failure to be so qualified or in good standing individually or in the aggregate would not reasonably be expected to result in a Material Adverse Effect. Schedule 3.01 annexed hereto sets forth, as of the Effective Date, each Loan Party’s name as it appears in official filings in its state of incorporation or organization, its state of incorporation or organization, organization type, organization number, if any, issued by its state of incorporation or organization, and its federal employer identification number.

SECTION 3.02 Authorization; Enforceability.

The transactions contemplated hereby and by the other Loan Documents to be entered into by each Loan Party are within such Loan Party’s corporate powers and have been duly authorized by all necessary corporate, membership, partnership or other necessary action. This Agreement has been duly executed and delivered by each Loan Party that is a party hereto or thereto and constitutes, and each other Loan Document to which any Loan Party is a party, when executed and delivered by such Loan Party will constitute, a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03 Governmental and Other Approvals; No Conflicts.

The transactions to be entered into and contemplated by the Loan Documents (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for (i) such as have been obtained or made and are in full force and effect, (ii) filings and recordings necessary to perfect in the United States Liens created under the Loan Documents and enforce the rights of the Lenders and the Secured Parties under the Loan Documents, in each case to the extent required under the Security Documents or (iii) the failure of which to obtain would not reasonably be expected to result in a Material Adverse Effect, (b) will not violate any Applicable Law (except to the extent that such violation would not reasonably be expected to result in a Material Adverse Effect) or the Charter Documents of any Loan Party, (c) do not violate or result in a default (with due notice, lapse of grace period or both) under any indenture or any other agreement, instrument or other evidence of Material Indebtedness, except to the extent that such default would not reasonably be expected to result in a Material Adverse Effect, and (d) will not result in the creation or imposition of any Lien on any asset of any Loan Party, except Liens created under the Loan Documents and other Permitted Encumbrances.

SECTION 3.04 Financial Condition.

The Lead Borrower has heretofore furnished to the Agents the Consolidated balance sheet, and statements of operations, stockholders’ equity, and cash flows for the Lead Borrower and its Subsidiaries (i) as of and for the Fiscal Year ended January 29, 2011, audited by Deloitte & Touche LLP, independent public accountants, and (ii) as of and for the Fiscal Quarter ended April 30, 2011, certified by a Financial Officer of the Lead Borrower. Such financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Lead Borrower and its Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year end audit adjustments and the absence of footnotes. Since January 29, 2011, there has been no event, change, condition or development that has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 3.05 Properties.

(a) Except as disclosed on Schedule 3.05(a), each Loan Party has title to, or valid leasehold interests in or right to use, all its real and personal property material to its business, except for defects which would not reasonably be expected to have a Material Adverse Effect.

(b) Schedule 3.05(b) sets forth with respect to each Loan Party a list of all registrations and issuances of the United States registered Intellectual Property owned by such Loan Party and all applications for the registrations or issuance thereof as of the Effective Date. To the knowledge of each Loan Party, each such registration, issuance and application is subsisting except as would not, individually or in the aggregate, have a Material Adverse Effect. To the knowledge of each Loan Party, the Intellectual Property owned by each Loan Party is valid and enforceable, and no proceeding is pending challenging the ownership, registration, validity, enforceability or use of any item of Intellectual Property except as would not, individually or in the aggregate, have a Material Adverse Effect. Each Loan Party owns or is licensed to use, all Intellectual Property used in its business, except to the extent that the failure to so own or have the right to use would not reasonably be expected to have a Material Adverse Effect, and each Loan Party’s use of Intellectual Property owned by such Loan Party does not infringe upon, misappropriate, dilute or otherwise violate the rights of any other Person, except for any such infringements, misappropriations, dilutions or other violations that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. No proceeding is pending (or to the knowledge of each Loan Party, threatened) in which any Person is alleging that a Loan Party is infringing, misappropriating, diluting, or otherwise violating the Intellectual Property rights of any Person except as would not, individually or in the aggregate, have a Material Adverse Effect.

(c) Schedule 3.05(c)(i) sets forth the address (including county) of all Real Estate that is owned by the Loan Parties as of the Effective Date. Schedule 3.05(c)(ii) sets forth the address (including county) of all Real Estate that is leased by the Loan Parties as of the Effective Date. Except as would not reasonably be expected to result in a Material Adverse Effect, to the knowledge of the Responsible Officers of the Loan Parties each of such Leases is in full force and effect and the Loan Parties are not in default of the terms thereof.

SECTION 3.06 Litigation and Environmental Matters.

(a) Except as set forth on Schedule 3.06(a), there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the actual knowledge of Responsible Officers of a Loan Party, threatened in writing against or affecting any Loan Party (i) as to which there is a reasonable expectation of an adverse determination which, if adversely determined, would reasonably be expected individually or in the aggregate to result in a Material Adverse Effect (other than Disclosed Matters) or (ii) that involve any of the Loan Documents.

(b) Except as set forth on Schedule 3.06(b), no Loan Party (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received written notice of any actual or potential claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability, which, in each case, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

(c) Except as set forth on Schedule 3.06(c), to the knowledge of the Loan Parties, no Real Estate or facility owned, operated or leased by any Loan Party is listed or proposed for listing on the National Priorities List promulgated pursuant to CERCLA or similar state “Superfund” list except to the extent that such filings, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

(d) Except as set forth on Schedule 3.06(d), no Lien has been recorded or, to the knowledge of any Loan Party, threatened under any Environmental Law with respect to any Real Estate of the Loan Parties, except to the extent such Lien, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

(e) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not require any notification, registration, filing, reporting, disclosure, investigation, remediation or cleanup pursuant to any Governmental Real Estate Disclosure Requirements or any other applicable Environmental Law, except for any requirement the noncompliance with which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(f) Since the Effective Date, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or would reasonably be expected to result in, a Material Adverse Effect.

SECTION 3.07 Compliance with Laws and Agreements.

Each Loan Party is in compliance with all Applicable Law and all Material Indebtedness, and no event of default has occurred and is continuing thereunder, except in each case where the failure to comply or the existence of a default, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. Without limiting the generality of the foregoing, each Loan Party has obtained all permits, licenses and other authorizations which are required with respect to the ownership and operations of its business, except where the failure to obtain such permits, licenses or other authorizations, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Each Loan Party is in compliance with all terms and conditions of all such permits, licenses, orders and authorizations, except where the failure to comply with such terms or conditions, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

SECTION 3.08 Investment Company Status.

No Loan Party is an “investment company” as defined in, and subject to regulation under, the Investment Company Act of 1940, as amended.

SECTION 3.09 Taxes.

Each Loan Party has timely filed or caused to be filed all tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings, for which such Loan Party has set aside on its books adequate reserves in accordance with GAAP, and as to which no Lien has arisen or (b) to the extent that the failure to do so would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

SECTION 3.10 ERISA.

The Loan Parties and their ERISA Affiliates are in compliance with the applicable provisions of ERISA and the Code with respect to each Plan except as would not reasonably be expected to result in a Material Adverse Effect. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service and nothing has occurred subsequent to the issuance of such determination letter which would cause such Plan to lose its qualified status. Since the Effective Date, no ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect, except as set forth on Schedule 3.10. The present value of all accumulated benefit obligations under each Plan subject to ERISA (based on the assumptions used for purposes of the most recent actuarial report prepared by such Plan’s actuaries) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan by an amount that would reasonably be expected to result in a Material Adverse Effect.

SECTION 3.11 Disclosure.

None of the reports, financial statements, certificates or other information (other than any projections, pro formas, budgets and general market information) concerning the Loan Parties furnished by or on at the direction of any Loan Party to any Credit Party in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished), when taken as a whole, contains, as of the date furnished, any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading in light of the circumstances under which such statements were made.

SECTION 3.12 Subsidiaries.

(a) Schedule 3.12 sets forth the name of, and the ownership interest of each Loan Party in, each Subsidiary as of the Effective Date; there is no other Capital Stock of any class outstanding as of the Effective Date. To the knowledge of the Loan Parties, all such shares of Capital Stock as of the Effective Date are validly issued, fully paid, and, with respect to corporate shares, non-assessable.

(b) No Loan Party is party to any joint venture or similar agreement as of the Effective Date.

SECTION 3.13 Insurance.

Schedule 3.13 sets forth a description of all business interruption, general liability, directors and officers liability, comprehensive, casualty and other insurance maintained by or on behalf of the Loan Parties as of the Effective Date. Each insurance policy listed on Schedule 3.13 is in full force and effect as of the Effective Date and all premiums in respect thereof that are due and payable as of the Effective Date have been paid and such insurance is in such amounts and covering such risks and liabilities (and with such deductibles, retentions and exclusions) as are in accordance with normal and prudent industry practice. As of the Effective Date, none of the Parent or any of its Subsidiaries (a) has received notice from any insurer (or any agent thereof) that substantial capital improvements or other substantial expenditures will have to be made in order to continue such insurance or (b) has any reason to believe that it will not be able to renew its existing coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a substantially similar cost.

SECTION 3.14 Labor Matters.

As of the Effective Date, there are no strikes, lockouts or slowdowns against any Loan Party pending or, to the actual knowledge of any Responsible Officer of any Loan Party, threatened, except to the extent that strikes, lockouts or slowdowns would not reasonably be expected to result in a Material Adverse Affect. The hours worked by and payments made to employees of the Loan Parties have not been in violation of the Fair Labor Standards Act or any other applicable federal, state, local or foreign law dealing with such matters to the extent that any such violation could reasonably be expected to have a Material Adverse Effect. Except for Disclosed Matters and to the extent that such liability would not reasonably be expected to have a Material Adverse Effect, all payments due from any Loan Party, or for which any claim may be made against any Loan Party, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued in accordance with GAAP as a liability on the books of such Loan Party. Except as set forth on Schedule 3.14, as of the Effective Date no Loan Party is a party to or bound by any material collective bargaining agreement, bonus, restricted stock, stock option, or stock appreciation plan or agreement or any similar plan, agreement or arrangement. As of the Effective Date, the consummation of the transactions contemplated by the Loan Documents will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Loan Party is bound to the extent that such would be reasonably expected to result in a Material Adverse Effect.

SECTION 3.15 Security Documents.

The Security Documents create in favor of the Collateral Agent, for the benefit of the Collateral Agent and the other Secured Parties, a legal, valid and enforceable security or mortgage interests in the Collateral (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law), and the Security Documents constitute, or will upon the filing of financing statements or other instruments within the time periods prescribed under Applicable Law and/or the obtaining of “control” in each case with respect to the relevant Collateral as required under the applicable Uniform Commercial Code or similar legislation of any jurisdiction, to the extent security interests in such Collateral can be perfected by such filings or control, the creation of a fully perfected first priority Lien on, and security interest in, all right, title and interest of the Loan Parties thereunder in such Collateral (to the extent required under the Security Documents), in each case prior and superior in right to any other Person, except for Permitted Encumbrances (x) having priority by operation of Applicable Law on all ABL Priority Collateral, (y) in favor of the agent under the Term Loan Financing Facility on any Term Loan Priority Collateral or (z) in favor of the agent and/or secured parties under any Qualifying Senior Secured Debt on any Qualifying Senior Collateral.

SECTION 3.16 Federal Reserve Regulations.

(a) No Loan Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

(b) No part of the proceeds of any Revolving Credit Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to buy or carry Margin Stock or to extend credit to others for the purpose of buying or carrying Margin Stock or to refund indebtedness originally incurred for such purpose in violation of Regulation U or X or (ii) for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation U or Regulation X.

SECTION 3.17 Solvency.

The Loan Parties, on a Consolidated basis, are Solvent. No transfer of property is being made by any Loan Party and no obligation is being incurred by any Loan Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of any Loan Party.

ARTICLE IV

Conditions

SECTION 4.01 Effective Date.

The effectiveness of this Agreement is subject to the satisfaction by the Loan Parties or the waiver of each of the following conditions precedent:

(A) The Agents (or their counsel) shall have received from each Loan Party and the Lenders either (i) a counterpart of this Agreement and all other Loan Documents signed on behalf of each such party or (ii)

written evidence satisfactory to the Agents (which may include telecopy transmission or electronic pdf copy of a signed signature page of this Agreement) that each such party has signed a counterpart of this Agreement and all other Loan Documents.

(B) The Agents shall have received a written opinion (addressed to each Agent and the Lenders and dated the Effective Date) of Kirkland & Ellis LLP, counsel for the Loan Parties, covering such matters relating to the Loan Parties, the Loan Documents or the transactions contemplated thereby as the Agents shall reasonably request. The Loan Parties hereby request such counsel to deliver such opinions.

(C) The Agents shall have received Charter Documents and such other documents and certificates as the Agents or their counsel may reasonably request relating to the organization and existence of each Loan Party, the authorization of the transactions contemplated by the Loan Documents and any other legal matters relating to the Loan Parties, the Loan Documents or the transactions contemplated thereby, all in form and substance reasonably satisfactory to the Agents and their counsel.

(D) The Administrative Agent shall have received a Borrowing Base Certificate dated the Effective Date, relating to the Fiscal Month ended on July 30, 2011, and executed by a Financial Officer of the Lead Borrower.

(E) The Agents shall have received a certificate, reasonably satisfactory in form and substance to the Agents, certifying that, after giving effect to the consummation of the transactions contemplated under this Agreement and the other Loan Documents as of the Effective Date, no Default or Event of Default exists and the Loan Parties, taken as a whole, are Solvent.

(F) All necessary governmental and shareholder consents and approvals to the transactions contemplated hereby shall have been obtained except for those that, individually or in the aggregate, would not and would not reasonably be expected to have, a Material Adverse Effect.

(G) No Material Adverse Effect shall have occurred since January 29, 2011.

(H) All representations and warranties contained in this Agreement and the other Loan Documents or otherwise made in writing in connection herewith or therewith shall be true and correct in all material respects, other than representations and warranties that relate solely to an earlier date, and other than representations and warranties which are qualified by “materiality” or “Material Adverse Effect”, each of which shall be true and correct in all respects.

(I) There shall not be any other Material Indebtedness of the Loan Parties outstanding immediately after the Effective Date other than (i) the Senior Notes, (ii) the Term Loan Financing Facility, (iii) this Agreement, and (iv) Permitted Indebtedness.

(J) The Administrative Agent shall have received (i) updated financial projections of the Loan Parties for the period from January 30, 2011 through January 30, 2016, on a monthly basis for the first twelve (12) months following January 29, 2011, and on an annual basis thereafter, and (ii) a monthly Availability model for the first twelve (12) months following the Effective Date, in each case in form and substance reasonably satisfactory to the Administrative Agent.

(K) The Collateral Agent shall have received results of searches or other evidence reasonably satisfactory to the Collateral Agent (in each case dated as of a date reasonably satisfactory to the Collateral Agent) indicating the absence of Liens on the assets of the Loan Parties, except for Permitted Encumbrances and Liens for which termination statements and releases or subordination agreements are being tendered on the Effective Date.

(L) The Agents shall have received, and be reasonably satisfied with, evidence of the Loan Parties’ insurance, together with such endorsements as are required by the Loan Documents.

(M) The Agents shall be reasonably satisfied that all fees due at or immediately after the Effective Date and all Credit Party Expenses incurred in connection with the establishment of the credit facility contemplated hereby (including the reasonable fees and expenses of counsel to the Agents), shall be paid in full, and all interest, fees and other charges due and owing under the Existing Agreement shall be paid through the Effective Date; provided that, to the extent such fees and other charges must be documented under the Existing Credit Agreement, the Agents shall provide the Lead Borrower with a copy of such documentation no later than five (5) days prior to the Effective Date.

(N) After giving effect to this Agreement and the transactions contemplated hereby, no Default or Event of Default shall be continuing.

(O) After giving effect to this Agreement and the transactions contemplated hereby, Availability shall be not less than $225,000,000.

(P) The Collateral Agent shall have received the Security Documents and certificates evidencing any stock being pledged thereunder, together with undated stock powers executed in blank, each duly executed by the applicable Loan Parties.

(Q) The Collateral Agent shall have received (i) all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Collateral Agent to be filed, registered or recorded to create or perfect in the United States the first priority Liens intended to be created under the Loan Documents and all such documents and instruments shall have been so filed, registered or recorded to the satisfaction of the Collateral Agent and (ii) the Credit Card Notifications, and Blocked Account Agreements required pursuant to SECTION 2.18 hereof.

(R) There shall have been delivered to the Agents and the Arrangers all documentation and other information requested by them that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Act (as defined in SECTION 9.16 below).

(S) To the extent not otherwise set forth in this SECTION 4.01, there shall have been delivered to the Agents each of the instruments, agreements, opinions, certificates and other documents identified on the closing agenda attached hereto as Exhibit K.

SECTION 4.02 Conditions Precedent to Each Revolving Credit Loan and Each Letter of Credit.

The obligation of the Lenders to make each Revolving Credit Loan and of the Issuing Banks to issue each Letter of Credit after the Effective Date is also subject to the satisfaction by the Loan Parties or the waiver of each of the following conditions precedent:

(A) The Administrative Agent shall have received a notice with respect to such Borrowing or issuance, as the case may be, as required by Article II, and in the case of the issuance of a Letter of Credit, the applicable Issuing Bank shall have received notice with respect thereto in accordance with SECTION 2.13.

(B) All representations and warranties contained in this Agreement and the other Loan Documents or otherwise made in writing in connection herewith or therewith shall be true and correct in all material respects on and as of the date of each Borrowing or the issuance of each Letter of Credit hereunder with the same effect as if made on and as of such date, other than representations and warranties that relate solely to an earlier date, and other than representations and warranties which are qualified by “materiality” or “Material Adverse Effect”, each of which shall be true and correct in all respects.

(C) On the date of each Borrowing hereunder and the issuance of each Letter of Credit and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing.

The request by the Lead Borrower for, and the acceptance by any Borrower of, each extension of credit hereunder shall be deemed to be a representation and warranty by the Loan Parties that the conditions specified in this SECTION 4.02 have been satisfied at that time and that after giving effect to such extension of credit the Borrowers shall continue to be in compliance with the Borrowing Base. The conditions set forth in this SECTION 4.02 are for the sole benefit of the Administrative Agent and each other Credit Party and may be waived by the Administrative Agent, in whole or in part, without prejudice to the rights of the Administrative Agent or any other Credit Party.

ARTICLE V

Affirmative Covenants

Until (i) the Commitments have expired or been terminated, (ii) the principal of and interest on each Revolving Credit Loan and all fees and other Obligations (other than contingent indemnity obligations with respect to then unasserted claims and the Other Liabilities) shall have been paid in full, (iii) all Letters of Credit shall have expired or terminated (or been cash collateralized in a manner reasonably satisfactory to the applicable Issuing Bank) and (iv) all Letter of Credit Outstandings have been reduced to zero (or cash collateralized in a manner reasonably satisfactory to the applicable Issuing Bank), each Loan Party covenants and agrees with the Credit Parties that:

SECTION 5.01 Financial Statements and Other Information.

The Lead Borrower will furnish to the Administrative Agent:

(A) Within ninety (90) days after the end of each Fiscal Year of Holdings, the Consolidated balance sheet and related statements of operations, and Consolidated statements of cash flows as of the end of and for such year for Holdings and its Subsidiaries, setting forth in comparative form, the Consolidated figures for the previous Fiscal Year and the figures as set forth in the projections delivered pursuant to SECTION 5.01(E), all audited and reported on by independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without a qualification or exception as to the scope of such audit (provided that such a qualification or exception may be included for any period ending within the twelve (12) month period preceding the maturity of the Obligations to the extent that such qualification or exception is solely the result of the Obligations (or, if the Maturity Date of the Obligations or a portion thereof is extended pursuant to SECTION 2.27 hereof, the Indebtedness under the Term Loan Financing Facility) being reported as short term Indebtedness)), except for the aforementioned projections, to the effect that such Consolidated financial statements present fairly in all material respects the financial condition and results of operations of the applicable Loan Parties and their Subsidiaries on a Consolidated basis in accordance with GAAP;

(B) Within forty-five (45) days after the end of each Fiscal Quarter of Holdings, excluding the last Fiscal Quarter of each Fiscal Year of Holdings, the Consolidated balance sheet and related statements of operations, and Consolidated statements of cash flows for Holdings and its Subsidiaries as of the end of and for such Fiscal Quarter and the elapsed portion of the Fiscal Year, setting forth in each case, in comparative form the Consolidated figures for the previous Fiscal Year and the figures as set forth in the projections delivered pursuant to SECTION 5.01(e), all such Consolidated figures certified by one of the Lead Borrower’s Financial Officers as fairly presenting in all material respects the financial condition and results of operations of the Loan Parties and their Subsidiaries on a Consolidated basis in accordance with GAAP, subject to year end audit adjustments and the absence of footnotes;

(C) within thirty (30) days after the end of each Fiscal Month of Holdings and its Subsidiaries, (i) internally prepared monthly operating financial reports for Holdings and its Subsidiaries, as of the end of and for such Fiscal Month and the elapsed portion of the Fiscal Year, all certified by one of the Lead Borrower’s Financial Officers as, to such officer’s knowledge, presenting in all material respects the financial condition and results of operations of the Loan Parties and their Subsidiaries on a Consolidated basis, and (ii) such reports as are prepared by the Loan Parties’ management for their own use, including the Consolidated balance sheet and related statements of operations, and Consolidated statements of cash flows for Holdings and its Subsidiaries, as of the end of and for such Fiscal Month and the elapsed portion of the Fiscal Year, setting forth in each case, in comparative form the Consolidated figures for the previous Fiscal Year and the figures as set forth in the projections delivered pursuant to SECTION 5.01(E), in each case, with respect to the preceding clauses (i) and (ii), all certified by one of the Lead Borrower’s Financial Officers as fairly presenting in all material respects the financial condition and results of operations of the Loan Parties and their Subsidiaries on a Consolidated basis in accordance with GAAP, subject to normal year end audit adjustments and the absence of footnotes;

(D) Concurrently with any delivery of financial statements under clause (a) or clause (b) above, a certificate of a Financial Officer of the Lead Borrower in the form of Exhibit H hereto (a “Compliance Certificate”) (i) certifying as to whether a Default or Event of Default has occurred and, if a Default or Event of Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations with respect to the daily Availability for such period, (iii) detailing all Store openings and Store closings during the immediately preceding fiscal period, and stating the aggregate number of the Loan Parties’ Stores as of the first day of the current fiscal period, and (iv) stating whether any change in GAAP or in the application thereof has occurred since the date of Holdings’ most recent audited financial statements and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such Compliance Certificate;

(E) Within sixty (60) days after the commencement of each Fiscal Year of the Loan Parties, a detailed, Consolidated budget by month for the applicable Fiscal Year for Holdings and its Subsidiaries and including a projected Consolidated income statement, balance sheet, and statement of cash flow, by month, and promptly when available, any revisions to such budget resulting from any Permitted Acquisition or Permitted Disposition or other transaction the effect of which would reasonably be expected to change the projected Consolidated EBITDA of the Loan Parties in the subsequent Fiscal Year by 20% or more;

(F) On the 10th Business Day of each Fiscal Month (or more frequently as the Borrowers may elect), a certificate in the form of Exhibit J (a “Borrowing Base Certificate”) showing the Borrowing Base as of the close of business on the immediately preceding Fiscal Month (or in the case of a voluntary delivery of a Borrowing Base Certificate at the election of the Borrowers, a subsequent date), each Borrowing Base Certificate to be certified as complete and correct in all material respects on behalf of the Lead Borrower by a Financial Officer of the Lead Borrower, provided that if Availability is at any time less than the greater of (i) fifteen (15%) percent of the Loan Cap and (ii) $65,000,000, in each case for five (5) consecutive Business Days, such Borrowing Base Certificate shall be furnished on Wednesday of each week (or, if Wednesday is not a Business Day, on the next succeeding Business Day), as of the close of business on the immediately preceding Saturday;

(G) Promptly after the same become publicly available, copies of (i) all material periodic and other reports, proxy statements and other materials filed by any Loan Party with the SEC, and (ii) SEC Forms 10K and 10Q for the Parent and/or Holdings (for so long as the Parent and/or Holdings is subject to the reporting requirements under the Securities Exchange Act of 1934, as amended);

(H) Promptly upon receipt thereof, copies of all material reports submitted to any Loan Party by independent certified public accountants in connection with each annual or special audit of the books of the Loan Parties or any of their Subsidiaries made by such accountants, including any management letter commenting on the Loan Parties’ internal controls submitted by such accountants to management in connection with their annual audit;

(I) Reserved;

(J) Prior to the occurrence of a Cash Dominion Event, a detailed summary of the Net Proceeds received from any Prepayment Event resulting in Net Proceeds in excess of $5,000,000, and after the occurrence of a Cash Dominion Event, a detailed summary of all Net Proceeds received from any Prepayment Event, in each case within five (5) Business Days after receipt of such Net Proceeds other than from sales of Inventory in the ordinary course of business;

(K) (i) on the date of the occurrence of a Covenant Compliance Event, a certificate of a Financial Officer of the Lead Borrower substantially in the form of Exhibit I hereto, setting forth reasonably detailed calculations of the Consolidated Fixed Charge Coverage Ratio for the immediately preceding Fiscal Month for which financial statements have been delivered or have been required to be delivered pursuant to SECTION 5.01(c) above, and (ii) thereafter, as long as the Consolidated Fixed Charge Coverage Ratio is required to be tested under SECTION 6.10, within thirty (30) days after the end of each Fiscal Month, a certificate of a Financial Officer of the Lead Borrower substantially in the form of Exhibit I hereto setting forth reasonably detailed calculations of the Consolidated Fixed Charge Coverage Ratio for such Fiscal Month;

(L) Not later than any date on which financial statements are delivered with respect to any period in which any Pro Forma Adjustment is made as a result of the consummation of a Permitted Acquisition of an Acquired Entity, a Permitted Disposition of an entity or business or a shut-down of any discontinued operations, as the case may be, for which there shall be any Pro Forma Adjustments, a certificate of one of the Lead Borrower’s Responsible Officers setting forth the amount of such Pro Forma Adjustments and, in reasonable detail, the calculations and basis therefor; and

(M) Promptly following any reasonable request therefor, such other information regarding the operations, business affairs and financial condition of any Loan Party as the Agents or any Lender may reasonably request (other than information which is subject to an attorney-client privilege or would result in a breach of a confidentiality obligation of the Loan Parties to any other Person).

Documents required to be delivered pursuant to SECTION 5.01 (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which such documents are posted on the Lead Borrower’s behalf on IntraLinks/IntraAgency or another relevant website (the “Informational Website”), if any, to which each Lender and the Administrative Agent have unrestricted access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (A) the accommodation provided by the foregoing sentence shall not impair the right of the Administrative Agent, or any Lender through the Administrative

Agent, to request and receive from the Borrowers physical delivery of specific financial information provided for in this SECTION 5.01 and (B) the Lead Borrower shall give the Administrative Agent and each Lender (or if applicable, the Administrative Agent shall give each Lender) written or electronic notice each time any information is delivered by posting to the Informational Website. The Credit Parties shall have no liability to any Loan Party or any Credit Party associated with establishing and maintaining the security and confidentiality of the Informational Website and the information posted thereto.

SECTION 5.02 Notices of Material Events.

The Lead Borrower will furnish to the Administrative Agent prompt written notice of the occurrence of any of the following after any Responsible Officer of the Lead Borrower obtains knowledge thereof:

(A) A Default or Event of Default, specifying the nature and extent thereof and the action (if any) which is proposed to be taken with respect thereto;

(B) The filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting any Loan Party or any Subsidiary of the Lead Borrower that, if adversely determined, would reasonably be expected to result in a Material Adverse Effect;

(C) The occurrence of an ERISA Event that, alone or together with any other ERISA Events that have occurred, would reasonably be expected to result in a liability to the Parent, any of its Subsidiaries or any of their respective ERISA Affiliates in excess of $25,000,000 or would reasonably be expected to result in a Material Adverse Effect;

(D) Any development that results in a Material Adverse Effect;

(E) Any change in any Loan Party’s chief executive officer or chief financial officer;

(F) Any material change in any Loan Party’s financial reporting practices;

(G) Any strikes, lockouts or slowdowns against any Loan Party which would reasonably be expected to result in a Material Adverse Effect;

(H) The filing of any Lien for unpaid Taxes against any Loan Party in excess of $5,000,000;

(I) The discharge by any Loan Party of its present independent accountants or any withdrawal or resignation by such independent accountants; and

(J) Any casualty or other insured damage to any portion of the Collateral included in the Borrowing Base in excess of $5,000,000, or the commencement of any action or proceeding for the taking of any interest in a portion of the Collateral included in the Borrowing Base in excess of $5,000,000 or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Lead Borrower setting forth the details of the event or development requiring such notice and, if applicable, any action taken or proposed to be taken with respect thereto.

SECTION 5.03 Information Regarding Collateral.

The Lead Borrower will furnish to the Agents prompt written notice of any change in: (a) any Loan Party’s name; (b) the location of any Loan Party’s chief executive office or its principal place of business; (c) any Loan Party’s organizational structure or jurisdiction of incorporation or formation; or (d) any Loan Party’s Federal Taxpayer Identification Number or organizational identification number assigned to it by its state of organization. The Loan Parties agree not to effect or permit any change referred to in the preceding sentence unless all filings, publications and registrations, have been made (or will be made in a timely fashion) under the Uniform Commercial Code or other Applicable Law that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected first priority security interest to the extent required under the Security Documents (subject only to Permitted Encumbrances having priority by operation of Applicable Law, in favor of the Term Loan Collateral Agent on any Term Loan Priority Collateral or in favor of the agent under the Qualifying Senior Secured Debt on any Qualifying Senior Collateral) in all the Collateral for its own benefit and the benefit of the other Secured Parties.

SECTION 5.04 Existence; Conduct of Business.

Each Loan Party will do all things necessary to comply with its Charter Documents in all material respects, and to obtain, preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business, except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect; provided, however, that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under SECTION 6.03 or SECTION 6.05.

SECTION 5.05 Payment of Obligations.

Each Loan Party will pay its Taxes before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings and such Loan Party or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (b) such contest effectively suspends collection of the contested obligation and enforcement of any Lien securing such obligation, or (c) the failure to make payment, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. The provisions of this paragraph shall not limit or restrict the ability of the Agents to establish any Reserve for any unpaid Tax liabilities.

SECTION 5.06 Maintenance of Properties.

Each Loan Party will keep and maintain all tangible property material to the conduct of its business in substantially the same condition as of the Effective Date (ordinary wear and tear, casualty loss and condemnation excepted), except (a) where the failure to do so would not reasonably be expected to result in a Material Adverse Effect and (b) for Store closings and Permitted Dispositions permitted hereunder. Each Loan Party will use commercially reasonable efforts to prosecute, maintain, and enforce the Intellectual Property, except to the extent such Intellectual Property is no longer used or deemed by such Loan Party in its reasonable business judgment to be useful in the conduct of the business of the Loan Parties.

SECTION 5.07 Insurance.

(a) Each Loan Party shall (i) maintain insurance with financially sound and reputable insurers (or, to the extent consistent with business practices in effect on the Effective Date, a program of self-insurance) on such of its property and in at least such amounts and against at least such risks as is consistent with business practices in effect on the Effective Date or as otherwise determined by the Responsible Officers of the Loan Parties acting reasonably in their business judgment, including public liability insurance against claims for personal injury or death occurring upon, in or about or in connection with the use of any properties owned, occupied or controlled by it (including the insurance required pursuant to the Security Documents); (ii) maintain such other insurance as may be required by law; and (iii) furnish to the Agents, upon written request, full information as to the insurance carried.

(b) Fire and extended coverage policies maintained with respect to any Collateral shall be endorsed or otherwise amended to include (i) a lenders’ loss payable clause (regarding personal property), in form and substance reasonably satisfactory to the Agents, which endorsements or amendments shall provide that the insurer shall pay all proceeds otherwise payable to the Loan Parties under the policies directly to the Administrative Agent, (ii) a provision to the effect that none of the Loan Parties, Credit Parties (in their capacity as such) or any other Affiliate of a Loan Party shall be a co-insurer (the foregoing not being deemed to limit the amount of self-insured retention or deductibles under such policies, which self-insured retention or deductibles shall be consistent with business practices in effect on the Effective Date or as otherwise determined by the Responsible Officers of the Loan Parties acting reasonably in their business judgment), and (iii) such other provisions as the Administrative Agent may reasonably require from time to time to protect the interests of the Secured Parties. Commercial general liability policies shall be endorsed to name the Administrative Agent as an additional insured. Business interruption policies shall name the Administrative Agent as a loss payee and shall be endorsed or amended to include (i) a provision that, after the occurrence and during the continuance of a Cash Dominion Event and notice from the Administrative Agent to the insurer, the insurer shall pay all proceeds of such business interruption policies otherwise payable to the Loan Parties under the policies directly to the Administrative Agent, (ii) a provision to the effect that none of the Loan Parties, Secured Parties (in their capacity as such) or any other Affiliate of a Loan Party shall be a co-insurer and (iii) such other provisions to the endorsement as the Administrative Agent may reasonably require from time to time to protect the interests of the Secured Parties. Each such casualty or liability policy referred to in this SECTION 5.07(b) shall also provide that it shall not be canceled, modified in any manner that would cause this SECTION 5.07 to be violated, or not renewed (i) by reason of nonpayment of premium except upon not less than thirty (30) days’ prior written notice thereof by the insurer to the Administrative Agent (giving the Administrative Agent the right to cure defaults in the payment of premiums) or (ii) for any other reason except upon not less than thirty (30) days’ prior written notice thereof by the insurer to the Administrative Agent. The Lead Borrower shall deliver to the Administrative Agent, prior to the cancellation, modification or non-renewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Administrative Agent, including an insurance binder) together with evidence satisfactory to the Administrative Agent of payment of the premium therefor.

(c) The Agents acknowledge that the insurance policies described on Schedule 3.13 are satisfactory to them as of the Effective Date and are in compliance with the provisions of this SECTION 5.07.

SECTION 5.08 Books and Records; Inspection and Audit Rights; Appraisals; Accountants.

(a) Each Loan Party will keep proper books of record and account in accordance with GAAP and in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. Each Loan Party will permit any representatives designated by any Agent, upon reasonable prior notice, to visit and inspect its properties, to discuss its affairs, finances and condition with its officers and to examine and make extracts from its books and records, all at such reasonable times and as often as reasonably requested.

(b) Each Loan Party will from time to time upon the request of any Agent, permit any Agent or professionals (including consultants, accountants, lawyers and appraisers) retained by the Agents, on reasonable prior notice and during normal business hours, to conduct appraisals and commercial finance examinations, including, without limitation, of (i) the Borrowers’ practices in the computation of the Borrowing Base, and (ii) the assets included in the Borrowing Base and related financial information such as, but not limited to, sales, gross margins, payables, accruals and reserves. Subject to the following the Loan Parties shall pay the reasonable out-of-pocket fees and expenses of the Agents or such professionals with respect to such evaluations and appraisals.

(i) The Agents may conduct up to one (1) commercial finance examination in each calendar year at the Loan Parties’ expense; provided that, if Availability at any time is less than the greater of (i) 25% of the Loan Cap and (ii) $120,000,000, in each case for five (5) consecutive Business Days, or a Specified Default has occurred and is continuing, the Agents may conduct up to two (2) commercial finance examinations in each calendar year, each at the Loan Parties’ expense. Notwithstanding anything to the contrary contained herein, the Administrative Agent (A) may undertake one additional commercial finance examination in each calendar year at the sole expense of the Administrative Agent, and (B) after the occurrence and during the continuance of any Specified Default, may cause such additional commercial finance examinations to be taken as the Agents, in their reasonable discretion, determine are necessary or appropriate (each, at the expense of the Loan Parties).

(ii) The Agents may conduct up to one (1) appraisal of the Loan Parties’ Inventory in each calendar year at the Loan Parties’ expense; provided that, if Availability at any time is less than the greater of (i) 25% of the Loan Cap and (ii) $120,000,000, in each case for five (5) consecutive Business Days, or a Specified Default has occurred and is continuing, the Agents may conduct up to two (2) appraisals of the Loan Parties’ Inventory in each calendar year, each at the Loan Parties’ expense. Notwithstanding anything to the contrary contained herein, the Agents (A) may undertake one additional Inventory appraisal in each calendar year at the sole expense of the Agents, and (B) after the occurrence and during the continuance of any Specified Default, may cause such additional Inventory appraisals to be taken as the Agents, in their reasonable discretion, determine are necessary or appropriate (each, at the expense of the Loan Parties).

(iii) The Agents may undertake appraisals of other Collateral once in each twelve (12) calendar month period (provided that the Agents, in their reasonable discretion, if any Specified Default exists, may cause such additional appraisals to be taken as the Agents reasonably determine (each, at the expense of the Loan Parties)).

(c) The Loan Parties shall at all times retain independent certified public accountants of national standing and shall instruct such accountants to cooperate with, and be available to, the Agents or their representatives to discuss the annual audited statements, the Loan Parties’ financial performance, financial condition, operating results, controls, and such other matters, within the scope of the retention of such accountants for such audited statements, as may be raised by the Agents; subject, however, if requested by such accountants, to the execution of an access agreement by the Agents and such accountants in form reasonably satisfactory to each of them; provided that a representative of the Lead Borrower shall be given the opportunity to be present all such discussions.

(d) At its election, upon its reasonable belief that any Loan Party has breached any representation, warranty or covenant herein relating to environmental matters in any material respect, or in connection with the enforcement of remedies against any Real Estate after the occurrence and during the continuance of an Event of Default, the Collateral Agent (or any Lender, at the sole cost and expense of such Lender) may retain an independent engineer or environmental consultant to conduct an environmental assessment (but, prior to the occurrence of any such Event of Default, only with respect to the subject matter of such breach, including, as relevant to such breach, of the condition of any Real Estate or facility of any Loan Party) and/or such Loan Party’s compliance with Environmental Law. Each Loan Party shall cooperate in the performance of any such environmental assessment and permit any such engineer or consultant designated by the Collateral Agent or such Lender to have full access to each property or facility at reasonable times and after reasonable notice to the Lead Borrower of the plans to conduct such an environmental assessment. Environmental assessments conducted under this paragraph shall be limited to visual inspections of the Real Estate or facility, interviews with representatives of the Loan Parties or facility personnel, and review of applicable records and documents pertaining to the condition of the property or facility, its compliance with Environmental Law and any potential Environmental Liabilities, in each case prior to the occurrence and during the continuance of an Event of Default, to the extent relevant to the subject matter of such breach. Except as provided above with respect to any environmental assessment performed by any Lender that is not the Collateral Agent, all environmental assessments conducted pursuant to this paragraph shall be at the Loan Parties’ sole cost and expense.

SECTION 5.09 Physical Inventories.

The Loan Parties, at their own expense, shall cause not less than one (1) physical count of Inventory to be undertaken in each twelve (12) month period (or alternatively, periodic cycle counts) in conjunction with the preparation of its annual audited financial statements, conducted following such methodology as is consistent with the methodology used in the immediately preceding Inventory (or cycle count) or as otherwise may be reasonably satisfactory to the Agents. Following the completion of such Inventory count, and in any event by the next date required for the delivery of a Borrowing Base Certificate hereunder, the Borrowers shall post such results to the Loan Parties’ stock ledgers and general ledgers, as applicable.

SECTION 5.10 Compliance with Laws.

Each Loan Party will comply with all Applicable Laws and the orders of any Governmental Authority except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. Except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, each Loan Party shall: (a) conduct its operations and keep and maintain its Real Estate in compliance with all Environmental Laws; and (b) implement any and all investigation, remediation, removal and response actions that are appropriate or necessary to materially comply with Environmental Laws pertaining to the presence, generation, treatment, storage, use, disposal, transportation or Release of any Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate. The Loan Parties shall notify the Administrative Agent promptly after such Person becomes aware of any violation of or non-compliance with any Environmental Laws or any Release on, at, in, under, above, to, from or about any Real Estate that is reasonably likely to result in Environmental Liabilities in excess of $1,000,000 individually or in the aggregate; and (d) promptly forward to Administrative Agent a copy of any order, notice, request for information or any communication or report received by such Person in connection with any such violation or Release or any other matter that could reasonably be expected to result in Environmental Liabilities in excess of $1,000,000 individually or in the aggregate in each case whether or not any Governmental Authority has taken or threatened any action in connection with any such violation, Release or other matter.

SECTION 5.11 Use of Proceeds and Letters of Credit.

The proceeds of Revolving Credit Loans made hereunder and of Letters of Credit issued hereunder will be used only (a) to finance the acquisition of working capital assets of the Borrowers and their Subsidiaries, including the purchase of inventory and equipment, in each case in the ordinary course of business, (b) to finance Capital Expenditures of the Borrowers and their Subsidiaries, (c) to finance Permitted Acquisitions, and (d) for general corporate purposes, including the repayment of Indebtedness (including the Senior Notes and the Term Loan Financing Facility), the making of Restricted Payments, and the making of Investments, all to the extent permitted in this Agreement. No part of the proceeds of any Revolving Credit Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the regulations of the Board, including Regulations U and X.

SECTION 5.12 Additional Subsidiaries.

If any Loan Party shall form or acquire a Subsidiary that is not an Excluded Subsidiary after the Effective Date, the Lead Borrower will notify the Agents thereof at least five (5) days prior to such Subsidiary’s becoming a Loan Party as provided in this SECTION 5.12, and if such Subsidiary is not an Excluded Subsidiary, will cause such Subsidiary to become a Loan Party hereunder and under each applicable Security Document in the manner provided therein (including furnishing to the Lenders such information as the Lenders may reasonably request to complete “know your customer” requirements) within ten (10) Business Days after such Subsidiary is formed or acquired and promptly take such actions to create and perfect Liens on such Subsidiary’s assets to secure the Obligations as the Agents shall reasonably request. If any shares of Capital Stock or Indebtedness of such Subsidiary are owned by or on behalf of any Loan Party, the Lead Borrower will cause such shares and promissory notes evidencing such Indebtedness to be pledged to secure the Obligations within ten (10) Business Days after such Subsidiary is formed or acquired (except that, if such Subsidiary is a Foreign Subsidiary or a Subsidiary in which substantially all of its assets consist of the Capital Stock of one or more Foreign Subsidiaries, shares of Capital Stock of such Subsidiary to be pledged may be limited to 65% of the outstanding shares of Capital Stock of such Subsidiary).

SECTION 5.13 Further Assurances.

(a) Each Loan Party will execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), that may be required under any Applicable Law, or which any Agent or the Required Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect in the United States the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Loan Parties, and in each case to the extent required under the Security Documents.

(b) Upon the request of the Collateral Agent, each Loan Party shall use commercially reasonable efforts to cause each of its customs brokers to deliver an agreement (including, without limitation, a Customs Broker Agreement) to the Collateral Agent covering such matters and in such form as the Collateral Agent may reasonably require. In the event Inventory is in the possession or control of a customs broker that has not delivered an agreement as required by the preceding sentence, such Inventory shall not be considered Eligible In-Transit Inventory hereunder.

ARTICLE VI

Negative Covenants

Until (i) the Commitments have expired or been terminated, (ii) the principal of and interest on each Revolving Credit Loan and all fees and other Obligations (other than contingent indemnity obligations with respect to then unasserted claims and the Other Liabilities) shall have been paid in full, (iii) all Letters of Credit shall have expired or terminated (or been cash collateralized in a manner reasonably satisfactory to the applicable Issuing Bank) and (iv) all Letter of Credit Outstandings have been reduced to zero (or cash collateralized in a manner reasonably satisfactory to the applicable Issuing Bank), each Loan Party covenants and agrees with the Credit Parties that:

SECTION 6.01 Indebtedness and Other Obligations.

No Loan Party will create, incur, assume or permit to exist any Indebtedness, except Permitted Indebtedness.

SECTION 6.02 Liens.

No Loan Party will create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, except Permitted Encumbrances.

SECTION 6.03 Fundamental Changes

(a) No Loan Party will merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing or would arise therefrom, (i) any Subsidiary may liquidate, dissolve, consolidate, or merge into a Loan Party in a transaction in which a Loan Party is the surviving corporation, (ii) any Subsidiary that is not a Loan Party may liquidate, dissolve, consolidate, or merge into any Subsidiary that is not a Loan Party, (iii) any Loan Party may merge with or into any other Loan Party, provided that in any merger involving the Lead Borrower, the Lead Borrower shall be the surviving entity, and (iv) Permitted Acquisitions and transactions permitted pursuant to SECTION 6.05 may be consummated in the form of a merger or consolidation, as long as, in the event of a Permitted Acquisition, a Loan Party is the surviving Person, provided that any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by SECTION 6.04.

(b) No Loan Party will engage, to any material extent, in any business other than businesses of the type conducted by such Loan Party on the Effective Date and businesses reasonably related thereto and those supportive, complementary or ancillary thereto.

SECTION 6.04 Investments, Revolving Credit Loans, Advances, Guarantees and Acquisitions.

No Loan Party will make or permit to exist any Investment, except Permitted Investments.

SECTION 6.05 Asset Sales.

No Loan Party will sell, transfer, lease (as lessor), license (as licensor), abandon or otherwise voluntarily dispose of any asset, including any Capital Stock of another Person, except sales of Inventory and the use of cash or cash equivalents in the ordinary course of business, transactions permitted by SECTION 6.03 and Permitted Dispositions and the making of Permitted Investments (to the extent such Investment would involve a sale, transfer or disposition of any assets).

SECTION 6.06 Restricted Payments; Certain Payments of Indebtedness.

(a) No Loan Party will declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except that

(i) Any Loan Party or any Subsidiary of a Loan Party may declare and pay cash dividends or make other distributions of property to a Loan Party; provided that any such Restricted Payments made to Holdings or the Parent under this clause (i) shall be used (w) to pay general corporate and overhead expenses incurred by Holdings or the Parent in the ordinary course of business, or the amount of any indemnification claims made by any director or officer of Holdings or the Parent, (x) to pay franchise taxes and other fees, taxes and expenses required to maintain the corporate existence of Holdings or the Parent, (y) to pay taxes that are due and payable by the Parent as the parent of a consolidated group that includes Parent and its Subsidiaries, and (z) to make other Restricted Payments to Holdings or the Parent as permitted pursuant to this Section 6.06(a);

(ii) The Loan Parties may make Restricted Payments for the purpose of paying amounts owing under the Advisory Agreement, to the extent permitted under SECTION 6.07;

(iii) The Loan Parties may make Restricted Payments consisting of Permitted Dispositions of the type described, and subject to the limitations contained, in the definition thereof;

(iv) The Loan Parties may make Restricted Payments constituting repurchases of equity interests in the Parent or any Subsidiary in connection with the exercise of stock options or warrants if such equity interests represent a portion of the exercise price of such option or warrants, provided that Restricted

Payments made pursuant to this clause (v) shall not exceed $5,000,000 in any Fiscal Year of the Parent;

(v) The Loan Parties may declare, pay and/or make the 2011 Dividend;

(vi) The Loan Parties may make other Restricted Payments with the proceeds of any equity securities issued or capital contributions received by any Loan Party or any Subsidiary; and

(vii) The Loan Parties may make other Restricted Payments if the Payment Conditions are satisfied (provided that, for the purposes of this clause (a)(vii), the Fixed Charge Coverage Ratio requirement set forth in the definition of “Payment Conditions” shall be 1.1:1.0).

(b) No Loan Party will make or agree to pay or make any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness, except

(i) payments in Capital Stock (as long as no Change in Control would result therefrom) and payments of interest in-kind of the Loan Parties and their Subsidiaries;

(ii) payments of principal and interest in respect of any Subordinated Indebtedness (subject to applicable subordination provisions relating thereto);

(iii) (A) payments of principal (including mandatory prepayments) and interest as and when due in respect of any Permitted Indebtedness (other than Subordinated Indebtedness) and (B) as long as the Payment Conditions are satisfied, prepayments of Permitted Indebtedness (other than the Senior Notes, the Term Loan Financing Facility, Indebtedness due to the Sponsor or any of its Affiliates (other than Indebtedness due to any of the Loan Parties or their Subsidiaries) or Subordinated Indebtedness);

(iv) prepayment in whole or in part of the Senior Notes, the Term Loan Financing Facility or any other Permitted Indebtedness in an amount not to exceed $600,000,000 in the aggregate with the proceeds of any equity securities issued or capital contributions received by any Loan Party or any Subsidiary;

(v) prepayment in whole or in part of the Senior Notes or the Term Loan Financing Facility from any Permitted Refinancing thereof or any refinancing with the proceeds of Qualifying Secured Debt or Qualifying Unsecured Debt;

(vi) if the Payment Conditions are satisfied, prepayment in whole or in part of the Senior Notes;

(vii) if the Term Payment Availability Conditions are satisfied, prepayment in whole or in part of the Term Loan Financing Facility;

(viii) if the Payment Conditions are satisfied, payments or other distributions in an amount not to exceed the then Available Amount (as defined in the Term Loan Agreement in effect as of the date hereof);

(ix) as long as no Specified Default then exists or would arise therefrom, payments of interest only on account of Permitted Indebtedness due to the Sponsors or Sponsor Related Parties, stockholders and/or Affiliates (subject to applicable subordination provisions relating thereto);

(x) payments either of (A) cash to shareholders, or (B) principal and interest in respect of notes issued to stockholders, in each case, in connection with the repurchase of shares of Capital Stock of the Parent owned by such shareholder, provided that such payments shall not exceed $5,000,000 in the aggregate in any Fiscal Year, provided that, in the event the entire $5,000,000 is not utilized in any Fiscal Year, one hundred percent (100%) of such unutilized portion may be carried forward to succeeding Fiscal Years of the Parent; and

(xi) refinancings of Indebtedness to the extent permitted under this Agreement.

SECTION 6.07 Transactions with Affiliates.

No Loan Party will sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions in the ordinary course of business that are at prices and on terms and conditions, taken as a whole, not less favorable to such Loan Party than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Loan Parties not otherwise prohibited hereunder, (c) payments due pursuant to the Advisory Agreement on account of Advisory Fees consisting of (i) payments (but not prepayments) on account of annual advisory fees provided that such payments may not be made if an Event of Default under SECTIONS 7.01(a), 7.01(b), 7.01(h) or 7.01(i) has occurred and is continuing or would arise therefrom, provided further that such fees not paid shall accrue and be paid when the applicable Event of Default has been cured or waived and no additional Event of Default under Sections 7.01(a), 7.01(b), 7.01(h) or 7.01(i) has occurred and is continuing or would arise as a result of such payment, and (ii) transaction fees, provided that such payments in excess of $1,000,000 may not be made if a Specified Default exists or would arise therefrom, provided further that such fees in excess of $1,000,000 not paid shall accrue and be paid when the applicable Specified Default has been cured or waived and no additional Specified Default has occurred and is continuing or would arise as a result of such payment, (d) payments of indemnities and reasonable expense reimbursements under the Advisory Agreement, (e) as set forth on Schedule 6.07, (f) payment of reasonable compensation to officers and employees for services actually rendered to any such Loan Party or any of its Subsidiaries, (g) payment of director’s fees, expenses and indemnities, (h) stock option, stock incentive, equity, bonus and other compensation plans of the Loan Parties and their Subsidiaries, (i) employment contracts with officers and management of the Loan Parties and their Subsidiaries, (j) Restricted Payments to the extent specifically permitted under this Agreement, (k) advances and loans to officers and employees of the Loan Parties and their Subsidiaries to the extent specifically permitted under this Agreement, (l) Investments consisting of notes from officers, directors and employees to purchase equity interests to the extent specifically permitted under this Agreement, (m) payments pursuant to the tax sharing agreements among the Loan Parties to the extent attributable to the ownership or operations of the Parent and its Subsidiaries, and (n) other transactions with Affiliates specifically permitted under this Agreement (including, without limitation, sale/leaseback transactions, Permitted Dispositions, Restricted Payments, Permitted Investments and Indebtedness).

SECTION 6.08 Restrictive Agreements.

No Loan Party will directly or indirectly enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of such Loan Party to create, incur or permit to exist any Lien upon any of its property or assets in favor of the Collateral Agent or (b) the ability of any Subsidiary thereof to pay dividends or other distributions with respect to any shares of its Capital Stock to such Loan Party or to make or repay loans or advances to a Loan Party or to guarantee Indebtedness of the Loan Parties, provided that (i) the foregoing shall not apply to restrictions and conditions imposed by Applicable Law, by any Loan Document, by any documents in existence on the Effective Date or under any documents relating to joint ventures of any Loan Party to the extent that such joint ventures are not prohibited hereunder, (ii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of assets or equity permitted hereunder by a Loan Party or a Subsidiary pending such sale, provided such restrictions and conditions apply only to the assets of the Loan Party or Subsidiary that are to be sold and such sale is permitted hereunder, (iii) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (iv) clause (a) of the foregoing shall not apply to customary provisions in contracts or leases restricting the assignment or subleasing or sublicensing thereof, (v) the foregoing shall not apply to any agreement related to Indebtedness under the Senior Notes or the Term Loan Financing Facility, (vi) clause (a) of the foregoing shall not apply to licenses or contracts which by the terms of such licenses and contracts prohibit the granting of Liens on the rights contained therein, (vii) the foregoing shall not apply to any restrictions in existence prior to the time any such Person became a Subsidiary and not created in contemplation of any such acquisition, and (viii) the foregoing shall not apply to any agreement related to any Qualifying Secured Debt and Qualifying Unsecured Debt so long as such restrictions are not materially more onerous, taken as a whole, to the Loan Parties than the terms of this Agreement.

SECTION 6.09 Amendment of Material Documents.

No Loan Party will amend, modify or waive any of its rights under (a) its Charter Documents, (b) the nature of the obligations under any guaranty of recourse obligations, (c) the

Advisory Agreement, or (d) any Material Indebtedness, in each case to the extent that such amendment, modification or waiver would reasonably likely have a Material Adverse Effect. Without limiting the foregoing, no Loan Party will amend, modify or waive any provisions of the Term Loan Agreement if such amendment, modification or waiver results in the Lenders receiving mandatory prepayments in an amount less than the amount the Lenders would have received based on the provisions of the Term Loan Agreement on the Effective Date.

SECTION 6.10 Consolidated Fixed Charge Coverage Ratio.

During the continuance of a Covenant Compliance Event, the Loan Parties shall not permit the Consolidated Fixed Charge Coverage Ratio, tested on a trailing twelve month basis commencing with the Fiscal Month most recently ended, to be less than 1.0:1.0.

SECTION 6.11 Fiscal Year.

No Loan Party will change its Fiscal Year without the prior written consent of the Agents.

ARTICLE VII

Events of Default

SECTION 7.01 Events of Default.

If any of the following events (“Events of Default”) shall occur:

(A) Any Loan Party shall fail to pay any principal of any Revolving Credit Loan or any reimbursement obligation in respect of any Letter of Credit Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration or otherwise;

(B) Any Loan Party shall fail to pay any interest on any Revolving Credit Loan or any fee or any other amount (other than an amount referred to in SECTION 7.01(A), any amount payable for Cash Management Services or Other Liabilities) as the same shall become due and payable under this Agreement or any other Loan Document and such failure continues for five (5) Business Days;

(C) Any representation or warranty made or deemed made by or on behalf of any Loan Party in, or in connection with, any Loan Document or any amendment or modification thereof or waiver thereunder (including, without limitation, in any Borrowing Base Certificate or any certificate of a Financial Officer accompanying any financial statement) shall prove to have been incorrect in any material respect when made or deemed made;

(D) Any Loan Party shall fail to observe or perform when due any covenant, condition or agreement contained in (i) any Section of

Article VI or (ii) SECTION 5.01(F) (after a two (2) Business Day grace period), or (iii) in any of SECTION 2.18, SECTION 5.01(d), SECTION 5.02(A), SECTION 5.07, SECTION 5.08(b), or SECTION 5.11 (provided that, if (A) any such Default described in this clause (d)(iii) is of a type that can be cured within five (5) Business Days and (B) such Default could not materially adversely impact the Lenders’ Liens on the Collateral, such default shall not constitute an Event of Default for five (5) Business Days after the occurrence of such Default so long as the Loan Parties are diligently pursuing the cure of such Default);

(E) Any Loan Party shall fail to observe or perform when due any covenant, condition or agreement contained in any Loan Document (other than those specified in SECTION 7.01(A), SECTION 7.01(B), SECTION 7.01(C), or SECTION 7.01(D)), and such failure shall continue unremedied for a period of thirty (30) days after notice thereof from the Administrative Agent to the Lead Borrower;

(F) Any Loan Party shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness when and as the same shall become due and payable (after giving effect to the expiration of any grace or cure period set forth therein) or (ii) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or (iii) any event or condition occurs that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any such Material Indebtedness or any trustee or agent on its or their behalf to cause any such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity, which default, event or condition is not being contested in good faith; provided that the occurrence of any event of default under the Term Loan Agreement by virtue of the breach of any financial performance covenant contained in Section 6.10 of the Term Loan Agreement (or any other financial performance covenant from time to time in effect under the Term Loan Agreement and not contained in this Agreement) shall not constitute an Event of Default until the earliest of (x) sixty (60) days after the date of such breach (during which period such breach is not waived by the lenders under the Term Loan Agreement or such breach is not cured pursuant to Section 7.01 of the Term Loan Agreement), or (y) the acceleration of the obligations under the Term Loan Agreement, or (z) the commencement of the Exercise of Any Secured Creditor Remedies (as defined in the Intercreditor Agreement as in effect on the Closing Date) by the Term Loan Agent and/or the Term Loan Lenders under the Term Loan Agreement as a result of such breach;

(G) a Change in Control shall occur;

(H) An involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Loan Party or its debts, or of a substantial part of its assets, under the Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;

(I) Any Loan Party shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under the Bankruptcy Code or any other federal, state, provincial or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in SECTION 7.01(H), (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, or (vi) take any action for the purpose of effecting any of the foregoing;

(J) Except as permitted under SECTION 6.05, the determination of the Loan Parties, whether by vote of the Loan Parties’ board of directors or otherwise to: suspend the operation of the Loan Parties’ business in the ordinary course, liquidate all or substantially all of the Loan Parties’ assets or Store locations, or employ an agent or other third party to conduct any so-called store closing, store liquidation or “Going-Out-Of-Business” sales for all or substantially all of the Loan Parties’ Stores;

(K) One or more final judgments for the payment of money in an aggregate amount in excess of $40,000,000 (or such lesser amount as would reasonably be expected to result in a Material Adverse Effect) in excess of insurance coverage (or indemnities from indemnitors reasonably satisfactory to the Agents) shall be rendered against any Loan Party or any combination of Loan Parties and the same shall remain undischarged for a period of forty-five (45) days during which execution shall not be effectively stayed, satisfied or bonded or any action shall be legally taken by a judgment creditor to attach or levy upon any material assets of any Loan Party to enforce any such judgment;

(L) An ERISA Event (other than any ERISA Event set forth on Schedule 3.10) shall have occurred that when taken together with all other ERISA Events that have occurred, would reasonably be expected to result in a liability of any Loan Party in excess of $25,000,000 or such other amount that would reasonably be expected to result in a Material Adverse Effect and the same shall remain undischarged for a period of thirty (30) consecutive days;

(M) Any challenge by or on behalf of any Loan Party to the validity of any Loan Document or the applicability or enforceability of any Loan Document strictly in accordance with the subject Loan Document’s terms or which seeks to void, avoid, limit, or otherwise adversely affect any security interest created by or in any Loan Document or any payment made pursuant thereto, including, without limitation, any Loan Party (i) delivers any notice pursuant to Nevada Revised Statutes 106.380(1) with respect to any Mortgage; (ii) delivers any notice of an election to terminate the operation of any Mortgage as security for any Obligation, including, without limitation, any obligation to repay any “future advances” (as defined in Nevada Revised Statutes 106.320) of principal (as defined in Nevada Revised Statutes 106.345), (iii) records a statement pursuant to Nevada Revised Statutes 106.380(3), or (iv) causes any Mortgage or any Obligation or any Credit Party to be subject to Nevada Revised Statutes 106.380(2), 106.380(3) or 106.400;

(N) Any challenge by or on behalf of any other Person to the validity of any Loan Document or the applicability or enforceability of any Loan Document strictly in accordance with the subject Loan Document’s terms or which seeks to void, avoid, limit, or otherwise adversely affect any security interest created by or in any Loan Document or any payment made pursuant thereto, in each case, as to which an order or judgment has been entered materially adverse to the Agents and the Lenders;

(O) Any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any such Collateral, with the priority required by (but subject to the limitations set forth in) the applicable Security Document and this Agreement except (i) as a result of the sale, release or other disposition of the applicable Collateral in a Permitted Disposition or other transaction permitted under the Loan Documents or, (ii) relating to an immaterial amount of Collateral not constituting ABL Priority Collateral, or (iii) as a result of the failure of the Collateral Agent, through its acts or omissions and through no fault of the Loan Parties, to maintain the perfection of its Liens in accordance with Applicable Law;

(P) The occurrence of any uninsured loss to any material portion of the Collateral which would reasonably be expected to result in a Material Adverse Effect;

(Q) The termination of the Facility Guaranty or any other guaranty of the Obligations (except for any release or termination permitted hereunder);

(R) The indictment of any Loan Party, under any Applicable Law where the crime alleged would constitute a felony under Applicable Law and such indictment remains unquashed or such legal process remains undismissed for a period of 90 days or more, unless the Administrative Agent, in its reasonable discretion, determines that the indictment is not material; or

(S) the imposition of any stay or other order, the effect of which restrains the conduct by the Loan Parties, taken as a whole, of their business in the ordinary course in a manner that has resulted in, or could reasonably be expected to have, a Material Adverse Effect;

then, and in every such event (other than an event with respect to any Loan Party described in SECTION 7.01(H) or SECTION 7.01(I)), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders, shall, by notice to the Lead Borrower, take any or all of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall irrevocably terminate immediately; (ii) declare the Obligations owing by such Borrowers then outstanding to be due and payable in whole, and thereupon the principal of the Revolving Credit Loans and all other Obligations so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Loan Parties accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Loan Parties to the extent permitted by Applicable Law; or (iii) require the applicable Loan Parties to furnish cash collateral in an amount equal to 103% of its respective Letter of Credit Outstandings to be held and applied in accordance with SECTION 7.03. In case of any event with respect to any Loan Party described in SECTION 7.01(H) or SECTION 7.01(I), the Commitments shall automatically and irrevocably terminate and the principal of the Revolving Credit Loans and other Obligations owing by such Borrower then outstanding, together with accrued interest thereon and all fees and other obligations of the Loan Parties accrued hereunder, shall automatically become due and payable, and the applicable Loan Parties shall furnish cash collateral in an amount equal to 103% of their respective Letter of Credit Outstandings to be held and applied in accordance with SECTION 7.03, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Loan Parties to the extent permitted by Applicable Law.

SECTION 7.02 Remedies on Default.

In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the maturity of the Obligations shall have been accelerated pursuant hereto, the Agents may (and at the direction of the Required Lenders, shall) proceed to protect and enforce their rights and remedies under this Agreement or any of the other Loan Documents by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations are evidenced, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Secured Parties. No remedy herein is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

SECTION 7.03 Application of Proceeds.

After the occurrence and during the continuance of (i) any Cash Dominion Event or (ii) any Event of Default and acceleration of the Obligations, all proceeds realized from any Loan Party or on account of any Collateral owned by a Loan Party or, without limiting the foregoing, on account of any Prepayment Event, any payments in respect of any Obligations and all proceeds of the Collateral, shall be applied in the following order:

(a) FIRST, ratably to pay the Obligations in respect of any Credit Party Expenses, indemnities and other amounts then due to the Agents until paid in full;

(b) SECOND, ratably to pay any Credit Party Expenses and indemnities, and to pay any fees then due to the Lenders, until paid in full;

(c) THIRD, to the extent not previously reimbursed by the Lenders, to payment of that portion of the Obligations constituting principal and accrued and unpaid interest on any Permitted Overadvances;

(d) FOURTH, ratably to pay interest accrued in respect of the Obligations (other than as set forth in clause Third above) until paid in full;

(e) FIFTH, to pay principal due in respect of the Swingline Loans until paid in full;

(f) SIXTH, ratably to pay principal due in respect of the Revolving Credit Loans until paid in full;

(g) SEVENTH, to the Administrative Agent, to be held by the Administrative Agent, for the ratable benefit of the Issuing Banks and the Lenders as cash collateral in an amount up to 103% of the then Stated Amount of Letters of Credit until paid in full;

(h) EIGHTH, to pay outstanding Obligations with respect to Cash Management Services furnished to any Loan Party by the Agents;

(i) NINTH, ratably to pay any other outstanding Obligations (including any outstanding Other Liabilities); and

(j) TENTH, to the Lead Borrower or such other Person entitled thereto under Applicable Law.

ARTICLE VIII

The Agents

SECTION 8.01 Appointment and Administration by Administrative Agent.

Each Credit Party hereby irrevocably designates Bank of America as Administrative Agent under this Agreement and the other Loan Documents. The general administration of the Loan Documents shall be by the Administrative Agent. The Credit Parties each hereby (a) irrevocably authorizes the Administrative Agent (i) to enter into the Loan Documents to which it is a party, and (ii) at its discretion, to take or refrain from taking such actions as agent on its behalf and to exercise or refrain from exercising such powers under the Loan Documents as are delegated by the terms hereof or thereof, as appropriate, together with all powers reasonably incidental thereto, and (b) agrees and consents to all of the provisions of the Security Documents. The Administrative Agent shall have no duties or responsibilities except as set forth in this Agreement and the other Loan Documents, nor shall it have any fiduciary relationship with any other Credit Party, and no implied covenants, responsibilities, duties, obligations, or liabilities shall be read into the Loan Documents or otherwise exist against the Administrative Agent.

SECTION 8.02 Appointment of Collateral Agent.

Each Secured Party hereby irrevocably designates Bank of America as Collateral Agent under this Agreement and the other Loan Documents. The Secured Parties each hereby (i) irrevocably authorizes the Collateral Agent (x) to enter into the Loan Documents to which it is a party, and (y) at its discretion, to take or refrain from taking such actions as agent on its behalf and to exercise or refrain from exercising such powers under the Loan Documents as are delegated by the terms hereof or thereof, as appropriate, together with all powers reasonably incidental thereto, and (ii) agrees and consents to all of the provisions of the Security Documents. All Collateral shall be held or administered by the Collateral Agent (or its duly-appointed agent) for its own benefit and for the ratable benefit of the other Secured Parties. Any proceeds received by the Collateral Agent from the foreclosure, sale, lease or other disposition of any of the Collateral and any other proceeds received pursuant to the terms of the Security Documents or the other Loan Documents shall be paid over to the Administrative Agent for application as provided in this Agreement and the other Loan Documents. The Collateral Agent shall have no duties or responsibilities except as set forth in this Agreement and the other Loan Documents, nor shall it have any fiduciary relationship with any other Secured Party, and no implied covenants, responsibilities, duties, obligations, or liabilities shall be read into the Loan Documents or otherwise exist against the Collateral Agent.

SECTION 8.03 Sharing of Excess Payments.

Except as otherwise permitted hereunder (including under SECTION 2.27 hereof), if at any time or times any Secured Party shall receive (i) by payment, foreclosure, setoff, banker’s lien, counterclaim, or otherwise, or any payments with respect to the Obligations owing to such Secured Party arising under, or relating to, this Agreement or the other Loan Documents, or (ii) payments from the Administrative Agent in excess of such Secured Party’s ratable portion of all such distributions by the Administrative Agent, such Secured Party shall promptly (1) turn the same over to the Administrative Agent, in kind, and with such endorsements as may be required to negotiate the same to the Administrative Agent, or in same day funds, as applicable, for the account of all of the Secured Parties and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Secured Parties so that such excess payment received shall be applied ratably as among the Secured Parties in accordance with the provisions of SECTION 2.17 or SECTION 7.03, as applicable; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment. In no event shall the provisions of this paragraph be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Revolving Credit Loans or participations in drawings under Letters of Credit to any assignee or participant, other than to the Borrowers or any of their Subsidiaries (as to which the provisions of this paragraph shall apply).

SECTION 8.04 Agreement of Applicable Lenders.

Upon any occasion requiring or permitting an approval, consent, waiver, election or other action on the part of the Applicable Lenders, action shall be taken by each Agent for and on behalf or for the benefit of all Secured Parties upon the direction of the Applicable Lenders, and any such action shall be binding on all Secured Parties. No amendment, modification, consent, or waiver shall be effective except in accordance with the provisions of SECTION 9.02.

SECTION 8.05 Liability of Agents.

(a) The Agents, when acting on behalf of the Secured Parties, may execute any of their respective duties under this Agreement or any of the other Loan Documents by or through any of their respective officers, agents and employees, and no Agent nor any of their respective directors, officers, agents or employees shall be liable to any other Secured Party for any action taken or omitted to be taken in good faith, or be responsible to any other Secured Party for the consequences of any oversight or error of judgment, or for any loss, except to the extent of any liability imposed by law by reason of such Agent’s own gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision). No Agent nor any of their respective directors, officers, agents and employees shall in any event be liable to any other Secured Party for any action taken or omitted to be taken by it pursuant to instructions received by it from the Applicable Lenders, or in reliance upon the advice of counsel selected by it. Without limiting the foregoing no Agent, nor any of their respective directors, officers, employees, or agents shall be: (i) responsible to any other Secured Party for the due execution, validity, genuineness, effectiveness, sufficiency, or enforceability of, or for any recital, statement, warranty or representation in, this Agreement, any other Loan Document or any related agreement, document or order; (ii) required to ascertain or to make any inquiry concerning the performance or observance by any Loan Party of any of the terms, conditions, covenants, or agreements of this

Agreement or any of the Loan Documents; (iii) responsible to any other Secured Party for the state or condition of any properties of the Loan Parties or any other obligor hereunder constituting Collateral for the Obligations or any information contained in the books or records of the Loan Parties; (iv) responsible to any other Secured Party for the validity, enforceability, collectibility, effectiveness or genuineness of this Agreement or any other Loan Document or any other certificate, document or instrument furnished in connection therewith; or (v) responsible to any other Secured Party for the validity, priority or perfection of any Lien securing or purporting to secure the Obligations or for the value or sufficiency of any of the Collateral.

(b) The Agents may execute any of their duties under this Agreement or any other Loan Document by or through their agents or attorneys-in-fact, and shall be entitled to the advice of counsel concerning all matters pertaining to its rights and duties hereunder or under the other Loan Documents. The Agents shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by them with reasonable care.

(c) None of the Agents nor any of their respective directors, officers, employees, or agents shall have any responsibility to any Loan Party on account of the failure or delay in performance or breach by any other Secured Party (other than by each such Agent in its capacity as a Lender) of any of its respective obligations under this Agreement or any of the other Loan Documents or in connection herewith or therewith.

(d) The Agents shall be entitled to rely, and shall be fully protected in relying, upon any notice, consent, certificate, affidavit, or other document or writing believed by them to be genuine and correct and to have been signed, sent or made by the proper person or persons, and upon the advice and statements of legal counsel (including, without, limitation, counsel to the Loan Parties), independent accountants and other experts selected by any Loan Party or any Secured Party. The Agents shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless they shall first receive such advice or concurrence of the Applicable Lenders as they deem appropriate or they shall first be indemnified to their satisfaction by the other Secured Parties against any and all liability and expense which may be incurred by them by reason of the taking or failing to take any such action.

SECTION 8.06 Notice of Default.

No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless such Agent has actual knowledge of the same or has received notice from a Secured Party or Loan Party referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that an Agent obtains such actual knowledge or receives such a notice, such Agent shall give prompt notice thereof to each of the other Secured Parties. Upon the occurrence of an Event of Default, the Agents shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders. Unless and until the Agents shall have received such direction, the Agents may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to any such Default or Event of Default as they shall deem advisable in the best interest of the Secured Parties. In no event shall the Agents be required to comply with any such directions to the extent that the Agents believe that their compliance with such directions would be unlawful.

SECTION 8.07 Credit Decisions.

Each Secured Party (other than the Agents) acknowledges that it has, independently and without reliance upon the Agents or any other Secured Party, and based on the financial statements prepared by the Loan Parties and such other documents and information as it has deemed appropriate, made its own credit analysis and investigation into the business, assets, operations, property, and financial and other condition of the Loan Parties and has made its own decision to enter into this Agreement and the other Loan Documents. Each Credit Party (other than the Agents) also acknowledges that it will, independently and without reliance upon the Agents or any other Secured Party, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in determining whether or not conditions precedent to closing any Revolving Credit Loan hereunder have been satisfied and in taking or not taking any action under this Agreement and the other Loan Documents.

SECTION 8.08 Reimbursement and Indemnification.

Each Secured Party (other than the Agents) agrees to (i) reimburse the Agents for such Secured Party’s pro rata share of outstanding Obligations held by such Secured Party (or, in the case of any Lender that has assigned its Commitments pursuant to SECTION 9.04 hereof where the applicable assignee has not ratably assumed such Lender’s obligations under this SECTION 8.08 with respect to acts or omissions that occurred prior to such assignment, such assigning Lender’s Commitment Percentage prior to such assignment) of (x) any expenses and fees incurred by any Agent for the benefit of Secured Parties under this Agreement and any of the other Loan Documents, including, without limitation, counsel fees and compensation of agents and employees paid for services rendered on behalf of the Secured Parties, and any other expense incurred in connection with the operations or enforcement thereof not reimbursed by the Loan Parties, and (y) any expenses of any Agent incurred for the benefit of the Secured Parties that the Loan Parties have agreed to reimburse pursuant to this Agreement or any other Loan Document and have failed to so reimburse, and (ii) indemnify and hold harmless each Agent and any of their respective directors, officers, employees, or agents, on demand, in the amount of such Secured Party’s Commitment Percentage (or, in the case of any Lender that has assigned its Commitments pursuant to SECTION 9.04 hereof where the applicable assignee has not ratably assumed such Lender’s obligations under this SECTION 8.08 with respect to acts or omissions that occurred prior to such assignment, such assigning Lender’s Commitment Percentage prior to such assignment), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it or any Secured Party in any way relating to or arising out of this Agreement or any of the other Loan Documents or any action taken or omitted by it or any of them under this Agreement or any of the other Loan Documents to the extent not reimbursed by the Loan Parties, including, without limitation, costs of any suit initiated by each Agent against any Secured Party (except such as shall have been determined by a court of competent jurisdiction or another independent tribunal having jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Agent); provided, however, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Secured Party in its capacity as such. The provisions of this SECTION 8.08 shall survive the repayment of the Obligations and the termination of the Commitments and, in the case of any Lender that has assigned its Commitments pursuant to SECTION 9.04 hereof where the applicable assignee has not ratably assumed such Lender’s obligations under this SECTION 8.08 with respect to acts or omissions that occurred prior to such assignment, with respect to events which have occurred prior to any such assignment.

SECTION 8.09 Rights of Agents.

It is understood and agreed that the Agents shall have the same rights and powers hereunder (including the right to give such instructions) as the other Lenders and may exercise such rights and powers, as well as their rights and powers under other agreements and instruments to which they are or may be party, and engage in other transactions with the Loan Parties, as though they were not the Agents. Each Agent and their respective Affiliates may accept deposits from, lend money to, and generally engage in any kind of commercial or investment banking, trust, advisory or other business with the Loan Parties and their Affiliates as if it were not an Agent thereunder.

SECTION 8.10 Notice of Transfer.

The Administrative Agent may deem and treat a Lender party to this Agreement as the owner of such Lender’s portion of the Obligations for all purposes, unless and until, and except to the extent, an Assignment and Acceptance shall have become effective as set forth in SECTION 9.04.

SECTION 8.11 Successor Agents.

Any Agent may resign at any time by giving thirty (30) Business Days’ written notice thereof to the other Secured Parties and the Lead Borrower. Upon any such resignation of an Agent, the Required Lenders shall have the right to appoint a successor Agent, which, so long as there is no Specified Default, shall be reasonably satisfactory to the Lead Borrower (whose consent in any event shall not be unreasonably withheld or delayed). If no successor Agent shall have been so appointed by the Required Lenders and/or none shall have accepted such appointment within thirty (30) days after the retiring Agent’s giving of notice of resignation, the retiring Agent may, on behalf of the other Secured Parties, appoint a successor Agent which shall be a commercial bank (or affiliate thereof) organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of a least $1,000,000,000, or capable of complying with all of the duties of such Agent hereunder (in the opinion of the retiring Agent and as certified to the other Secured Parties in writing by such successor Agent) which, so long as there is no Specified Default, shall be reasonably satisfactory to the Lead Borrower (whose consent shall not in any event be unreasonably withheld or delayed). Upon the acceptance of any appointment as Agent by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent’s resignation hereunder as such Agent, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was such Agent under this Agreement.

SECTION 8.12 Relation Among the Lenders.

The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of any Agent) authorized to act for, any other Lender.

SECTION 8.13 Reports and Financial Statements.

By signing this Agreement, each Lender:

(A) agrees to furnish the Administrative Agent (i) prompt written notice upon the entering into of any leasing arrangement constituting a Bank Product and (ii) after the occurrence and during the continuance of a Cash Dominion Event (and thereafter at such frequency as the Administrative Agent may reasonably request) with a summary of all Other Liabilities due or to become due to such Lender or its Affiliates;

(B) is deemed to have requested that the Agents furnish such Lender, promptly after they become available, copies of all financial statements required to be delivered by the Lead Borrower under SECTIONS 5.01(a) through and including 5.01(f), and all commercial finance examinations and appraisals of the Collateral received by the Agents (collectively, the “Reports”) (and the Agents agree to furnish such Reports promptly to the Lenders, which Reports may be furnished in accordance with the final paragraph of SECTION 5.01);

(C) expressly agrees and acknowledges that no Agent makes any representation or warranty as to the accuracy of the Reports, and shall not be liable for any information contained in any Report;

(D) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Agents or any other party performing any audit or examination will inspect only specific information regarding the Loan Parties and will rely significantly upon the Loan Parties’ books and records, as well as on representations of the Loan Parties’ personnel;

(E) agrees to keep all Reports confidential and strictly for its internal use, and not to distribute except to its participants, or use any Report in any other manner; and

(F) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold each Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any Credit Extensions that the indemnifying Lender has made or may make to the Borrowers, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a Revolving Credit Loan or Revolving Credit Loans of the Borrowers; and (ii) to pay and protect, and indemnify, defend, and hold each Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including attorney costs) incurred by the Agents and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender in violation of the terms hereof.

SECTION 8.14 Agency for Perfection.

Each Lender hereby appoints each other Lender as agent for the purpose of perfecting Liens for the benefit of the Agents and the Secured Parties, in assets which, in accordance with Article 9 of the UCC or any other Applicable Law of the United States of America can be perfected only by possession. Should any Secured Party (other than an Agent) obtain possession of any such Collateral, such Secured Party shall notify the Collateral Agent thereof, and, promptly upon the Collateral Agent’s request therefor shall deliver such Collateral to the Collateral Agent, or otherwise deal with such Collateral in accordance with the Collateral Agent’s instructions.

SECTION 8.15 Delinquent Lender.

(a) If for any reason any Lender (i) shall fail or refuse to abide by its obligations under this Agreement, including without limitation its obligation to make available to Administrative Agent its Commitment Percentage of any Revolving Credit Loans, expenses or setoff or purchase its Commitment Percentage of a participation interest in the Swingline Loans or Letter of Credit Outstandings and such failure is not cured within one (1) Business Day of receipt from the Administrative Agent of written notice thereof, (ii) shall fail, within three (3) Business Days after a written request by the Administrative Agent (a copy of which was sent to the Lead Borrower), to confirm that it will comply with the terms of this Agreement relating to its Commitments or (iii) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding (each, a “Delinquent Lender”), then, in addition to the rights and remedies that may be available to the other Secured Parties, the Loan Parties or any other party at law or in equity, and not at limitation thereof, (i) such Delinquent Lender’s right to participate in the administration of, or decision-making rights related to, the Revolving Credit Loans, this Agreement or the other Loan Documents shall be suspended during the pendency of such failure or refusal, (ii) a Delinquent Lender shall be deemed to have assigned any and all payments due to it from the Loan Parties, whether on account of outstanding Revolving Credit Loans, interest, fees or otherwise, to the remaining non-Delinquent Lenders for application to, and reduction of, their proportionate shares of all outstanding Obligations until, as a result of application of such assigned payments the Lenders’ respective Commitment Percentages of all outstanding Obligations (other than Other

Liabilities) shall have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency, and (iii) at the option of the Administrative Agent or the Lead Borrower (with the consent of the Administrative Agent, such consent not to be unreasonably withheld or delayed), any amounts payable to such Delinquent Lender hereunder (whether on account of principal, interest, fees or otherwise) shall, in lieu of being distributed to such Delinquent Lender, be retained by the Administrative Agent as cash collateral, and may be utilized by the Administrative Agent, for future funding obligations of the Delinquent Lender in respect of any Revolving Credit Loan or existing or future participating interest in any Swingline Loan or Letter of Credit. The Delinquent Lender’s decision-making and participation rights and rights to payments as set forth in clauses (i) and (ii) hereinabove shall be restored only upon the payment by the Delinquent Lender of its Commitment Percentage of any Obligations (other than Other Liabilities), any participation obligation, or expenses as to which it is delinquent, together with interest thereon at the Default Rate from the date when originally due until the date upon which any such amounts are actually paid.

(b) The non-Delinquent Lenders shall also have the right, but not the obligation, in their respective, sole and absolute discretion, to cause the termination and assignment without any further action by the Delinquent Lender for no cash consideration (pro rata, based on the respective Commitments of those Lenders electing to exercise such right), the Delinquent Lender’s Commitment to fund future Credit Extensions. Upon any such purchase of the Commitment Percentage of any Delinquent Lender, the Delinquent Lender’s share in future Credit Extensions and its rights under the Loan Documents with respect thereto shall terminate on the date of purchase, and the Delinquent Lender shall promptly execute all documents reasonably requested to surrender and transfer such interest, including, if so requested, an Assignment and Acceptance. The Borrowers may, on ten (10) days’ prior written notice to the Administrative Agent and such Delinquent Lender, replace such Delinquent Lender (in its capacity as a Lender) by causing such Delinquent Lender to (and such Delinquent Lender shall be obligated to) assign (with the assignment fee to be paid by the Borrowers in such instance) all of its rights and obligations under this Agreement to one or more Eligible Assignees.

(c) Each Delinquent Lender shall indemnify the Administrative Agent and each non-delinquent Lender from and against any and all loss, damage or expenses, including but not limited to reasonable attorneys’ fees and funds advanced by the Administrative Agent or by any non-delinquent Lender, on account of a Delinquent Lender’s failure to timely fund its Commitment Percentage of a Revolving Credit Loan or to otherwise perform its obligations under the Loan Documents.

SECTION 8.16 Collateral Matters.

(a) The Lenders hereby irrevocably authorize the Collateral Agent to release any Lien upon any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full of all Obligations (other than contingent indemnity obligations with respect to then unasserted claims), all Letters of Credit shall have expired or terminated (or been collateralized in a manner satisfactory to the applicable Issuing Bank)

and all Letter of Credit Outstandings have been reduced to zero (or collateralized in a manner satisfactory to the applicable Issuing Bank), or (ii) constituting property being sold, transferred or disposed of in a Permitted Disposition upon receipt by the Administrative Agent of the Net Proceeds thereof to the extent required by this Agreement. Except as provided above, the Collateral Agent will not release any of the Collateral Agent’s Liens without the prior written authorization of the Applicable Lenders. Upon request by any Agent or any Loan Party at any time, the Lenders will confirm in writing the Collateral Agent’s authority to release any Liens upon particular types or items of Collateral pursuant to this SECTION 8.16.

(b) Upon at least two (2) Business Days’ prior written request by the Lead Borrower, the Collateral Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens upon any Collateral described in SECTION 8.16(a); provided, however, that (i) the Collateral Agent shall not be required to execute any such document on terms which, in its reasonable opinion, would, under Applicable Law, expose the Collateral Agent to liability or create any obligation or entail any adverse consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of any Loan Party in respect of) all interests retained by any Loan Party, including (without limitation) the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

SECTION 8.17 Co-Syndication Agents, Co-Documentation Agents and Arrangers.

Notwithstanding the provisions of this Agreement or any of the other Loan Documents, the Co-Syndication Agents, the Co-Documentation Agents and the Arrangers shall have no powers, rights, duties, responsibilities or liabilities with respect to this Agreement and the other Loan Documents except as otherwise expressly provided herein.

ARTICLE IX

Miscellaneous

SECTION 9.01 Notices.

Except in the case of notices and other communications expressly permitted to be given by telephone or electronically, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy or e-mail, as follows:

(A) if to any Loan Party, to it at 1830 Route 130, Burlington, New Jersey 08016, Attention: Legal Department (Telecopy No. 609-239-9675) (E-Mail: paul.tang@coat.com), with copies to Bain Capital Partners, LLC, John Hancock Tower, 200 Clarendon Street, Boston, Massachusetts 02116, Attention: David Humphrey (Telecopy No. (617) 516-2010), (E-Mail: dhumphrey@baincapital.com), and Kirkland & Ellis LLP, 300 North LaSalle Street, Chicago, Illinois 60654, Attention: Linda

K. Myers, P.C. (Telecopy No. (312) 862-2200), (E-Mail: linda.myers@kirkland.com);

(B) if to the Administrative Agent, the Collateral Agent or the Swingline Lender to Bank of America, N.A., 100 Federal Street, 9th Floor, Boston, Massachusetts 02110, Attention Kathleen Dimock (Telecopy No. (617) 434-4312), (E-Mail Kathleen.dimock@baml.com), with a copy to Riemer & Braunstein, LLP, Three Center Plaza, Boston, Massachusetts 02108, Attention: David S. Berman, Esquire (Telecopy No. (617) 880-3456), (E-Mail dberman@riemerlaw.com);

(C) if to any other Credit Party, to it at its address (or telecopy number or electronic mail address) set forth on the signature pages hereto or on any Assignment and Acceptance.

Notwithstanding the foregoing, any notice hereunder sent by e-mail shall be solely for the distribution of (i) routine communications such as financial statements and (ii) documents and signature pages for execution by the parties hereto, and for no other purpose. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient. Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

SECTION 9.02 Waivers; Amendments.

(a) No failure or delay by any Credit Party in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Credit Parties hereunder and under the other Loan Documents are cumulative and are not exclusive of any other rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by SECTION 9.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Revolving Credit Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether any Credit Party may have had notice or knowledge of such Default or Event of Default at the time.

(b) Except as otherwise specifically provided herein, neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Loan Parties and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Agent(s) and the Loan Parties that are parties thereto, in each case with the consent of the Required Lenders; provided, however, that no such waiver, amendment, modification or other agreement shall:

(i) Increase the Commitment of any Lender without the prior written consent of such Lender (it being understood that a waiver of any condition precedent or of any Default or Event of Default or mandatory prepayment under SECTION 2.17(c) hereof) shall not constitute an increase of any Commitment of any Lender);

(ii) Without:

i. the prior written consent of all Lenders directly affected thereby, reduce the principal amount of any Obligation or reduce the rate of interest thereon (other than the waiver of the Default Rate), or reduce any fees payable under the Loan Documents;

ii. the prior written consent of all Lenders directly affected thereby, postpone the scheduled date of payment of the principal amount of any Obligation, or any interest thereon, or reduce the amount of, waive or excuse any such payment, or postpone the Termination Date (it being understood that the waiver of (or amendment to the term of) any mandatory prepayment under SECTION 2.17(c) hereof shall not constitute a postponement of any date scheduled for the payment of principal or interest or constitute a reduction, waiver or excuse of any payment of principal or interest);

iii. prior written Unanimous Consent, except for Permitted Dispositions or for Collateral releases as provided in SECTION 8.16, release all or substantially all of the Collateral from the Liens of the Security Documents (it being understood that (1) entering into any Qualifying Pari Passu Intercreditor Agreement or any Qualifying Second Lien Intercreditor Agreement, or (2) incurring any Qualifying Secured Debt shall not, in either case, constitute a release of all or substantially all of the Collateral from the Liens of the Security Documents);

iv. prior written Unanimous Consent, except as provided in SECTION 2.02, increase the Total Commitments;

v. prior written Unanimous Consent, change the definition of the terms “Availability” or “Borrowing Base” or any component definition thereof if as a result thereof the amounts available to be borrowed by the Borrowers would be increased, provided that the foregoing shall not limit the discretion of the Administrative Agent to change, establish or eliminate any Reserves or to add Inventory and Accounts acquired in a Permitted Acquisition to the Borrowing Base as provided herein;

vi. prior written Unanimous Consent, except in connection with Permitted Dispositions or as provided in SECTION 6.03, release any Loan Party from its obligations under any Loan Document, or limit its liability in respect of such Loan Document;

vii. prior written Unanimous Consent, modify the definition of Permitted Overadvance so as to increase the amount thereof, or to cause the aggregate Commitments (or the Commitment of any Lender) to be exceeded as a result thereof, or, except as provided in such definition, the time period for a Permitted Overadvance;

viii. prior written Unanimous Consent, change SECTION 2.17, SECTION 2.18, SECTION 7.03, or SECTION 8.03;

ix. prior written Unanimous Consent, (i) subordinate the Obligations hereunder to any other Indebtedness, or (ii) except as provided by operation of Applicable Law or in the Intercreditor Agreement or in any Qualifying Pari Passu Intercreditor Agreement, subordinate the Liens granted hereunder or under the other Loan Documents to any other Lien; or

x. prior written Unanimous Consent, change any of the provisions of this SECTION 9.02(b), the definitions of “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder.

(iii) Without prior written consent of the Agents or the Issuing Banks, as the case may be, affect the rights or duties of the Agents or the Issuing Banks.

(c) Notwithstanding anything to the contrary contained in this SECTION 9.02,

(i) in the event that the Lead Borrower shall request that this Agreement or any other Loan Document be modified, amended or waived in a manner which would require the consent of the Lenders pursuant to SECTION 9.02(b) and such amendment is approved by the Required Lenders, but not by the requisite percentage of all the Lenders, the Lead Borrower and the Administrative Agent shall be permitted to amend this Agreement without the consent of the Lender or Lenders which did not agree to the modification or amendment requested by the Lead Borrower (such Lender or Lenders, collectively the “Minority Lenders”) subject to their providing for (A) the termination of the Commitment of each of the Minority Lenders, (B) the addition to this Agreement of one or more other financial institutions which would qualify as an Eligible Assignee, subject to the reasonable approval of the Administrative Agent, or an increase in the Commitment of one or more of the Required Lenders, so that the Total Commitments after giving effect to such amendment shall be in the same amount as the Total Commitments immediately before giving effect to such amendment, (C) if any Revolving Credit Loans are outstanding at the time of such amendment, the making of such additional Revolving Credit Loans by such new or increasing Lender or Lenders, as the case may be, as may be necessary to repay in full the outstanding Revolving Credit Loans (including principal, interest, fees and other amounts due and owing under the Loan Documents) of the Minority Lenders immediately before giving effect to such amendment and (D) such other modifications to this Agreement or the Loan Documents as may be appropriate and incidental to the foregoing; and

(ii) the Administrative Agent may, and is hereby deemed instructed by the Applicable Lenders to, consent to non-substantive amendments to this Agreement and the other Loan Documents as may be necessary or appropriate in the reasonable opinion of the Administrative Agent to effect any Permitted Refinancing, Qualifying Secured Debt or Qualifying Unsecured Debt; provided that the Administrative Agent shall notify the Arrangers of any such amendment prior to granting its consent thereto. No Arranger shall bear any liability in connection with the foregoing.

(d) Notwithstanding anything to the contrary in this Agreement or any other Loan Document, (x) no provider or holder of any Bank Products or Cash Management Services shall have any voting or approval rights hereunder (or be deemed a Lender) solely by virtue of its status as the provider or holder of such agreements or products or the Obligations owing thereunder, nor shall the consent of any such provider or holder be required (other than in their capacities as Lenders, to the extent applicable) for any matter hereunder or under any of the other Loan Documents, including as to any matter relating to the Collateral or the release of Collateral or any Loan Party, and (y) any Loan Document may be amended, supplemented and waived with the consent of the Administrative Agent at the request of the Borrower without the need to obtain the consent of any other Lender if such amendment, supplement or waiver is delivered in order (i) to comply with local Law or advice of local counsel, (ii) to cure ambiguities or defects, any obvious error or any error or omission of a technical or immaterial nature or (iii) to cause any Loan Document to be consistent with this Agreement and the other Loan Documents.

(e) No notice to or demand on any Loan Party shall entitle any Loan Party to any other or further notice or demand in the same, similar or other circumstances. Each holder of a Note shall be bound by any amendment, modification, waiver or consent authorized as provided herein, whether or not a Note shall have been marked to indicate such amendment, modification, waiver or consent and any consent by a Lender, or any holder of a Note, shall bind any Person subsequently acquiring a Note, whether or not a Note is so marked. No amendment to this Agreement or any other Loan Document shall be effective against any Loan Party unless signed by such Loan Party.

SECTION 9.03 Expenses; Indemnity; Damage Waiver.

(a) The Loan Parties shall jointly and severally pay all Credit Party Expenses incurred as of the Effective Date on the Effective Date. Thereafter, the Loan Parties shall jointly and severally pay all Credit Party Expenses within thirty (30) days after receipt of an invoice therefor setting forth such expenses in reasonable detail; provided that in the event the Loan Parties have a bona fide dispute with any such expenses, payment of such disputed amounts shall not be required until the earlier of the date such dispute is resolved to the reasonable satisfaction of the Loan Parties or thirty (30) days after receipt of any such invoice (and any such disputed amount which is so paid shall be subject to a reservation of the Loan Parties’ rights with respect thereto).

(b) The Loan Parties shall, jointly and severally, indemnify the Secured Parties and each of their Subsidiaries and Affiliates, and each of the respective stockholders, directors, officers, employees, agents, attorneys, and advisors of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all damages, actual out-of-pocket losses, claims, actions, causes of action, settlement payments, obligations, liabilities and related expenses, including the reasonable fees, charges and disbursements of one counsel for the Agents and one counsel for all other Indemnitees (other than the Agents) incurred, suffered, sustained or required to be paid by, or asserted against, any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of any

Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the transactions contemplated by the Loan Documents or any other transactions contemplated hereby, (ii) any Credit Extension or the use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by any Loan Party or any Subsidiary, or any Environmental Liability related in any way to any Loan Party or any Subsidiary, (iv) any actual or prospective claim, litigation, investigation or proceeding relating to or arising from any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto or (v) any documentary taxes, assessments or similar charges made by any Governmental Authority by reason of the execution and delivery of this Agreement or any other Loan Document; provided, however, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (w) are determined by a court of competent jurisdiction or another independent tribunal having jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of any Agent or such Indemnitee or any Affiliate of such Indemnitee (or any officer, director, employee, advisor or agent of such Indemnitee or any such Indemnitee’s Affiliates), (x) are relating to disputes among Indemnitees, (y) are determined by a court of competent jurisdiction or another independent tribunal having jurisdiction to have resulted from a material breach by such Indemnitee of its obligations to a Loan Party, or (z) which constitute indirect, consequential, special or punitive damages. In connection with any indemnified claim hereunder, the Indemnitee shall be entitled to select its own counsel and the Loan Parties shall promptly pay the reasonable fees and expenses of such counsel.

(c) No party to this Agreement shall assert and, to the extent permitted by Applicable Law, each such party hereby waives, any claim against any other party to this Agreement or any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the transactions contemplated by the Loan Documents, any Credit Extension or the use of the proceeds thereof.

(d) The provisions of paragraphs (b) and (c) of this SECTION 9.03 shall remain operative and in full force and effect regardless of the termination of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations or the assignment of any of the Obligations to a third party, the invalidity or unenforceability of any term or provision of any Loan Document, or any investigation made by or on behalf of any Credit Party. All amounts due under this SECTION 9.03 shall be payable within thirty (30) days of written demand therefor, which written demand shall set forth such amounts in reasonable detail.

SECTION 9.04 Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Agents and the Lenders (and any such attempted assignment or transfer without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, Indemnitees, any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Any Lender may, with the consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed) and, so long as no Specified Default has occurred and is continuing, the Lead Borrower (which consent shall not be unreasonably withheld or delayed), assign to one or more Eligible Assignees (other than any Person in direct competition with a Loan Party’s business) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Revolving Credit Loans at the time owing to it); provided, however, that no such consent of either the Administrative Agent or the Lead Borrower shall be required in connection with any assignment to another Lender or to an Affiliate of a Lender or an Approved Fund, and provided further that, each assignment shall be subject to the following conditions: (i) except in the case of an assignment to a Lender or an Affiliate or Approved Fund of a Lender, the amount of the Commitment or Revolving Credit Loans of the assigning Lender subject to a partial assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $10,000,000 or, if less, the entire remaining amount of the assigning Lender’s Commitment or Revolving Credit Loans; (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations; and (iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500.00, unless such fee is waived by the Administrative Agent. Subject to acceptance and recording thereof pursuant to SECTION 9.04(d), from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of SECTION 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this SECTION 9.04(b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with SECTION 9.04(e). The Loan Parties hereby acknowledge and agree that any effective assignment shall give rise to a direct obligation of the Loan

Parties to the assignee and that the assignee shall be considered to be a “Credit Party” for all purposes under this Agreement and the other Loan Documents.

(c) The Administrative Agent, acting for this purpose as an agent of the Loan Parties, shall maintain at one of its offices in Boston, Massachusetts, a copy of each Assignment and Acceptance delivered to it and a register (the “Register”) for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and related interest amounts) of the Revolving Credit Loans and Letter of Credit Disbursements owing to, each Lender pursuant to the terms hereof from time to time. The entries in the Register shall be conclusive and the Loan Parties and Credit Parties shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement absent any manifest error, notwithstanding notice to the contrary. The Register shall be available for inspection by the Lead Borrower, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the processing and recordation fee referred to in SECTION 9.04(b) and any written consent to such assignment required by SECTION 9.04(a), the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this SECTION 9.04(d).

(e) Any Lender may, without the consent of the Loan Parties or any other Person, sell participations to one or more banks or other entities (other than any Person in direct competition with a Loan Party’s business or to the Sponsor Group or any of their Affiliates unless the provisions relating to the Sponsor Group and its Affiliates set forth in the definition of “Eligible Assignee” are satisfied) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Revolving Credit Loans owing to it), subject to the following:

(i) such Lender’s obligations under this Agreement and the other Loan Documents shall remain unchanged;

(ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations;

(iii) the Loan Parties and other Credit Parties shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement;

(iv) any agreement or instrument pursuant to which a Lender sells a participation in the Commitments, the Revolving Credit Loans and the Letters of Credit Outstandings shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided, however, that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the proviso to SECTION 9.02(b)(ii)i or ii that affects such Participant;

(v) subject to clauses (viii) and (ix) of this SECTION 9.04(e), the Loan Parties agree that each Participant shall be entitled to the benefits of SECTION 2.14 and SECTION 2.23 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to SECTION 9.04(b);

(vi) to the extent permitted by law, each Participant also shall be entitled to the benefits of SECTION 9.08 as though it were a Lender so long as such Participant agrees to be subject to SECTION 2.21(c) as though it were a Lender;

(vii) each Lender, acting for this purpose as an agent of the Loan Parties, shall maintain at its offices a record of each agreement or instrument effecting any participation and a register (each a “Participation Register”) meeting the requirements of 26 CFR §5f.103 1(c) for the recordation of the names and addresses of its Participants and their rights with respect to principal and interest amounts and other Obligations from time to time. The entries in each Participation Register shall be conclusive and the Loan Parties and the Credit Parties may treat each Person whose name is recorded in a Participant Register as a Participant for all purposes of this Agreement (including, for the avoidance of doubt, for purposes of entitlement to benefits under SECTION 2.14, SECTION 2.23, and SECTION 9.08). The Participation Register shall be available for inspection by the Lead Borrower and any Credit Party at any reasonable time and from time to time upon reasonable prior notice;

(viii) a Participant shall not be entitled to receive any greater payment under SECTION 2.14 or SECTION 2.23 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Lead Borrower’s prior written consent; and

(ix) a Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of SECTION 2.23 unless the Lead Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Loan Parties, to comply with SECTION 2.23(e) as though it were a Lender and such Participant is eligible for exemption from, or reduction in, the withholding Tax referred to therein, following compliance with SECTION 2.23(e).

(f) Any Credit Party may at any time pledge or grant a security interest in all or any portion of its rights under this Agreement to secure obligations of such Credit Party, including any pledge or grant to secure obligations to any of the twelve Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section

341, and this SECTION 9.04 shall not apply to any such pledge or grant of a security interest; provided, however, that no such pledge or grant of a security interest shall release a Credit Party from any of its obligations hereunder or substitute any such pledgee or grantee for such Credit Party as a party hereto.

(g) The Loan Parties authorize each Credit Party to disclose to any Participant or grantee and any prospective Participant or grantee, subject to the provisions of SECTION 9.15, any and all financial information in such Credit Party’s possession concerning the Loan Parties which has been delivered to such Credit Party by or on behalf of the Loan Parties pursuant to this Agreement or which has been delivered to such Credit Party by or on behalf of the Loan Parties in connection with such Credit Party’s credit evaluation of the Loan Parties prior to becoming a party to this Agreement.

SECTION 9.05 Survival.

All covenants, agreements, indemnities, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Revolving Credit Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and, notwithstanding that any Credit Party may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect until (i) the Commitments have expired or been terminated, (ii) the principal of and interest on each Revolving Credit Loan and all fees and other Obligations (other than contingent indemnity obligations with respect to then unasserted claims) shall have been paid in full, (iii) all Letters of Credit shall have expired or terminated (or been cash collateralized in a manner satisfactory to the applicable Issuing Bank) and (iv) all Letter of Credit Outstandings have been reduced to zero (or cash collateralized in a manner satisfactory to the applicable Issuing Bank). The provisions of SECTION 2.14, SECTION 2.23, SECTION 9.03 and Article VIII shall survive and remain in full force and effect regardless of the repayment of the Obligations or any assignment thereof, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof. In connection with the termination of this Agreement and the release and termination of the security interests in the Collateral, the Agents, on behalf of themselves and the other Credit Parties, may require such indemnities as they shall reasonably deem necessary or appropriate to protect the Credit Parties against (x) loss on account of credits previously applied to the Obligations that may subsequently be reversed or revoked, (y) any obligations that may thereafter arise with respect to the Other Liabilities, and (z) any Obligations that may thereafter arise under SECTION 9.03 hereof.

SECTION 9.06 Counterparts; Integration; Effectiveness.

This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all contemporaneous or previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in SECTION 4.01, this Agreement shall become effective when it shall have been executed by the applicable Credit Parties and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or e-mail shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 9.07 Severability.

Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08 Right of Setoff.

If any Specified Default shall have occurred and be continuing, each Secured Party, each Participant and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final, but excluding any payroll, trust and tax withholding accounts) at any time held and other obligations at any time owing by such Secured Party, Participant or Affiliate to or for the credit or the account of the Loan Parties against any and all of the Obligations of the Loan Parties now or hereafter existing under this Agreement or other Loan Document to the extent such are then due and owing, although such Obligations may be otherwise fully secured; provided that such Secured Party shall provide the Lead Borrower with written notice promptly after its exercise of such right of setoff. The rights of each Secured Party under this SECTION 9.08 are in addition to other rights and remedies (including other rights of setoff) that such Credit Party may have. No Credit Party will, or will permit its Participant to, exercise its rights under this SECTION 9.08 without the consent of the Administrative Agent or the Required Lenders. ANY AND ALL RIGHTS TO REQUIRE THE COLLATERAL AGENT TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES ANY OF THE OBLIGATIONS PRIOR TO THE EXERCISE BY ANY SECURED PARTY, PARTICIPANT OR AFFILIATE OF ITS RIGHT OF SETOFF UNDER THIS SECTION ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

SECTION 9.09 Governing Law; Jurisdiction; Consent to Service of Process.

(a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT WITHOUT GIVING EFFECT TO OTHER CONFLICTS OF LAWS PRINCIPLES THEREOF.

(b) Each Loan Party agrees that any suit for the enforcement of this Agreement or any other Loan Document may be brought in the courts of the State of New York sitting in the Borough of Manhattan or any federal court sitting therein as the Administrative Agent may elect in its sole discretion and consents to the non-exclusive jurisdiction of such courts. Each party to this Agreement hereby waives any objection which it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient forum and agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Credit Party may otherwise have to bring any action or proceeding relating to this Agreement against a Loan Party or its properties in the courts of any jurisdiction.

(c) Each Loan Party agrees that any action commenced by any Loan Party asserting any claim or counterclaim arising under or in connection with this Agreement or any other Loan Document shall be brought solely in a court of the State of New York sitting in the Borough of Manhattan or any federal court sitting therein as the Administrative Agent may elect in its sole discretion and consents to the exclusive jurisdiction of such courts with respect to any such action.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in SECTION 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10 WAIVER OF JURY TRIAL.

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY); AND WAIVES DUE DILIGENCE, DEMAND, PRESENTMENT AND PROTEST AND ANY NOTICES THEREOF AS WELL AS NOTICE OF NONPAYMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11 Press Releases and Related Matters.

Each Borrower consents to the publication by the Administrative Agent of customary trade advertising material in tombstone format relating to the financing transactions contemplated by this Agreement using any Borrower’s name, and with the consent of the Lead

Borrower, logo or trademark. The Administrative Agent shall provide a draft reasonably in advance of any advertising material to the Lead Borrower for review and comment prior to the publication thereof. The Administrative Agent and the Lenders reserve the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.

SECTION 9.12 Headings.

Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.13 Interest Rate Limitation.

Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Revolving Credit Loan, together with all fees, charges and other amounts that are treated as interest on such Revolving Credit Loan under Applicable Law (collectively, the “Charges”), shall be found by a court of competent jurisdiction in a final order to exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender holding such Revolving Credit Loan in accordance with Applicable Law, the rate of interest payable in respect of such Revolving Credit Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Revolving Credit Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Revolving Credit Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.14 Additional Waivers.

(a) The Obligations are the joint and several obligation of each Loan Party. To the fullest extent permitted by Applicable Law, the obligations of each Loan Party hereunder shall not be affected by (i) the failure of any Credit Party to assert any claim or demand or to enforce or exercise any right or remedy against any other Loan Party under the provisions of this Agreement, any other Loan Document or under Applicable Law, (ii) any rescission, waiver, amendment or modification of, or any release of any Loan Party from, any of the terms or provisions of, this Agreement, any other Loan Document, or (iii) the failure to perfect any security interest in, or the release of, any of the Collateral or other security held by or on behalf of the Collateral Agent or any other Secured Party.

(b) The obligations of each Loan Party to pay the Obligations in full hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the payment in full in cash of the Obligations after the termination of all Commitments to any Loan Party under any Loan Document), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Loan Party hereunder shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent or any other Credit Party to assert any claim or demand or to enforce any remedy under this Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, any default, failure or delay, willful or otherwise, in the performance of any of the Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of any Loan Party or that would otherwise operate as a discharge of any Loan Party as a matter of law or equity (other than the payment in full in cash of all the Obligations after termination of all Commitments to any Loan Party under any Loan Document).

(c) To the fullest extent permitted by Applicable Law, each Loan Party waives any defense based on or arising out of any defense of any other Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any other Loan Party, other than the payment in full in cash of all the Obligations after the termination of all Commitments to any Loan Party under any Loan Document. The Collateral Agent and the other Credit Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with any other Loan Party, or exercise any other right or remedy available to them against any other Loan Party, without affecting or impairing in any way the liability of any Loan Party hereunder except to the extent that all the Obligations have been indefeasibly paid in full in cash and performed in full after the termination of Commitments to any Loan Party under any Loan Document. Pursuant to Applicable Law, each Loan Party waives any defense arising out of any such election even though such election operates, pursuant to Applicable Law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Loan Party against any other Loan Party, as the case may be, or any security.

(d) Except as otherwise specifically provided herein, each Borrower is obligated to repay the Obligations as joint and several obligors under this Agreement. Upon payment by any Loan Party of any Obligations, all rights of such Loan Party against any other Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior payment in full in cash of all the Obligations (other than contingent indemnity obligations for then unasserted claims) and the termination of all Commitments to any Loan Party under any Loan Document. If any amount shall erroneously be paid to any Loan Party on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of any Loan Party, such amount shall be held in trust for the benefit of the Credit Parties and shall forthwith be paid to the Administrative Agent to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of this Agreement and the other Loan Documents. Subject to the foregoing, to the extent that any Loan Party shall, under this Agreement as a joint and several obligor, repay any of the Obligations constituting Revolving Credit Loans made to another Loan Party hereunder (an “Accommodation Payment”), then the Loan Party making such Accommodation Payment shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Loan Parties in an amount equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other Loan Party’s Allocable Amount and the denominator of which is the sum of the Allocable Amounts of all of the Loan Parties. As of any date of determination, the “Allocable Amount” of each Loan Party shall be equal to the maximum amount of liability for Accommodation Payments which could be asserted against such Loan Party hereunder without (a) rendering such Loan Party “insolvent” within the meaning of Section 101 (31) of the Bankruptcy Code, Section 2 of the Uniform Fraudulent Transfer Act (“UFTA”) or Section 2 of the Uniform Fraudulent Conveyance Act (“UFCA”), (b) leaving such Loan Party with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or Section 5 of the UFCA, or (c) leaving such Loan Party unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA, or Section 5 of the UFCA.

(e) Without limiting the generality of the foregoing, or of any other waiver or other provision set forth in this Agreement, each Loan Party waives all rights and defenses arising out of an election of remedies by any Credit Party, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed such Credit Party’s rights of subrogation and reimbursement against such Loan Party by the operation of Section 580(d) of the California Code of Civil Procedure or otherwise. Each Loan Party waives all rights and defenses that such Loan Party may have because the Obligations are secured by Real Estate which means, among other things: (i) a Credit Party may collect from any Loan Party without first foreclosing on any Real Estate or personal property Collateral pledged by a Loan Party; (ii) if any Credit Party forecloses on any Real Estate pledged by any Loan Party, the amount of the Obligations may be reduced only by the price for which that Real Estate is sold at the foreclosure sale, even if the Real Estate is worth more than the sale price; and (iii) the Credit Parties may collect Obligations from a Loan Party even if a Credit Party, by foreclosing on any such Real Estate, has destroyed any right any Loan Party may have to collect from the other Loan Parties. This is an unconditional and irrevocable waiver of any rights and defenses any Loan Party may have because the Obligations are secured by Real Estate. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure. Each Loan Party hereby absolutely, knowingly, unconditionally, and expressly waives any and all claim, defense or benefit arising directly or indirectly under any one or more of Sections 2787 to 2855 inclusive of the California Civil Code or any similar law of California.

(f) Without limiting the generality of the foregoing, or of any other waiver or other provision set forth in this Agreement, each Loan Party waives all rights under the provisions of Nevada Revised Statutes 40.430 to the extent the waiver is permitted by Nevada Revised Statutes 40.495 or other Applicable Law in order to allow the enforcement of the Obligations against each such Loan Party prior to exercising rights against any Collateral or any other Loan Party.

(g) Each Loan Party hereby agrees to keep each other Loan Party fully apprised at all times as to the status of its business, affairs, finances, and financial condition, and its ability to perform its Obligations under the Loan Documents, and in particular as to any adverse developments with respect thereto. Each Loan Party hereby agrees to undertake to keep itself apprised at all times as to the status of the business, affairs, finances, and financial condition of each other Loan Party, and of the ability of each other Loan Party to perform its Obligations under the Loan Documents, and in particular as to any adverse developments with respect to any thereof. Each Loan Party hereby agrees, in light of the foregoing mutual covenants to inform each other, and to keep themselves and each other informed as to such matters, that the Credit Parties shall have no duty to inform any Loan Party of any information pertaining to the business, affairs, finances, or financial condition of any other Loan Party, or pertaining to the ability of any other Loan Party to perform its Obligations under the Loan Documents, even if such information is adverse, and even if such information might influence the decision of one or more of the Loan Parties to continue to be jointly and severally liable for, or to provide Collateral for, the Obligations of one or more of the other Loan Parties. To the fullest extent permitted by Applicable Law, each Loan Party hereby expressly waives any duty of the Credit Parties to inform any Loan Party of any such information.

(h) Each of the Loan Parties hereby acknowledges and agrees that such Person does not have any offsets, defenses, claims, or counterclaims against any Credit Party for any actions or omissions under the Existing Credit Agreement, and that if any such Person now has, or ever did have, any such offsets, defenses, claims, or counterclaims against any such Credit Party for any actions or omissions under the Existing Credit Agreement, or any of its affiliates, officers, directors, employees, attorneys, representatives, predecessors, successors, or permitted assigns, whether known or unknown, at law or in equity, from the Closing Date through the Effective Date, each such Person expressly WAIVES any such offsets, defenses, claims, or counterclaims, and each such Person expressly RELEASES each Credit Party and its affiliates, officers, directors, employees, attorneys, representatives, predecessors, successors, and permitted assigns from any liability therefor.

SECTION 9.15 Confidentiality.

Each of the Credit Parties agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to their and their Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors involved with the financing (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and agree to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by Applicable Laws or by any subpoena or similar legal process (the Credit Parties’ agreeing to furnish the Lead Borrower with notice of such process and an opportunity to contest such disclosure as long as furnishing such notice and opportunity would not result in the Credit Parties’ violation of Applicable Law), (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement and any actual or prospective counterparty or advisors to any swap or derivative transactions relating to the Loan Parties and the Obligations so long as such Person or any of their Affiliates is not a competitor of any Loan Party, (g) with the consent of the Loan Parties, (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section, or to the knowledge of such Credit Party, the breach of any other Person’s obligation to keep the information confidential, or (ii) becomes available to any Credit Party on a nonconfidential basis from a source other than the Loan Parties, or (i) to the extent that such Information is independently developed by such Credit Party. For the purposes of this Section, the term “Information” means all information received from or on behalf of the Loan Parties or any of their Affiliates relating to their business. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 9.16 No Advisory or Fiduciary Responsibility.

In connection with all aspects of each transaction contemplated hereby, the Loan Parties each acknowledge and agree that: (i) the credit facility provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Loan Parties, on the one hand, and the Credit Parties, on the other hand, and each of the Loan Parties is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, each Credit Party is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Loan Parties or any of their respective Affiliates, stockholders, creditors or employees or any other Person; (iii) none of the Credit Parties or their respective Affiliates has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Loan Parties with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether any of the Credit Parties or any of their respective Affiliates has advised or is currently advising any Loan Party or any of its Affiliates on other matters) and none of the Credit Parties or their respective Affiliates has any obligation to any Loan Party or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) the Credit Parties and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their respective Affiliates, and none of the Credit Parties or their respective Affiliates has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Credit Parties and their respective Affiliates have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and each of the Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. Each of the Loan Parties hereby waives and releases, to the fullest extent permitted by Applicable Law, any claims that it may have against each of the Credit Parties or any of their respective Affiliates with respect to any breach or alleged breach of agency or fiduciary duty.

SECTION 9.17 Patriot Act.

Each Credit Party hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of each Borrower and other information that will allow such Credit Party to identify such Borrower in accordance with the Act. Each Borrower is in compliance, in all material respects, with the Act. No part of the proceeds of the Revolving Credit Loans will be used by the Loan Parties, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

SECTION 9.18 Foreign Asset Control Regulations.

Neither of the advance of the Revolving Credit Loans nor the use of the proceeds of any thereof will violate the Trading With the Enemy Act (50 U.S.C. § 1 et seq., as amended) (the “Trading With the Enemy Act”) or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) (the “Foreign Assets Control Regulations”) or any enabling legislation or executive order relating thereto (which for the avoidance of doubt shall include, but shall not be limited to (a) Executive Order 13224 of September 21, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the “Executive Order”) and (b) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56)). Furthermore, none of the Borrowers or their Affiliates (a) is or will become a “blocked person” as described in the Executive Order, the Trading With the Enemy Act or the Foreign Assets Control Regulations or (b) knowingly engages or will engage in any dealings or transactions, or be otherwise associated, with any such “blocked person” or in any manner violative of any such order.

SECTION 9.19 Intercreditor Agreement.

The Loan Parties, the Agents, the Lenders and the other Credit Parties acknowledge that the exercise of certain of the Agents’ rights and remedies hereunder may be subject to, and restricted by, the provisions of the Intercreditor Agreement. Except as specified herein, nothing contained in the Intercreditor Agreement shall be deemed to modify any of the provisions of this Agreement and the other Loan Documents, which, as among the Loan Parties, the Agents, the Lenders and the other Credit Parties shall remain in full force and effect.

SECTION 9.20 Florida Tax Provisions.

THIS CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS ARE GIVEN TO EVIDENCE AN OUT-OF-STATE LOAN AND OTHER OUT-OF-STATE CREDIT EXTENSIONS IN THE MAXIMUM AMOUNT OF $900,000,000. DOCUMENTARY STAMP TAXES AND NON-RECURRING INTANGIBLE TAXES HAVE BEEN PAID ON THE MORTGAGES BEING RECORDED IN ORANGE, SARASOTA, HILLSBOROUGH, AND BROWARD COUNTIES OF THE STATE OF FLORIDA IN ACCORDANCE WITH APPLICABLE LAW. RULE 12B-4.053(31)(C), FLA. ADMIN. CODE, AND FLA. STAT. 199.133(2).

SECTION 9.21 Existing Credit Agreement Amended and Restated.

Upon satisfaction of the conditions precedent to the effectiveness of this Agreement, (a) this Agreement shall amend and restate the Existing Credit Agreement in its entirety and (b) the rights and obligations of the parties under the Existing Credit Agreement shall be subsumed within, and be governed by, this Agreement; provided, however, that the Loan Parties hereby agree that (i) the Letter of Credit Outstandings under, and as defined in, the Existing Credit Agreement on the Effective Date shall be Letter of Credit Outstandings hereunder, and (ii) all Obligations of the Loan Parties under, and as defined in, the Existing Credit Agreement shall remain outstanding, shall constitute continuing Obligations secured by the Collateral, and this Agreement shall not be deemed to evidence or result in a novation or repayment and reborrowing of such obligations and other liabilities.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as a sealed instrument as of the day and year first above written.

BURLINGTON COAT FACTORY WAREHOUSE CORPORATION, as Lead Borrower

By:	/s/ Robert LaPenta, Jr.
	Name:	Robert LaPenta, Jr.
	Title:	Vice President and Treasurer

THE ENTITIES LISTED ON SCHEDULE I HERETO, as Borrowers

By:	/s/ Robert LaPenta, Jr.
	Name:	Robert LaPenta, Jr.
	Title:	Vice President and Treasurer

THE ENTITIES LISTED ON SCHEDULE II HERETO, as Facility Guarantors

By:	/s/ Robert LaPenta, Jr.
	Name:	Robert LaPenta, Jr.
	Title:	Vice President and Treasurer

SCHEDULE I

Borrowers

Burlington Coat Factory Warehouse Corporation (Lead Borrower)

Burlington Coat Factory of Alabama, LLC

Burlington Coat Factory Warehouse of Anchorage, Inc.

Burlington Coat Factory of Arizona, LLC

Burlington Coat Factory of Arkansas, LLC

Baby Depot of California, LLC

Burlington Coat Factory of California, LLC

Burlington Coat Factory of San Bernardino, LLC

MJM Designer Shoes of California, LLC

Burlington Coat Factory of Colorado, LLC

Burlington Coat Factory of Connecticut, LLC

Cohoes Fashions of Connecticut, LLC

Burlington Coat Factory of Delaware, LLC

Burlington Coat Factory of Texas, L.P.

MJM Designer Shoes of Delaware, LLC

Burlington Coat Factory of Florida, LLC

MJM Designer Shoes of Florida, LLC

Burlington Coat Factory of Georgia, LLC

Burlington Coat Factory Warehouse of Atlanta, Inc.

Burlington Coat Factory of Hawaii, LLC

Burlington Coat Factory of Idaho, LLC

Burlington Coat Factory of Illinois, LLC

Burlington Coat Factory Warehouse of East St. Louis, Inc.

Burlington Coat Factory of Indiana, LLC

Burlington Coat Factory of Iowa, LLC

Burlington Coat Factory of Kansas, LLC

Burlington Coat Factory of Kentucky, Inc.

Burlington Coat Factory of Louisiana, LLC

Burlington Coat Factory of Maine, LLC

Burlington Coat Factory of Maryland, LLC

Burlington Coat Factory of Massachusetts, LLC

Cohoes Fashions of Massachusetts, LLC

Burlington Coat Factory of Michigan, LLC

Burlington Coat Factory Warehouse of Detroit, Inc.

Burlington Coat Factory Warehouse of Redford, Inc.

Burlington Coat Factory Warehouse of Grand Rapids, Inc.

Burlington Coat Factory of Minnesota, LLC

Burlington Coat Factory of Mississippi, LLC

Burlington Coat Factory of Missouri, LLC

Burlington Coat Factory of Montana, LLC

Burlington Coat Factory of Nebraska, LLC

Burlington Coat Factory of Nevada, LLC

Burlington Coat Factory of New Hampshire, LLC

Burlington Coat Factory Direct Corporation

Burlington Coat Factory of New Jersey, LLC

Burlington Coat Factory Warehouse of Edgewater Park, Inc.

Burlington Coat Factory Warehouse of New Jersey, Inc.

Cohoes Fashions of New Jersey, LLC

MJM Designer Shoes of Moorestown, Inc.

MJM Designer Shoes of New Jersey, LLC

Super Baby Depot of Moorestown, Inc.

Burlington Coat Factory of New Mexico, LLC

Burlington Coat Factory of New York, LLC

Georgetown Fashions Inc.

Monroe G. Milstein, Inc.

Cohoes Fashions of New York, LLC

MJM Designer Shoes of New York, LLC

Burlington Coat Factory of North Carolina, LLC

Burlington Coat Factory of North Dakota, LLC

Burlington Coat Factory of Ohio, LLC

Burlington Coat Factory Warehouse of Cleveland, Inc.

Burlington Coat Factory of Oklahoma, LLC

Burlington Coat Factory of Oregon, LLC

Burlington Coat Factory Warehouse of Bristol, LLC

Burlington Coat Factory of Pennsylvania, LLC

Burlington Coat Factory Warehouse of Montgomeryville, Inc.

Burlington Coat Factory Warehouse of Cheltenham, Inc.

Burlington Coat Factory Warehouse of Langhorne, Inc.

Burlington Factory Warehouse of Reading, Inc.

Burlington Coat Factory Warehouse Inc.

MJM Designer Shoes of Pennsylvania, LLC

Burlington Coat Factory of Puerto Rico, LLC

Burlington Coat Factory of Rhode Island, LLC

Cohoes Fashions of Cranston, Inc.

Burlington Coat Factory of South Carolina, LLC

Burlington Coat Factory Warehouse of Charleston, Inc.

Burlington Coat Factory of South Dakota, LLC

Burlington Coat Factory Warehouse of Memphis, Inc.

Burlington Coat Factory Warehouse of Shelby, Inc.

Burlington Coat Factory Warehouse of Hickory Commons, Inc.

Burlington Coat Factory Warehouse of Baytown, Inc.

MJM Designer Shoes of Texas, Inc.

Burlington Coat Factory of Utah, LLC

Burlington Coat Factory of Vermont, LLC

Burlington Coat Factory of Virginia, LLC

Burlington Coat Factory of Pocono Crossing, LLC

BCF Cards, Inc.

Burlington Coat Factory Warehouse of Coliseum, Inc.

Burlington Coat Factory of Washington, LLC

Burlington Coat Factory of West Virginia, LLC

Burlington Coat Factory of Wisconsin, LLC

SCHEDULE II

Facility Guarantors

Burlington Coat Factory Holdings, Inc.

Burlington Coat Factory Investments Holdings, Inc.

Burlington Coat Factory Realty of Huntsville, LLC

Burlington Coat Factory Realty of Mesa, Inc.

Burlington Coat Factory Realty of Desert Sky, Inc.

Burlington Coat Factory Realty of Dublin, Inc.

Burlington Coat Factory Realty of Florin, Inc.

Burlington Coat Factory Realty of Ventura, Inc.

Burlington Coat Realty of East Windsor, Inc.

Burlington Coat Factory of Texas, Inc.

C.F.I.C. Corporation

Burlington Coat Factory Realty Corp.

Burlington Coat Factory Realty of University Square, Inc.

Burlington Coat Factory Realty of Coral Springs, Inc.

Burlington Coat Factory Realty of West Colonial, Inc.

Burlington Coat Factory Realty of Orlando, Inc.

Burlington Coat Factory Realty of Sarasota, Inc.

K&T Acquisition Corp.

Bee Ridge Plaza, LLC

Burlington Coat Factory Realty of Morrow, Inc.

Burlington Coat Realty of Gurnee, Inc.

Burlington Coat Factory Realty of Bloomingdale, Inc.

Burlington Coat Factory Realty of River Oaks, Inc.

Burlington Coat Factory Realty of Greenwood, Inc.

Burlington Coat Factory Realty of North Attleboro, Inc.

Burlington Coat Factory Realty of Des Peres, Inc.

Burlington Coat Realty of Las Vegas, Inc.

Burlington Coat Factory Realty of Edgewater Park, Inc.

Burlington Coat Factory Realty of Paramus, Inc.

Burlington Coat Factory Realty of Pinebrook, Inc.

Burlington Coat Factory Warehouse of Edgewater Park Urban Renewal Corp.

Burlington Coat Factory Realty of Yonkers, Inc.

LC Acquisition Corp.

Burlington Coat Factory Realty of Tulsa, Inc.

Burlington Coat Factory Realty of West Mifflin, Inc.

Burlington Coat Factory Realty of Langhorne, Inc.

Burlington Coat Factory Realty of Whitehall, Inc.

Burlington Coat Factory Realty of Memphis, Inc.

Burlington Coat Realty of Plano, Inc.

Burlington Coat Realty of Houston, Inc.

Burlington Coat Factory Realty of Westmoreland, Inc.

Burlington Coat Factory Realty of Bellaire, Inc.

Burlington Coat Factory Realty of El Paso, Inc.

Burlington Coat Realty of Potomac, Inc.

Burlington Coat Factory Realty of Fairfax, Inc.

Burlington Coat Factory Realty of Coliseum, Inc.

Burlington Coat Factory Realty of Franklin, Inc.

BANK OF AMERICA, N.A., As Administrative Agent, as Collateral Agent, and as Issuing Bank

By:	/s/ Roger G. Malouf
	Name:	Roger G. Malouf
	Title:	Vice President

Address: 100 Federal Street, 9th Floor Boston, Massachusetts 02110 Attn: Roger G. Malouf Telephone: (617) 434-1446 Telecopy: (617) 434-4311

BANK OF AMERICA, N.A., As Swingline Lender, and as a Lender

By:	/s/ Roger G. Malouf
	Name:	Roger G. Malouf
	Title:	Vice President

Address: 100 Federal Street, 9th Floor Boston, Massachusetts 02110 Attn: Roger G. Malouf Telephone: (617) 434-1446 Telecopy: (617) 434-4311

WELLS FARGO CAPITAL FINANCE, LLC, As Co-Syndication Agent and as Joint Lead Arranger

By:	/s/ Robert C. Chakarion
	Name:	Robert C. Chakarion
	Title:	Vice President

Address:	One Boston Place, 19th Floor Boston, MA 02108

Attn:	Robert Chakarion
Telephone:	(617) 854-7230
Telecopy:	(855) 842-6363

WELLS FARGO BANK, NATIONAL ASSOCIATION, As a Lender

By:	/s/ Robert C. Chakarion
	Name:	Robert C. Chakarion
	Title:	Vice President

Address:	One Boston Place, 19th Floor Boston, MA 02108

Attn:	Robert Chakarion
Telephone:	(617) 854-7230
Telecopy:	(855) 842-6363

JPMORGAN CHASE BANK, N.A., As Co-Syndication Agent and as a Lender

By:	/s/ Jennifer Heard
	Name:	Jennifer Heard
	Title:	Vice President

Address:	270 Park Avenue, 44th Fl. New York, NY 10017

Attn:	Burlington Coat Factory Account Executive
Telephone:	212-270-1480
Telecopy:	646-534-2274

U.S. BANK NATIONAL ASSOCIATION, As Co-Documentation Agent and as a Lender

By:	/s/ Sandra Evans
	Name:	Sandra Evans
	Title:	Senior Vice President

Address:	209 South LaSalle Street Suite 300 Chicago, IL 60604

Attn:	Kelli Stabenow
Telephone:	312-325-8776
Telecopy:

SUNTRUST BANK, As Co-Documentation Agent and as a Lender

By:	/s/ Lynn Trapanese
	Name:	Lynn Trapanese
	Title:	Vice President

Address:	303 Peachtree Street, 23rd Floor Atlanta, GA 30308

Attn:	Lynn Trapanese
Telephone:	404-658-4525
Telecopy:	404-813-5890

PNC BANK, NATIONAL ASSOCIATION, As a Lender

By:	/s/ Katherine M. Garland
	Name:	Katherine M. Garland
	Title:	Account Executive

Address:	340 Madison Ave., 11th Floor New York, NY 10075

Attn:	Katherine M. Garland
Telephone:	212-210-9917
Telecopy:	212-303-0060

RBS CITIZENS BUSINESS CAPITAL, a division of RBS Citizens, N.A., As a Lender

By:	/s/ Don Cmar
	Name:	Don Cmar
	Title:	Vice President

Address:	525 William Penn Place M/S 153-2775 Pittsburgh, PA 15219

Attn:	Don Cmar
Telephone:	412-867-4218
Telecopy:	412-867-4744

CAPITAL ONE LEVERAGE FINANCE CORP., As a Lender

By:	/s/ Michael S. Burns
	Name:	Michael S. Burns
	Title:	SVP - Region Manager

Address:	275 Broadhollow Road Melville, NY 11747

Attn:
Telephone:	631-531-2775
Telecopy:	800-986-0323

TD BANK, N.A., As a Lender

By:	/s/ Kevin R. Marchetti
	Name:	Kevin R. Marchetti
	Title:	Vice President

Address:	317 Madison Avenue 3rd Floor New York, NY 10017

Attn:	Ed Behnen
Telephone:	212-299-5711
Telecopy:	212-299-5739

EXHIBIT A

FORM OF ASSIGNMENT AND ACCEPTANCE

Reference is made to the Second Amended and Restated Credit Agreement dated as of September 2, 2011 (as modified, amended, supplemented or restated and in effect from time to time, the “Credit Agreement”) by and among (i) Burlington Coat Factory Warehouse Corporation, as a Borrower and as agent (in such capacity, the “Lead Borrower”) for the other Borrowers party thereto (collectively, with the Lead Borrower, the “Borrowers”), (ii) the other Borrowers party thereto, (iii) the Facility Guarantors party thereto, (iv) Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”), and as collateral agent (in such capacity the “Collateral Agent”, and collectively with the Administrative Agent, the “Agents”) for its own benefit and the benefit of the other Secured Parties, (v) Wells Fargo Capital Finance, LLC and JPMorgan Chase Bank, N.A., as Co-Syndication Agents, (vi) SunTrust Bank and U.S. Bank National Association, as Co-Documentation Agents, and (vii) the Lenders party thereto (collectively, the “Lenders”). Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

                                                      (the “Assignor”) and                                               (the “Assignee”) agree as follows:

1.	The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, that interest in and to the Assignor’s rights and obligations as a Lender under the Credit Agreement as of the date hereof which represents the applicable percentage interest(s) specified on Schedule I hereto of all outstanding rights and obligations of the Lenders under the Credit Agreement (including, without limitation, such interest in each of the Assignor’s outstanding Commitments, if any, and the Revolving Credit Loans (and related Obligations) owing to it and its participations in Swingline Loans and Letters of Credit). After giving effect to such sale and assignment, the Assignor’s and the Assignee’s Commitments and the amount of the Loans owing to the Assignor and the Assignee and the amount of Letters of Credit participated in by the Assignor and the Assignee will be as set forth in Section 2 of Schedule I hereto.

2.	The Assignor (a) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any Liens and that it is legally authorized to enter into this Assignment and Acceptance; (b) makes no representation or warranty and assumes no responsibility with respect to: (i) any statements, warranties or representations made in, or in connection with, the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto, or (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto; (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto; and (d) confirms, in the case of an Assignee who is not a Lender or an Affiliate or Approved Fund of a Lender, the amount of the Commitment subject to this Assignment and Acceptance is not less than $10,000,000.00, or, if less, the entire remaining amount of the Assignor’s Commitment or Revolving Credit Loans.

1

3.	The Assignee (a) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 5.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (b) agrees that it will, independently and without reliance upon the Agents, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (c) appoints and authorizes the Agents or their successors to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agents by the terms thereof, together with such powers as are reasonably incidental thereto; (d) agrees that it will perform in accordance with their terms all of the obligations which, by the terms of the Credit Agreement, are required to be performed by it as a Lender; (e) specifies as its lending office (and address for notices) the office set forth beneath its name on the signature pages hereof; (f) agrees that if the Assignee is a Foreign Lender entitled to an exemption from or reduction in withholding tax it shall deliver to the Lead Borrower and the Administrative Agent two copies of either United States Internal Revenue Service Form W-8BEN (claiming a treaty benefit) or Form W-8ECI, or any subsequent versions thereof or successors thereto, or, in the case of a Foreign Lender claiming exemption from or reduction in U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, (i) a Form W-8BEN, or any subsequent versions thereof or successors thereto and (ii) a certificate representing that such Foreign Lender is not (A) a bank for purposes of Section 881(c) of the Code, (B) is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of any Loan Party and (C) is not a controlled foreign corporation related to the Loan Parties (within the meaning of Section 864(d)(4) of the Code)); and (g) represents and warrants that it is an Eligible Assignee.

4.	The Assignor and Assignee hereby represent and warrant that: (a) either (i) this assignment is not being made by an Extending Lender to a Non-Extending Lender, or (ii) if such assignment is being made by an Extending Lender to a Non-Extending Lender, such Non-Extending Lender hereby agrees to become an Extending Lender with respect to the portion of the Extending Lender’s Commitment and Revolving Loans being assigned to it hereunder, and (b) if this assignment is by a Non-Extending Lender to an Extending Lender, this assignment shall not modify the tenor or maturity of, or pricing for, the Commitment and Revolving Credit Loans so assigned.

5.	Following the execution of this Assignment and Acceptance by the Assignor and the Assignee, it will be delivered, together with a processing and recordation fee of $3,500 (unless such fee has been waived by the Administrative Agent), to the Administrative Agent for acceptance by the Administrative Agent and recording by the Administrative Agent. The effective date of this Assignment and Acceptance shall be the date of acceptance thereof by the Administrative Agent and, subject to Section 9.04(b) of the Credit Agreement, the Lead Borrower, unless otherwise specified on Schedule I hereto (the “Effective Date”).

6.

Upon such acceptance by the Administrative Agent and acceptance by the Lead Borrower (whose acceptance shall not be required if a Specified Default has occurred and is continuing or the interest assigned by this Assignment and Acceptance is being assigned to another Lender or to an Affiliate or Approved Fund of a Lender) and recording by the Administrative Agent, from and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent of the interest assigned by this Assignment and Acceptance, shall have the rights and obligations under the Credit Agreement of a Lender thereunder, and (b) the Assignor shall, to the

2

extent of the interest assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement, except as otherwise provided in Section 9.04 of the Credit Agreement.

7.	Upon such acceptance by the Administrative Agent and acceptance by the Lead Borrower (whose acceptance shall not be required if a Specified Default has occurred and is continuing or the interest assigned by this Assignment and Acceptance is being assigned to another Lender or to an Affiliate or Approved Fund of a Lender, to the extent required by Section 9.04(b) of the Credit Agreement), and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Effective Date directly between themselves.

8.	This Assignment and Acceptance shall be governed by, and be construed in accordance with, the laws of the State of New York, including Section 5-1401 of the New York General Obligations Law, but without giving effect to the other conflicts of laws principles thereof.

[SIGNATURE PAGE FOLLOWS]

3

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective officers thereunto duly authorized, as of the date first above written.

[ASSIGNOR]

By:
Name:
Title:

[ASSIGNEE]

By:
Name:
Title:

Lending Office (and address for notices):

[Address]

Accepted this day of ,

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

4

Acknowledged and, to the extent required under Section 9.04(b) of the Credit Agreement, consented to, this

day of                      ,

BURLINGTON COAT FACTORY WAREHOUSE CORPORATION as Lead Borrower

By:
Name:
Title:

5

Schedule I

to

Assignment and Acceptance

Dated                     ,

Section 1.

Commitment Percentage:	%
Section 2.

Assignor’s Commitment:	$

Assignee’s Commitment:	$

Aggregate Outstanding Principal Amount of Loans Owing to Assignor:	$

Aggregate Outstanding Principal Amount of Loans Owing to Assignee:	$

Aggregate Participations by Assignor in Letters of Credit:	$

Aggregate Participations by Assignee in Letters of Credit:	$
Section 3.

Effective Date:	,

6

EXHIBIT B

FORM OF CUSTOMS BROKER AGREEMENT

__, 2011

[Customs Broker]

______________________

______________________

Attention:

Re:	Burlington Coat Factory Warehouse Corporation

Dear Sir/Madam:

                                             , a                                                 with its principal executive offices at                                                       (the “Borrower”), among others, has entered into various financing agreements with (i) Bank of America, N.A., a national banking association with offices at 100 Federal Street, 9th Floor, Boston, Massachusetts 02110, as collateral agent (in such capacity, herein the “ABL Agent”) for its own benefit and the benefit of a syndicate of lenders and certain other secured parties which are making loans or furnishing other financial accommodations to the Borrower or its Affiliates (the “ABL Secured Parties”), and (ii) JPMorgan Chase Bank, N.A., with offices at 2200 Ross Avenue, Floor 9 - TX1-2921, Dallas, TX 75201, as collateral agent (in such capacity, herein the “Term Agent”) for its own benefit and the benefit of a syndicate of lenders and certain other secured parties which are making loans or furnishing other financial accommodations to the Borrower and its Affiliates (collectively, the “Term Secured Parties”), pursuant to which agreements, the Borrower, among others, has granted a security interest to the ABL Agent and the Term Agent (for the ratable benefit of such agents and the ABL Secured Parties and the Term Secured Parties) in and to, among other things, substantially all of the assets of the Borrower, including, without limitation, all of the Borrower’s inventory, goods, documents, bills of lading and other documents of title.

The ABL Agent and the Term Agent have requested that you (together with any of your affiliates providing services to the Borrower or its Affiliates, the “Customs Broker”) act as their agent for the limited purpose of more fully perfecting and protecting the interest of the ABL Agent and the Term Agent in such bills of lading, documents and other documents of title and in the goods and inventory for which such bills of lading, documents, or other documents of title have been issued, and, by acknowledging and executing this document, the Customs Broker has agreed to do so. This letter shall set forth the terms of the Customs Broker’s engagement.

1.

ACKNOWLEDGMENT OF SECURITY INTEREST; POWER OF ATTORNEY: The Customs Broker acknowledges, consents, and agrees that the Borrower has assigned to the ABL Agent and the Term Agent, all of the Borrower’s right, title, and interest in, to and under all goods constituting, evidencing, or relating to such inventory and any contracts or agreements with carriers, customs brokers, and/or freight forwarders for shipment or delivery of such goods. The Borrower further advises the Customs Broker, and the Customs Broker acknowledges, consents, and agrees, that

1

the Borrower has irrevocably constituted and appointed the ABL Agent (or, upon the Customs Broker’s receipt of written notification from the ABL Agent that the obligations of the Borrower to the ABL Agent and the ABL Secured Parties have been paid in full and performed in full, the Term Agent) as the Borrower’s true and lawful attorney, with full power of substitution to exercise all of such rights, title, and interest, which appointment has been coupled with an interest. The Customs Broker further agrees that: (i) the Borrower holds title to all Title Documents and Property while in the custody or control of the Customs Broker; (ii) upon receipt of any Title Documents or Property, the Customs Broker shall promptly notify the Borrower that is holding such Title Documents or Property on behalf of the Borrower; and (iii) if the Customs Broker receives notice from any seller of any Property of its intent to stop delivery of such Property to the Borrower, the Customs Broker shall promptly notify the Borrower, ABL Agent and Term Agent of same and, to the extent that the ABL Agent (or Term Agent, as applicable) delivers notice to the Customs Broker pursuant to Section 4 or 5 of this Agreement, shall follow solely the instructions of the ABL Agent (or, upon the Customs Broker’s receipt of written notification from the ABL Agent that the obligations of the Borrower to the ABL Agent and the ABL Secured Parties have been paid in full and performed in full, the Term Agent) concerning the release, transfer, or other disposition of such Property and will not follow any instructions of the Borrower or any other person concerning same.

2.	APPOINTMENT OF CUSTOMS BROKER AS AGENT OF ABL AGENT AND TERM AGENT: The Customs Broker is hereby appointed as agent for the ABL Agent and the Term Agent to receive and retain possession of all bills of lading, waybills, forwarder’s cargo receipts, documents, and any other documents of title or carriage constituting, evidencing, or relating to the Borrower’s inventory (collectively, the “Title Documents”) heretofore or at any time hereafter issued for any goods, inventory, or other property of the Borrower which are received by the Customs Broker for processing (collectively, the “Property”), such receipt and retention of possession being for the purpose of more fully perfecting and preserving the ABL Agent’s and the Term Agent’s security interests in the Title Documents and the Property. The Customs Broker will maintain possession of the Title Documents, subject to the security interests of the ABL Agent and the Term Agent, and promptly will note the security interests of the ABL Agent and the Term Agent on the Customs Broker’s books and records.

3.	DELIVERY OF TITLE DOCUMENTS; RELEASE OF GOODS: Until the Customs Broker receives written notification from (a) the ABL Agent pursuant to Section 4 below to the contrary or (b) the Term Agent pursuant to Section 5 below to the contrary, the Customs Broker is authorized by the ABL Agent and the Term Agent to, and the Customs Broker may, deliver:

(a)	the Title Documents to the issuing carrier or to its agent (who shall act on the Customs Broker’s behalf as the Customs Broker’s sub-agent hereunder) for the purpose of permitting the Borrower, as consignee, to obtain possession or control of the Property subject to such Title Documents; and

(b)	the Property, in each instance as directed by the Borrower.

4.

NOTICE FROM ABL AGENT TO FOLLOW ABL AGENT’S INSTRUCTIONS: Upon the Customs Broker’s receipt of written notification from the ABL Agent, the Customs Broker shall thereafter follow solely the instructions of the ABL Agent concerning the disposition of the Title Documents and the Property and will not follow any instructions of the Borrower or any other person concerning the same; provided, however, that upon the Customs Broker’s receipt of notice

2

from the ABL Agent that the obligations of the Borrower to the ABL Agent and the ABL Secured Parties have been paid and performed in full, the Customs Broker shall follow the Term Agent’s instructions in accordance with Section 5 below. The Borrower hereby directs the Customs Broker to comply with any such written notice, and releases the Customs Broker from any liability which might arise therefrom except liability arising from bad faith, gross negligence or willful misconduct. Notice shall be sent pursuant to Section 8 of this Agreement.

5.	NOTICE FROM TERM AGENT TO FOLLOW TERM AGENT’S INSTRUCTIONS: Upon the Customs Broker’s receipt of written notification from the ABL Agent that the obligations of the Borrower to the ABL Agent and the ABL Secured Parties have been paid and performed in full as provided in Section 4, the Customs Broker shall thereafter follow solely the written instructions of the Term Agent concerning the disposition of the Title Documents and the Property and will not follow any instructions of Borrower or any other person concerning the same. The Borrower hereby directs the Customs Broker to comply with any such written notice, and releases the Customs Broker from any liability which might arise therefrom except liability arising from bad faith, gross negligence or willful misconduct. Notice shall be sent pursuant to Section 8 of this Agreement.

6.	LIMITED AUTHORITY: The Customs Broker’s sole authority as the agent of the ABL Agent and the Term Agent is to receive and maintain possession of the Title Documents on behalf of the ABL Agent and the Term Agent and to follow the instructions of the ABL Agent and the Term Agent as provided herein. Except as may be specifically authorized and instructed by the ABL Agent and the Term Agent, as applicable, the Customs Broker shall have no authority as the agent of the ABL Agent and the Term Agent to undertake any other action or to enter into any other commitments on behalf of the ABL Agent and the Term Agent, as applicable.

7.	EXPENSES: Neither the ABL Agent nor the Term Agent shall be obligated to compensate the Customs Broker for serving as agent hereunder, nor shall the ABL Agent or the Term Agent be responsible for any fees, expenses, customs, duties, taxes, or other charges relating to the Title Documents or the Property. The Customs Broker acknowledges that the Borrower is solely responsible for payment of any compensation and charges which are to its account. The Borrower is further responsible for paying any reasonable fees, out-of-pocket expenses, customs duties, taxes, or other charges which are, or may, accrue, to the account of the Title Documents or the Property. The ABL Agent or the Term Agent, as applicable, at the ABL Agent’s or the Term Agent’s sole option, may authorize the Customs Broker to perform specified services on behalf of the ABL Agent or the Term Agent, as applicable, at mutually agreed rates of compensation, which shall be charged to the ABL Agent’s or the Term Agent’s account, as applicable and payable to the Customs Broker by the ABL Agent or the Term Agent, as applicable (provided, however, such payment shall not affect any obligation of the Borrower to reimburse the ABL Agent and the Term Agent for any such compensation or other costs or expenses incurred by the ABL Agent and the Term Agent) related thereto or pursuant to the terms of the financing agreements referred to above.

8.	TERM/NOTICES:

a.

In the event that the Customs Broker desires to terminate this Agreement, the Customs Broker shall furnish the ABL Agent, the Term Agent, and the Borrower with sixty (60) days’ prior written notice of the Customs Broker’s intention to do so. During such sixty (60) day period (which may be shortened by notice to the Customs Broker from the ABL

3

Agent and the Term Agent), the Customs Broker shall continue to serve as agent hereunder. The Customs Broker shall also cooperate with the ABL Agent and the Term Agent and execute all such documentation and undertake all such action as may be reasonably required by the ABL Agent and the Term Agent in connection with such termination.

b.	All notices given under this agreement shall be given to the following addresses (or to such other addresses, written notice of which is given the Customs Broker by or on behalf of the ABL Agent and the Term Agent) and shall be delivered via overnight currier or registered mail:

If to ABL Agent:

Bank of America, N.A.

100 Federal Street, 9th Floor

Boston, Massachusetts 02110

Re: Burlington Coat Factory Warehouse Corporation

Attention: Kathleen Dimock

If to Term Agent:

JPMorgan Chase Bank, N.A.

2200 Ross Avenue

Floor 9 - TX1-2921

Dallas, TX 75201

Attention: Andrew G. Ray

If to Borrower:

Burlington Coat Factory Warehouse Corporation

1830 Route 130

Burlington, New Jersey 08016

Attention: Legal Department

If to the Customs Broker:

[                    ]

Attention: [                    ]

c.	Except as provided in Section 8(a), above, this Agreement shall remain in full force and effect until the Customs Broker receives written notification from the ABL Agent and the Term Agent of the termination of the Customs Broker’s responsibilities hereunder. This Agreement may be amended only by notice in writing signed by the Borrower and an officer of the ABL Agent and Term Agent, and may be terminated solely by written notice signed by an officer of both the ABL Agent and Term Agent.

9.

CUSTOMS BROKER’S LIEN: The Customs Broker shall have a lien, to the extent provided by law, on any Property then in the possession of the Customs Broker, which lien shall be to the extent of any out-of-pocket costs, fees, freight charges, storage charges, or other charges or out-of-pocket expenses incurred or paid by the Customs Broker with respect to that same Property then in the possession of the Customs Broker, for which the Customs Broker has not received

4

payment, but not for any amount owed on account of any other Property, item, or matter; for the avoidance of doubt, this means that the Customs Broker may not apply a lien, security interest, or right of retention on any Property for unpaid amounts relating to any services provided by Customs Broker with respect to any other Property.

10.	Counterparts; Integration. This agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This agreement constitutes the entire agreement between the Customs Broker, ABL Agent and Term Agent relating to the subject matter hereof and supersedes any and all contemporaneous or previous agreements and understandings, oral or written, relating to the subject matter hereof. This agreement shall become effective when it shall have been executed by the parties and when the ABL Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. Delivery of an executed counterpart of a signature page of this agreement by telecopy shall be effective as delivery of a manually executed counterpart of this agreement.

11.	Miscellaneous. This agreement shall be governed by, and construed in accordance with, the laws of the State of New York including Section 5-1401 of the New York General Obligations Law, but without giving effect to the other conflicts of laws principles or choice of laws principles thereof. The Customs Broker agrees to keep this agreement and the arrangements contemplated hereby confidential from anyone other than its employees, attorneys and other advisors.

If the foregoing correctly sets forth our understanding, please indicate the Customs Broker’s assent by having a responsible officer acknowledge your consent below.

[Signatures follow]

5

Very truly yours,

Borrower:

Name:
Title:

Agreed:

Customs Broker:

Name:
Title:

ABL Agent:

BANK OF AMERICA, N.A.

Name:
Title:

Term Agent:

[ ]

Name:
Title:

6

EXHIBIT C

FORM OF NOTICE OF BORROWING

Date:

To:	Bank of America, N.A., as Administrative Agent

100 Federal Street, 9th Floor

Boston, Massachusetts 02110

Attention: Ms. Kathleen Dimock

Re: Second Amended and Restated Credit Agreement dated as of September 2, 2011 (as modified, amended, supplemented or restated and in effect from time to time, the “Credit Agreement”) by and between, among others, Burlington Coat Factory Warehouse Corporation for itself and as agent (in such capacity, the “Lead Borrower”) for the other Borrowers party thereto, the other Borrowers party thereto, and Bank of America, N.A., as administrative agent (the “Administrative Agent”) for its own benefit and the benefit of the other Secured Parties. Capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement.

Ladies and Gentlemen:

The Lead Borrower refers to the above described Credit Agreement and, on behalf of the Borrowers, hereby irrevocably notifies you of the Borrowing requested below:

1.	The Business Day of the proposed Borrowing is , 201 .

2.	The aggregate amount of the proposed Borrowing is $ (which shall be in an integral multiple of $1,000,000.00, but not less than $5,000,000.00, in the case of LIBOR Rate Loans), which Borrowing consists of the following Types:

Type of Borrowing (Prime Rate Loans or LIBOR Rate Loans)[1]	Amount		Interest Period for LIBOR Rate Loans[2]

	$	___________________	[months	]

	$	___________________	[months	]

	$	___________________	[months	]

	$	___________________	[months	]

[1]	If no election is made as to the Type of Revolving Credit Loan, such notice shall be deemed a request for Borrowing of Prime Rate Loans.
[2]	If no election of Interest Period is specified, such notice shall be deemed a request for an Interest Period of one (1) month.

7

3.	Proceeds of the proposed Borrowing are to be disbursed to the following account(s):

_______________________

_______________________

_______________________

The Lead Borrower, on behalf of the Borrowers, hereby certifies that the following statements are true and correct on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

(a) The representations and warranties of the Loan Parties contained in the Credit Agreement and the other Loan Documents or otherwise made in writing in connection therewith are true and correct in all material respects as though made on and as of the date of the proposed Borrowing (both immediately prior to and after giving effect to the proposed Borrowing), provided that if such representations and warranties specifically relate to an earlier date, such representations and warranties were true and correct in all material respects on and as of such earlier date, and provided further that if such representations and warranties are qualified by “materiality” or “Material Adverse Effect”, such representations and warranties shall be true and correct in all respects;

(b) No Default or Event of Default has occurred and is continuing, or would result from such proposed Borrowing; and

(c) After giving effect to the proposed Borrowing set forth in Section 2 above, there will be no more than ten (10) Borrowings of LIBOR Rate Loans outstanding under the Credit Agreement.

BURLINGTON COAT FACTORY WAREHOUSE CORPORATION As Lead Borrower

By:
Name:
Title:

EXHIBIT D

FORM OF REVOLVING CREDIT NOTE

[AMENDED AND RESTATED] REVOLVING CREDIT NOTE

$________________	September 2, 2011

FOR VALUE RECEIVED, the undersigned (each, a “Borrower” and collectively, the “Borrowers”, together with all successors and assigns), jointly and severally promise to pay to the order of                                                      (hereinafter, together with its successors in title and permitted assigns, the “Lender”), c/o Bank of America, N.A., 100 Federal Street, 9th Floor, Boston, Massachusetts 02110, the principal sum of                                              DOLLARS ($                        ), or, if less, the aggregate unpaid principal balance of Revolving Credit Loans made by the Lender to or for the account of any Borrower pursuant to the Credit Agreement (as hereafter defined), with interest, fees, reasonable out-of-pocket expenses, and costs at the rate and payable in the manner stated in the Credit Agreement (as hereafter defined). As used herein, the “Credit Agreement” means and refers to that certain Second Amended and Restated Credit Agreement dated as of September     , 2011 (as such may be amended, modified, supplemented or restated hereafter) by, among others, (i) Burlington Coat Factory Warehouse Corporation, a Delaware corporation, as a Borrower and as agent (in such capacity, the “Lead Borrower”) for itself and the other Borrowers, (ii) the Borrowers named therein, (iii) the Facility Guarantors named therein, (iv) Bank of America, N.A. as Administrative Agent (in such capacity, the “Administrative Agent”) for its own benefit and the benefit of the other Credit Parties, (v) Bank of America, N.A. as Collateral Agent for its own benefit and the benefit of the other Secured Parties, (vi) the Lenders named therein, (vii) Wells Fargo Capital Finance, LLC and JPMorgan Chase Bank, N.A., as Co-Syndication Agents, and (viii) SunTrust Bank and U.S. Bank National Association, as Co-Documentation Agents. [This Amended and Restated Revolving Credit Note replaces in its entirety that certain [Amended and Restated] Revolving Credit Note dated [January 15, 2010], by, among others, the Lead Borrower, payable to the Lender.]

[This Amended and Restated Revolving Credit Note is hereinafter referred to as the “Revolving Credit Note” to which reference is made in the Credit Agreement and is subject to all terms and provisions thereof. / This is a “Revolving Credit Note” to which reference is made in the Credit Agreement and is subject to all terms and provisions thereof.] The principal of, and interest on, this Revolving Credit Note shall be payable at the times, in the manner, and in the amounts as provided in the Credit Agreement and shall be subject to prepayment and acceleration as provided therein. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Administrative Agent’s books and records concerning the Revolving Credit Loans, the accrual of interest thereon, and the repayment of such Revolving Credit Loans, shall be prima facie evidence of the indebtedness to the Lender hereunder, absent manifest error.

No delay or omission by any Agent or the Lender in exercising or enforcing any of such Agent’s or Lender’s powers, rights, privileges, remedies, or discretions hereunder shall operate as a waiver thereof on that occasion nor on any other occasion. No waiver of any Event of Default shall operate as a waiver of any other Event of Default, nor as a continuing waiver.

Each Borrower waives presentment, demand, notice, and protest, and also waives any delay on the part of the holder hereof. Each Borrower assents to any extension or other indulgence (including, without limitation, the release or substitution of Collateral) permitted by any Agent and/or the Lender with respect to this Revolving Credit Note and/or any Security Document or any extension or other indulgence with respect to any other liability or any collateral given to secure any other liability of any Borrower or any other Person obligated on account of this Revolving Credit Note.

This Revolving Credit Note shall be binding upon each Borrower, and each endorser and guarantor hereof, and upon their respective successors, assigns, and representatives, and shall inure to the benefit of the Lender and its successors, endorsees, and permitted assigns.

The liabilities of each Borrower, and of any endorser or guarantor of this Revolving Credit Note, are joint and several, provided, however, the release by any Agent or the Lender of any one or more such Persons shall not release any other Person obligated on account of this Revolving Credit Note. Each reference in this Revolving Credit Note to each Borrower, any endorser, and any guarantor, is to such Person individually and also to all such Persons jointly. No Person obligated on account of this Revolving Credit Note may seek contribution from any other Person also obligated except as expressly permitted by the terms of Section 9.14(d) of the Credit Agreement.

Each Borrower agrees that any suit for the enforcement of this Revolving Credit Note or any other Loan Document may be brought in any New York state or federal court sitting in New York County as the Administrative Agent may elect in its sole discretion and each Borrower consents to the non-exclusive jurisdiction of such courts. Each Borrower hereby waives any objection which it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient forum. Each Borrower agrees that any action commenced by any Borrower asserting any claim or counterclaim arising under or in connection with this Revolving Credit Note or any other Loan Document shall be brought solely in any New York state or federal court sitting in New York County as the Administrative Agent may elect in its sole discretion and consents to the exclusive jurisdiction of such courts with respect to any such action. Nothing in this Revolving Credit Note shall affect any right that any Credit Party

2

may otherwise have to bring any action or proceeding relating to this Agreement against a Loan Party or its properties in the courts of any jurisdiction.

THIS REVOLVING CREDIT NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT WITHOUT GIVING EFFECT TO THE OTHER CONFLICTS OF LAWS PRINCIPLES THEREOF.

Each Borrower makes the following waiver knowingly, voluntarily, and intentionally, and understands that the Agents and the Lender, in the establishment and maintenance of their respective relationship with the Borrowers contemplated by this Revolving Credit Note, are each relying thereon. EACH BORROWER, EACH FACILITY GUARANTOR, ENDORSER AND SURETY, AND THE LENDER BY ITS ACCEPTANCE HEREOF, HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS REVOLVING CREDIT NOTE, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY); AND WAIVES DUE DILIGENCE, DEMAND, PRESENTMENT AND PROTEST AND ANY NOTICES THEREOF AS WELL AS NOTICE OF NONPAYMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THE CREDIT AGREEMENT AND THIS REVOLVING CREDIT NOTE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS HEREIN.

[SIGNATURE PAGES FOLLOW]

3

IN WITNESS WHEREOF, the Borrowers have caused this Revolving Credit Note to be duly executed as of the date set forth above.

BORROWERS:

BURLINGTON COAT FACTORY WAREHOUSE CORPORATION, as Lead Borrower

By:
Name:
Title:

THE ENTITIES LISTED ON SCHEDULE I HERETO, as Borrowers

By:
Name:
Title:

4

SCHEDULE I

Borrowers

5

EXHIBIT E

FORM OF SWINGLINE NOTE

[AMENDED AND RESTATED] SWINGLINE NOTE

$60,000,000.00	[_____________	]

FOR VALUE RECEIVED, the undersigned (each, a “Borrower” and collectively, the “Borrowers”, together with all successors and assigns), jointly and severally promise to pay to the order of BANK OF AMERICA, N.A., a national banking association with an office at 100 Federal Street, 9th Floor, Boston, Massachusetts 02109 (hereinafter, together with its successors in title and permitted assigns, the “Swingline Lender”), the principal sum of SIXTY MILLION DOLLARS ($60,000,000.00) or, if less, the aggregate unpaid principal balance of Swingline Loans made by the Swingline Lender to or for the account of any Borrower pursuant to the Credit Agreement (as hereafter defined), with interest, fees, reasonable out-of-pocket expenses, and costs at the rate and payable in the manner stated in the Credit Agreement (as hereafter defined). As used herein, the “Credit Agreement” means and refers to that certain Second Amended and Restated Credit Agreement dated as of September 2, 2011 (as such may be amended, modified, supplemented or restated hereafter) by, among others, (i) Burlington Coat Factory Warehouse Corporation, a Delaware corporation, as a Borrower and as agent (in such capacity, the “Lead Borrower”) for itself and the other Borrowers, (ii) the Borrowers named therein, (iii) the Facility Guarantors named therein, (vi) Bank of America, N.A. as Administrative Agent (in such capacity, the “Administrative Agent”) for its own benefit and the benefit of the other Credit Parties, (v) Bank of America, N.A. as Collateral Agent for its own benefit and the benefit of the other Secured Parties, (vi) the Lenders named therein, (vii) Wells Fargo Capital Finance, LLC and JPMorgan Chase Bank, N.A., as Co-Syndication Agents, and (viii) SunTrust Bank and U.S. Bank National Association, as Co-Documentation Agents. [This Amended and Restated Swingline Note replaces in its entirety that certain Swingline Note dated [April 13, 2006], by, among others, the Lead Borrower, payable to the Swingline Lender.]

[This Amended and Restated Swingline Note is hereinafter referred to as the “Swingline Note” to which reference is made in the Credit Agreement and is subject to all terms and provisions thereof. / This is the “Swingline Note” to which reference is made in the Credit Agreement and is subject to all terms and provisions thereof.] The principal of, and interest on, this Swingline Note shall be payable at the times, in the manner, and in the amounts as provided in the Credit Agreement and shall be subject to prepayment and acceleration as provided therein.

Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Administrative Agent’s books and records concerning the Swingline Loans, the accrual of interest thereon, and the repayment of such Swingline Loans, shall be prima facie evidence of the indebtedness hereunder, absent manifest error.

No delay or omission by any Agent or the Swingline Lender in exercising or enforcing any of such Agent’s or Swingline Lender’s powers, rights, privileges, remedies, or discretions hereunder shall operate as a waiver thereof on that occasion nor on any other occasion. No waiver of any Event of Default shall operate as a waiver of any other Event of Default, nor as a continuing waiver.

Each Borrower waives presentment, demand, notice, and protest, and also waives any delay on the part of the holder hereof. Each Borrower assents to any extension or other indulgence (including, without limitation, the release or substitution of Collateral) permitted by any Agent and/or the Swingline Lender with respect to this Swingline Note and/or any Security Document, or any extension or other indulgence with respect to any other liability or any collateral given to secure any other liability of any Borrower or any other Person obligated on account of this Swingline Note.

This Swingline Note shall be binding upon each Borrower, and each endorser and guarantor hereof, and upon their respective successors, assigns, and representatives, and shall inure to the benefit of the Swingline Lender and its successors, endorsees, and permitted assigns.

The liabilities of each Borrower, and of any endorser or guarantor of this Swingline Note, are joint and several, provided, however, the release by any Agent or the Swingline Lender of any one or more such Persons shall not release any other Person obligated on account of this Swingline Note. Each reference in this Swingline Note to each Borrower, any endorser, and any guarantor, is to such Person individually and also to all such Persons jointly. No Person obligated on account of this Swingline Note may seek contribution from any other Person also obligated except as expressly permitted by the terms of Section 9.14(d) of the Credit Agreement.

Each Borrower agrees that any suit for the enforcement of this Swingline Note or any other Loan Document may be brought in any New York state or federal court sitting in New York County as the Administrative Agent may elect in its sole discretion and each Borrower consents to the non-exclusive jurisdiction of such courts. Each Borrower hereby waives any objection which it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient forum. Each Borrower agrees that any action commenced by any Borrower asserting any claim or counterclaim arising under or in connection with this Swingline Note or any other Loan Document shall be brought solely in any New York state or federal court sitting in New York County as the Administrative Agent may elect in its sole discretion and consents to the exclusive jurisdiction of such courts with respect to any such action. Nothing in this Swingline Note shall affect any right that any Credit Party may otherwise

2

have to bring any action or proceeding relating to this Agreement against a Loan Party or its properties in the courts of any jurisdiction.

THIS SWINGLINE NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT WITHOUT GIVING EFFECT TO THE OTHER CONFLICTS OF LAWS PRINCIPLES THEREOF.

Each Borrower makes the following waiver knowingly, voluntarily, and intentionally, and understands that the Agents and the Swingline Lender, in the establishment and maintenance of their respective relationship with the Borrowers contemplated by this Swingline Note, are each relying thereon. EACH BORROWER, EACH FACILITY GUARANTOR, ENDORSER AND SURETY, AND THE SWINGLINE LENDER BY ITS ACCEPTANCE HEREOF, HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SWINGLINE NOTE, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY); AND WAIVES DUE DILIGENCE, DEMAND, PRESENTMENT AND PROTEST AND ANY NOTICES THEREOF AS WELL AS NOTICE OF NONPAYMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THE CREDIT AGREEMENT AND THIS SWINGLINE NOTE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS HEREIN.

[SIGNATURE PAGES FOLLOW]

3

IN WITNESS WHEREOF, the Borrowers have caused this Swingline Note to be duly executed as of the date set forth above.

BORROWERS:

BURLINGTON COAT FACTORY WAREHOUSE CORPORATION, as Lead Borrower

By:
Name:
Title:

THE ENTITIES LISTED ON SCHEDULE I HERETO, as Borrowers

By:
Name:
Title:

4

SCHEDULE I

Borrowers

5

EXHIBIT F

FORM OF JOINDER TO LOAN DOCUMENTS

JOINDER TO LOAN DOCUMENTS

This Joinder to Loan Documents (this “Joinder”) is made as of by and among:

BURLINGTON COAT FACTORY WAREHOUSE CORPORATION, a Delaware corporation, as agent (in such capacity, the “Lead Borrower”) for itself and the other Borrowers party to the Credit Agreement referred to below;

The BORROWERS party to the Credit Agreement set forth on Schedule I annexed hereto (collectively, with the Lead Borrower, the “Existing Borrowers”);

The FACILITY GUARANTORS party to the Credit Agreement set forth on Schedule II annexed hereto (collectively, the “Facility Guarantors”);

[NEW BORROWER/FACILITY GUARANTOR], a , having an office at             ; and

BANK OF AMERICA, N.A., a national banking association, having a place of business at 100 Federal Street, 9th Floor, Boston, Massachusetts 02110, as administrative agent (in such capacity, the “Administrative Agent”) for its own benefit and the benefit of the other Credit Parties (as defined in the Credit Agreement referred to below) and as collateral agent (in such capacity, the “Collateral Agent”), for its own benefit and for the benefit of the other Secured Parties (as defined in the Credit Agreement referred to below) to the Credit Agreement (as defined below);

in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

W I T N E S S E T H :

A. Reference is made to a certain Second Amended and Restated Credit Agreement dated as of September 2, 2011 (as amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”), by, among others (i) Burlington Coat Factory Warehouse Corporation, a Delaware corporation, as a Borrower and as agent (in such capacity, the “Lead Borrower”) for itself and the other Borrowers, (ii) the other Borrowers named therein (collectively, with the Lead Borrower, the “Existing Borrowers”), (iii) the Facility Guarantors named therein (the “Existing Facility Guarantors”, and together with the Existing Borrowers, the “Existing Loan Parties”), (iv) the Lenders named therein (collectively, the “Lenders”), (v) Bank of America, N.A., as Administrative Agent, (vi) Bank of America, N.A., as Collateral Agent, (vii) Wells Fargo Capital Finance, LLC and JPMorgan Chase Bank, N.A., as co-Syndication Agents, and (viii) SunTrust Bank and U.S. Bank National Association, as co-Documentation Agents. All capitalized terms used herein, and not otherwise defined herein, shall have the meanings assigned to such terms in the Credit Agreement.

B. Pursuant to the terms of Section 5.12 of the Credit Agreement, the Existing Loan Parties (as applicable) are required to cause the [New Borrower/Facility Guarantor] to become a party to, and bound by the terms of, the Credit Agreement and the other Loan Documents, in the same capacity and to

1

the same extent as the [Existing Borrowers/Facility Guarantors] thereunder. The undersigned [New Borrower/Facility Guarantor] is executing this Joinder in accordance with the requirements of the Credit Agreement to become a Borrower thereunder and to induce the Lenders to make additional Revolving Credit Loans and to induce the Issuing Bank to issue additional Letters of Credit.

C. In order for the [New Borrower/Facility Guarantor] to become party to the Credit Agreement and certain of the other Loan Documents as provided herein, the [New Borrower/Facility Guarantor] and the Existing Loan Parties are required to execute this Joinder.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.	Definitions. All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Credit Agreement.

2.	Joinder and Assumption of Obligations. Effective as of the date of this Joinder:

a.	[New Borrower/Facility Guarantor] hereby:

i.	Joins in the execution of, and becomes a party to, the Credit Agreement, [the Revolving Credit Notes], [the Swingline Note], [the Facility Guarantee], the Security Documents and each of the other Loan Documents to which the [Existing Borrowers/Facility Guarantors] are a party.

ii.	Assumes and agrees to perform all applicable duties and Obligations of a Loan Party under the Credit Agreement, [the Revolving Credit Notes], [the Swingline Note], [the Facility Guarantee], the Security Documents and each of the other Loan Documents to which the [Existing Borrowers/Facility Guarantors] are a party.

b.	Without in any manner limiting the generality of clause (a) above, [New Borrower/Facility Guarantor] hereby covenants and agrees that:

i.	[New Borrower/Facility Guarantor] shall be bound by all covenants (other than covenants which specifically relate solely to an earlier date), agreements, liabilities and acknowledgments of a [Borrower/Guarantor] under the Credit Agreement, [the Revolving Credit Notes], [the Swingline Note], [the Facility Guarantee], the Security Documents and each of the other Loan Documents to which the [Existing Borrowers/Facility Guarantors] are a party, in each case, with the same force and effect as if such [New Borrower/Facility Guarantor] was a signatory thereto and was expressly named therein;

ii.

To secure the prompt and complete payment, performance and observance of all of the Obligations and all renewals, extensions, restructurings and refinancings thereof, [New Borrower/Facility Guarantor] hereby grants, mortgages, pledges and hypothecates to the Collateral Agent, for the benefit of the Collateral Agent

2

and the Secured Parties, a Lien upon all of its right, title and interest in, to and under the Collateral.

3.	Representations and Warranties. [New Borrower/Facility Guarantor] hereby makes all representations, warranties, and covenants set forth in the Credit Agreement, [the Revolving Credit Notes], [the Swingline Note], [the Facility Guarantee], the Security Documents and each of the other Loan Documents as of the date hereof (other than representations, warranties and covenants that relate solely to an earlier date). To the extent that any changes in any representations, warranties, and covenants require any amendments to the Schedules to the Credit Agreement or any of the other Loan Documents, such Schedules are hereby updated, as evidenced by any supplemental Schedules (if any) annexed to this Joinder.

4.	Ratification of Loan Documents. Except as specifically amended by this Joinder and the other documents executed and delivered in connection herewith, all of the terms and conditions of the Credit Agreement and of the other Loan Documents shall remain in full force and effect as in effect prior to the date hereof, without releasing any Loan Party thereunder or Collateral granted by any Loan Party.

5.	Conditions Precedent to Effectiveness. This Joinder shall not be effective until the following conditions precedent have each been fulfilled to the reasonable satisfaction of the Administrative Agent:

a.	This Joinder shall have been duly executed and delivered by the respective parties hereto, and shall be in full force and effect and shall be in form and substance reasonably satisfactory to the Administrative Agent.

b.	All action on the part of the [New Borrower/Facility Guarantor] and the other Loan Parties necessary for the valid execution, delivery and performance by the [New Borrower/Facility Guarantor] of this Joinder and all other documentation, instruments, and agreements required to be executed in connection herewith shall have been duly and effectively taken and evidence thereof reasonably satisfactory to the Administrative Agent shall have been provided to the Administrative Agent.

c.	[New Borrower/Facility Guarantor] (and each other Loan Party, to the extent requested by the Administrative Agent) shall each have delivered the following to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent:

i.	Certificate of Legal Existence and Good Standing issued by the Secretary of the State of its incorporation or organization.

ii.	A certificate of an authorized officer of the due adoption, continued effectiveness, and setting forth the text, of each corporate resolution adopted in connection with the assumption of obligations under the Credit Agreement and the other Loan Documents, and attesting to the true signatures of each Person authorized as a signatory to any of the Loan Documents, together with true and accurate copies of all Charter Documents.

3

iii.	Execution and delivery by [New Borrower/Facility Guarantor] of such other documents, agreements and certificates as the Administrative Agent and the Collateral Agent may reasonably require.

d.	The Agents, upon their reasonable request, shall have received a favorable written legal opinion of the Loan Parties’ counsel addressed to the Agents and the other Lenders, covering such matters relating to [New Borrower/Facility Guarantor], the Loan Documents and/or the transactions contemplated thereby as the Agents shall reasonably request.

e.	The Administrative Agent shall have received all documents and instruments, (including an authenticated record authorizing the Agents and their representatives to file such UCC financing statements as the Agents may determine to be appropriate), required by law or requested by the Administrative Agent or the Collateral Agent to create or perfect the first priority Lien (subject only to Permitted Encumbrances having priority by operation of Applicable Law) intended to be created under the Loan Documents and all such documents and instruments shall have been so filed, registered or recorded or other arrangements reasonably satisfactory to the Agents.

f.	The Loan Parties shall have executed and delivered to the Agents such additional documents, instruments, and agreements as the Agents may reasonably request.

6.	Miscellaneous.

a.	This Joinder may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument.

b.	This Joinder expresses the entire understanding of the parties with respect to the transactions contemplated hereby. No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.

c.	Any determination that any provision of this Joinder or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this Joinder.

d.	The Loan Parties shall pay all Credit Party Expenses of the Agents and the Secured Parties, including, without limitation, all such Credit Party Expenses incurred in connection with the preparation, negotiation, execution and delivery of this Joinder in accordance with the terms of the Credit Agreement.

e.	THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT WITHOUT GIVING EFFECT TO THE OTHER CONFLICTS OF LAWS PRINCIPLES THEREOF.

[SIGNATURE PAGES FOLLOW]

4

IN WITNESS WHEREOF, each of the undersigned has caused this Joinder to be duly executed and delivered by its proper and duly authorized officer as of the date set forth below.

[NEW BORROWER/FACILITY GUARANTOR]

By:
Name:
Title:

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A.

By:
Name:
Title:

COLLATERAL AGENT:

BANK OF AMERICA, N.A.

By:
Name:
Title:

5

Acknowledged and Agreed:

BURLINGTON COAT FACTORY WAREHOUSE CORPORATION, As Lead Borrower

By:
Name:
Title:

THE ENTITIES LISTED ON SCHEDULE I HERETO, as Existing Borrowers

By:
Name:
Title:

THE ENTITIES LISTED ON SCHEDULE II HERETO, as Existing Facility Guarantors

By:
Name:
Title:

6

SCHEDULE I

Existing Borrowers

Burlington Coat Factory Warehouse Corporation (Lead Borrower)

Burlington Coat Factory of Alabama, LLC

Burlington Coat Factory Warehouse of Anchorage, Inc.

Burlington Coat Factory of Arizona, LLC

Burlington Coat Factory of Arkansas, LLC

Baby Depot of California, LLC

Burlington Coat Factory of California, LLC

Burlington Coat Factory of San Bernardino, LLC

MJM Designer Shoes of California, LLC

Burlington Coat Factory of Colorado, LLC

Burlington Coat Factory of Connecticut, LLC

Cohoes Fashions of Connecticut, LLC

Burlington Coat Factory of Delaware, LLC

Burlington Coat Factory of Texas, L.P.

MJM Designer Shoes of Delaware, LLC

Burlington Coat Factory of Florida, LLC

MJM Designer Shoes of Florida, LLC

Burlington Coat Factory of Georgia, LLC

Burlington Coat Factory Warehouse of Atlanta, Inc.

Burlington Coat Factory of Hawaii, LLC

Burlington Coat Factory of Idaho, LLC

Burlington Coat Factory of Illinois, LLC

Burlington Coat Factory Warehouse of East St. Louis, Inc.

Burlington Coat Factory of Indiana, LLC

Burlington Coat Factory of Iowa, LLC

Burlington Coat Factory of Kansas, LLC

Burlington Coat Factory of Kentucky, Inc.

Burlington Coat Factory of Louisiana, LLC

Burlington Coat Factory of Maine, LLC

Burlington Coat Factory of Maryland, LLC

Burlington Coat Factory of Massachusetts, LLC

Cohoes Fashions of Massachusetts, LLC

Burlington Coat Factory of Michigan, LLC

Burlington Coat Factory Warehouse of Detroit, Inc.

Burlington Coat Factory Warehouse of Redford, Inc.

Burlington Coat Factory Warehouse of Grand Rapids, Inc.

Burlington Coat Factory of Minnesota, LLC

Burlington Coat Factory of Mississippi, LLC

Burlington Coat Factory of Missouri, LLC

Burlington Coat Factory of Montana, LLC

Burlington Coat Factory of Nebraska, LLC

Burlington Coat Factory of Nevada, LLC

Burlington Coat Factory of New Hampshire, LLC

7

Burlington Coat Factory Direct Corporation

Burlington Coat Factory of New Jersey, LLC

Burlington Coat Factory Warehouse of Edgewater Park, Inc.

Burlington Coat Factory Warehouse of New Jersey, Inc.

Cohoes Fashions of New Jersey, LLC

MJM Designer Shoes of Moorestown, Inc.

MJM Designer Shoes of New Jersey, LLC

Super Baby Depot of Moorestown, Inc.

Burlington Coat Factory of New Mexico, LLC

Burlington Coat Factory of New York, LLC

Georgetown Fashions Inc.

Monroe G. Milstein, Inc.

Cohoes Fashions of New York, LLC

MJM Designer Shoes of New York, LLC

Burlington Coat Factory of North Carolina, LLC

Burlington Coat Factory of North Dakota, LLC

Burlington Coat Factory of Ohio, LLC

Burlington Coat Factory Warehouse of Cleveland, Inc.

Burlington Coat Factory of Oklahoma, LLC

Burlington Coat Factory of Oregon, LLC

Burlington Coat Factory Warehouse of Bristol, LLC

Burlington Coat Factory of Pennsylvania, LLC

Burlington Coat Factory Warehouse of Montgomeryville, Inc.

Burlington Coat Factory Warehouse of Cheltenham, Inc.

Burlington Coat Factory Warehouse of Langhorne, Inc.

Burlington Factory Warehouse of Reading, Inc.

Burlington Coat Factory Warehouse Inc.

MJM Designer Shoes of Pennsylvania, LLC

Burlington Coat Factory of Puerto Rico, LLC

Burlington Coat Factory of Rhode Island, LLC

Cohoes Fashions of Cranston, Inc.

Burlington Coat Factory of South Carolina, LLC

Burlington Coat Factory Warehouse of Charleston, Inc.

Burlington Coat Factory of South Dakota, LLC

Burlington Coat Factory Warehouse of Memphis, Inc.

Burlington Coat Factory Warehouse of Shelby, Inc.

Burlington Coat Factory Warehouse of Hickory Commons, Inc.

Burlington Coat Factory Warehouse of Baytown, Inc.

MJM Designer Shoes of Texas, Inc.

Burlington Coat Factory of Utah, LLC

Burlington Coat Factory of Vermont, LLC

Burlington Coat Factory of Virginia, LLC

Burlington Coat Factory of Pocono Crossing, LLC

BCF Cards, Inc.

Burlington Coat Factory Warehouse of Coliseum, Inc.

Burlington Coat Factory of Washington, LLC

Burlington Coat Factory of West Virginia, LLC

8

Burlington Coat Factory of Wisconsin, LLC

9

SCHEDULE II

Existing Facility Guarantors

Burlington Coat Factory Holdings, Inc.

Burlington Coat Factory Investments Holdings, Inc.

Burlington Coat Factory Realty of Huntsville, LLC

Burlington Coat Factory Realty of Mesa, Inc.

Burlington Coat Factory Realty of Desert Sky, Inc.

Burlington Coat Factory Realty of Dublin, Inc.

Burlington Coat Factory Realty of Florin, Inc.

Burlington Coat Factory Realty of Ventura, Inc.

Burlington Coat Realty of East Windsor, Inc.

Burlington Coat Factory of Texas, Inc.

C.F.I.C. Corporation

Burlington Coat Factory Realty Corp.

Burlington Coat Factory Realty of University Square, Inc.

Burlington Coat Factory Realty of Coral Springs, Inc.

Burlington Coat Factory Realty of West Colonial, Inc.

Burlington Coat Factory Realty of Orlando, Inc.

Burlington Coat Factory Realty of Sarasota, Inc.

K&T Acquisition Corp.

Bee Ridge Plaza, LLC

Burlington Coat Factory Realty of Morrow, Inc.

Burlington Coat Realty of Gurnee, Inc.

Burlington Coat Factory Realty of Bloomingdale, Inc.

Burlington Coat Factory Realty of River Oaks, Inc.

Burlington Coat Factory Realty of Greenwood, Inc.

Burlington Coat Factory Realty of North Attleboro, Inc.

Burlington Coat Factory Realty of Des Peres, Inc.

Burlington Coat Realty of Las Vegas, Inc.

Burlington Coat Factory Realty of Edgewater Park, Inc.

Burlington Coat Factory Realty of Paramus, Inc.

Burlington Coat Factory Realty of Pinebrook, Inc.

Burlington Coat Factory Warehouse of Edgewater Park Urban Renewal Corp.

Burlington Coat Factory Realty of Yonkers, Inc.

LC Acquisition Corp.

Burlington Coat Factory Realty of Tulsa, Inc.

Burlington Coat Factory Realty of West Mifflin, Inc.

Burlington Coat Factory Realty of Langhorne, Inc.

Burlington Coat Factory Realty of Whitehall, Inc.

Burlington Coat Factory Realty of Memphis, Inc.

Burlington Coat Realty of Plano, Inc.

Burlington Coat Realty of Houston, Inc.

Burlington Coat Factory Realty of Westmoreland, Inc.

Burlington Coat Factory Realty of Bellaire, Inc.

Burlington Coat Factory Realty of El Paso, Inc.

10

Burlington Coat Realty of Potomac, Inc.

Burlington Coat Factory Realty of Fairfax, Inc.

Burlington Coat Factory Realty of Coliseum, Inc.

Burlington Coat Factory Realty of Franklin, Inc.

11

EXHIBIT G

CREDIT CARD NOTIFICATION

PREPARE ON LOAN PARTY LETTERHEAD - ONE FOR EACH PROCESSOR

[            ], 2011

BY CERTIFIED MAIL — RETURN RECEIPT REQUESTED

To:	[Name and Address of Processor]

(the “Processor”)

Re:

Merchant Account Number:             . The credit card processing agreement between             and             dated             (the “Processing Agreement”).

Dear Sir/Madam:

Under various agreements among             , a              with an address at              (the “Loan Party”) and (i) Bank of America, N.A., a national banking association with offices at 100 Federal Street, 9th Floor, Boston, Massachusetts 02110, as collateral agent (in such capacity, herein the “Collateral Agent”) for the benefit of a syndicate of lenders and certain other secured parties (the “ABL Secured Parties”), and (ii) JPMorgan Chase Bank, N.A., a national banking association with offices at 2200 Ross Avenue, Floor 9 - TX1-2921, Dallas, TX 75201, as agent (in such capacity, herein the “Term Agent”) for the benefit of a syndicate of lenders and certain other secured parties (the “Term Loan Secured Parties”), the Loan Party has granted to the Collateral Agent, for the benefit of the Collateral Agent and the other ABL Secured Parties, and to the Term Agent, for the benefit of the Term Agent and the other Term Loan Secured Parties, a security interest in and to, among other things, the Loan Party’s inventory, credit card receivables, certain accounts, books and records relating to the foregoing, and proceeds therefrom, including without limitation, all amounts due or to become due from the Processor to the Loan Party pursuant to the Processing Agreement between the Processor and the Loan Party.

Under the terms and provisions of the agreements with the Collateral Agent and the Term Agent, under certain circumstances, the Loan Party is obligated to deliver all proceeds of the Loan Party’s accounts, accounts receivable and inventory to the Collateral Agent or the Term Agent, as applicable. Such proceeds include all credit card charges (the “Charges”) submitted by the Loan Party to the Processor for processing and the amounts which the Processor owes to the Loan Party on account thereof (the “Credit Card Proceeds”) and all other amounts due or to become due to the Loan Party under the Processing Agreement.

Until the Processor receives notification from an officer of the Collateral Agent as provided below, all amounts due from time to time from the Processor to the Loan Party (including Credit Card Proceeds, payment from any reserve account or the like or other payments) shall be transferred only as follows:

1

By ACH, Depository Transfer Check, or Electronic Depository Transfer to:

________________________

ABA #

For Credit to

Account No.

After the Processor receives notification from an officer of the Collateral Agent, all amounts shall be transferred as the Processor may be instructed from time to time in writing by an officer of the Collateral Agent. After the Processor receives notification from the Collateral Agent that all obligations of the Loan Party to the ABL Secured Parties have been paid in full and the commitments of the ABL Secured Parties to make loans or advances to the Loan Party have terminated, all amounts shall be transferred as the Processor may be instructed from time to time in writing by an officer of the Term Agent.

Upon request of an officer of the Collateral Agent or the Term Agent, a copy of each periodic statement provided by the Processor to the Loan Party should be provided to the Collateral Agent or the Term Agent, as applicable, at the following address (which address may be changed upon seven (7) days written notice given to the Processor by an officer of the Collateral Agent or the Term Agent, as applicable):

If to the Collateral Agent:

Bank of America, N.A.

100 Federal Street, 9th Floor

Boston, Massachusetts 02110

Attention: Kathleen Dimock

If to the Term Agent:

JPMorgan Chase Bank, N.A.

2200 Ross Avenue, Floor 9 - TX1-2921

Dallas, TX 75201

Attention: Stephen O’Keefe

The Processor shall be fully protected in acting on any written order or direction by an officer of the Collateral Agent or the Term Agent given in accordance with the terms of this letter respecting the Charges and the Credit Card Proceeds without making any inquiry whatsoever as to the Collateral Agent’s or the Term Agent’s right or authority to give such order or direction or as to the application of any payment made pursuant thereto, provided that the Processor does not act with gross negligence, bad faith or willful misconduct.

This letter may be amended only by notice in writing signed by an officer of the Loan Party, an officer of the Collateral Agent and an officer of the Term Agent, and may be terminated solely by written notice signed by an officer of the Collateral Agent and an officer of the Term Agent.

2

Very truly yours,

The LOAN PARTY:

By:
Name:
Title:

cc:	Bank of America, N.A.

JPMorgan Chase Bank, N.A.

3

EXHIBIT H

FORM OF COMPLIANCE CERTIFICATE

To:	Bank of America, N.A. 100 Federal Street, 9th Floor Boston, Massachusetts 02110 Attention: Ms. Kathleen Dimock	Date:

Re: Second Amended and Restated Credit Agreement dated as of September 2, 2011 (as amended, modified, supplemented or restated from time to time, the “Credit Agreement”) by, among others, (i) Burlington Coat Factory Warehouse Corporation (in such capacity, the “Lead Borrower”), (ii) the other Borrowers party thereto, (iii) the Facility Guarantors party thereto, (iv) the Lenders party thereto, and (v) Bank of America, N.A., as administrative agent and collateral agent for the Lenders (in such capacity, the “Agent”). Capitalized terms used herein but not defined shall have the meanings set forth in the Credit Agreement.

The undersigned, a duly authorized and acting Financial Officer of the Lead Borrower, hereby certifies to you as follows:

1.	No Defaults or Events of Default. No Default or Event of Default presently exists, except as set forth in Appendix I.

2.	Financial Calculations. Attached hereto as Appendix II are reasonably detailed calculations with respect to average daily Availability for the period ending .

3.	Store Openings and Closings. Appendix III hereto sets forth in reasonable detail all Store openings and Store closings for the period ending , and states the aggregate number of the Loan Parties’ Stores as of the first day of the current Fiscal Quarter/FiscalYear.

4.	No Material Accounting Changes, Etc. The financial statements furnished to the Administrative Agent for the Fiscal Quarter/Fiscal Year ending were prepared in accordance with GAAP (except as disclosed on Appendix IV hereto, and subject to year end audit adjustments and the absence of footnotes in the case of quarterly financial statements) consistently applied and present fairly in all material respects the financial condition and results of operations of the Loan Parties and their Subsidiaries on a Consolidated basis at the close of the period covered. There has been no change in GAAP or the application thereof since the date of the audited financial statements furnished to the Administrative Agent for the Fiscal Year ending , other than the material accounting changes as disclosed on Appendix IV hereto.

1

IN WITNESS WHEREOF, I have executed this Certificate this              day of             ,             .

BURLINGTON COAT FACTORY WAREHOUSE CORPORATION

By:
Financial Officer of Lead Borrower

Name:
Title:

2

APPENDIX I

Except as set forth below, no Default or Event of Default presently exists. [If a Default or Event of Default exists, the following describes the nature of the Default or Event of Default in reasonable detail and the steps, if any, being taken or contemplated by the Loan Parties to be taken on account thereof.]

3

APPENDIX II

Daily Availability:

a. Daily Availability for each day in the period ending [            ], as set forth on the attached schedule.

b. Average daily Availability for such period:

Pricing Grid Level:

4

APPENDIX III

[Attach reasonable detail of all Store openings and Store closings for the period ending             ]

Aggregate number of the Loan Parties’ Stores as of the first day of the current Fiscal Quarter/Fiscal Year:	______________

5

APPENDIX IV

Except as set forth below, no material changes in GAAP or the application thereof have occurred since              [the date of the most recently delivered audited financial statements to the Administrative Agent prior to the date of this Certificate]. [If material changes in GAAP or in application thereof have occurred, the following describes the nature of such changes in reasonable detail and the effect, if any, of each such material changes in GAAP or in application thereof on the financial statements delivered in accordance with the Credit Agreement.]

6

EXHIBIT I

FORM OF CONSOLIDATED FIXED CHARGE COVERAGE RATIO CALCULATION

To:	Bank of America, N.A. 100 Federal Street, 9th Floor Boston, Massachusetts 02110 Attention: Ms. Kathleen Dimock	Date:

Re: Second Amended and Restated Credit Agreement dated as of September 2, 2011 (as amended, modified, supplemented or restated from time to time, the “Credit Agreement”) by, among others, (i) Burlington Coat Factory Warehouse Corporation (in such capacity, the “Lead Borrower”), (ii) the other Borrowers party thereto, (iii) the Facility Guarantors party thereto, (iv) the Lenders party thereto, and (v) Bank of America, N.A., as administrative agent and collateral agent for the Lenders (in such capacity, the “Agent”). Capitalized terms used herein but not defined shall have the meanings set forth in the Credit Agreement.

The undersigned, a duly authorized and acting Financial Officer of the Lead Borrower, hereby certifies to you as follows:

Financial Calculations. Attached hereto as Appendix I are reasonably detailed calculations of the Consolidated Fixed Charge Coverage Ratio for the period ending             .

IN WITNESS WHEREOF, I have executed this Certificate this              day of             ,             .

BURLINGTON COAT FACTORY WAREHOUSE CORPORATION

By:
Financial Officer of Lead Borrower

Name:
Title:

APPENDIX I

Consolidated Fixed Charge Coverage Ratio for the period ending _________________:

A. Consolidated EBITDA for such period:

1. The sum of:

(a) Consolidated Net Income for such period:

Plus

(b) depreciation, amortization, and all other non-cash charges, non-cash expenses or non-cash losses that were deducted in arriving at Consolidated Net Income for such period:

Plus

(c) provisions for Consolidated Taxes based on income that were deducted in arriving at Consolidated Net Income for such period:

Plus

(d) Consolidated Interest Expense deducted in arriving at Consolidated Net Income for such period:

Plus

(e) Advisory Fees, whether accrued or paid in cash and which were deducted in arriving at Consolidated Net Income for such period:

Plus

(f)     all transactional costs, expenses and charges in connection with the consummation of the amendment and restatement of the Existing Credit Agreement and this Agreement, and all transactions related thereto (including, without limitation, the payment of fees and expenses in connection therewith), and any transaction related to any Permitted Acquisition, Permitted Disposition, issuance of Permitted Indebtedness or issuance of Capital Stock, for such period:____________________

Plus

(g) to the extent not already included in Consolidated Net Income, proceeds from business interruption Insurance for such period:

Plus

(h)    to the extent not already included in Consolidated Net Income and actually indemnified or reimbursed, any expenses and charges that are covered by indemnification or reimbursement provisions in connection with any Permitted Acquisition or any Permitted Disposition for such period:

Plus

(i)     cash receipts (or reduced cash expenditures) in respect of income received in connection with subleases to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to Line 2(b) below for any previous period:

Plus

(j)     cash charges not to exceed $25,000,000 in the aggregate after the Effective Date associated with restructuring activities, including, but not limited to, restructuring, consolidation or discontinuance of any portion of the operations, severance, recruiting, retention, relocation and other expenses of management and contract and lease termination expenses for such period:

Plus

(k) unusual, nonrecurring or extraordinary expenses, losses or charges for such period:

(l) Sum of lines 1(a) through 1(k):

2. Minus the sum of the following:

(a)    any Restricted Payment (other than any Restricted Payment made with the proceeds of any equity securities issued or capital contributions received by any Loan Party or any Subsidiary) made in cash during such period to any Person (other than a Loan Party) having an interest in any Subsidiary of a Loan Party during such period:________________

Plus

(b) non-cash gains for such period to the extent included in Consolidated Net Income for such period:

Plus

(c) cash payments made during such period on account of non-cash charges added back in the calculation of Consolidated EBITDA pursuant to Line 1(b) above for any previous period:

(d) The sum of Lines 2(a) through 2(c):

3. Consolidated EBITDA for such period (Line 1(l) minus Line 2(d))[3]:

Minus

B. Unfinanced Capital Expenditures during such period:_____________

Plus

C.     Proceeds of any equity securities issued or capital contributions received by any Loan Party or any Subsidiary to the extent used to make payments on account of Debt Service Charges to the lenders under the Term Loan Financing Facility during such period:

D. Line B subtracted from Line A:

E. The sum of Line C and Line D:

F. Debt Service Charges payable in cash during such period:

1. Consolidated Interest Expense required to be paid or paid in cash: _________________

Plus

2.      Scheduled principal payments made or required to be made (after giving effect to any prepayments paid in cash that reduce the amount of such required payments) on account of Indebtedness, including the full amount of any non-recourse Indebtedness (excluding the Obligations, but including, without limitation, Capital Lease Obligations) for such period:

[3]	For the avoidance of doubt, in calculating Consolidated EBITDA, Acquired EBITDA for the relevant period shall be included in such calculation.

Plus

3. Scheduled mandatory payments on account of Disqualified Capital Stock (whether in the nature of dividends, redemption, repurchase or otherwise) required to be made during such period:

4. Debt Service Charges (the sum of Lines F(1) through F(3):

Plus

G. Federal, state and foreign income Taxes paid in cash (net of refunds received) during such period:

Plus

H. The annual management fee provided for in the Advisory Agreement, whether accrued or paid in cash during such period:

I. The sum of Lines F(4), G and H:

J. Consolidated Fixed Charge Coverage Ratio [Line E divided by Line I]:

EXHIBIT J

FORM OF BORROWING BASE CERTIFICATE

(see attached)

Burlington Coat Factory Warehouse Corp
Monthly Borrowing Base Certificate
Total Company

			Date:		From:
			Certificate #		To:

Credit Card Receivables				
Eligible Credit Card Receivables				
Credit Card Advance Rate				90.0%
Credit Card Receivables Availability				-
Add In Transit				
L/C Inventory				
Total In Transit				
Beginning Inventory as of				
Add: Purchases				
Freight				
Less: Discounts				
Available for Sale				
Cost of Good Sold				
Ending Inventory as of				
Less Ineligibles:				
Net Sales: as of ________ $ million				
Shrink (estimated shrink included in ending inventory $ million)				
Store #82 PO's Bulk Invoice				
Inventory in Trailers (Yard Accrual)				
DC Trouble				
RTV (already deducted within inventory)				
Total Ineligible				
Eligible Inventory as of				
	(Jan-Aug) Low Season	(Sept 1 - Dec 15) High Season	(Dec 16 - Dec 31) High Season	
Inventory Advance Rate	90.00%	92.50%	90.00%	
Net Recovery Value (NRV)	83.10%	90.40%	90.40%	
Calculated Advance Rate	74.79%	83.62%	81.36%	
Inventory Availability				-
Less: Availability Reserves				
Landlord Lien Reserve (2 mos. Rent - PA,WA, VA)				
Customer Deposit Liabilities				
Gift Cards and Store Credits (50%)				
Landing Costs (16% of Import L/C)				-
Total Availability Reserves				-
Total Borrowing Base				-
Availability: lesser of (a) or (b) where:				
(a) Revolving Credit Ceiling				600,000,000
less: Loans outstanding				
less: Documentary Letters of Credit				
less: Standby L/C's				
Total (a):				600,000,000
(b) Total Borrowing Base				-
less: Loans outstanding				-
less: Documentary Letters of Credit				-
less: Standby L/C's				-
Total (b):				-
Applicable Availability (lesser of (a) or (b))				-
Availability prior to today's request				-
Advance Request - Revolver				
Pay Down - Revolver				
LC Request				
Availability after today's Request				-
Covenant Compliance Event Trigger - greater of (i) $50MM and (ii) 10% of the Loan Cap				
Net Availability after Covenant Compliance Event Trigger				

Authorized Signer ______________________________

Page 1

Burlington Coat Factory Warehouse Corp Date: From:

Monthly Borrowing Base Certificate Certificate# To:

Total Company

Credit card Receivables

Eligible Credit Card Receivables

Credit Card Advance Rate 90.00%

Credit Card Receivables Availability

Add in Transit

L/C Inventory

Total in Transit

Beginning Inventory as of

Add: Purchase

Freight

Less: Discounts

Available for Sale

Cost of Goods Sold

Ending Inventory as of

Less: Ineligibles

Net Sales as of             $ million

Shrink (estimated shrink included in ending Inventory $ million)

Share #52 PO’s Bulk Invoice

Inventory in Trialers (Yard Accrual)

DC Trouble

RTV ( already deducted within inventory)

Total Ineligible

Elegible Inventory as of (Jan-Aug) (Sept 1- Dec 15) (Dec 16—Dec 31)

Low Season High Season High Season

Inventory Advance Rate 90.00% 92.50% 90.00%

Net Recovery Value (NRV) 83.10% 90.40% 90.40%

Calculated Advance Rate 74.79% 83.62% 81.36%

Inventory Avialability

Less: Availabilty Reserves

Landlord Lien Reserves (2 mns. Rent-PA, WA VA)

Customer Deposit Liabilities

Gift cards and Store Credits (50%)

Landing Cost (50% of Import L/C)

Total Avaibility Reserves

Total Borrowing Base

Aviability: lesser of (a) and (b) where:

(a)	Revolving Credit Cutting 500,000.00

less: Loans Outstanding

less: Documentary Letters of Credit

less: Standby L/C’s

Total (a): 500,000.00

(b)	Total Borrowing Base

less: Loans Outstanding

less: Documentary Letters of Credit

less: Standby L/C’s

Total (b):

Applicable availability {lesser of (a) and (b)}

Aviability prior today’s request

Advance Request—Revolver

Pay Down—Revolver

LC Request

Avaibility after today’s Request

Comment Complaince Event Trigger—greater of (i) $50 MM and (ii) 10% of Loan Cap

Net Availability with Comment Complaince Event Trigger

The undersigned represents and warrants that the information set forth above has been prepared in accordance with the requirements of the Second Amended and Restated Credit Aggrement dated September 2, 2011 between BCFWC and Bank of America, N.A.as Administrative Agent, and as Coliateral Agent , and other Lenders party thereto.

Authorised Signer

Burlington Coat Factory Warehouse Corp Date: From:

Monthly Borrowing Base Certificate Certificate# To:

Total Company

Beginning Inventory as of

Add: Purchase (Inclusive of freight, discounts and lc loads)

Freight

Less: Discounts

Available for Sale

Cost of Goods Sold

Ending Inventory as of

Less: Ineligibles

Share #52 PO’s Bulk Invoice

Inventory in Trialers (Yard Accrual)

DC Trouble

RTV ( already deducted within inventory)

Total Ineligible

Elegible Inventory as of Sept 1- Dec 15 Dec 16—Dec 31

Low Season High Season High Season

Inventory Advance Rate 90.00% 92.50% 90.00%

Net Recovery Value (NRV) 83.10% 90.40% 90.40%

Calculated Advance Rate 74.79% 83.62% 81.36%

Inventory Avialability

Total Borrowing Base

The undersigned represents and warrants that the information set forth above has been prepared in accordance with the requirements of the Second Amended and Restated Credit Aggrement dated September 2, 2011 between BCFWC and Bank of America, N.A.as Administrative Agent, and as Coliateral Agent , and other Lenders party thereto.

Burlington Coat Factory Warehouse Corp Date: From:

Monthly Borrowing Base Certificate Certificate# To:

Total Company

Beginning Inventory as of

Add: Purchase

Freight

Less: Discounts

Available for Sale

Cost of Goods Sold

Ending Inventory as of

Less: Ineligibles

Share #52 PO’s Bulk Invoice

Inventory in Trialers (Yard Accrual)

DC Trouble

RTV

Total Ineligible

Elegible Inventory as of Sept 1- Dec 15 Dec 16—Dec 31

Low Season High Season High Season

Inventory Advance Rate 90.00% 92.50% 90.00%

Net Recovery Value (NRV) 83.10% 90.40% 90.40%

Calculated Advance Rate 74.79% 83.62% 81.36%

Inventory Avialability

Total Borrowing Base

The undersigned represents and warrants that the information set forth above has been prepared in accordance with the requirements of the Second Amended and Restated Credit Aggrement dated September 2, 2011 between BCFWC and Bank of America, N.A.as Administrative Agent, and as Coliateral Agent , and other Lenders party thereto.

EXHIBIT K - CLOSING AGENDA

SECOND AMENDED AND RESTATED

SENIOR SECURED REVOLVING CREDIT FACILITY

among

BURLINGTON COAT FACTORY WAREHOUSE CORPORATION,

As the Lead Borrower

For

THE BORROWERS AND GUARANTORS PARTY THERETO

BANK OF AMERICA, N.A.,

As Administrative Agent and Collateral Agent

THE LENDERS PARTY THERETO

and

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

WELLS FARGO CAPITAL FINANCE, LLC

as Joint Lead Arrangers and Joint Bookrunners

and

SEPTEMBER 2, 2011

Item

PART ONE: LOAN AND OPERATIVE DOCUMENTS

1.	Second Amended and Restated Credit Agreement

2.	Exhibits to Credit Agreement

(a)	Exhibit A – Form of Assignment and Acceptance

(b)	Exhibit B – Form of Customs Broker Agreement

(c)	Exhibit C – Form of Notice of Borrowing

(d)	Exhibit D – Form of Revolving Credit Note

(e)	Exhibit E – Form of Swingline Note

(f)	Exhibit F – Form of Joinder to Loan Documents

(g)	Exhibit G – Form of Credit Card Notification

(h)	Exhibit H – Form of Compliance Certificate

(i)	Exhibit I – Form of Consolidated Fixed Charge Coverage Ratio Calculation

(j)	Exhibit J – Form of Borrowing Base Certificate

(k)	Exhibit K – Closing Agenda

(l)	Exhibit L – Intercreditor Agreement

(m)	Exhibits M-1 – M-4 – Forms of Tax Compliance Certificates

3.	Schedules to Credit Agreement

(a)	Schedule 1.1(a) – Lenders and Commitments

(b)	Schedule 1.1(b) – Business Segments

(c)	Schedule 1.1(c) – Pending Real Estate Dispositions

(d)	Schedule 2.18(b) – Credit Card Arrangements

(e)	Schedule 2.18(c) – Blocked Account Agreements

(f)	Schedule 3.01 – Organization Information

(g)	Schedule 3.05(a) – Title Exceptions

(h)	Schedule 3.05(b) – Intellectual Property

(i)	Schedule 3.05(c)(i) – Owned Real Estate

2

(j)	Schedule 3.05(c)(ii) – Leased Real Estate

(k)	Schedule 3.06(a) – Disclosed Matters

(l)	Schedule 3.06(b) – Environmental Matters

(m)	Schedule 3.06(c) – Superfund Sites

(n)	Schedule 3.06(d) – Real Estate Liens

(o)	Schedule 3.10 – ERISA Matters

(p)	Schedule 3.12 – Subsidiaries/Joint Ventures

(q)	Schedule 3.13 – Insurance

(r)	Schedule 3.14 – Collective Bargaining Agreements

(s)	Schedule 6.01 – Existing Indebtedness

(t)	Schedule 6.02 – Existing Encumbrances

(u)	Schedule 6.04 – Existing Investments

(v)	Schedule 6.05 – Asset Sales

(w)	Schedule 6.07 – Affiliate Transactions

4.	Revolving Credit Notes

(a)	Wells Fargo Bank, National Association

(b)	US Bank National Association

(c)	TD Bank, N.A.

5.	Confirmation and Ratification Agreement regarding Ancillary Loan Documents

(a)	Annex A: Updates to Security Agreement Schedules

(b)	Annex B: Updates to Intellectual Property Security Agreement Schedules

(c)	Annex C: Updates to Pledge Agreement Schedules

(d)	Annex D: Updates to other Ancillary Loan Documents, as necessary

(e)	Delivery of any additional Stock Certificates, LLC Certificates, and Stock Powers (or confirmation that Agent is currently in possession all such documentation)

(f)	Grant of Security Interest in U.S. Trademarks – with respect to newly registered trademark

3

7.	Officer’s Certificate from Borrowers and Facility Guarantors

PART TWO: REAL ESTATE DOCUMENTS

8.	Mortgage Amendments/Ratifications

PART THREE: ORGANIZATIONAL AND AUTHORITY DOCUMENTS

9.	Current Organizational Chart

10.	Omnibus Secretary/Officer’s Certificate covering each of the Loan Parties listed on Schedule A, attaching the following:

(a)	Certificate/Articles of Incorporation

(b)	By-Laws (attaching only those that have been amended since the Closing Date)

(c)	Resolutions

(d)	Incumbency

(e)	Updated Certificates of Status/Good Standing for each of the entities on Schedule A (from jurisdiction of organization only, plus foreign qualification certificate from NJ for the Lead Borrower)

PART FOUR: MISCELLANEOUS

11.	Updated UCC lien searches

12.	Enforceability, Due Authorization and Perfection Opinions of Counsel to Borrowers and Facility Guarantors

13.	Puerto Rico Opinion

14.	Evidence of Property Insurance for Borrowers and Facility Guarantors

15.	Evidence of General Liability Insurance for Borrowers and Facility Guarantors — Certificate of Liability Insurance (ACORD 25) in favor of Bank of America, N.A., as Agent

16.	Termination Letters for Exiting Lenders – GECC, UBS, HSBC, Regions Bank

(a)	GECC

(b)	HSBC

(c)	Regions Bank

4

(d)	UBS

17.	Fee Letter

18.	Engagement Letter (attaching Term Sheet)

19.	Post-Closing Letter

5

Schedule A

Schedule I

Borrowers

Burlington Coat Factory Warehouse Corporation (Lead Borrower)

Burlington Coat Factory of Alabama, LLC

Burlington Coat Factory Warehouse of Anchorage, Inc.

Burlington Coat Factory of Arizona, LLC

Burlington Coat Factory of Arkansas, LLC

Baby Depot of California, LLC

Burlington Coat Factory of California, LLC

Burlington Coat Factory of San Bernardino, LLC

MJM Designer Shoes of California, LLC

Burlington Coat Factory of Colorado, LLC

Burlington Coat Factory of Connecticut, LLC

Cohoes Fashions of Connecticut, LLC

Burlington Coat Factory of Delaware, LLC

Burlington Coat Factory of Texas, L.P.

MJM Designer Shoes of Delaware, LLC

Burlington Coat Factory of Florida, LLC

MJM Designer Shoes of Florida, LLC

Burlington Coat Factory of Georgia, LLC

Burlington Coat Factory Warehouse of Atlanta, Inc.

Burlington Coat Factory of Hawaii, LLC

Burlington Coat Factory of Idaho, LLC

Burlington Coat Factory of Illinois, LLC

Burlington Coat Factory Warehouse of East St. Louis, Inc.

Burlington Coat Factory of Indiana, LLC

Burlington Coat Factory of Iowa, LLC

Burlington Coat Factory of Kansas, LLC

Burlington Coat Factory of Kentucky, Inc.

Burlington Coat Factory of Louisiana, LLC

Burlington Coat Factory of Maine, LLC

Burlington Coat Factory of Maryland, LLC

Burlington Coat Factory of Massachusetts, LLC

Cohoes Fashions of Massachusetts, LLC

Burlington Coat Factory of Michigan, LLC

Burlington Coat Factory Warehouse of Detroit, Inc.

Burlington Coat Factory Warehouse of Redford, Inc.

Burlington Coat Factory Warehouse of Grand Rapids, Inc.

Burlington Coat Factory of Minnesota, LLC

Burlington Coat Factory of Mississippi, LLC

Burlington Coat Factory of Missouri, LLC

Burlington Coat Factory of Montana, LLC

Burlington Coat Factory of Nebraska, LLC

Burlington Coat Factory of Nevada, LLC

Burlington Coat Factory of New Hampshire, LLC

Burlington Coat Factory Direct Corporation

Burlington Coat Factory of New Jersey, LLC

Burlington Coat Factory Warehouse of Edgewater Park, Inc.

Burlington Coat Factory Warehouse of New Jersey, Inc.

Cohoes Fashions of New Jersey, LLC

MJM Designer Shoes of Moorestown, Inc.

MJM Designer Shoes of New Jersey, LLC

Super Baby Depot of Moorestown, Inc.

Burlington Coat Factory of New Mexico, LLC

Burlington Coat Factory of New York, LLC

Georgetown Fashions Inc.

Monroe G. Milstein, Inc.

Cohoes Fashions of New York, LLC

MJM Designer Shoes of New York, LLC

Burlington Coat Factory of North Carolina, LLC

Burlington Coat Factory of North Dakota, LLC

Burlington Coat Factory of Ohio, LLC

Burlington Coat Factory Warehouse of Cleveland, Inc.

Burlington Coat Factory of Oklahoma, LLC

Burlington Coat Factory of Oregon, LLC

Burlington Coat Factory Warehouse of Bristol, LLC

Burlington Coat Factory of Pennsylvania, LLC

Burlington Coat Factory Warehouse of Montgomeryville, Inc.

Burlington Coat Factory Warehouse of Cheltenham, Inc.

Burlington Coat Factory Warehouse of Langhorne, Inc.

Burlington Factory Warehouse of Reading, Inc.

Burlington Coat Factory Warehouse Inc.

MJM Designer Shoes of Pennsylvania, LLC

Burlington Coat Factory of Puerto Rico, LLC

Burlington Coat Factory of Rhode Island, LLC

Cohoes Fashions of Cranston, Inc.

Burlington Coat Factory of South Carolina, LLC

Burlington Coat Factory Warehouse of Charleston, Inc.

Burlington Coat Factory of South Dakota, LLC

Burlington Coat Factory Warehouse of Memphis, Inc.

Burlington Coat Factory Warehouse of Shelby, Inc.

Burlington Coat Factory Warehouse of Hickory Commons, Inc.

Burlington Coat Factory Warehouse of Baytown, Inc.

MJM Designer Shoes of Texas, Inc.

Burlington Coat Factory of Utah, LLC

Burlington Coat Factory of Vermont, LLC

Burlington Coat Factory of Virginia, LLC

Burlington Coat Factory of Pocono Crossing, LLC

BCF Cards, Inc.

Burlington Coat Factory Warehouse of Coliseum, Inc.

Burlington Coat Factory of Washington, LLC

Burlington Coat Factory of West Virginia, LLC

Burlington Coat Factory of Wisconsin, LLC

SCHEDULE II

Facility Guarantors

Burlington Coat Factory Holdings, Inc.

Burlington Coat Factory Investments Holdings, Inc.

Burlington Coat Factory Realty of Huntsville, LLC

Burlington Coat Factory Realty of Mesa, Inc.

Burlington Coat Factory Realty of Desert Sky, Inc.

Burlington Coat Factory Realty of Dublin, Inc.

Burlington Coat Factory Realty of Florin, Inc.

Burlington Coat Factory Realty of Ventura, Inc.

Burlington Coat Realty of East Windsor, Inc.

Burlington Coat Factory of Texas, Inc.

C.F.I.C. Corporation

Burlington Coat Factory Realty Corp.

Burlington Coat Factory Realty of University Square, Inc.

Burlington Coat Factory Realty of Coral Springs, Inc.

Burlington Coat Factory Realty of West Colonial, Inc.

Burlington Coat Factory Realty of Orlando, Inc.

Burlington Coat Factory Realty of Sarasota, Inc.

K&T Acquisition Corp.

Bee Ridge Plaza, LLC

Burlington Coat Factory Realty of Morrow, Inc.

Burlington Coat Realty of Gurnee, Inc.

Burlington Coat Factory Realty of Bloomingdale, Inc.

Burlington Coat Factory Realty of River Oaks, Inc.

Burlington Coat Factory Realty of Greenwood, Inc.

Burlington Coat Factory Realty of North Attleboro, Inc.

Burlington Coat Factory Realty of Des Peres, Inc.

Burlington Coat Realty of Las Vegas, Inc.

Burlington Coat Factory Realty of Edgewater Park, Inc.

Burlington Coat Factory Realty of Paramus, Inc.

Burlington Coat Factory Realty of Pinebrook, Inc.

Burlington Coat Factory Warehouse of Edgewater Park Urban Renewal Corp.

Burlington Coat Factory Realty of Yonkers, Inc.

LC Acquisition Corp.

Burlington Coat Factory Realty of Tulsa, Inc.

Burlington Coat Factory Realty of West Mifflin, Inc.

Burlington Coat Factory Realty of Langhorne, Inc.

Burlington Coat Factory Realty of Whitehall, Inc.

Burlington Coat Factory Realty of Memphis, Inc.

Burlington Coat Realty of Plano, Inc.

Burlington Coat Realty of Houston, Inc.

Burlington Coat Factory Realty of Westmoreland, Inc.

Burlington Coat Factory Realty of Bellaire, Inc.

Burlington Coat Factory Realty of El Paso, Inc.

Burlington Coat Realty of Potomac, Inc.

Burlington Coat Factory Realty of Fairfax, Inc.

Burlington Coat Factory Realty of Coliseum, Inc.

Burlington Coat Factory Realty of Franklin, Inc.

EXHIBIT L

FORM OF INTERCREDITOR AGREEMENT

EXECUTION COPY

INTERCREDITOR AGREEMENT

by and between

BANK OF AMERICA, N.A.,

as ABL Agent,

and

BEAR STEARNS CORPORATE LENDING INC.,

as Term Agent

Dated as of April 13, 2006

i

ii

INTERCREDITOR AGREEMENT

THIS INTERCREDITOR AGREEMENT (as amended, supplemented, restated or otherwise modified from time to time pursuant to the terms hereof, this “Agreement”) is entered into as of April 13, 2006 between BANK OF AMERICA, N.A. (“Bank of America”), in its capacities as administrative agent and collateral agent (together with its successors and assigns in such capacities, the “ABL Agent”) for the financial institutions party from time to time to the Original ABL Credit Agreement referred to below (such financial institutions, together with their successors, assigns and transferees, the “ABL Credit Agreement Lenders” and, together with affiliates thereof and certain other specified hedging parties, in their capacity as ABL Bank Products Affiliates or ABL Hedging Affiliates (in each case, as hereinafter defined), the “ABL Lenders”) and BEAR STEARNS CORPORATE LENDING INC. (“Bear Stearns”), in its capacities as administrative agent and collateral agent (together with its successors and assigns in such capacities, the “Term Agent”) for the financial institutions party from time to time to the Original Term Credit Agreement referred to below (such financial institutions, together with their successors, assigns and transferees, the “Term Lenders”).

RECITALS

A. Pursuant to that certain Credit Agreement dated as of the date hereof by and among Burlington Coat Factory Warehouse Corporation, as lead borrower (the “Lead Borrower” and, together with certain other Subsidiaries of the Lead Borrower specified in the Original ABL Credit Agreement, the “ABL Borrowers”), the ABL Credit Agreement Lenders and the ABL Agent (as such agreement may be amended, supplemented, restated or otherwise modified from time to time, the “Original ABL Credit Agreement”), the ABL Credit Agreement Lenders have agreed to make certain loans and other financial accommodations to or for the benefit of the ABL Borrowers (as hereinafter defined).

B. Pursuant to certain guaranty agreements and security agreements dated as of the date hereof (the “ABL Guaranties”) by the ABL Guarantors (as hereinafter defined) in favor of the ABL Agent, the ABL Guarantors have agreed to guarantee the payment and performance of the ABL Borrowers’ obligations under the ABL Documents (as hereinafter defined).

C. As a condition to the effectiveness of the Original ABL Credit Agreement and to secure the obligations of the ABL Borrowers and the ABL Guarantors (the ABL Borrowers, the ABL Guarantors and each other direct or indirect subsidiary or parent of the ABL Borrowers or any of their affiliates that is now or hereafter becomes a party to any ABL Document, collectively, the “ABL Credit Parties”) under and in connection with the ABL Documents, the ABL Credit Parties have granted to the ABL Agent (for the benefit of the ABL Lenders, including the ABL Bank Products Affiliates and ABL Hedging Affiliates) Liens on the Collateral.

D. Pursuant to that certain Credit Agreement dated as of the date hereof by and among the Lead Borrower (the “Term Borrower”), the Term Lenders and the Term Agent (as such agreement may be amended, supplemented, restated or otherwise modified from time to time, the “Original Term Credit Agreement”), the Term Lenders have agreed to make certain loans and other financial accommodations to or for the benefit of the Term Borrower.

E. Pursuant to certain guaranty agreements and security agreements dated as of the date hereof (the “Term Guaranties”) by the Term Guarantors (as hereinafter defined) in favor of the Term Agent, the Term Guarantors have agreed to guarantee the payment and performance of the Term Borrower’s obligations under the Term Documents (as hereinafter defined).

F. As a condition to the effectiveness of the Original Term Credit Agreement and to secure the obligations of the Term Borrower and the Term Guarantors (the Term Borrower, the Term Guarantors and each other direct or indirect subsidiary or parent of the Term Borrower or any of its affiliates that is now or hereafter becomes a party to any Term Document, collectively, the “Term Credit Parties”) under and in connection with the Term Documents, the Term Credit Parties have granted to the Term Agent (for the benefit of the Term Lenders) Liens on the Collateral.

G. Each of the ABL Agent (on behalf of the ABL Lenders) and the Term Agent (on behalf of the Term Lenders) and, by their acknowledgment hereof, the ABL Credit Parties and the Term Credit Parties, desire to agree to the relative priority of Liens on the Collateral and certain other rights, priorities and interests as provided herein.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.1 UCC Definitions. The following terms which are defined in the Uniform Commercial Code are used herein as so defined: Accounts, Chattel Paper, Deposit Accounts, Documents, Electronic Chattel Paper, Equipment, Financial Assets, Fixtures, Instruments, Inventory, Investment Property, Letter-Of-Credit Rights, Money, Payment Intangibles, Promissory Notes, Records, Security, Securities Accounts, Security Entitlements, Supporting Obligations and Tangible Chattel Paper.

Section 1.2 Other Definitions. Subject to Section 1.1 above, unless the context otherwise requires, all capitalized terms used but not defined herein shall have the meanings set forth in the Original ABL Credit Agreement and the Original Term Credit Agreement, in each case as in effect on the Closing Date. In addition, as used in this Agreement, the following terms shall have the meanings set forth below:

“ABL Agent” shall have the meaning assigned to that term in the introduction to this Agreement and shall include any successor thereto as well as any Person designated as the “Agent” or “Administrative Agent” under any ABL Credit Agreement.

“ABL Bank Products Affiliate” shall mean any ABL Credit Agreement Lender or any Affiliate of any ABL Credit Agreement Lender that has entered into a Bank Products Agreement with an ABL Credit Party with the obligations of such ABL Credit Party thereunder being secured by one or more ABL Collateral Documents.

“ABL Borrowers” shall have the meaning assigned to that term in the introduction to this Agreement.

2

“ABL Collateral Documents” shall mean all “Security Documents” as defined in the Original ABL Credit Agreement, and all other security agreements, mortgages, deeds of trust and other collateral documents executed and delivered in connection with any ABL Credit Agreement, in each case as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof.

“ABL Credit Agreement” shall mean the Original ABL Credit Agreement and any other agreement extending the maturity of, consolidating, restructuring, refunding, replacing or refinancing all or any portion of the ABL Obligations, whether by the same or any other agent, lender or group of lenders and whether or not increasing the amount of any Indebtedness that may be incurred thereunder.

“ABL Credit Agreement Lenders” shall have the meaning assigned to that term in the introduction to this Agreement.

“ABL Credit Parties” shall have the meaning assigned to that term in the recitals to this Agreement.

“ABL Documents” shall mean the ABL Credit Agreement, the ABL Guaranties, the ABL Collateral Documents, any Bank Product Agreements between any ABL Credit Party and any ABL Bank Products Affiliate, any Hedge Agreements between any ABL Credit Party and any ABL Lender, those other ancillary agreements as to which the ABL Agent or any ABL Lender is a party or a beneficiary and all other agreements, instruments, documents and certificates, now or hereafter executed by or on behalf of any ABL Credit Party or any of its respective Subsidiaries or Affiliates, and delivered to the ABL Agent, in connection with any of the foregoing or any ABL Credit Agreement, in each case as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof.

“ABL Guaranties” shall have the meaning assigned to that term in the recitals to this Agreement.

“ABL Guarantors” shall mean the collective reference to BCF Holdings and its Subsidiaries, other than the ABL Borrowers and any Foreign Subsidiary, and any other Person who becomes a guarantor under any of the ABL Guaranties.

“ABL Hedging Affiliate” shall mean any ABL Credit Agreement Lender or any Affiliate of any ABL Credit Agreement Lender that has entered into a Hedge Agreement with an ABL Credit Party with the obligations of such ABL Credit Party thereunder being secured by one or more ABL Collateral Documents by an ABL Credit Party.

“ABL Lenders” shall have the meaning assigned to that term in the introduction to this Agreement and shall include all ABL Bank Product Affiliates and ABL Hedging Affiliates and all successors, assigns, transferees and replacements thereof, as well as any Person designated as a “Lender” under any ABL Credit Agreement.

“ABL Obligations” shall mean all obligations of every nature of each ABL Credit Party from time to time owed to the ABL Agent, the ABL Lenders or any of them, under any ABL

3

Document, whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such ABL Credit Party, would have accrued on any ABL Obligation, whether or not a claim is allowed against such ABL Credit Party for such interest in the related bankruptcy proceeding), reimbursement of amounts drawn under letters of credit, fees, expenses, indemnification or otherwise, and all other amounts owing or due under the terms of the ABL Documents, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time in accordance with the terms thereof.

“ABL Priority Collateral” shall mean all Collateral consisting of the following:

(1) all Accounts;

(2) all Chattel Paper (including Tangible Chattel Paper and Electronic Chattel Paper);

(3) (x) all Deposit Accounts and Money and all cash, checks, other negotiable instruments, funds and other evidences of payments held therein and (y) Securities, Security Entitlements and Securities Accounts, in each case, solely to the extent constituting cash or Cash Equivalents or representing a claim to Cash Equivalents and all cash, checks and other property held therein or credited thereto, but in any event and regardless of the foregoing clauses, excluding, in each case, the Asset Sales Proceeds Account;

(4) all Inventory;

(5) to the extent relating to, evidencing or governing any of the items referred to in the preceding clauses (1) through (4), all Documents, General Intangibles (other than any Intellectual Property), Instruments (including Promissory Notes) and commercial tort claims, provided that to the extent any of the foregoing also relates to Term Priority Collateral, only that portion related to the items referred to in the preceding clauses (1) through (4) shall be included in the ABL Priority Collateral.

(6) to the extent evidencing or governing any of the items referred to in the preceding clauses (1) through (5), all Supporting Obligations and Letter of Credit Rights; provided that to the extent any of the foregoing also relates to Term Priority Collateral only that portion related to the items referred to in the preceding clauses (1) through (5) shall be included in the ABL Priority Collateral;

(7) all books and Records relating to the items referred to in the preceding clauses (1) through (6) (including all books, databases, customer lists, engineer drawings, and Records, whether tangible or electronic, which contain any information relating to any of the items referred to in the preceding clauses (1) through (6)); and

(8) all collateral security and guarantees with respect to any of the foregoing and all cash, Money, insurance proceeds, instruments, securities, financial assets and deposit accounts received as proceeds of any of the foregoing (such proceeds, “ABL Priority Proceeds”); provided, however, that no proceeds of ABL Priority Proceeds will constitute ABL Priority Collateral unless such proceeds of ABL Priority Proceeds would otherwise constitute ABL Priority Collateral.

4

“ABL Recovery” shall have the meaning set forth in Section 5.3(a).

“ABL Secured Parties” shall mean the ABL Agent and the ABL Lenders.

“Account(s)” means “accounts” as defined in the UCC, and also means a right to payment of a monetary obligation, whether or not earned by performance, (a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (b) for services rendered or to be rendered, or (c) arising out of the use of a credit or charge card or information contained on or for use with the card. The term “Account” does not include (a) rights to payment evidenced by chattel paper or an instrument, (b) commercial tort claims, (c) deposit accounts, (d) investment property, or (e) letter-of-credit rights or letters of credit.

“Affiliate” shall mean, with respect to a specified Person, any other Person that directly or indirectly through one or more intermediaries Controls, is Controlled by or is under common Control with the Person specified.

“Agreement” shall have the meaning assigned to that term in the introduction to this Agreement.

“Asset Sales Proceeds Account” shall mean one or more Deposit Accounts or Securities Accounts, in each case with the Term Agent, holding only the proceeds of any sale or disposition of any Term Priority Collateral and the proceeds or investment thereof.

“Bank of America” shall have the meaning assigned to that term in the introduction to this Agreement.

“Bank Products” shall have the meaning provided in the ABL Credit Agreement as in effect on the date hereof.

“BCF Holdings” means Burlington Coat Factory Holdings, Inc.

“Bank Products Agreement” shall mean any agreement pursuant to which a bank or other financial institution agrees to provide Bank Products and Cash Management Services.

“Bear Stearns” shall have the meaning assigned to that term in the introduction to this Agreement.

“Borrower” shall mean any of the ABL Borrowers and the Term Borrower.

“Capital Stock” shall mean, as to any Person that is a corporation, the authorized shares of such Person’s capital stock, including all classes of common, preferred, voting and nonvoting capital stock, and, as to any Person that is not a corporation or an individual, the membership or other ownership interests in such Person, including the right to share in profits and losses, the right to receive distributions of cash and other property, and the right to receive allocations of items of income, gain, loss, deduction and credit and similar items from such Person, whether or not such interests include voting or similar rights entitling the holder thereof to exercise Control over such Person, collectively with, in any such case, all warrants, options and other rights to

5

purchase or otherwise acquire, and all other instruments convertible into or exchangeable for, any of the foregoing.

“Cash Collateral” shall mean any Collateral consisting of Money or Cash Equivalents, Deposit Accounts, Instruments, any Security Entitlement and any Financial Assets.

“Cash Equivalents” shall mean (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America) or any state or state agency thereof, in each case maturing within one (1) year from the date of acquisition thereof, (b) investments in commercial paper maturing within one (1) year from the date of acquisition thereof and having, at the date of acquisition, the highest or next highest credit rating obtainable from S&P or from Moody’s, (c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within one (1) year from the date of acquisition thereof which are issued or guaranteed by, or placed with, and demand deposit and money market deposit accounts issued or offered by, any Lender or any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000, (d) master demand notes and fully collateralized repurchase agreements with a term of not more than thirty (30) days for securities described in clause (a) above (without regard to the limitation on maturity contained in such clause) and entered into with a financial institution satisfying the criteria described in clause (c) above or with any primary dealer, and (e) shares of any money market or mutual fund that has substantially all of its assets invested in the types of investments referred to in clauses (a) through (d), above.

“Cash Management Services” shall have the meaning provided in the ABL Credit Agreement as in effect on the date hereof.

“Collateral” shall mean all Property now owned or hereafter acquired by any Borrower or any Guarantor in or upon which a Lien is granted or purported to be granted to the ABL Agent or the Term Agent under any of the ABL Collateral Documents or the Term Collateral Documents, together with all rents, issues, profits, products and Proceeds thereof.

“Control” shall mean the possession, directly or indirectly, of the power (a) to vote 50% or more of the securities having ordinary voting power for the election of directors (or any similar governing body) of a Person, or (b) to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms “Controlling” and “Controlled” have meanings correlative thereto.

“Control Collateral” shall mean any Collateral consisting of any Certificated Security (as defined in Section 8-102 of the Uniform Commercial Code), Investment Property, Deposit Account, Instruments and any other Collateral as to which a Lien may be perfected through possession or control by the secured party, or any agent therefor.

“Copyright Licenses” shall have the meaning assigned to such term in the Intellectual Property Security Agreement as in effect on the Closing Date.

6

“Copyrights” shall have the meaning assigned to such term in the Intellectual Property Security Agreement as in effect on the Closing Date.

“Credit Documents” shall mean the ABL Documents and the Term Documents.

“Credit Parties” shall mean the ABL Credit Parties and the Term Credit Parties.

“Debtor Relief Laws” shall mean the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect affecting the rights of creditors generally.

“DIP Financing” shall have the meaning set forth in Section 6.1(a).

“Discharge of ABL Obligations” shall mean (a) the payment in full in cash of the ABL Obligations that are outstanding and unpaid at the time all Indebtedness thereunder is paid in full including, with respect to amounts available to be drawn under outstanding letters of credit issued thereunder (or indemnities or other undertakings issued pursuant thereto in respect of outstanding letters of credit) delivery or provision of Money or backstop letters of credit in respect thereof in compliance with the terms of any ABL Credit Agreement (which shall not exceed an amount equal to 101.5% of the aggregate undrawn amount of such letters of credit) and (b) the termination of all commitments to extend credit under the ABL Documents.

“Discharge of Term Obligations” shall mean (a) the payment in full in cash of the Term Obligations that are outstanding and unpaid at the time all Indebtedness thereunder is paid in full and (b) the termination of all commitments to extend credit under the Term Documents.

“Event of Default” shall mean an Event of Default under any ABL Credit Agreement or any Term Credit Agreement.

“Exercise Any Secured Creditor Remedies” or “Exercise of Secured Creditor Remedies” shall mean, except as otherwise provided in the final sentence of this definition:

(a) the taking by any Secured Party of any action to enforce or realize upon any Lien, including the institution of any foreclosure proceedings or the noticing of any public or private sale pursuant to Article 9 of the Uniform Commercial Code;

(b) the exercise by any Secured Party of any right or remedy provided to a secured creditor on account of a Lien under any of the Credit Documents, under applicable law, in an Insolvency Proceeding or otherwise, including the election to retain any of the Collateral in satisfaction of a Lien;

(c) the taking by any Secured Party of any action or the exercise of any right or remedy in respect of the collection on, set off against, marshaling of, injunction respecting or foreclosure on the Collateral or the Proceeds thereof;

7

(d) the appointment on an application of a Secured Party of a receiver, receiver and manager or interim receiver of all or part of the Collateral;

(e) the sale, lease, license, or other disposition of all or any portion of the Collateral by private or public sale conducted by a Secured Party or any other means permissible under applicable law;

(f) the exercise of any other right of a secured creditor under Part 6 of Article 9 of the Uniform Commercial Code;

(g) the exercise by any Secured Party of any voting rights relating to any Capital Stock included in the Collateral; and

(h) the delivery of any claim or demand relating to the Collateral to any Person (including any securities intermediary, depository bank or landlord) in possession or control of any Collateral in connection with the collection of the ABL Obligations or Term Obligations after the occurrence of an Event of Default (except, with respect to the ABL Lenders, such action shall not be deemed an Exercise of Secured Creditor Remedies if the ABL Lenders have not terminated their commitments to the ABL Borrowers under the ABL Credit Agreement and/or are continuing to make loans and advances to or for the benefit of the ABL Borrowers).

For the avoidance of doubt, exercising any right or remedy provided to an ABL Lender upon the occurrence of a Cash Dominion Event, reducing advance rates and sub-limits, imposing reserves, filing a proof of claim in bankruptcy court or seeking adequate protection shall not be deemed to be an Exercise of Secured Creditor Remedies.

“Financing Lease” shall mean any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

“Foreign Subsidiary” shall have the meaning provided in the Original ABL Credit Agreement and the Original Term Credit Agreement as in effect on the date hereof.

“General Intangibles” shall mean all “general intangibles” as such term is defined in the Uniform Commercial Code including, with respect to any Credit Party, all contracts, agreements and indentures in any form, and portions thereof, to which such Credit Party is a party or under which such Credit Party has any right, title or interest or to which such Credit Party or any property of such Credit Party is subject, as the same may be amended, supplemented, restated or otherwise modified from time to time.

“Guarantor” shall mean any of the ABL Guarantors or Term Guarantors.

“Indebtedness” shall have the meaning provided in the ABL Credit Agreement and the Term Credit Agreement as in effect on the date hereof.

“Initial Borrower” shall have the meaning assigned to that term in the recitals to this Agreement.

8

“Insolvency Proceeding” shall mean (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors or other similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case covered by clauses (a) and (b) undertaken under United States Federal, State or foreign law, including the Bankruptcy Code.

“Lead Borrower” shall have the meaning assigned to that term in the recitals to this Agreement.

“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien (statutory or otherwise), pledge, hypothecation, encumbrance, collateral assignment, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any Financing Lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Lien Priority” shall mean with respect to any Lien of the ABL Agent, the ABL Lenders, the Term Agent or the Term Lenders in the Collateral, the order of priority of such Lien as specified in Section 2.1.

“Original ABL Credit Agreement” shall have the meaning assigned to that term in the introduction to this Agreement.

“Original Term Credit Agreement” shall have the meaning assigned to that term in the introduction to this Agreement.

“Party” shall mean the ABL Agent or the Term Agent, and “Parties” shall mean both the ABL Agent and the Term Agent.

“Patent License” shall have the meaning assigned to such term in the Intellectual Property Security Agreement as in effect on the Closing Date.

“Patents” shall have the meaning assigned to such term in the Intellectual Property Security Agreement as in effect on the Closing Date.

“Payment Collateral” shall mean all Accounts, Instruments, Chattel Paper, Letter-Of-Credit Rights, Deposit Accounts (other than the Asset Sales Proceeds Account), Securities Accounts and Payment Intangibles, together with all Supporting Obligations, in each case composing a portion of the Collateral.

“Priority Collateral” shall mean the ABL Priority Collateral or the Term Priority Collateral, as applicable.

“Proceeds” shall mean (a) all “proceeds,” as defined in Article 9 of the Uniform Commercial Code, with respect to the Collateral, and (b) whatever is recoverable or recovered

9

when any Collateral is sold, exchanged, collected, or disposed of, whether voluntarily or involuntarily.

“Property” shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Secured Parties” shall mean the ABL Secured Parties and the Term Secured Parties.

“Subsidiary” shall mean with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity (a) of which Capital Stock representing more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, Controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Term Agent” shall have the meaning assigned to that term in the introduction to this Agreement and shall include any successor thereto as well as any Person designated as the “Agent” or “Administrative Agent” under any Term Credit Agreement.

“Term Borrower” shall have the meaning assigned to that term in the introduction to this Agreement.

“Term Collateral Documents” shall mean all “Security Documents” as defined in the Original Term Credit Agreement, and all other security agreements, mortgages, deeds of trust and other collateral documents executed and delivered in connection with any Term Credit Agreement, in each case as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof.

“Term Credit Agreement” shall mean the Original Term Credit Agreement and any other agreement extending the maturity of, consolidating, restructuring, refunding, replacing or refinancing all or any portion of the Term Obligations, whether by the same or any other agent, lender or group of lenders and whether or not increasing the amount of any Indebtedness that may be incurred thereunder.

“Term Credit Parties” shall have the meaning assigned to that term in the recitals to this Agreement.

“Term Documents” shall mean the Term Credit Agreement, the Term Guaranties, the Term Collateral Documents, those other ancillary agreements as to which the Term Agent or any Term Lender is a party or a beneficiary and all other agreements, instruments, documents and certificates, now or hereafter executed by or on behalf of any Term Credit Party or any of its respective Subsidiaries or Affiliates, and delivered to the Term Agent, in connection with any of the foregoing or any Term Credit Agreement, in each case as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof.

“Term Guaranties” shall have the meaning assigned to that term in the recitals to this Agreement.

10

“Term Guarantors” shall mean the collective reference to BCF Holdings and its Subsidiaries, other than the Term Borrower and any Foreign Subsidiary, and any other Person who becomes a guarantor under any of the Term Guaranties.

“Term Lenders” shall have the meaning assigned to that term in the introduction to this Agreement and shall include all successors, assigns, transferees and replacements thereof, as well as any Person designated as a “Lender” under any Term Credit Agreement.

“Term Obligations” shall mean all obligations of every nature of each Term Credit Party from time to time owed to the Term Agent, the Term Lenders or any of them, under any Term Document, whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such Term Credit Party, would have accrued on any Term Obligation, whether or not a claim is allowed against such Term Credit Party for such interest in the related bankruptcy proceeding), fees, expenses, indemnification or otherwise, and all other amounts owing or due under the terms of the Term Documents, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time in accordance with the terms thereof.

“Term Priority Collateral” shall mean:

(1) all Equipment, Fixtures, Real Estate, Intellectual Property and Investment Property (other than Cash Equivalents not credited to or deposited in the Asset Sales Proceeds Account),

(2) except to the extent relating to, evidencing or governing ABL Priority Collateral, all Instruments, Documents, General Intangibles and commercial tort claims,

(3) all other Collateral, other than the ABL Priority Collateral, and

(4) all collateral security and guarantees with respect to the foregoing and all cash, Money, insurance proceeds, instruments, securities, financial assets and deposit accounts received as proceeds of any Collateral, other than the ABL Priority Collateral (such proceeds, “Term Priority Proceeds”); provided, however, no proceeds of Term Priority Proceeds will constitute Term Priority Collateral unless such proceeds of Term Priority Proceeds would otherwise constitute Term Priority Collateral or are credited to the Asset Sales Proceeds Account.

“Term Recovery” shall have the meaning set forth in Section 5.3(b).

“Term Secured Parties” shall mean the Term Agent and the Term Lenders.

“Trademark License” shall have the meaning assigned to such term in the Intellectual Property Security Agreement as in effect on the Closing Date.

“Trademarks” shall have the meaning assigned to such term in the Intellectual Property Security Agreement as in effect on the Closing Date.

11

“Uniform Commercial Code” shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided that to the extent that the Uniform Commercial Code is used to define any term in any security document and such term is defined differently in differing Articles of the Uniform Commercial Code, the definition of such term contained in Article 9 shall govern; provided, further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, publication or priority of, or remedies with respect to, Liens of any Party is governed by the Uniform Commercial Code or foreign personal property security laws as enacted and in effect in a jurisdiction other than the State of New York, the term “Uniform Commercial Code” will mean the Uniform Commercial Code or such foreign personal property security laws as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

Section 1.3 Rules of Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term “including” is not limiting and shall be deemed to be followed by the phrase “without limitation,” and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Article, section, subsection, clause, schedule and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement to any agreement, instrument, or document shall include all alterations, amendments, changes, restatements, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, restatements, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to any Person shall be construed to include such Person’s successors and assigns. Any reference herein to the repayment in full of an obligation shall mean the payment in full in cash of such obligation, or in such other manner as may be approved in writing by the requisite holders or representatives in respect of such obligation, or in such other manner as may be approved by the requisite holders or representatives in respect of such obligation.

ARTICLE 2

LIEN PRIORITY

Section 2.1 Priority of Liens.

(a) Subject to the provisos in subclauses (b) and (c) of Section 4.1, notwithstanding (i) the date, time, method, manner, or order of grant, attachment, or perfection (including any defect or deficiency or alleged defect or deficiency in any of the foregoing) of any Liens granted to the ABL Agent or the ABL Lenders in respect of all or any portion of the Collateral or of any Liens granted to the Term Agent or the Term Lenders in respect of all or any portion of the Collateral and regardless of how any such Lien was acquired (whether by grant, statute, operation of law, subrogation or otherwise), (ii) the order or time of filing or recordation of any document or instrument for perfecting the Liens in favor of the ABL Agent or the Term Agent (or ABL Lenders or Term Lenders) in any Collateral, (iii) any provision of the Uniform Commercial Code, the Bankruptcy Code or any other applicable law, or of the ABL Documents

12

or the Term Documents, (iv) whether the ABL Agent or the Term Agent, in each case, either directly or through agents, holds possession of, or has control over, all or any part of the Collateral, (v) the fact that any such Liens in favor of the ABL Agent or the ABL Lenders or the Term Agent or the Term Lenders securing any of the ABL Obligations or Term Obligations, respectively, are (x) subordinated to any Lien securing any obligation of any Credit Party other than the Term Obligations or the ABL Obligations, respectively, or (y) otherwise subordinated, voided, avoided, invalidated or lapsed, or (vi) any other circumstance of any kind or nature whatsoever, the ABL Agent, on behalf of itself and the ABL Lenders, and the Term Agent, on behalf of itself and the Term Lenders, hereby agree that:

(1) any Lien in respect of all or any portion of the ABL Priority Collateral now or hereafter held by or on behalf of the Term Agent or any Term Lender that secures all or any portion of the Term Obligations shall in all respects be junior and subordinate to all Liens granted to the ABL Agent and the ABL Lenders in the ABL Priority Collateral to secure all or any portion of the ABL Obligations;

(2) any Lien in respect of all or any portion of the ABL Priority Collateral now or hereafter held by or on behalf of the ABL Agent or any ABL Lender that secures all or any portion of the ABL Obligations shall in all respects be senior and prior to all Liens granted to the Term Agent or any Term Lender in the ABL Priority Collateral to secure all or any portion of the Term Obligations;

(3) any Lien in respect of all or any portion of the Term Priority Collateral now or hereafter held by or on behalf of the ABL Agent or any ABL Lender that secures all or any portion of the ABL Obligations shall in all respects be junior and subordinate to all Liens granted to the Term Agent and the Term Lenders in the Term Priority Collateral to secure all or any portion of the Term Obligations; and

(4) any Lien in respect of all or any portion of the Term Priority Collateral now or hereafter held by or on behalf of the Term Agent or any Term Lender that secures all or any portion of the Term Obligations shall in all respects be senior and prior to all Liens granted to the ABL Agent or any ABL Lender in the Term Priority Collateral to secure all or any portion of the ABL Obligations.

(b) Notwithstanding any failure by any ABL Secured Party or Term Secured Party to perfect its security interests in the Collateral or any avoidance, invalidation, priming or subordination by any third party or court of competent jurisdiction of the security interests in the Collateral granted to the ABL Secured Parties or the Term Secured Parties but, for the avoidance of doubt, subject to the provisos in subclauses (b) and (c) of Section 4.1, the priority and rights as between the ABL Secured Parties and the Term Secured Parties with respect to the Collateral shall be as set forth herein.

(c) The Term Agent, for and on behalf of itself and the Term Lenders, acknowledges and agrees that, concurrently herewith, the ABL Agent, for the benefit of itself

13

and the ABL Lenders, has been granted Liens upon all of the Collateral in which the Term Agent has been granted Liens and the Term Agent hereby consents thereto. The ABL Agent, for and on behalf of itself and the ABL Lenders, acknowledges and agrees that, concurrently herewith, the Term Agent, for the benefit of itself and the Term Lenders, has been granted Liens upon all of the Collateral in which the ABL Agent has been granted Liens and the ABL Agent hereby consents thereto. The subordination of Liens by the Term Agent and the ABL Agent in favor of one another as set forth herein shall not be deemed to subordinate the Term Agent’s Liens or the ABL Agent’s Liens to the Liens of any other Person.

Section 2.2 Waiver of Right to Contest Liens.

(a) The Term Agent, for and on behalf of itself and the Term Lenders, agrees that it and they shall not (and hereby waives any right to) take any action to contest or challenge (or assist or support any other Person in contesting or challenging), directly or indirectly, whether or not in any proceeding (including in any Insolvency Proceeding), the validity, priority, enforceability, or perfection of the Liens of the ABL Agent and the ABL Lenders in respect of the Collateral or the provisions of this Agreement. Except to the extent expressly set forth in this Agreement, the Term Agent, for itself and on behalf of the Term Lenders, agrees that none of the Term Agent or the Term Lenders will take any action that would interfere with any Exercise of Secured Creditor Remedies undertaken by the ABL Agent or any ABL Lender under the ABL Documents with respect to the ABL Priority Collateral. Except to the extent expressly set forth in this Agreement, the Term Agent, for itself and on behalf of the Term Lenders, hereby waives any and all rights it or the Term Lenders may have as a junior lien creditor or otherwise to contest, protest, object to, or interfere with the manner in which the ABL Agent or any ABL Lender seeks to enforce its Liens in any ABL Priority Collateral. The foregoing shall not be construed to prohibit the Term Agent from enforcing the provisions of this Agreement as to the relative priority of the parties hereto.

(b) The ABL Agent, for and on behalf of itself and the ABL Lenders, agrees that it and they shall not (and hereby waives any right to) take any action to contest or challenge (or assist or support any other Person in contesting or challenging), directly or indirectly, whether or not in any proceeding (including in any Insolvency Proceeding), the validity, priority, enforceability, or perfection of the Liens of the Term Agent or the Term Lenders in respect of the Collateral or the provisions of this Agreement. Except to the extent expressly set forth in this Agreement, the ABL Agent, for itself and on behalf of the ABL Lenders, agrees that none of the ABL Agent or the ABL Lenders will take any action that would interfere with any Exercise of Secured Creditor Remedies undertaken by the Term Agent or any Term Lender under the Term Documents with respect to the Term Priority Collateral. Except to the extent expressly set forth in this Agreement, the ABL Agent, for itself and on behalf of the ABL Lenders, hereby waives any and all rights it or the ABL Lenders may have as a junior lien creditor or otherwise to contest, protest, object to, or interfere with the manner in which the Term Agent or any Term Lender seeks to enforce its Liens in any Term Priority Collateral. The foregoing shall not be construed to prohibit the ABL Agent from enforcing the provisions of this Agreement as to the relative priority of the parties hereto.

Section 2.3 Remedies Standstill.

14

(a) The Term Agent, on behalf of itself and the Term Lenders, agrees that, until the date upon which the Discharge of ABL Obligations shall have occurred, neither the Term Agent nor any Term Lender will Exercise Any Secured Creditor Remedies with respect to any of the ABL Priority Collateral without the written consent of the ABL Agent, and will not take, receive or accept any Proceeds of ABL Priority Collateral, it being understood and agreed that the temporary deposit of Proceeds of ABL Priority Collateral in a Deposit Account controlled by the Term Agent shall not constitute a breach of this Agreement so long as such Proceeds are promptly remitted to the ABL Agent. From and after the date upon which the Discharge of ABL Obligations shall have occurred (or prior thereto upon obtaining the written consent of the ABL Agent), the Term Agent or any Term Lender may Exercise Any Secured Creditor Remedies under the Term Documents or applicable law as to any ABL Priority Collateral; provided, however, that any Exercise of Secured Creditor Remedies with respect to any Collateral by the Term Agent is at all times subject to the provisions of this Agreement, including Section 4.1 hereof.

(b) The ABL Agent, on behalf of itself and the ABL Lenders, agrees that, until the date upon which the Discharge of Term Obligations shall have occurred, neither the ABL Agent nor any ABL Lender will Exercise Any Secured Creditor Remedies with respect to the Term Priority Collateral without the written consent of the Term Agent, and will not take, receive or accept any Proceeds of the Term Priority Collateral, it being understood and agreed that the temporary deposit of Proceeds of Term Priority Collateral in a Deposit Account controlled by the ABL Agent shall not constitute a breach of this Agreement so long as such Proceeds are promptly remitted to the Term Agent. From and after the date upon which the Discharge of Term Obligations shall have occurred (or prior thereto upon obtaining the written consent of the Term Agent), the ABL Agent or any ABL Lender may Exercise Any Secured Creditor Remedies under the ABL Documents or applicable law as to any Term Priority Collateral; provided, however, that any Exercise of Secured Creditor Remedies with respect to any Collateral by the ABL Agent is at all times subject to the provisions of this Agreement, including Section 4.1 hereof.

(c) Notwithstanding any other provision of this agreement, nothing contained herein shall be construed to prevent (i) the ABL Agent or any ABL Lender from objecting to any proposed retention of collateral by the Term Agent or any Term Lender in full or partial satisfaction of any Term Obligations of (ii) the Term Agent or any Term Lender from objecting to any proposed retention of collateral by the ABL Agent or any ABL Lender in full or partial satisfaction of any ABL Obligations.

Section 2.4 Exercise of Rights.

(a) No Other Restrictions. Except as expressly set forth in this Agreement, each of the Term Agent, each Term Lender, the ABL Agent and each ABL Lender shall have any and all rights and remedies it may have as a creditor under applicable law, including the right to the Exercise of Secured Creditor Remedies; provided, however, that the Exercise of Secured Creditor Remedies with respect to the Collateral shall be subject to the Lien Priority and to the provisions of this Agreement, including Sections 2.3 and 4.1 hereof. None of the Term Agent, any Term Lender, the ABL Agent or any ABL Lender waives any claim it may have on grounds of commercial reasonableness. The ABL Agent may enforce the provisions of the ABL

15

Documents, the Term Agent may enforce the provisions of the Term Documents and each may Exercise Any Secured Creditor Remedies, all in such order and in such manner as each may determine in the exercise of its sole discretion, consistent with the terms of this Agreement and mandatory provisions of applicable law; provided, however, that each of the ABL Agent and the Term Agent agrees to provide to the other copies of any notices that it is required under applicable law to deliver to any Borrower or any Guarantor; provided further, however, that the ABL Agent’s failure to provide any such copies to the Term Agent shall not impair any of the ABL Agent’s rights hereunder or under any of the ABL Documents and the Term Agent’s failure to provide any such copies to the ABL Agent shall not impair any of the Term Agent’s rights hereunder or under any of the Term Documents. Each of the Term Agent, each Term Lender, the ABL Agent and each ABL Lender agrees that (i) it will not institute any suit or other proceeding or assert in any suit, Insolvency Proceeding or other proceeding any claim, in the case of the Term Agent and each Term Lender, against either the ABL Agent or any other ABL Secured Party, and in the case of the ABL Agent and each other ABL Secured Party, against either the Term Agent or any other Term Secured Party, seeking damages from or other relief by way of specific performance, instructions or otherwise, with respect to, any action taken or omitted to be taken by such Person with respect to the Collateral which is consistent with the terms of this Agreement, and none of such Parties shall be liable for any such action taken or omitted to be taken and (ii) it will not be a petitioning creditor or otherwise assist in the filing of any involuntary Insolvency Proceeding.

Release of Liens. (i) In the event of (A) any private or public sale of all or any portion of the ABL Priority Collateral in connection with any Exercise of Secured Creditor Remedies by or with the consent of the ABL Agent (other than in connection with a refinancing as described in Section 5.2(c)), (B) any sale, transfer or other disposition of all or any portion of the ABL Priority Collateral (other than in connection with a refinancing as described in Section 5.2(c)), so long as such sale, transfer or other disposition is then permitted by the ABL Documents or shall have been approved by the requisite ABL Lenders or (C) the release of the ABL Secured Parties’ Lien on all or any portion of the ABL Priority Collateral (other than in connection with a sale, transfer or other disposition as described in clauses (A) and (B) above), so long as such release is then permitted by the ABL Documents or shall have been approved by the requisite ABL Lenders, in the case of clause (C) only to the extent prior to the date upon which the Discharge of ABL Obligations shall have occurred and not in connection with a Discharge of ABL Obligations (and irrespective of whether an Event of Default has occurred), the Term Agent agrees, on behalf of itself and the Term Lenders, such sale, transfer, other disposition or release will be free and clear of the Liens on such ABL Priority Collateral securing the Term Obligations, and the Term Agent’s and the Term Secured Parties’ Liens with respect to the ABL Priority Collateral so sold, transferred, disposed or released shall terminate and be automatically released without further action. In furtherance of, and subject to, the foregoing, the Term Agent agrees that it will promptly execute any and all Lien releases or other documents reasonably requested by the ABL Agent in connection therewith. The Term Agent hereby appoints the ABL Agent and any officer or duly authorized person of the ABL Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of the Term Agent and in the name of the Term Agent or in the ABL Agent’s own name, from time to time, in the ABL Agent’s sole discretion, for the purposes of carrying out the terms of this paragraph, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to

16

accomplish the purposes of this paragraph, including any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable). All proceeds realized from any such sale or disposition shall be applied to the ABL Obligations or the Term Obligations in accordance with the terms of this Agreement.

(ii) In the event of (A) any private or public sale of all or any portion of the Term Priority Collateral in connection with any Exercise of Secured Creditor Remedies by or with the consent of the Term Agent (other than in connection with a refinancing as described in Section 5.2(c)), (B) any sale, transfer or other disposition of all or any portion of the Term Priority Collateral (other than in connection with a refinancing as described in Section 5.2(c)), so long as such sale, transfer or other disposition is then permitted by the Term Documents or shall have been approved by the requisite Term Lenders or (C) the release of the Term Secured Parties’ Lien on all or any portion of the Term Priority Collateral (other than in connection with a sale, transfer or other disposition as described in clauses (A) and (B) above), so long as such release is then permitted by the Term Documents or shall have been approved by the requisite Term Lenders, in the case of clause (C) only to the extent prior to the date upon which the Discharge of Term Obligations shall have occurred and not in connection with a Discharge of ABL Obligations (and irrespective of whether an Event of Default has occurred), the ABL Agent agrees, on behalf of itself and the ABL Lenders, that such sale, transfer, other disposition or release will be free and clear of the Liens on such Term Priority Collateral securing the ABL Obligations and the ABL Agent’s and the ABL Secured Parties’ Liens with respect to the ABL Priority Collateral so sold, transferred, disposed or released shall terminate and be automatically released without further action. In furtherance of, and subject to, the foregoing, the ABL Agent agrees that it will promptly execute any and all Lien releases or other documents reasonably requested by the Term Agent in connection therewith. The ABL Agent hereby appoints the Term Agent and any officer or duly authorized person of the Term Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of the ABL Agent and in the name of the ABL Agent or in the Term Agent’s own name, from time to time, in the Term Agent’s sole discretion, for the purposes of carrying out the terms of this paragraph, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this paragraph, including any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable). All proceeds realized from any such sale or disposition shall be applied to the ABL Obligations or the Term Obligations in accordance with the terms of this Agreement.

Section 2.5 No New Liens. (a) Until the date upon which the Discharge of ABL Obligations shall have occurred, the parties hereto agree that no Term Secured Party shall acquire or hold any Lien on any assets of any Credit Party securing any Term Obligation which assets are not also subject to the Lien of the ABL Agent under the ABL Documents, subject to the Lien Priority set forth herein. If any Term Secured Party shall (nonetheless and in breach hereof) acquire or hold any Lien on any assets of any Credit Party securing any Term Obligation which assets are not also subject to the Lien of the ABL Agent under the ABL Documents, subject to the Lien Priority set forth herein, then the Term Agent (or the relevant Term Secured Party) shall, without the need for any further consent of any other Term Secured Party, the Term

17

Borrower or any Term Guarantor, and notwithstanding anything to the contrary in any other Term Document, be deemed to also hold and have held such Lien as bailee for the benefit of the ABL Agent as security for the ABL Obligations (subject to the Lien Priority and other terms hereof) and shall promptly notify the ABL Agent in writing of the existence of such Lien.

(b) Until the date upon which the Discharge of Term Obligations shall have occurred, the parties hereto agree that no ABL Secured Party shall acquire or hold any Lien on any assets of any Credit Party securing any ABL Obligation which assets are not also subject to the Lien of the Term Agent under the Term Documents, subject to the Lien Priority set forth herein. If any ABL Secured Party shall (nonetheless and in breach hereof) acquire or hold any Lien on any assets of any Credit Party securing any ABL Obligation which assets are not also subject to the Lien of the Term Agent under the Term Documents, subject to the Lien Priority set forth herein, then the ABL Agent (or the relevant ABL Secured Party) shall, without the need for any further consent of any other ABL Secured Party, any ABL Borrower or any ABL Guarantor and notwithstanding anything to the contrary in any other ABL Document be deemed to also hold and have held such Lien as bailee for the benefit of the Term Agent as security for the Term Obligations (subject to the Lien Priority and other terms hereof) and shall promptly notify the Term Agent in writing of the existence of such Lien.

Section 2.6 Waiver of Marshalling. (a) Until the Discharge of the ABL Obligations, the Term Agent, on behalf of itself and the Term Secured Parties, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the ABL Priority Collateral or any other similar rights a junior secured creditor may have under applicable law.

(b) Until the Discharge of the Term Obligations, the ABL Agent, on behalf of itself and the ABL Secured Parties, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Term Priority Collateral or any other similar rights a junior secured creditor may have under applicable law.

ARTICLE 3

ACTIONS OF THE PARTIES

Section 3.1 Certain Actions Permitted. The Term Agent and the ABL Agent may make such demands or file such claims in respect of the Term Obligations or the ABL Obligations, as applicable, as are necessary to prevent the waiver or bar of such claims under applicable statutes of limitations or other statutes, court orders, or rules of procedure at any time.

Section 3.2 Agent for Perfection. The ABL Agent, for and on behalf of itself and each ABL Lender, and the Term Agent, for and on behalf of itself and each Term Lender, as applicable, each agree to hold all Control Collateral and Cash Collateral that is part of the Collateral in their respective possession, custody, or control (or in the possession, custody, or

18

control of agents or bailees for either) as agent for the other solely for the purpose of perfecting the security interest granted to each in such Control Collateral or Cash Collateral, subject to the terms and conditions of this Section 3.2. None of the ABL Agent, the ABL Lenders, the Term Agent, or the Term Lenders, as applicable, shall have any obligation whatsoever to the others to assure that the Control Collateral is genuine or owned by any Borrower, any Guarantor, or any other Person or to preserve rights or benefits of any Person. The duties or responsibilities of the ABL Agent and the Term Agent under this Section 3.2 are and shall be limited solely to holding or maintaining control of the Control Collateral and the Cash Collateral as agent for the other Party for purposes of perfecting the Lien held by the Term Agent or the ABL Agent, as applicable. The ABL Agent is not and shall not be deemed to be a fiduciary of any kind for the Term Agent, the Term Lenders, or any other Person. The Term Agent is not and shall not be deemed to be a fiduciary of any kind for the ABL Agent, the ABL Lenders, or any other Person. In the event that (a) the Term Agent or any Term Lender receives any Collateral or Proceeds of the Collateral in violation of the terms of this Agreement, or (b) the ABL Agent or any ABL Lender receives any Collateral or Proceeds of the Collateral in violation of the terms of this Agreement, then the Term Agent, such Term Lender, the ABL Agent, or such ABL Lender, as applicable, shall promptly pay over such Proceeds or Collateral to (i) in the case of clause (a), the ABL Agent, or (ii) in the case of clause (b), the Term Agent, in each case, in the same form as received with any necessary endorsements, for application in accordance with the provisions of Section 4.1 of this Agreement.

Section 3.3 Sharing of Information and Access. In the event that the ABL Agent shall, in the exercise of its rights under the ABL Collateral Documents or otherwise, receive possession or control of any books and Records of any Term Credit Party which contain information identifying or pertaining to the Term Priority Collateral, the ABL Agent shall, upon request from the Term Agent and as promptly as practicable thereafter, either make available to the Term Agent such books and Records for inspection and duplication or provide to the Term Agent copies thereof. In the event that the Term Agent shall, in the exercise of its rights under the Term Collateral Documents or otherwise, receive possession or control of any books and records of any ABL Credit Party which contain information identifying or pertaining to any of the ABL Priority Collateral, the Term Agent shall, upon request from the ABL Agent and as promptly as practicable thereafter, either make available to the ABL Agent such books and records for inspection and duplication or provide the ABL Agent copies thereof.

Section 3.4 Insurance. Proceeds of Collateral include insurance proceeds and, therefore, the Lien Priority shall govern the ultimate disposition of casualty insurance proceeds. The ABL Agent and the Term Agent each shall be named as additional insured or loss payee, as applicable, with respect to all insurance policies relating to Collateral. The ABL Agent shall have the sole and exclusive right, as against the Term Agent, to adjust settlement of insurance claims in the event of any covered loss, theft or destruction of ABL Priority Collateral. The Term Agent shall have the sole and exclusive right, as against the ABL Agent, to adjust settlement of insurance claims in the event of any covered loss, theft or destruction of Term Priority Collateral. All proceeds of such insurance shall be remitted to the ABL Agent or the Term Agent, as the case may be, and each of the Term Agent and ABL Agent shall cooperate (if necessary) in a reasonable manner in effecting the payment of insurance proceeds in accordance with Section 4.1 hereof.

19

Section 3.5 No Additional Rights For the Credit Parties Hereunder. Except as provided in Section 3.6, if any ABL Secured Party or Term Secured Party shall enforce its rights or remedies in violation of the terms of this Agreement, the Credit Parties shall not be entitled to use such violation as a defense to any action by any ABL Secured Party or Term Secured Party, nor to assert such violation as a counterclaim or basis for set off or recoupment against any ABL Secured Party or Term Secured Party.

Section 3.6 Inspection Rights and Insurance. (a) Without limiting any rights the ABL Agent or any other ABL Secured Party may otherwise have under applicable law or by agreement, the ABL Agent, the ABL Secured Parties and any representatives designated by the ABL Agent may, at any time and whether or not the Term Agent or any other Term Secured Party has commenced and is continuing to Exercise Any Secured Creditor Remedies (the “ABL Permitted Access Right”), (i) during normal business hours on any business day, access ABL Priority Collateral that (A) is stored or located in or on, (B) has become an accession with respect to (within the meaning of Section 9-335 of the Uniform Commercial Code), or (C) has been commingled with (within the meaning of Section 9-336 of the Uniform Commercial Code), Term Priority Collateral and (ii) in the event of any liquidation of the ABL Priority Collateral (or any other Exercise of Any Secured Creditor Remedies by the ABL Agent or any representatives designated by the ABL Agent (including any ABL Borrower or ABL Guarantor) acting with the consent or on behalf of the ABL Agent), use the Term Priority Collateral (including without limitation, Equipment, Fixtures, Intellectual Property, General Intangibles and Real Estate) (A) in the case of Term Priority Collateral other than Intellectual Property, until the date that is 120 days after the commencement of such liquidation of the ABL Priority Collateral or Exercise of Any Secured Creditor Remedies, as the case may be, and (B) in the case of Intellectual Property until the liquidation of such ABL Collateral is completed, non-exclusively, royalty free and without other costs, expenses or charges, in the case of each of (i) and (ii), (x) for the limited purposes of assembling, inspecting, copying or downloading information stored on, taking actions to perfect its Lien on, completing a production run of inventory involving, taking possession of, moving, preparing and advertising for sale, selling, liquidating (by public auction, private sale or a “store closing”, “going out of business” or similar sale, whether in bulk, in lots or to customers in the ordinary course of business, which sale may include augmented inventory of the same type sole in the ABL Borrowers’ and ABL Guarantors’ business), storing or otherwise dealing with, or to Exercise Any Secured Creditor Remedies with respect to, the ABL Priority Collateral (collectively, “ABL Permitted Access Purposes”) and (y) without notice to, the involvement of or interference by any Term Secured Party or liability to any Term Secured Party. In the event that any ABL Secured Party has commenced and is continuing to Exercise Any Secured Creditor Remedies with respect to any ABL Priority Collateral, the Term Agent may not sell, assign or otherwise transfer the related Term Priority Collateral prior to the expiration of the 120-day period commencing on the date such Secured Party begins to Exercise Any Secured Creditor Remedies, unless the purchaser, assignee or transferee thereof agrees to be bound by the provisions of this Section 3.6. If any stay or other order that prohibits the ABL Agent and other ABL Secured Parties from commencing and continuing to Exercise Any Secured Creditor Remedies with respect to ABL Priority Collateral has been entered by a court of competent jurisdiction, such 120-day period shall be tolled during the pendency of any such stay or other order. The ABL Agent and the ABL Secured parties shall not be obligated to pay any amounts to the Term Agent or the Term Secured Parties (or any Person claiming by, through or under the Term Secured Parties, including any purchaser of the Term Priority Collateral) or to

20

the ABL Borrowers and ABL Guarantors, for or in respect of the use by the ABL Agent and the ABL Secured Parties of the Term Priority Collateral in accordance with this Section and none of the ABL Agent or the ABL Secured Parties shall be obligated to secure, protect, insure or repair any such Term Priority Collateral (other than for damages caused by the ABL Agent, the ABL Secured Parties or other respective employees, agents and representatives).

(b) The Term Agent and the other Term Secured Parties shall use commercially reasonable efforts to not hinder or obstruct the ABL Agent and the other ABL Secured Parties from exercising the ABL Permitted Access Right.

(c) Subject to the terms hereof, the Term Agent may advertise and conduct public auctions or private sales of the Term Priority Collateral without notice (except as required herein or by applicable law) to, the involvement of or interference by any ABL Secured Party or liability to any ABL Secured Party.

ARTICLE 4

APPLICATION OF PROCEEDS

Section 4.1 Application of Proceeds.

(a) Revolving Nature of ABL Obligations. The Term Agent, for and on behalf of itself and the Term Lenders, expressly acknowledges and agrees that (i) any ABL Credit Agreement includes a revolving commitment, that in the ordinary course of business the ABL Agent and the ABL Lenders will apply payments and make advances thereunder, and that no application of any Payment Collateral or Cash Collateral or the release of any Lien by the ABL Agent upon any portion of the Collateral in connection with a permitted disposition under any ABL Credit Agreement shall constitute the Exercise of Secured Creditor Remedies under this Agreement; (ii) the amount of the ABL Obligations that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, and that the terms of the ABL Obligations may be modified, extended or amended from time to time, and that the aggregate amount of the ABL Obligations may be increased, replaced or refinanced, in each event, without notice to or consent by the Term Secured Parties and without affecting the provisions hereof; and (iii) all Payment Collateral or Cash Collateral received by the ABL Agent may be applied, reversed, reapplied, credited, or reborrowed, in whole or in part, to the ABL Obligations at any time; provided, however, that from and after the date on which the ABL Agent (or any ABL Lender) commences the Exercise of Any Secured Creditor Remedies (other than, prior to the acceleration of any of the Term Obligations, the exercise of its rights in accordance with Section 7.02 of the Original ABL Credit Agreement or any similar provision of any other ABL Credit Agreement), all amounts received by the ABL Agent or any ABL Lender shall be applied as specified in this Section 4.1. The Lien Priority shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or refinancing of either the ABL Obligations or the Term Obligations, or any portion thereof.

(b) Application of Proceeds of ABL Priority Collateral. The ABL Agent and the Term Agent hereby agree that all ABL Priority Collateral, and all ABL Priority Proceeds

21

thereof, received by either of them in connection with any Exercise of Secured Creditor Remedies with respect to ABL Priority Collateral shall be applied,

first, to the payment of costs and expenses of the ABL Agent in connection with such Exercise of Secured Creditor Remedies,

second, to the payment of the ABL Obligations in accordance with the ABL Documents until the Discharge of ABL Obligations shall have occurred,

third, to the payment, on a pro rata basis, of the Term Obligations, and fourth, the balance, if any, to the Credit Parties or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct;

provided that in the event the Term Agent receives, in connection with an Insolvency Proceeding, any Proceeds of any ABL Priority Collateral and the Lien granted in favor of the ABL Agent or the ABL Lenders in respect of such ABL Priority Collateral has been voided, avoided or otherwise invalidated by a court of competent jurisdiction and the provisions of Section 5.3 would not be effective, then such Proceeds received by the Term Agent with respect to the ABL Priority Collateral shall be applied to the extent permitted by applicable law, to the payment, on a pro rata basis, of the Term Obligations in accordance with the Term Documents until the Discharge of the Term Obligations shall have occurred.

(c) Application of Proceeds of Term Priority Collateral. The ABL Agent and the Term Agent hereby agree that all Term Priority Collateral, and all Term Priority Proceeds thereof, received by either of them in connection with any Exercise of Secured Creditor Remedies with respect to Term Priority Collateral shall be applied, first, to the payment of costs and expenses of the Term Agent in connection with such Exercise of Secured Creditor Remedies,

second, to the payment, on a pro rata basis, of the Term Obligations in accordance with the Term Documents until the Discharge of Term Obligations shall have occurred,

third, to the payment of the ABL Obligations; and

fourth, the balance, if any, to the Credit Parties or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct;

provided that in the event the ABL Agent receives, in connection with an Insolvency Proceeding, any Proceeds of any Term Priority Collateral and the Lien granted in favor of the Term Agent or the Term Lenders in respect of such Term Priority Collateral has been voided, avoided or otherwise invalidated by a court of competent jurisdiction and the provisions of Section 5.3 would not be effective, then such Proceeds received by the ABL Agent with respect to the Term

22

Priority Collateral as a result of such defect shall be applied to the extent permitted by applicable law, to the payment, on a pro rata basis, of the ABL Obligations in accordance with the ABL Documents until the Discharge of the ABL Obligations shall have occurred.

(d) Limited Obligation or Liability. In exercising remedies, whether as a secured creditor or otherwise, the ABL Agent shall have no obligation or liability to the Term Agent or to any Term Lender, and the Term Agent shall have no obligation or liability to the ABL Agent or any ABL Lender, regarding the adequacy of any Proceeds or for any action or omission, save and except solely for an action or omission that breaches the express obligations undertaken by each Party under the terms of this Agreement so long as such exercise of remedies is conducted in a commercially reasonable manner, in accordance with mandatory provisions of applicable law and does not breach the provisions of this Agreement.

(e) Turnover of Cash Collateral After Discharge. Upon the Discharge of ABL Obligations, the ABL Agent shall (at the ABL Borrowers’ expense) deliver to the Term Agent or shall execute such documents as the Term Agent may reasonably request to enable the Term Agent to have control over any Cash Collateral or Control Collateral still in the ABL Agent’s possession, custody, or control in the same form as received with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct. Upon the Discharge of Term Obligations, the Term Agent shall (at the Term Borrower’s expense) deliver to the ABL Agent or shall execute such documents as the ABL Agent may reasonably request to enable the ABL Agent to have control over any Cash Collateral or Control Collateral still in the Term Agent’s possession, custody or control in the same form as received with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct.

Section 4.2 Specific Performance. Each of the ABL Agent and the Term Agent is hereby authorized to demand specific performance of this Agreement, whether or not any Borrower or any Guarantor shall have complied with any of the provisions of any of the Credit Documents, at any time when the other Party shall have failed to comply with any of the provisions of this Agreement applicable to it. Each of the ABL Agent, for and on behalf of itself and the ABL Lenders, and the Term Agent, for and on behalf of itself and the Term Lenders, hereby irrevocably waives any defense based on the adequacy of a remedy at law that might be asserted as a bar to such remedy of specific performance.

ARTICLE 5

INTERCREDITOR ACKNOWLEDGEMENTS AND WAIVERS

Section 5.1 Notice of Acceptance and Other Waivers.

(a) All ABL Obligations at any time made or incurred by any Borrower or any Guarantor shall be deemed to have been made or incurred in reliance upon this Agreement, and the Term Agent, on behalf of itself and the Term Lenders, hereby waives notice of acceptance, or proof of reliance by the ABL Agent or any ABL Lender of this Agreement, and notice of the existence, increase, renewal, extension, accrual, creation, or non-payment of all or any part of the ABL Obligations. All Term Obligations at any time made or incurred by any Borrower or any Guarantor shall be deemed to have been made or incurred in reliance upon this Agreement, and the ABL Agent, on behalf of itself and the ABL Lenders, hereby waives notice

23

of acceptance, or proof of reliance, by the Term Agent or any Term Lender of this Agreement, and notice of the existence, increase, renewal, extension, accrual, creation, or non-payment of all or any part of the Term Obligations.

(b) None of the ABL Agent, any ABL Lender, or any of their respective Affiliates, directors, officers, employees, or agents shall be liable for failure to demand, collect, or realize upon any of the Collateral or any Proceeds, or for any delay in doing so, or shall be under any obligation to sell or otherwise dispose of any Collateral or Proceeds thereof or to take any other action whatsoever with regard to the Collateral or any part or Proceeds thereof, except as specifically provided in this Agreement. If the ABL Agent or any ABL Lender honors (or fails to honor) a request by any Borrower for an extension of credit pursuant to any ABL Credit Agreement or any of the other ABL Documents, whether the ABL Agent or any ABL Lender has knowledge that the honoring of (or failure to honor) any such request would constitute a default under the terms of any Term Credit Agreement or any other Term Document (but not a default under this Agreement) or an act, condition, or event that, with the giving of notice or the passage of time, or both, would constitute such a default, or if the ABL Agent or any ABL Lender otherwise should exercise any of its contractual rights or remedies under any ABL Documents (subject to the express terms and conditions hereof), neither the ABL Agent nor any ABL Lender shall have any liability whatsoever to the Term Agent or any Term Lender as a result of such action, omission, or exercise (so long as any such exercise does not breach the express terms and provisions of this Agreement). The ABL Agent and the ABL Lenders shall be entitled to manage and supervise their loans and extensions of credit under any ABL Credit Agreement and any of the other ABL Documents as they may, in their sole discretion, deem appropriate, and may manage their loans and extensions of credit without regard to any rights or interests that the Term Agent or any of the Term Lenders have in the Collateral, except as otherwise expressly set forth in this Agreement. The Term Agent, on behalf of itself and the Term Lenders, agrees that neither the ABL Agent nor any ABL Lender shall incur any liability as a result of a sale, lease, license, application, or other disposition of all or any portion of the Collateral or Proceeds thereof, pursuant to the ABL Documents, so long as such disposition is conducted in accordance with mandatory provisions of applicable law and does not breach the provisions of this Agreement.

(c) None of the Term Agent, any Term Lender or any of their respective Affiliates, directors, officers, employees, or agents shall be liable for failure to demand, collect, or realize upon any of the Collateral or any Proceeds, or for any delay in doing so, or shall be under any obligation to sell or otherwise dispose of any Collateral or Proceeds thereof or to take any other action whatsoever with regard to the Collateral or any part or Proceeds thereof, except as specifically provided in this Agreement. If the Term Agent or any Term Lender honors (or fails to honor) a request by any Borrower for an extension of credit pursuant to any Term Credit Agreement or any of the other Term Documents, whether the Term Agent or any Term Lender has knowledge that the honoring of (or failure to honor) any such request would constitute a default under the terms of any ABL Credit Agreement or any other ABL Document (but not a default under this Agreement) or an act, condition, or event that, with the giving of notice or the passage of time, or both, would constitute such a default, or if the Term Agent or any Term Lender otherwise should exercise any of its contractual rights or remedies under the Term Documents (subject to the express terms and conditions hereof), neither the Term Agent nor any Term Lender shall have any liability whatsoever to the ABL Agent or any ABL Lender as a

24

result of such action, omission, or exercise (so long as any such exercise does not breach the express terms and provisions of this Agreement). The Term Agent and the Term Lenders shall be entitled to manage and supervise their loans and extensions of credit under the Term Documents as they may, in their sole discretion, deem appropriate, and may manage their loans and extensions of credit without regard to any rights or interests that the ABL Agent or any ABL Lender has in the Collateral, except as otherwise expressly set forth in this Agreement. The ABL Agent, on behalf of itself and the ABL Lenders, agrees that none of the Term Agent or the Term Lenders shall incur any liability as a result of a sale, lease, license, application, or other disposition of the Collateral or any part or Proceeds thereof, pursuant to the Term Documents, so long as such disposition is conducted in accordance with mandatory provisions of applicable law and does not breach the provisions of this Agreement.

Section 5.2 Modifications to ABL Documents and Term Documents.

(a) The Term Agent, on behalf of itself and the Term Lenders, hereby agrees that, without affecting the obligations of the Term Agent and the Term Lenders hereunder, the ABL Agent and the ABL Lenders may, at any time and from time to time, in their sole discretion without the consent of or notice to the Term Agent or any Term Lender (except to the extent such notice or consent is required pursuant to the express provisions of this Agreement), and without incurring any liability to the Term Agent or any Term Lender or impairing or releasing the subordination provided for herein, amend, restate, supplement, replace, refinance, extend, consolidate, restructure, or otherwise modify any of the ABL Documents in any manner whatsoever, including, without limitation, to:

(i) change the manner, place, time, or terms of payment or renew, alter or increase, all or any of the ABL Obligations or otherwise amend, restate, supplement, or otherwise modify in any manner, or grant any waiver or release with respect to, all or any part of the ABL Obligations or any of the ABL Documents;

(ii) retain or obtain a Lien on any Property of any Person to secure any of the ABL Obligations, and in connection therewith to enter into any additional ABL Documents;

(iii) amend, or grant any waiver, compromise, or release with respect to, or consent to any departure from, any guaranty or other obligations of any Person obligated in any manner under or in respect of the ABL Obligations;

(iv) release its Lien on any Collateral or other Property;

(v) exercise or refrain from exercising any rights against any Borrower, any Guarantor, or any other Person;

(vi) retain or obtain the primary or secondary obligation of any other Person with respect to any of the ABL Obligations; and

(vii) otherwise manage and supervise the ABL Obligations as the ABL Agent shall deem appropriate.

25

(b) The ABL Agent, on behalf of itself and the ABL Lenders, hereby agrees that, without affecting the obligations of the ABL Agent and the ABL Lenders hereunder, the Term Agent and the Term Lenders may, at any time and from time to time, in their sole discretion without the consent of or notice to the ABL Agent or any ABL Lender (except to the extent such notice or consent is required pursuant to the express provisions of this Agreement), and without incurring any liability to the ABL Agent or any ABL Lender or impairing or releasing the subordination provided for herein, amend, restate, supplement, replace, refinance, extend, consolidate, restructure, or otherwise modify any of the Term Documents in any manner whatsoever, including, without limitation, to:

(i) change the manner, place, time, or terms of payment or renew, alter or increase, all or any of the Term Obligations or otherwise amend, restate, supplement, or otherwise modify in any manner, or grant any waiver or release with respect to, all or any part of the Term Obligations or any of the Term Documents;

(ii) retain or obtain a Lien on any Property of any Person to secure any of the Term Obligations, and in connection therewith to enter into any additional Term Documents;

(iii) amend, or grant any waiver, compromise, or release with respect to, or consent to any departure from, any guaranty or other obligations of any Person obligated in any manner under or in respect of the Term Obligations;

(iv) release its Lien on any Collateral or other Property;

(v) exercise or refrain from exercising any rights against any Borrower, any Guarantor, or any other Person;

(vi) retain or obtain the primary or secondary obligation of any other Person with respect to any of the Term Obligations; and

(vii) otherwise manage and supervise the Term Obligations as the Term Agent shall deem appropriate.

(c) The ABL Obligations and the Term Obligations may be refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is required to permit the refinancing transaction under any ABL Document or any Term Document) of the ABL Agent, the ABL Lenders, the Term Agent or the Term Lenders, as the case may be, all without affecting the Lien Priorities provided for herein or the other provisions hereof, provided, however, that the holders of such refinancing Indebtedness (or an authorized agent or trustee on their behalf) bind themselves in writing to the terms of this Agreement pursuant to such documents or agreements (including amendments or supplements to this Agreement) as the ABL Agent or the Term Agent, as the case may be, shall reasonably request and in form and substance reasonably acceptable to the ABL Agent or the Term Agent, as the case may be, and any such refinancing transaction shall be in accordance with any applicable provisions of both the ABL Documents and the Term Documents.

Section 5.3 Reinstatement and Continuation of Agreement.

26

(a) If the ABL Agent or any ABL Lender is required in any Insolvency Proceeding or otherwise to turn over or otherwise pay to the estate of any Borrower, any Guarantor, or any other Person any payment made in satisfaction of all or any portion of the ABL Obligations (an “ABL Recovery”), then the ABL Obligations shall be reinstated to the extent of such ABL Recovery. If this Agreement shall have been terminated prior to such ABL Recovery, this Agreement shall be reinstated in full force and effect in the event of such ABL Recovery, and such prior termination shall not diminish, release, discharge, impair, or otherwise affect the obligations of the Parties from such date of reinstatement. All rights, interests, agreements, and obligations of the ABL Agent, the Term Agent, the ABL Lenders, and the Term Lenders under this Agreement shall remain in full force and effect and shall continue irrespective of the commencement of, or any discharge, confirmation, conversion, or dismissal of, any Insolvency Proceeding by or against any Borrower or any Guarantor or any other circumstance which otherwise might constitute a defense available to, or a discharge of any Borrower or any Guarantor in respect of the ABL Obligations or the Term Obligations. No priority or right of the ABL Agent or any ABL Lender shall at any time be prejudiced or impaired in any way by any act or failure to act on the part of any Borrower or any Guarantor or by the noncompliance by any Person with the terms, provisions, or covenants of any of the ABL Documents, regardless of any knowledge thereof which the ABL Agent or any ABL Lender may have.

(b) If the Term Agent or any Term Lender is required in any Insolvency Proceeding or otherwise to turn over or otherwise pay to the estate of any Borrower, any Guarantor, or any other Person any payment made in satisfaction of all or any portion of the Term Obligations (a “Term Recovery”), then the Term Obligations shall be reinstated to the extent of such Term Recovery. If this Agreement shall have been terminated prior to such Term Recovery, this Agreement shall be reinstated in full force and effect in the event of such Term Recovery, and such prior termination shall not diminish, release, discharge, impair, or otherwise affect the obligations of the Parties from such date of reinstatement. All rights, interests, agreements, and obligations of the ABL Agent, the Term Agent, the ABL Lenders, and the Term Lenders under this Agreement shall remain in full force and effect and shall continue irrespective of the commencement of, or any discharge, confirmation, conversion, or dismissal of, any Insolvency Proceeding by or against any Borrower or any Guarantor or any other circumstance which otherwise might constitute a defense available to, or a discharge of any Borrower or any Guarantor in respect of the ABL Obligations or the Term Obligations. No priority or right of the Term Agent or any Term Lender shall at any time be prejudiced or impaired in any way by any act or failure to act on the part of any Borrower or any Guarantor or by the noncompliance by any Person with the terms, provisions, or covenants of any of the Term Documents, regardless of any knowledge thereof which the Term Agent or any Term Lender may have.

ARTICLE 6

INSOLVENCY PROCEEDINGS

Section 6.1 DIP Financing.

(a) If any Borrower or any Guarantor shall be subject to any Insolvency Proceeding in the United States at any time prior to the Discharge of ABL Obligations, and the ABL Agent or the ABL Lenders shall seek to provide any Borrower or any Guarantor with, or consent to a third party providing, any financing under Section 364 of the Bankruptcy Code or

27

consent to any order for the use of cash collateral under Section 363 of the Bankruptcy Code (each, a “DIP Financing”), with such DIP Financing to be secured by all or any portion of the ABL Priority Collateral (including assets that, but for the application of Section 552 of the Bankruptcy Code would be ABL Priority Collateral) (it being understood that the ABL Agent and the ABL Secured Parties shall not propose any DIP Financing with respect to the Term Priority Collateral in competition with the Term Agent and the Term Secured Parties without the consent of the Term Agent), then the Term Agent, on behalf of itself and the Term Lenders, agrees that it will raise no objection and will not support any objection to such DIP Financing or to the Liens securing the same on the grounds of a failure to provide “adequate protection” for the Liens of the Term Agent securing the Term Obligations or on any other grounds (and will not request any adequate protection solely as a result of such DIP Financing), so long as (i) the Term Agent retains its Lien on the Collateral to secure the Term Obligations (in each case, including Proceeds thereof arising after the commencement of the case under the Bankruptcy Code) and, as to the Term Priority Collateral only, such Lien has the same priority as existed prior to the commencement of the case under the Bankruptcy Code and any Lien on Term Priority Collateral securing such DIP Financing is junior and subordinate to the Lien of the Term Agent on the Term Priority Collateral, (ii) all Liens on ABL Priority Collateral securing any such DIP Financing shall be senior to or on a parity with the Liens of the ABL Agent and the ABL Lenders securing the ABL Obligations on ABL Priority Collateral and (iii) if the ABL Agent receives an adequate protection Lien on post-petition assets of the debtor to secure the ABL Obligations, the Term Agent also may seek to obtain an adequate protection Lien on such post-petition assets of the debtor to secure the Term Obligations, provided that (x) such Liens in favor of the ABL Agent and the Term Agent shall be subject to the provisions of Section 6.1(c) hereof and (y) the foregoing provisions of this Section 6.1(a) shall not prevent the Term Agent and the Term Lenders from objecting to any provision in any DIP Financing relating to any provision or content of a plan of reorganization.

(b) If any Borrower or any Guarantor shall be subject to any Insolvency Proceeding in the United States at any time prior to the Discharge of Term Obligations, and the Term Agent or the Term Lenders shall seek to provide any Borrower or any Guarantor with, or consent to a third party providing, any DIP Financing, with such DIP Financing to be secured by all or any portion of the Term Priority Collateral (including assets that, but for the application of Section 552 of the Bankruptcy Code would be Term Priority Collateral) (it being understood that the Term Agent and the Term Secured Parties shall not propose any DIP Financing with respect to the ABL Priority Collateral in competition with the ABL Agent and the ABL Secured Parties without the consent of the ABL Agent), then the ABL Agent, on behalf of itself and the ABL Lenders, agrees that it will raise no objection and will not support any objection to such DIP Financing or to the Liens securing the same on the grounds of a failure to provide “adequate protection” for the Liens of the ABL Agent securing the ABL Obligations or on any other grounds (and will not request any adequate protection solely as a result of such DIP Financing), so long as (i) the ABL Agent retains its Lien on the Collateral to secure the ABL Obligations (in each case, including Proceeds thereof arising after the commencement of the case under the Bankruptcy Code) and, as to the ABL Priority Collateral only, such Lien has the same priority as existed prior to the commencement of the case under the Bankruptcy Code and any Lien on ABL Priority Collateral securing such DIP Financing is junior and subordinate to the Lien of the ABL Agent on the ABL Priority Collateral, (ii) all Liens on Term Priority Collateral securing any such DIP Financing shall be senior to or on a parity with the Liens of the Term Agent and the Term

28

Lenders securing the Term Obligations on Term Priority Collateral and (iii) if the Term Agent receives an adequate protection Lien on post-petition assets of the debtor to secure the Term Obligations, the ABL Agent also may seek to obtain an adequate protection Lien on such post-petition assets of the debtor to secure the ABL Obligations, provided that (x) such Liens in favor of the Term Agent and the ABL Agent shall be subject to the provisions of Section 6.1(c) hereof and (y) the foregoing provisions of this Section 6.1(b) shall not prevent the ABL Agent and the ABL Lenders from objecting to any provision in any DIP Financing relating to any provision or content of a plan of reorganization.

(c) All Liens granted to the ABL Agent or the Term Agent in any Insolvency Proceeding, whether as adequate protection or otherwise, are intended by the Parties to be and shall be deemed to be subject to the Lien Priority and the other terms and conditions of this Agreement.

Section 6.2 Relief From Stay. Until the Discharge of ABL Obligations has occurred, the Term Agent, on behalf of itself and the Term Lenders, agrees not to seek relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of any portion of the ABL Priority Collateral without the ABL Agent’s express written consent. Until the Discharge of Term Obligations has occurred, the ABL Agent, on behalf of itself and the ABL Lenders, agrees not to seek relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of any portion of the Term Priority Collateral without the Term Agent’s express written consent. In addition, neither the Term Agent nor the ABL Agent shall seek any relief from the automatic stay with respect to any Collateral without providing 7 business days’ prior written notice to the other, unless such period is agreed by both the ABL Agent and the Term Agent to be modified or unless the ABL Agent or the Term Agent, as applicable, makes a good faith determination that either (A) the ABL Priority Collateral or the Term Priority Collateral, as applicable, will decline speedily in value, or (B) the failure to take any action will have a reasonable likelihood of endangering the ABL Agent’s or the Term Agent’s ability to realize upon its Collateral.

Section 6.3 No Contest. The Term Agent, on behalf of itself and the Term Lenders, agrees that, prior to the Discharge of ABL Obligations, none of them shall contest (or support any other Person contesting) (a) any request by the ABL Agent or any ABL Lender for adequate protection of its interest in the Collateral (unless in contravention of Section 6.1(b) above), or (b) any objection by the ABL Agent or any ABL Lender to any motion, relief, action, or proceeding based on a claim by the ABL Agent or any ABL Lender that its interests in the Collateral (unless in contravention of Section 6.1(b) above) are not adequately protected (or any other similar request under any law applicable to an Insolvency Proceeding), so long as any Liens granted to the ABL Agent as adequate protection of its interests are subject to this Agreement. The ABL Agent, on behalf of itself and the ABL Lenders, agrees that, prior to the Discharge of Term Obligations, none of them shall contest (or support any other Person contesting) (i) any request by the Term Agent or any Term Lender for adequate protection of its interest in the Collateral (unless in contravention of Section 6.1(a) above), or (ii) any objection by the Term Agent or any Term Lender to any motion, relief, action or proceeding based on a claim by the Term Agent or any Term Lender that its interests in the Collateral (unless in contravention of Section 6.1(a) above) are not adequately protected (or any other similar request under any law applicable to an

29

Insolvency Proceeding), so long as any Liens granted to the Term Agent as adequate protection of its interests are subject to this Agreement.

Section 6.4 Asset Sales. The Term Agent agrees, on behalf of itself and the Term Lenders, that it will not oppose any sale consented to by the ABL Agent of any ABL Priority Collateral pursuant to Section 363(f) of the Bankruptcy Code (or any similar provision under the law applicable to any Insolvency Proceeding) so long as the proceeds of such sale are applied in accordance with this Agreement. The ABL Agent agrees, on behalf of itself and the ABL Lenders, that it will not oppose any sale consented to by the Term Agent of any Term Priority Collateral pursuant to Section 363(f) of the Bankruptcy Code (or any similar provision under the law applicable to any Insolvency Proceeding) so long as the proceeds of such sale are applied in accordance with this Agreement. If such sale of Collateral includes both ABL Priority Collateral and Term Priority Collateral and the Parties are unable after negotiating in good faith to agree on the allocation of the purchase price between the ABL Priority Collateral and Term Priority Collateral, either Party may apply to the court in such Insolvency Proceeding to make a determination of such allocation, and the court’s determination shall be binding upon the Parties.

Section 6.5 Separate Grants of Security and Separate Classification. Each Term Lender, the Term Agent, each ABL Lender and the ABL Agent acknowledges and agrees that (i) the grants of Liens pursuant to the ABL Security Documents and the Term Security Documents constitute two separate and distinct grants of Liens and (ii) because of, among other things, their differing rights in the Collateral, the Term Obligations are fundamentally different from the ABL Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the ABL Secured Parties and the Term Secured Parties in respect of the Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the ABL Secured Parties and the Term Secured Parties hereby acknowledge and agree that all distributions shall be made as if there were separate classes of ABL Obligation claims and Term Obligation claims against the Credit Parties (with the effect being that, to the extent that the aggregate value of the ABL Priority Collateral or Term Priority Collateral is sufficient (for this purpose ignoring all claims held by the other Secured Parties), the ABL Secured Parties or the Term Secured Parties, respectively, shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest that is available from each pool of Priority Collateral for each of the ABL Secured Parties and the Term Secured Parties, respectively, before any distribution is made in respect of the claims held by the other Secured Parties, with the other Secured Parties hereby acknowledging and agreeing to turn over to the respective other Secured Parties amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the aggregate recoveries.

Section 6.6 Enforceability. The provisions of this Agreement are intended to be and shall be enforceable under Section 510(a) of the Bankruptcy Code.

Section 6.7 ABL Obligations Unconditional. All rights of the ABL Agent hereunder, and all agreements and obligations of the Term Agent and the Credit Parties (to the extent applicable) hereunder, shall remain in full force and effect irrespective of:

30

(i) any lack of validity or enforceability of any ABL Document;

(ii) any change in the time, place or manner of payment of, or in any other term of, all or any portion of the ABL Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any ABL Document;

(iii) any exchange, release, voiding, avoidance or non perfection of any security interest in any Collateral or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding, restatement or increase of all or any portion of the ABL Obligations or any guarantee or guaranty thereof; or

(iv) any other circumstances that otherwise might constitute a defense (other than payment in full of the ABL Obligations) available to, or a discharge of, any Credit Party in respect of the ABL Obligations, or of any of the Term Agent or any Credit Party, to the extent applicable, in respect of this Agreement.

Section 6.8 Term Obligations Unconditional. All rights of the Term Agent hereunder, all agreements and obligations of the ABL Agent and the Credit Parties (to the extent applicable) hereunder, shall remain in full force and effect irrespective of:

(i) any lack of validity or enforceability of any Term Document;

(ii) any change in the time, place or manner of payment of, or in any other term of, all or any portion of the Term Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any Term Document;

(iii) any exchange, release, voiding, avoidance or non perfection of any security interest in any Collateral, or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding, restatement or increase of all or any portion of the Term Obligations or any guarantee or guaranty thereof; or

(iv) any other circumstances that otherwise might constitute a defense (other than payment in full of the Term Obligations) available to, or a discharge of, any Credit Party in respect of the Term Obligations, or of any of the ABL Agent or any Credit Party, to the extent applicable, in respect of this Agreement.

Section 6.9 Adequate Protection. Except to the extent expressly provided in Sections 6.1 and 6.3, nothing in this Agreement shall limit the rights of the ABL Agent and the ABL Lenders, on the one hand, and the Term Agent and the Term Lenders, on the other hand, from seeking or requesting adequate protection with respect to their respective interests in the applicable Collateral in any Insolvency Proceeding, including adequate protection in the form of a cash payment, periodic cash payments, cash payments of interest, additional collateral or otherwise; provided that (a) in the event that the ABL Agent, on behalf of itself or any of the ABL Lenders, seeks or requests adequate protection in respect of the ABL Obligations and such

31

adequate protection is granted in the form of additional collateral comprising assets of the type of assets that constitute Term Priority Collateral, then the ABL Agent, on behalf of itself and each of the ABL Lenders, agrees that the Term Agent shall have the right to seek or request a senior Lien on such collateral as security for the Term Obligations and that any Lien on such collateral securing the ABL Obligations shall be subordinate to the Lien on such collateral securing the Term Obligations and (b) in the event that the Term Agent, on behalf of itself or any of the Term Lenders, seeks or requests adequate protection in respect of the Term Obligations and such adequate protection is granted in the form of additional collateral comprising assets of the type of assets that constitute ABL Priority Collateral, then the Term Agent, on behalf of itself and each of the Term Lenders, agrees that the ABL Agent shall have the right to seek or request a senior Lien on such collateral as security for the ABL Obligations and that any Lien on such collateral securing the Term Obligations shall be subordinate to the Lien on such collateral securing the ABL Obligations.

ARTICLE 7

MISCELLANEOUS

Section 7.1 Rights of Subrogation. The Term Agent, for and on behalf of itself and the Term Lenders, agrees that no payment to the ABL Agent or any ABL Lender pursuant to the provisions of this Agreement shall entitle the Term Agent or any Term Lender to exercise any rights of subrogation in respect thereof until the Discharge of ABL Obligations shall have occurred. Following the Discharge of ABL Obligations, the ABL Agent agrees to execute such documents, agreements, and instruments as the Term Agent or any Term Lender may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the ABL Obligations resulting from payments to the ABL Agent by such Person, so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by the ABL Agent are paid by such Person upon request for payment thereof. The ABL Agent, for and on behalf of itself and the ABL Lenders, agrees that no payment to the Term Agent or any Term Lender pursuant to the provisions of this Agreement shall entitle the ABL Agent or any ABL Lender to exercise any rights of subrogation in respect thereof until the Discharge of Term Obligations shall have occurred. Following the Discharge of Term Obligations, the Term Agent agrees to execute such documents, agreements, and instruments as the ABL Agent or any ABL Lender may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the Term Obligations resulting from payments to the Term Agent by such Person, so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by the Term Agent are paid by such Person upon request for payment thereof.

Section 7.2 Further Assurances. The Parties will, at their own expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that either Party may reasonably request, in order to protect any right or interest granted or purported to be granted hereby or to enable the ABL Agent or the Term Agent to exercise and enforce its rights and remedies hereunder; provided, however, that no Party shall be required to pay over any payment or distribution, execute any instruments or documents, or take any other action referred to in this Section 7.2, to the extent that such action would contravene any law, order or other legal requirement or any of the terms or provisions of this Agreement, and in the event of a

32

controversy or dispute, such Party may interplead any payment or distribution in any court of competent jurisdiction, without further responsibility in respect of such payment or distribution under this Section 7.2.

Section 7.3 Representations. The Term Agent represents and warrants to the ABL Agent that it has the requisite power and authority under the Term Documents to enter into, execute, deliver, and carry out the terms of this Agreement on behalf of itself and the Term Lenders and that this Agreement shall be a binding obligation of the Term Agent and the Term Lenders, enforceable against the Term Agent and the Term Lenders in accordance with its terms. The ABL Agent represents and warrants to the Term Agent that it has the requisite power and authority under the ABL Documents to enter into, execute, deliver, and carry out the terms of this Agreement on behalf of itself and the ABL Lenders and that this Agreement shall be a binding obligation of the ABL Agent and the ABL Lenders, enforceable against the ABL Agent and the ABL Lenders in accordance with its terms.

Section 7.4 Amendments. No amendment or waiver of any provision of this Agreement nor consent to any departure by any Party hereto shall be effective unless it is in a written agreement executed by the Term Agent and the ABL Agent and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 7.5 Addresses for Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, or sent by overnight express courier service or United States mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or five (5) days after deposit in the United States mail (certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section) shall be as set forth below or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

ABL Agent:	Bank of America, N.A.
40 Broad Street
Boston, MA 02109
Attention: Kathleen Dimock

Term Agent:	Bear Stearns Corporate Lending Inc.
383 Madison Avenue
New York, New York 10179
Attention: Stephen O’Keefe

33

Section 7.6 No Waiver, Remedies. No failure on the part of any Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 7.7 Continuing Agreement, Transfer of Secured Obligations. This Agreement is a continuing agreement and shall (a) remain in full force and effect until the Discharge of ABL Obligations and the Discharge of Term Obligations shall have occurred, (b) be binding upon the Parties and their successors and assigns, and (c) inure to the benefit of and be enforceable by the Parties and their respective successors, transferees and assigns. Nothing herein is intended, or shall be construed to give, any other Person any right, remedy or claim under, to or in respect of this Agreement or any Collateral. All references to any Credit Party shall include any Credit Party as debtor-in-possession and any receiver or trustee for such Credit Party in any Insolvency Proceeding. Without limiting the generality of the foregoing clause (c), the ABL Agent, any ABL Lender, the Term Agent, or any Term Lender may assign or otherwise transfer all or any portion of the ABL Obligations or the Term Obligations, as applicable, to any other Person (other than any Borrower, any Guarantor or any Affiliate of any Borrower or any Guarantor (except as provided in the ABL Credit Agreement or the Term Credit Agreement) and any Subsidiary of any Borrower or any Guarantor), and such other Person shall thereupon become vested with all the rights and obligations in respect thereof granted to the ABL Agent, the Term Agent, any ABL Lender, or any Term Lender, as the case may be, herein or otherwise. The ABL Secured Parties and the Term Secured Parties may continue, at any time and without notice to the other parties hereto, to extend credit and other financial accommodations, lend monies and provide Indebtedness to, or for the benefit of, any Credit Party on the faith hereof.

Section 7.8 Governing Law: Entire Agreement. The validity, performance, and enforcement of this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. This Agreement constitutes the entire agreement and understanding among the Parties with respect to the subject matter hereof and supersedes any prior agreements, written or oral, with respect thereto.

Section 7.9 Counterparts. This Agreement may be executed in any number of counterparts, and it is not necessary that the signatures of all Parties be contained on any one counterpart hereof, each counterpart will be deemed to be an original, and all together shall constitute one and the same document.

Section 7.10 No Third Party Beneficiaries. This Agreement is solely for the benefit of the ABL Agent, ABL Lenders, Term Agent and Term Lenders. No other Person (including any Borrower, any Guarantor or any Affiliate of any Borrower or any Guarantor, or any Subsidiary of any Borrower or any Guarantor) shall be deemed to be a third party beneficiary of this Agreement.

Section 7.11 Headings. The headings of the articles and sections of this Agreement are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.

34

Section 7.12 Severability. If any of the provisions in this Agreement shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement and shall not invalidate the Lien Priority or the application of Proceeds and other priorities set forth in this Agreement.

Section 7.13 Attorneys Fees. The Parties agree that if any dispute, arbitration, litigation, or other proceeding is brought with respect to the enforcement of this Agreement or any provision hereof, the prevailing party in such dispute, arbitration, litigation, or other proceeding shall be entitled to recover its reasonable attorneys’ fees and all other costs and expenses incurred in the enforcement of this Agreement, irrespective of whether suit is brought and whether incurred before or after judgment.

Section 7.14 VENUE; JURY TRIAL WAIVER.

(a) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT ANY ABL SECURED PARTY OR ANY TERM SECURED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY ABL DOCUMENTS AGAINST ANY CREDIT PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(b) EACH PARTY HERETO HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY HERETO REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(c) EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION

35

7.5. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

Section 7.15 Intercreditor Agreement. This Agreement is the Intercreditor Agreement referred to in the Original ABL Credit Agreement and the Original Term Credit Agreement. Nothing in this Agreement shall be deemed to subordinate the obligations due (i) to any ABL Secured Party to the obligations due to any Term Secured Party or (ii) to any Term Secured Party to the obligations due to any ABL Secured Party, in each case whether before or after the occurrence of an Insolvency Proceeding, it being the intent of the Parties that this Agreement shall effectuate a subordination of Liens but not a subordination of Indebtedness.

Section 7.16 No Warranties or Liability. The Term Agent and the ABL Agent acknowledge and agree that neither has made any representation or warranty with respect to the execution, validity, legality, completeness, collectability or enforceability of any other ABL Document or any Term Document. Except as otherwise provided in this Agreement, the Term Agent and the ABL Agent will be entitled to manage and supervise their respective extensions of credit to any Credit Party in accordance with law and their usual practices, modified from time to time as they deem appropriate.

Section 7.17 Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any ABL Document or any Term Document, the provisions of this Agreement shall govern.

Section 7.18 Information Concerning Financial Condition of the Credit Parties. Each of the Term Agent and the ABL Agent hereby assume responsibility for keeping itself informed of the financial condition of the Credit Parties and all other circumstances bearing upon the risk of nonpayment of the ABL Obligations or the Term Obligations. The Term Agent and the ABL Agent hereby agree that no party shall have any duty to advise any other party of information known to it regarding such condition or any such circumstances. In the event the Term Agent or the ABL Agent, in its sole discretion, undertakes at any time or from time to time to provide any information to any other party to this Agreement, (a) it shall be under no obligation (i) to provide any such information to such other party or any other party on any subsequent occasion, (ii) to undertake any investigation not a part of its regular business routine, or (iii) to disclose any other information, (b) it makes no representation as to the accuracy or completeness of any such information and (c) the party receiving such information hereby indemnifies and holds harmless the other party from and against any and all losses, claims, damages, liabilities and expenses to which such receiving party may become subject arising out of or in connection with the use of such information.

[Signature pages follow]

36

IN WITNESS WHEREOF, the ABL Agent, for and on behalf of itself and the ABL Lenders, and the Term Agent, for and on behalf of itself and the Term Lenders, have caused this Agreement to be duly executed and delivered as of the date first above written.

BANK OF AMERICA, N.A., in its capacity as the ABL Agent

By:
Name:
Title:

BEAR STEARNS CORPORATE LENDING INC., in its capacity as the Term Agent

By:
Name:
Title:

ACKNOWLEDGMENT

Each Borrower and each Guarantor hereby acknowledges that it has received a copy of this Agreement and consents thereto, agrees to recognize all rights granted thereby to the ABL Agent, the ABL Lenders, the Term Agent, and the Term Lenders and will not do any act or perform any obligation which is not in accordance with the agreements set forth in this Agreement. Each Borrower and each Guarantor further acknowledges and agrees that it is not an intended beneficiary or third party beneficiary under this Agreement and that the ABL Documents and Term Documents remain in full force and effect as written.

BORROWER:

By:

GUARANTORS:

By:

February 24, 2011

Bank of America, N.A.,

As ABL Agent

100 Federal Street

Boston, Massachusetts 02110

Ladies and Gentlemen:

We refer to the Intercreditor Agreement dated as of April 13, 2006 (as amended, restated, supplemented or modified from time to time, the “Intercreditor Agreement”) between (a) Bank of America, N.A., as ABL Agent and (b) Bear Stearns Corporate Lending Inc., as Term Agent. Capitalized terms not defined herein shall have the respective meanings provided for in the Intercreditor Agreement.

JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent for a syndicate of lenders (the “New Term Agent”) is refinancing the Term Obligations pursuant to a Credit Agreement (the “2011 Credit Agreement”) and other Loan Documents (as defined in the 2011 Credit Agreement) (collectively, the “Refinancing Documents”) of even date herewith. Pursuant to Section 5.2(c) of the Intercreditor Agreement, the New Term Agent is obligated to, and does hereby, bind itself and the other parties to the refinancing under the 2011 Credit Agreement and the other Refinancing Documents to the terms of the Intercreditor Agreement.

In that regard, the parties hereto hereby acknowledge and agree that (a) all references in the Intercreditor Agreement to the Term Agent shall mean and refer to the New Term Agent, (b) all references in the Intercreditor Agreement to the Term Credit Agreement shall mean and refer to the 2011 Credit Agreement, (c) all other terms defined by with the prefix “Term” in the Intercreditor Agreement shall refer to similar terms and concepts contained in the Refinancing Documents and (d) the Intercreditor Agreement will continue in full force and effect.

[Signature Pages Follow]

Very truly yours,

JPMORGAN CHASE BANK, N.A., as Term Agent

By:
Name:
Title:

Acknowledged and Agreed to by:

BANK OF AMERICA, N.A., as ABL Agent

By:
Name:
Title:

EXHIBIT M-1

FORM OF

NON-BANK TAX CERTIFICATE

(FOR FOREIGN LENDERS THAT ARE NOT PARTNERSHIPS FOR U.S. FEDERAL

INCOME TAX PURPOSES)

Reference is made to the Second Amended and Restated Credit Agreement dated as of September 2, 2011 (as modified, amended, supplemented or restated and in effect from time to time, the “Credit Agreement”), by and among, among others, the borrowers party thereto, the guarantors party thereto, the lenders party thereto from time to time, and Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”), and as collateral agent (in such capacity the “Collateral Agent”, and collectively with the Administrative Agent, the “Agents”) for its own benefit and the benefit of the other Secured Parties. Capitalized terms used herein but not otherwise defined shall have the meaning given to such term in the Credit Agreement.

Pursuant to the provisions of Section 2.23(e)(ii)(C) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (v) no payments in connection with any Loan Document are effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. person status on Internal Revenue Service Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate or the W-8BEN changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent in writing and (2) the undersigned shall furnish the Borrower and the Administrative Agent a properly completed and currently effective certificate and W-8BEN in either the calendar year in which payment is to be made by the Borrower or the Administrative Agent to the undersigned, or in either of the two calendar years preceding such payment.

[Signature Page Follows]

M-1-1

Form of Non-Bank Certificate

[Lender]

By:
Name:
Title:

[Address]

Dated: [    ], 2011

M-1-2

Form of Non-Bank Certificate

EXHIBIT M-2

FORM OF

NON-BANK TAX CERTIFICATE

(FOR FOREIGN LENDERS THAT ARE PARTNERSHIPS FOR U.S. FEDERAL

INCOME TAX PURPOSES)

Reference is made to the Second Amended and Restated Credit Agreement dated as of September 2, 2011 (as modified, amended, supplemented or restated and in effect from time to time, the “Credit Agreement”), by and among, among others, the borrowers party thereto, the guarantors party thereto, the lenders party thereto from time to time, and Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”), and as collateral agent (in such capacity the “Collateral Agent”, and collectively with the Administrative Agent, the “Agents”) for its own benefit and the benefit of the other Secured Parties. Capitalized terms used herein but not otherwise defined shall have the meaning given to such term in the Credit Agreement.

Pursuant to the provisions of Section 2.23(e)(ii)(D) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such Loan(s), (iii) neither the undersigned nor any of its partners/members is a bank within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) no payments in connection with any Loan Document are effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Borrower with Internal Revenue Service Form W-8IMY accompanied by an Internal Revenue Service Form W-8BEN from each of its partners/members claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate, the W-8IMY or any W-8BEN changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent in writing with a properly completed and currently effective certificate, W-8IMY and W-8BENs in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[Signature Page Follows]

M-2-1

Form of Non-Bank Certificate

[Lender]

By:
Name:
Title:

[Address]

Dated: [    ], 2011

M-2-2

Form of Non-Bank Certificate

EXHIBIT M-3

FORM OF

NON-BANK TAX CERTIFICATE

(FOR FOREIGN PARTICIPANTS THAT ARE NOT PARTNERSHIPS FOR U.S.

FEDERAL INCOME TAX PURPOSES)

Reference is made to the Second Amended and Restated Credit Agreement dated as of September 2, 2011 (as modified, amended, supplemented or restated and in effect from time to time, the “Credit Agreement”), by and among, among others, the borrowers party thereto, the guarantors party thereto, the lenders party thereto from time to time, and Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”), and as collateral agent (in such capacity the “Collateral Agent”, and collectively with the Administrative Agent, the “Agents”) for its own benefit and the benefit of the other Secured Parties. Capitalized terms used herein but not otherwise defined shall have the meaning given to such term in the Credit Agreement.

Pursuant to the provisions of Section 2.23(e)(ii)(D) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent share-holder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (v) no payments in connection with any Loan Document are effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished its participating Foreign Lender with a certificate of its non-U.S. person status on Internal Revenue Service Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate or the W-8BEN changes, the undersigned shall promptly so inform such Foreign Lender in writing and (2) the undersigned shall have at all times furnished such Foreign Lender with a properly completed and currently effective certificate and W-8BEN in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[Signature Page Follows]

M-3-1

Form of Non-Bank Certificate

[Participant]

By:
Name:
Title:

[Address]

Dated: [    ], 2011

M-3-2

Form of Non-Bank Certificate

EXHIBIT M-4

FORM OF

NON-BANK TAX CERTIFICATE

(FOR FOREIGN PARTICIPANTS THAT ARE PARTNERSHIPS FOR U.S. FEDERAL

INCOME TAX PURPOSES)

Reference is made to the Second Amended and Restated Credit Agreement dated as of September 2, 2011 (as modified, amended, supplemented or restated and in effect from time to time, the “Credit Agreement”), by and among, among others, the borrowers party thereto, the guarantors party thereto, the lenders party thereto from time to time, and Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”), and as collateral agent (in such capacity the “Collateral Agent”, and collectively with the Administrative Agent, the “Agents”) for its own benefit and the benefit of the other Secured Parties. Capitalized terms used herein but not otherwise defined shall have the meaning given to such term in the Credit Agreement.

Pursuant to the provisions of Section 2.23(e)(ii)(D) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such participation, (iii) neither the undersigned nor any of its partners/members is a bank within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) no payments in connection with any Loan Document are effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished its participating Foreign Lender with Internal Revenue Service Form W-8IMY accompanied by an Internal Revenue Service Form W-8BEN from each of its partners/members claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate, the W-8IMY or any W-8BEN changes, the undersigned shall promptly so inform such Foreign Lender in writing and (2) the undersigned shall have at all times furnished such Foreign Lender with a properly completed and currently effective certificate, W-8IMY and W-8BENs in either the calendar year in which each payment is to be made to the under-signed, or in either of the two calendar years preceding such payments.

[Signature Page Follows]

M-4-1

Form of Non-Bank Certificate

[Participant]

By:
Name:
Title:

[Address]

Dated: [    ], 2011

M-4-2

Form of Non-Bank Certificate

DISCLOSURE SCHEDULES

TO

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

dated as of

September 2, 2011

BURLINGTON COAT FACTORY WAREHOUSE CORPORATION

as Lead Borrower

for

THE BORROWERS NAMED THEREIN

THE FACILITY GUARANTORS PARTY THERETO

BANK OF AMERICA, N.A.

as Administrative Agent and Collateral Agent

WELLS FARGO CAPITAL FINANCE, LLC

JPMORGAN CHASE BANK, N.A.

as Co-Syndication Agents

SUNTRUST BANK

U.S. BANK, NATIONAL ASSOCIATION

as Co-Documentation Agents

THE LENDERS

NAMED THEREIN

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

WELLS FARGO CAPITAL FINANCE, LLC

as Joint Lead Arrangers

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

WELLS FARGO CAPITAL FINANCE, LLC

as Joint Bookrunners

Schedule 1.1(a)	-	Lenders and Commitments
Schedule 1.1(b)	-	Business Segments
Schedule 1.1(c)	-	Pending Real Estate Dispositions
Schedule 2.18(b)	-	Credit Card Arrangements
Schedule 2.18(c)	-	Blocked Account Agreements
Schedule 3.01	-	Organization Information
Schedule 3.05(a)	-	Title Exceptions
Schedule 3.05(b)	-	Intellectual Property
Schedule 3.05(c)(i)	-	Owned Real Estate
Schedule 3.05(c)(ii)	-	Leased Real Estate
Schedule 3.06(a)	-	Disclosed Matters
Schedule 3.06(b)	-	Environmental Matters
Schedule 3.06(c)	-	Superfund Sites
Schedule 3.06(d)	-	Real Estate Liens
Schedule 3.10	-	ERISA Matters
Schedule 3.12	-	Subsidiaries; Joint Ventures
Schedule 3.13	-	Insurance
Schedule 3.14	-	Collective Bargaining Agreements
Schedule 6.01	-	Existing Indebtedness
Schedule 6.02	-	Existing Encumbrances
Schedule 6.04	-	Existing Investments
Schedule 6.05	-	Asset Sales
Schedule 6.07	-	Affiliate Transactions

Schedule 1.1(a)

Lenders and Commitments

Lender	Commitment	Commitment Percentage
Bank of America, N.A.	$125,000,000.00	20.803333333%
Wells Fargo Bank, National Association	$125,000,000.00	20.803333333%
JPMorgan Chase Bank, N.A.	$80,000,000.00	13.333333333%
US Bank, National Association	$75,000,000.00	12.500000000%
SunTrust Bank	$65,000,000.00	10.833333333%
PNC Bank, National Association	$43,000,000.00	7.166666667%
RBS Citizens Business Capital, a division of RBS Citizens, N.A.	$37,000,000.00	6.166666667%
Capital One Leverage Finance Corp.	$25,000,000.00	4.166666667%
TD Bank, N.A.	$25,000,000.00	4.166666667%

TOTAL	$600,000,000.00	100.000000000%

Schedule 1.1(b)

Business Segments

1.	Cohoes business

2.	MJM Designer Shoes business

Schedule 1.1(c)

Pending Real Estate Dispositions

1.	Ventura, CA (store 323). A Purchase and Sale Agreement has been executed between Burlington Coat Factory Realty of Ventura, Inc. and Chick-fil-A, Inc. for the sale of 41,415 square feet of parking lot.

2.	Dublin, CA (store 369). Letter of Intent signed for the sale of part of property (35,000 SQ FT.) to Chick-fil-A.

3.	Burlington, NJ (Store 820, Baby Depot Building). A Purchase and Sale Agreement has been entered into between Burlington Coat Factory Warehouse Corporation and 1242 Hamilton, LLC for the former Baby Depot Store on approximately 59,000 square feet of land.

Schedule 2.18(b)

Credit Card Arrangements

Loan Party	Credit Card Processor or Clearinghouse	Contact Information

Burlington Coat Factory Warehouse Corporation	Bank of America[4]	Karen Wilkes MI5-550-01-01 5829 Executive Drive, STE 3 Lansing, Michigan 48911 Phone # 517-367-8872

Burlington Coat Factory Warehouse Corporation	American Express Travel Related Services Company, Inc. and its Subsidiaries	Ann Taylor Global Merchant Services American Express Company Phone/Fax: 1- 800-710-9654

[4]	Bank of America is BCFWC’s sole processor of credit cards other than American Express.

Schedule 2.18(c)

Blocked Accounts

BCF #	CORPORATE NAME	BANK NAME	ACCOUNT NUMBER
	BURLINGTON COAT FACTORY WAREHOUSE CORPORATION	BANK OF AMERICA	237017332712
3	BURLINGTON COAT FACTORY OF MASSACHUSETTS, LLC	BANK OF AMERICA	79662-0219
5	BURLINGTON COAT FACTORY OF NEW JERSEY LLC	BANK OF AMERICA	9417553402
8	GEORGETOWN FASHIONS, INC.	BANK OF AMERICA	9417553525
12	BURLINGTON COAT FACTORY OF MARYLAND, LLC	BANK OF AMERICA	650589612
13	BURLINGTON COAT FACTORY OF VIRGINIA, LLC	BANK OF AMERICA	650612110
14	BURLINGTON COAT FACTORY WAREHOUSE OF ATLANTA, INC.	BANK OF AMERICA	650589670
15	BURLINGTON COAT FACTORY OF GEORGIA LLC	BANK OF AMERICA	650589683
22	BURLINGTON COAT FACTORY OF CONNECTICUT, LLC	BANK OF AMERICA	9417553242
23	BURLINGTON COAT FACTORY OF CONNECTICUT, LLC	BANK OF AMERICA	9417553250
26	BURLINGTON COAT FACTORY OF ILLINOIS, LLC	BANK OF AMERICA	5800429937
27	BURLINGTON COAT FACTORY OF MASSACHUSETTS, LLC	BANK OF AMERICA	79652-1151
32	BURLINGTON COAT FACTORY WAREHOUSE OF MEMPHIS, INC.	BANK OF AMERICA	0113929947
35	BURLINGTON COAT FACTORY OF IOWA LLC	BANK OF AMERICA	650589573
42	BURLINGTON COAT FACTORY OF NORTH CAROLINA, LLC	BANK OF AMERICA	650611917
43	FAMOUS BRANDS OF DALLAS, INC.	BANK OF AMERICA	650612288
44	BURLINGTON COAT FACTORY OF NEW YORK, LLC	BANK OF AMERICA	9417553541
46	BURLINGTON COAT FACTORY OF KANSAS, LLC	BANK OF AMERICA	650589586
47	BURLINGTON COAT FACTORY WAREHOUSE OF SHELBY, INC.	BANK OF AMERICA	0113929954
50	BURLINGTON COAT FACTORY OF VIRGINIA, LLC	BANK OF AMERICA	650612107
51	BURLINGTON COAT FACTORY OF NEW YORK, LLC	BANK OF AMERICA	9417553568
55	BURLINGTON COAT FACTORY OF OKLAHOMA, LLC	BANK OF AMERICA	650596621
62	BURLINGTON COAT FACTORY OF NEW YORK, LLC	BANK OF AMERICA	9417553576
65	BURLINGTON COAT FACTORY OF MARYLAND, LLC	BANK OF AMERICA	650589599
69	BURLINGTON COAT FACTORY OF NEW MEXICO, LLC	BANK OF AMERICA	650596634

BCF #	CORPORATE NAME	BANK NAME	ACCOUNT NUMBER
74	BURLINGTON COAT FACTORY OF NORTH CAROLINA, LLC	BANK OF AMERICA	650611904
80	BURLINGTON COAT FACTORY WAREHOUSE OF EAST ST LOUIS, INC.	BANK OF AMERICA	650589560
91	BURLINGTON COAT FACTORY OF MARYLAND, LLC	BANK OF AMERICA	650611988
98	BURLINGTON COAT FACTORY OF NEW JERSEY LLC	BANK OF AMERICA	9417553437
101	BURLINGTON COAT FACTORY OF NEW HAMPSHIRE, LLC	BANK OF AMERICA	9417553381
102	BURLINGTON COAT FACTORY OF MASSACHUSETTS, LLC	BANK OF AMERICA	5734-2008
104	BURLINGTON COAT FACTORY OF NEW JERSEY LLC	BANK OF AMERICA	9417553445
108	BURLINGTON COAT FACTORY WAREHOUSE OF SHELBY, INC.	BANK OF AMERICA	0113929970
110	BURLINGTON COAT FACTORY OF MARYLAND, LLC	BANK OF AMERICA	650611975
111	BURLINGTON COAT FACTORY OF MISSOURI, LLC	BANK OF AMERICA	650596676
113	BURLINGTON COAT FACTORY OF MISSOURI, LLC	BANK OF AMERICA	650596663
114	BURLINGTON COAT FACTORY OF CALIFORNIA, LLC	BANK OF AMERICA	681618824
118	BURLINGTON COAT FACTORY OF OREGON, LLC	BANK OF AMERICA	681619137
119	BURLINGTON COAT FACTORY OF WASHINGTON, LLC	BANK OF AMERICA	688249898
123	BURLINGTON COAT FACTORY WAREHOUSE OF HICKORY COMMONS, INC.	BANK OF AMERICA	0113929988
126	BURLINGTON COAT FACTORY OF CONNECTICUT, LLC	BANK OF AMERICA	9417553269
127	BURLINGTON COAT FACTORY OF GEORGIA, LLC	BANK OF AMERICA	650589654
128	BURLINGTON COAT FACTORY OF SOUTH CAROLINA, LLC	BANK OF AMERICA	650612411
130	BURLINGTON COAT FACTORY OF GEORGIA, LLC	BANK OF AMERICA	650589638
131	BURLINGTON COAT FACTORY OF ARKANSAS, LLC	BANK OF AMERICA	650589434
134	BURLINGTON COAT FACTORY OF CALIFORNIA, LLC	BANK OF AMERICA	681618837
138	BURLINGTON COAT FACTORY OF FLORIDA, LLC	BANK OF AMERICA	681608041
139	BURLINGTON COAT FACTORY OF VIRGINIA, LLC	BANK OF AMERICA	650612084
146	BURLINGTON COAT FACTORY OF ILLINOIS LLC	BANK OF AMERICA	5800429960
148	BURLINGTON COAT FACTORY OF FLORIDA, LLC	BANK OF AMERICA	650589421
149	BURLINGTON COAT FACTORY WAREHOUSE OF CHARLESTON, INC.	BANK OF AMERICA	650612408
160	BURLINGTON COAT FACTORY OF VIRGINIA, LLC	BANK OF AMERICA	650612071
161	BURLINGTON COAT FACTORY OF NORTH CAROLINA, LLC	BANK OF AMERICA	650612136

BCF #	CORPORATE NAME	BANK NAME	ACCOUNT NUMBER
162	BURLINGTON COAT FACTORY OF ILLINOIS LLC	BANK OF AMERICA	5800429929
164	BURLINGTON COAT FACTORY OF SOUTH CAROLINA, LLC	BANK OF AMERICA	650612398
165	BURLINGTON COAT FACTORY OF TEXAS, LP	BANK OF AMERICA	650612233
166	BURLINGTON COAT FACTORY OF TEXAS, LP	BANK OF AMERICA	650612220
172	BURLINGTON COAT FACTORY OF NEW YORK, LLC	BANK OF AMERICA	002373446713
175	BURLINGTON COAT FACTORY OF CALIFORNIA, LLC	BANK OF AMERICA	681618840
176	BURLINGTON COAT FACTORY OF MARYLAND, LLC	BANK OF AMERICA	650611959
177	BURLINGTON COAT FACTORY OF TEXAS, LP	BANK OF AMERICA	650612204
179	BURLINGTON COAT FACTORY OF CALIFORNIA, LLC	BANK OF AMERICA	681618853
182	BURLINGTON COAT FACTORY OF CALIFORNIA, LLC	BANK OF AMERICA	681618866
183	BURLINGTON COAT FACTORY OF CALIFORNIA, LLC	BANK OF AMERICA	681618879
188	BURLINGTON COAT FACTORY OF VIRGINIA, LLC	BANK OF AMERICA	650612068
193	BURLINGTON COAT FACTORY OF NEW JERSEY LLC	BANK OF AMERICA	9417553453
195	BURLINGTON COAT FACTORY OF CALIFORNIA, LLC	BANK OF AMERICA	681618882
199	BURLINGTON COAT FACTORY OF VIRGINIA, LLC	BANK OF AMERICA	650612055
200	BURLINGTON COAT FACTORY OF CALIFORNIA, LLC	BANK OF AMERICA	681618895
203	BURLINGTON COAT FACTORY OF TEXAS, LP	BANK OF AMERICA	650612181
204	BURLINGTON COAT FACTORY OF NEW YORK, LLC	BANK OF AMERICA	9417553656
205	BURLINGTON COAT FACTORY OF ILLINOIS LLC	BANK OF AMERICA	5800429978
209	BURLINGTON COAT FACTORY OF FLORIDA, LLC	BANK OF AMERICA	650589447
212	BCF DIRECT CORPORATION	BANK OF AMERICA	4287014953
214	BURLINGTON COAT FACTORY OF MISSOURI, LLC	BANK OF AMERICA	650596647
215	BURLINGTON COAT FACTORY OF MARYLAND, LLC	BANK OF AMERICA	650611946
217	BURLINGTON COAT FACTORY OF MAINE, LLC	BANK OF AMERICA	9417553285
220	BURLINGTON COAT FACTORY OF NEW YORK, LLC	BANK OF AMERICA	9417553672
224	BURLINGTON COAT FACTORY OF CALIFORNIA, LLC	BANK OF AMERICA	681618905
225	BURLINGTON COAT FACTORY OF CALIFORNIA, LLC	BANK OF AMERICA	681618918
226	BURLINGTON COAT FACTORY OF NEW JERSEY LLC	BANK OF AMERICA	9417553461

BCF #	CORPORATE NAME	BANK NAME	ACCOUNT NUMBER
228	BURLINGTON COAT FACTORY OF TEXAS, LP	BANK OF AMERICA	650612178
230	BURLINGTON COAT FACTORY OF FLORIDA, LLC	BANK OF AMERICA	650589463
232	BURLINGTON COAT FACTORY OF TEXAS, LP	BANK OF AMERICA	650612165
236	BURLINGTON COAT FACTORY OF RHODE ISLAND, LLC	BANK OF AMERICA	9417553760
238	BURLINGTON COAT FACTORY OF MASSACHUSETTS, LLC	BANK OF AMERICA	9417553293
239	BURLINGTON COAT FACTORY OF NEVADA, LLC	BANK OF AMERICA	688249953
255	BURLINGTON COAT FACTORY OF TEXAS, LP	BANK OF AMERICA	650612149
257	BURLINGTON COAT FACTORY OF NEW YORK, LLC	BANK OF AMERICA	9417553728
261	BURLINGTON COAT FACTORY OF FLORIDA, LLC	BANK OF AMERICA	650589489
264	BURLINGTON COAT FACTORY OF CALIFORNIA, LLC	BANK OF AMERICA	681618934
265	BURLINGTON COAT FACTORY OF FLORIDA, LLC	BANK OF AMERICA	650589515
266	BURLINGTON COAT FACTORY OF GEORGIA, LLC	BANK OF AMERICA	650589531
267	BURLINGTON COAT FACTORY WAREHOUSE OF HICKORY COMMONS, INC.	BANK OF AMERICA	0113930002
274	BURLINGTON COAT FACTORY OF CALIFORNIA, LLC	BANK OF AMERICA	681618947
276	BURLINGTON COAT FACTORY OF MARYLAND, LLC	BANK OF AMERICA	650596689
277	BURLINGTON COAT FACTORY WAREHOUSE OF HICKORY COMMONS, INC.	BANK OF AMERICA	0113930010
278	BURLINGTON COAT FACTORY OF CALIFORNIA, LLC	BANK OF AMERICA	681618963
283	BURLINGTON COAT FACTORY OF GEORGIA, LLC	BANK OF AMERICA	650589544
285	BURLINGTON COAT FACTORY OF CALIFORNIA, LLC	BANK OF AMERICA	681618976
286	BURLINGTON COAT FACTORY OF TEXAS, LP	BANK OF AMERICA	650612123
287	BURLINGTON COAT FACTORY OF ARIZONA, LLC	BANK OF AMERICA	688249908
288	BURLINGTON COAT FACTORY OF ILLINOIS LLC	BANK OF AMERICA	5800429952
290	BURLINGTON COAT FACTORY OF GEORGIA, LLC	BANK OF AMERICA	650589557
294	BURLINGTON COAT FACTORY OF CALIFORNIA, LLC	BANK OF AMERICA	681618989
295	BURLINGTON COAT FACTORY OF NEW JERSEY, LLC	BANK OF AMERICA	4601000042
298	BURLINGTON COAT FACTORY OF CALIFORNIA, LLC	BANK OF AMERICA	681618992
299	BURLINGTON COAT FACTORY OF CALIFORNIA, LLC	BANK OF AMERICA	681619001
300	BURLINGTON COAT FACTORY OF NEW JERSEY, LLC	BANK OF AMERICA	9417553509

BCF #	CORPORATE NAME	BANK NAME	ACCOUNT NUMBER
301	BURLINGTON COAT FACTORY OF CALIFORNIA, LLC	BANK OF AMERICA	681619014
302	BURLINGTON COAT FACTORY OF MARYLAND, LLC	BANK OF AMERICA	650504286
303	BURLINGTON COAT FACTORY OF MARYLAND, LLC	BANK OF AMERICA	650589117
304	BURLINGTON COAT FACTORY OF MARYLAND, LLC	BANK OF AMERICA	650504299
305	BURLINGTON COAT FACTORY OF ILLINOIS LLC	BANK OF AMERICA	5800429945
306	BURLINGTON COAT FACTORY OF NEW JERSEY, LLC	BANK OF AMERICA	9417553787
309	BURLINGTON COAT FACTORY OF CALIFORNIA, LLC	BANK OF AMERICA	681619027
310	BURLINGTON COAT FACTORY OF VIRGINIA, LLC	BANK OF AMERICA	681608054
311	BURLINGTON COAT FACTORY OF FLORIDA, LLC	BANK OF AMERICA	681608070
313	BURLINGTON COAT FACTORY OF ARKANSAS, LLC	BANK OF AMERICA	681608135
314	BURLINGTON COAT FACTORY OF NEVADA, LLC	BANK OF AMERICA	681618251
316	BURLINGTON COAT FACTORY OF CALIFORNIA, LLC	BANK OF AMERICA	681619030
317	BURLINGTON COAT FACTORY OF NEW JERSEY, LLC	BANK OF AMERICA	4104015904
319	BURLINGTON COAT FACTORY OF TEXAS, LP	BANK OF AMERICA	693561105
320	BURLINGTON COAT FACTORY OF CALIFORNIA, LLC	BANK OF AMERICA	681619043
322	BURLINGTON COAT FACTORY OF FLORIDA, LLC	BANK OF AMERICA	681608096
323	BURLINGTON COAT FACTORY OF CALIFORNIA, LLC	BANK OF AMERICA	681619108
324	BURLINGTON COAT FACTORY OF MARYLAND, LLC	BANK OF AMERICA	681608119
325	BURLINGTON COAT FACTORY OF MISSOURI, LLC	BANK OF AMERICA	681608342
326	BURLINGTON COAT FACTORY OF FLORIDA, LLC	BANK OF AMERICA	681608122
329	BURLINGTON COAT FACTORY OF NEW YORK, LLC	BANK OF AMERICA	9427758970
330	BURLINGTON COAT FACTORY OF CALIFORNIA, LLC	BANK OF AMERICA	681619111
331	BURLINGTON COAT FACTORY OF NEW YORK, LLC	BANK OF AMERICA	9427758954
335	BURLINGTON COAT FACTORY OF CONNECTICUT, LLC	BANK OF AMERICA	9412143869
336	BURLINGTON COAT FACTORY OF OKLAHOMA, LLC	BANK OF AMERICA	681618688
338	BURLINGTON COAT FACTORY OF KANSAS, LLC	BANK OF AMERICA	681618691
340	BURLINGTON COAT FACTORY OF CALIFORNIA, LLC	BANK OF AMERICA	681619056
343	BURLINGTON COAT FACTORY OF TEXAS, LP	BANK OF AMERICA	681618701

BCF #	CORPORATE NAME	BANK NAME	ACCOUNT NUMBER
344	BURLINGTON COAT FACTORY OF MARYLAND, LLC	BANK OF AMERICA	681618769
345	BURLINGTON COAT FACTORY OF TEXAS, LP	BANK OF AMERICA	681618727
347	BURLINGTON COAT FACTORY OF FLORIDA, LLC	BANK OF AMERICA	681618714
348	BURLINGTON COAT FACTORY OF FLORIDA, LLC	BANK OF AMERICA	688249830
349	BURLINGTON COAT FACTORY OF FLORIDA, LLC	BANK OF AMERICA	688249843
351	BURLINGTON COAT FACTORY OF CALIFORNIA, LLC	BANK OF AMERICA	688249856
352	BURLINGTON COAT FACTORY OF TEXAS, LP	BANK OF AMERICA	688249869
353	BURLINGTON COAT FACTORY OF FLORIDA, LLC	BANK OF AMERICA	688249872
357	BURLINGTON COAT FACTORY OF GEORGIA, LLC	BANK OF AMERICA	688250065
358	BURLINGTON COAT FACTORY OF NEW YORK, LLC	BANK OF AMERICA	9428424040
359	BURLINGTON COAT FACTORY OF NORTH CAROLINA, LLC	BANK OF AMERICA	688250078
361	BURLINGTON COAT FACTORY OF NORTH CAROLINA, LLC	BANK OF AMERICA	688250094
362	BURLINGTON COAT FACTORY OF CONNECTICUT, LLC	BANK OF AMERICA	9428424059
363	BURLINGTON COAT FACTORY OF NEW YORK, LLC	BANK OF AMERICA	9428424067
366	BURLINGTON COAT FACTORY OF ARIZONA, LLC	BANK OF AMERICA	688250104
367	BURLINGTON COAT FACTORY OF ARIZONA, LLC	BANK OF AMERICA	688250117
369	BURLINGTON COAT FACTORY OF CALIFORNIA, LLC	BANK OF AMERICA	688250133
370	BURLINGTON COAT FACTORY OF CALIFORNIA, LLC	BANK OF AMERICA	688250146
371	BURLINGTON COAT FACTORY OF FLORIDA, LLC	BANK OF AMERICA	688250159
373	BURLINGTON COAT FACTORY OF TEXAS, LP	BANK OF AMERICA	688250162
374	BURLINGTON COAT FACTORY OF WASHINGTON, LLC	BANK OF AMERICA	688250175
375	BURLINGTON COAT FACTORY OF FLORIDA, LLC	BANK OF AMERICA	688250188
377	BURLINGTON COAT FACTORY OF FLORIDA, LLC	BANK OF AMERICA	688250191
378	BURLINGTON COAT FACTORY OF MARYLAND, LLC	BANK OF AMERICA	688250256
379	BURLINGTON COAT FACTORY OF CONNECTICUT, LLC	BANK OF AMERICA	9429156287
381	MJM DESIGNER SHOES OF TEXAS, INC	BANK OF AMERICA	688250353
383	MJM DESIGNER SHOES OF TEXAS, INC	BANK OF AMERICA	688250379
386	MJM DESIGNER SHOES OF FLORIDA LLC	BANK OF AMERICA	688250405

BCF #	CORPORATE NAME	BANK NAME	ACCOUNT NUMBER
387	MJM DESIGNER SHOES OF CALIFORNIA LLC	BANK OF AMERICA	688250418
388	MJM DESIGNER SHOES OF NEW JERSEY, INC	BANK OF AMERICA	9429156295
390	BURLINGTON COAT FACTORY OF CALIFORNIA, LLC	BANK OF AMERICA	688250421
392	BURLINGTON COAT FACTORY OF TEXAS, LP	BANK OF AMERICA	688250434
393	BURLINGTON COAT FACTORY OF NORTH CAROLINA, LLC	BANK OF AMERICA	688250612
394	BURLINGTON COAT FACTORY OF MAINE, LLC	BANK OF AMERICA	9429243102
402	BURLINGTON COAT FACTORY OF FLORIDA, LLC	BANK OF AMERICA	688250625
403	BURLINGTON COAT FACTORY WAREHOUSE OF HICKORY COMMONS, INC.	BANK OF AMERICA	688250638
404	BURLINGTON COAT FACTORY OF VIRGINIA, LLC	BANK OF AMERICA	688250641
405	BURLINGTON COAT FACTORY OF PENNSYLVANIA, LLC	BANK OF AMERICA	9429243110
406	BURLINGTON COAT FACTORY OF OREGON, LLC	BANK OF AMERICA	688250654
410	MJM DESIGNER SHOES OF CALIFORNIA LLC	BANK OF AMERICA	688250667
413	MJM DESIGNER SHOES OF NEW YORK LLC	BANK OF AMERICA	9429243137
415	MJM DESIGNER SHOES OF NEW JERSEY, INC	BANK OF AMERICA	9429243129
416	BURLINGTON COAT FACTORY OF FLORIDA, LLC	BANK OF AMERICA	688250683
419	BURLINGTON COAT FACTORY OF GEORGIA, LLC	BANK OF AMERICA	688250696
420	MJM DESIGNER SHOES OF NEW YORK LLC	BANK OF AMERICA	9429344237
424	BURLINGTON COAT FACTORY OF VIRGINIA, LLC	BANK OF AMERICA	693561118
425	BURLINGTON COAT FACTORY OF FLORIDA, LLC	BANK OF AMERICA	689545274
427	BURLINGTON COAT FACTORY OF TEXAS, LP	BANK OF AMERICA	689545261
429	BURLINGTON COAT FACTORY OF NEW YORK, LLC	BANK OF AMERICA	9429273301
431	BURLINGTON COAT FACTORY OF PENNSYLVANIA, LLC	BANK OF AMERICA	9429340578
433	BURLINGTON COAT FACTORY OF RHODE ISLAND, LLC	BANK OF AMERICA	9429340543
434	BURLINGTON COAT FACTORY OF TEXAS, LP	BANK OF AMERICA	693561121
436	BURLINGTON COAT FACTORY OF MASSACHUSETTS, LLC	BANK OF AMERICA	9429340535
437	BURLINGTON COAT FACTORY OF GEORGIA, LLC	BANK OF AMERICA	693561134
438	BURLINGTON COAT FACTORY OF ILLINOIS LLC	BANK OF AMERICA	5800444738
441	BURLINGTON COAT FACTORY OF MASSACHUSETTS, LLC	BANK OF AMERICA	9429340527

BCF #	CORPORATE NAME	BANK NAME	ACCOUNT NUMBER
442	BURLINGTON COAT FACTORY OF GEORGIA, LLC	BANK OF AMERICA	693561147
443	BURLINGTON COAT FACTORY OF MASSACHUSETTS, LLC	BANK OF AMERICA	9429340519
445	BURLINGTON COAT FACTORY OF CONNECTICUT, LLC	BANK OF AMERICA	9429364908
446	BURLINGTON COAT FACTORY OF WASHINGTON, LLC	BANK OF AMERICA	693561150
447	BURLINGTON COAT FACTORY OF MASSACHUSETTS, LLC	BANK OF AMERICA	9429340500
448	BURLINGTON COAT FACTORY OF NEVADA, LLC	BANK OF AMERICA	695674702
449	BURLINGTON COAT FACTORY WAREHOUSE OF POCONO CROSSING LLC	BANK OF AMERICA	695674715
450	BURLINGTON COAT FACTORY OF NEW YORK, LLC	BANK OF AMERICA	9429394916
451	BURLINGTON COAT FACTORY OF WASHINGTON, LLC	BANK OF AMERICA	695674728
452	BURLINGTON COAT FACTORY OF MISSOURI, LLC	BANK OF AMERICA	696218170
453	BURLINGTON COAT FACTORY OF FLORIDA, LLC	BANK OF AMERICA	695674731
455	BURLINGTON COAT FACTORY OF MASSACHUSETTS, LLC	BANK OF AMERICA	9429344173
456	BURLINGTON COAT FACTORY OF TEXAS, LP	BANK OF AMERICA	695674744
457	BURLINGTON COAT FACTORY OF NEW YORK, LLC	BANK OF AMERICA	9429364924
462	BURLINGTON COAT FACTORY OF NORTH CAROLINA, LLC	BANK OF AMERICA	655674760
471	BURLINGTON COAT FACTORY OF TEXAS, LP	BANK OF AMERICA	695681753
475	BURLINGTON COAT FACTORY OF CONNECTICUT, LLC	BANK OF AMERICA	9429391500
477	BURLINGTON COAT FACTORY OF NEW YORK, LLC	BANK OF AMERICA	9429391519
478	MJM DESIGNER SHOES OF NEW JERSEY LLC	BANK OF AMERICA	9429391527
479	BURLINGTON COAT FACTORY OF NEW HAMPSHIRE, LLC	BANK OF AMERICA	9429391535
480	BURLINGTON COAT FACTORY OF CONNECTICUT, LLC	BANK OF AMERICA	9429391543
482	BURLINGTON COAT FACTORY OF VIRGINIA, LLC	BANK OF AMERICA	695680343
485	MJM DESIGNER SHOES OF NEW JERSEY LLC	BANK OF AMERICA	9429413239
486	BURLINGTON COAT FACTORY OF TEXAS, LP	BANK OF AMERICA	695680437
487	BURLINGTON COAT FACTORY OF OKLAHOMA, LLC	BANK OF AMERICA	654798043
488	BURLINGTON COAT FACTORY OF TEXAS, LP	BANK OF AMERICA	654798085
489	BURLINGTON COAT FACTORY OF NEW MEXICO, LLC	BANK OF AMERICA	654798124
490	BURLINGTON COAT FACTORY OF WASHINGTON, LLC	BANK OF AMERICA	654798166

BCF #	CORPORATE NAME	BANK NAME	ACCOUNT NUMBER
493	BURLINGTON COAT FACTORY OF TEXAS, LP	BANK OF AMERICA	695680479
494	BURLINGTON COAT FACTORY OF PENNSYLVANIA, LLC	BANK OF AMERICA	654798247
495	BURLINGTON COAT FACTORY OF PENNSYLVANIA, LLC	BANK OF AMERICA	654798289
499	MJM DESIGNER SHOES OF NEW JERSEY LLC	BANK OF AMERICA	654798328
520	BURLINGTON COAT FACTORY OF GEORGIA, LLC	BANK OF AMERICA	695679215
524	BURLINGTON COAT FACTORY OF KANSAS, LLC	BANK OF AMERICA	654799217
529	BURLINGTON COAT FACTORY OF TEXAS, LP	BANK OF AMERICA	2373431715
531	BURLINGTON COAT FACTORY OF TEXAS, LP	BANK OF AMERICA	654799097
532	BURLINGTON COAT FACTORY OF TEXAS, LP	BANK OF AMERICA	654799136
533	BURLINGTON COAT FACTORY OF TEXAS, LP	BANK OF AMERICA	654799178
544	BURLINGTON COAT FACTORY OF CALIFORNIA, LLC	BANK OF AMERICA	2373432167
546	BURLINGTON COAT FACTORY OF CONNECTICUT, LLC	BANK OF AMERICA	2373416154
547	BURLINGTON COAT FACTORY OF PENNSYLVANIA, LLC	BANK OF AMERICA	2373427790
549	BURLINGTON COAT FACTORY OF CALIFORNIA, LLC	BANK OF AMERICA	2373432170
550	BURLINGTON COAT FACTORY OF TEXAS, LP	BANK OF AMERICA	2373427787
551	COHOES FASHIONS OF CRANSTON, INC.	BANK OF AMERICA	2373416167
552	COHOES FASHIONS OF NEW JERSEY LLC	BANK OF AMERICA	2373416170
554	BURLINGTON COAT FACTORY OF FLORIDA, LLC	BANK OF AMERICA	2373445730
555	BURLINGTON COAT FACTORY OF FLORIDA, LLC	BANK OF AMERICA	2373432264
556	BURLINGTON COAT FACTORY OF TEXAS, LP	BANK OF AMERICA	2373432219
557	BURLINGTON COAT FACTORY OF ILLINOIS, LLC	BANK OF AMERICA	5800955584
558	BURLINGTON COAT FACTORY OF SOUTH CAROLINA, LLC	BANK OF AMERICA	2373432277
559	BURLINGTON COAT FACTORY OF TEXAS, LP	BANK OF AMERICA	2373432222
561	BURLINGTON COAT FACTORY OF TEXAS, LP	BANK OF AMERICA	2373432235
562	BURLINGTON COAT FACTORY OF VIRGINIA, LLC	BANK OF AMERICA	695681672
563	BURLINGTON COAT FACTORY OF CALIFORNIA, LLC	BANK OF AMERICA	2373432183
564	BURLINGTON COAT FACTORY OF TEXAS, LP	BANK OF AMERICA	2373432248
565	BURLINGTON COAT FACTORY OF TEXAS, LP	BANK OF AMERICA	2373432251

BCF #	CORPORATE NAME	BANK NAME	ACCOUNT NUMBER
566	BURLINGTON COAT FACTORY OF KANSAS, LLC	BANK OF AMERICA	2373432280
568	BURLINGTON COAT FACTORY OF CALIFORNIA, LLC	BANK OF AMERICA	2373432196
570	BURLINGTON COAT FACTORY OF GEORGIA, LLC	BANK OF AMERICA	2373432293
571	BURLINGTON COAT FACTORY OF CALIFORNIA, LLC	BANK OF AMERICA	2373432206
573	BURLINGTON COAT FACTORY OF CALIFORNIA, LLC	BANK OF AMERICA	237012889626
575	BURLINGTON COAT FACTORY OF TEXAS, LP	BANK OF AMERICA	237012889639
576	BURLINGTON COAT FACTORY OF TEXAS, LP	BANK OF AMERICA	237012889642
577	BURLINGTON COAT FACTORY OF MASSACHUSETTS, LLC	BANK OF AMERICA	237012891892
578	BURLINGTON COAT FACTORY OF FLORIDA, LLC	BANK OF AMERICA	237012889590
579	BURLINGTON COAT FACTORY OF SOUTH CAROLINA, LLC	BANK OF AMERICA	655367525
580	BURLINGTON COAT FACTORY OF FLORIDA, LLC	BANK OF AMERICA	655367538
581	BURLINGTON COAT FACTORY OF CALIFORNIA, LLC	BANK OF AMERICA	237012889600
585	BURLINGTON COAT FACTORY OF NEW YORK, LLC	BANK OF AMERICA	237015176158
586	BURLINGTON COAT FACTORY OF NEW YORK, LLC	BANK OF AMERICA	237012891847
587	BURLINGTON COAT FACTORY OF ARIZONA, LLC	BANK OF AMERICA	237012891931
589	BURLINGTON COAT FACTORY OF NEVADA, LLC	BANK OF AMERICA	237012891928
590	BURLINGTON COAT FACTORY OF NEW YORK, LLC	BANK OF AMERICA	237012891944
593	BURLINGTON COAT FACTORY OF DELAWARE, LLC	BANK OF AMERICA	237012891876
594	BURLINGTON COAT FACTORY OF GEORGIA, LLC	BANK OF AMERICA	237012891915
596	BURLINGTON COAT FACTORY OF CALIFORNIA, LLC	BANK OF AMERICA	237012889613
600	BURLINGTON COAT FACTORY OF NEW JERSEY, LLC	BANK OF AMERICA	237012891889
731	BURLINGTON COAT FACTORY OF CALIFORNIA, LLC	BANK OF AMERICA	237012889626
732	BURLINGTON COAT FACTORY OF MICHIGAN, LLC	BANK OF AMERICA	237017339951
733	BURLINGTON COAT FACTORY OF MARYLAND, LLC	BANK OF AMERICA	237012891863
737	BURLINGTON COAT FACTORY OF NEW JERSEY, LLC	BANK OF AMERICA	237015174082
739	BURLINGTON COAT FACTORY OF NORTH CAROLINA, LLC	BANK OF AMERICA	237012891902
741	BURLINGTON COAT FACTORY OF CALIFORNIA, LLC	BANK OF AMERICA	237015174024
745	BURLINGTON COAT FACTORY OF CALIFORNIA, LLC	BANK OF AMERICA	237017339647

BCF #	CORPORATE NAME	BANK NAME	ACCOUNT NUMBER
748	BURLINGTON COAT FACTORY OF CALIFORNIA, LLC	BANK OF AMERICA	237015174037
749	BURLINGTON COAT FACTORY OF ILLINOIS, LLC	BANK OF AMERICA	237015174079
750	BURLINGTON COAT FACTORY OF CALIFORNIA, LLC	BANK OF AMERICA	237015174040
752	BURLINGTON COAT FACTORY OF MASSACHUSETTS, LLC	BANK OF AMERICA	237017332330
755	BURLINGTON COAT FACTORY OF TEXAS, LP	BANK OF AMERICA	237017333549
756	BURLINGTON COAT FACTORY OF CALIFORNIA, LLC	BANK OF AMERICA	237017334671
757	BURLINGTON COAT FACTORY OF MARYLAND, LLC	BANK OF AMERICA	237017333559
758	BURLINGTON COAT FACTORY OF CALIFORNIA, LLC	BANK OF AMERICA	237017334684
759	BURLINGTON COAT FACTORY OF CALIFORNIA, LLC	BANK OF AMERICA	237017334697
760	BURLINGTON COAT FACTORY OF CALIFORNIA, LLC	BANK OF AMERICA	237017334707
761	BURLINGTON COAT FACTORY OF CALIFORNIA, LLC	BANK OF AMERICA	237017334710
762	BURLINGTON COAT FACTORY OF ILLINOIS, LLC	BANK OF AMERICA	237017334613
763	BURLINGTON COAT FACTORY OF FLORIDA, LLC	BANK OF AMERICA	237021749773
765	BURLINGTON COAT FACTORY OF ILLINOIS, LLC	BANK OF AMERICA	237017339621
767	BURLINGTON COAT FACTORY OF PENNSYLVANIA, LLC	BANK OF AMERICA	237021743520
769	BURLINGTON COAT FACTORY OF CALIFORNIA, LLC	BANK OF AMERICA	237017339634
770	BURLINGTON COAT FACTORY OF VIRGINIA, LLC	BANK OF AMERICA	237017339618
776	BURLINGTON COAT FACTORY OF VIRGINIA, LLC	BANK OF AMERICA	237021743494
777	BURLINGTON COAT FACTORY OF CALIFORNIA, LLC	BANK OF AMERICA	237021742822
778	BURLINGTON COAT FACTORY OF NEW JERSEY, LLC	BANK OF AMERICA	237021744558
780	BURLINGTON COAT FACTORY OF CALIFORNIA, LLC	BANK OF AMERICA	237021742835
796	BURLINGTON COAT FACTORY OF TEXAS, LP	BANK OF AMERICA	237021749825
350	BURLINGTON COAT FACTORY OF NEW YORK, LLC	JP MORGAN CHASE BANK	530854597
	BURLINGTON COAT FACTORY WAREHOUSE CORPORATION	JP MORGAN CHASE BANK	20014368
	BURLINGTON COAT FACTORY WAREHOUSE CORPORATION	PNC	4600156226

Schedule 3.01

Organization Information

	Name of Debtor/Grantor	Type of Organization (e.g. corporation, limited liability company, limited partnership)	Jurisdiction of Organization/ Formation	Organizational Identification Number	Federal Taxpayer Identification Number

1.	BURLINGTON COAT FACTORY OF ALABAMA, LLC	LLC	ALABAMA	DLL476-077	20-4632712

2.	BURLINGTON COAT FACTORY REALTY OF HUNTSVILLE LLC	LLC	ALABAMA	DLL680-964	22-1970303

3.	BURLINGTON COAT FACTORY WAREHOUSE OF ANCHORAGE, INC.	CORPORATION	ALASKA	46879-D	93-1046485

4.	BURLINGTON COAT FACTORY OF ARIZONA, LLC	LLC	ARIZONA	L-1270230-0	20-4632763

5.	BURLINGTON COAT FACTORY REALTY OF DESERT SKY, INC.	CORPORATION	ARIZONA	0990757-5	86-1031005

6.	BURLINGTON COAT FACTORY REALTY OF MESA, INC.	CORPORATION	ARIZONA	0990747-3	86-1031006

7.	BURLINGTON COAT FACTORY OF ARKANSAS, LLC	LLC	ARKANSAS	800079774	20-4632817

8.	BABY DEPOT OF CALIFORNIA, LLC	LLC	CALIFORNIA	200606610257	20-4633089

9.	BURLINGTON COAT FACTORY OF CALIFORNIA, LLC	LLC	CALIFORNIA	2.00607E+11	20-4632887

10.	BURLINGTON COAT FACTORY REALTY OF DUBLIN, INC.	CORPORATION	CALIFORNIA	C2345112	94-3399808

11.	BURLINGTON COAT FACTORY REALTY OF FLORIN, INC.	CORPORATION	CALIFORNIA	C2345113	94-3399809

12.	BURLINGTON COAT FACTORY REALTY OF VENTURA, INC.	CORPORATION	CALIFORNIA	C2163361	77-0518590

13.	BURLINGTON COAT FACTORY OF SAN BERNARDINO, LLC	LLC	CALIFORNIA	200606610270	20-4633016

14.	MJM DESIGNER SHOES OF CALIFORNIA, LLC	LLC	CALIFORNIA	200606610266	20-4632945

15.	BURLINGTON COAT FACTORY OF COLORADO, LLC	LLC	COLORADO	20061095258	20-4633153

16.	BURLINGTON COAT FACTORY OF CONNECTICUT, LLC	LLC	CONNECTICUT	852066	20-4633202

	Name of Debtor/Grantor	Type of Organization (e.g. corporation, limited liability company, limited partnership)	Jurisdiction of Organization/Formation	Organizational Identification Number	Federal Taxpayer Identification Number

17.	BURLINGTON COAT REALTY OF EAST WINDSOR, INC.	CORPORATION	CONNECTICUT	293983	06-1391139

18.	COHOES FASHIONS OF CONNECTICUT, LLC	LLC	CONNECTICUT	852154	20-4633634

19.	BURLINGTON COAT FACTORY HOLDINGS, INC.	CORPORATION	DELAWARE	4091594	20-4607575

20.	BURLINGTON COAT FACTORY INVESTMENTS HOLDINGS, INC.	CORPORATION	DELAWARE	4139700	20-4663833

21.	BURLINGTON COAT FACTORY OF DELAWARE, LLC	LLC	DELAWARE	4121176	20-4633728

22.	BURLINGTON COAT FACTORY OF TEXAS, INC.	CORPORATION	DELAWARE	4121960	20-4633830

23.	BURLINGTON COAT FACTORY OF TEXAS, L.P.	LIMITED PARTNERSHIP	DELAWARE	4121984	20-4633782

24.	BURLINGTON COAT FACTORY REALTY CORP.	CORPORATION	DELAWARE	2341129-8300	22-3246670

25.	BURLINGTON COAT FACTORY WAREHOUSE CORPORATION	CORPORATION	DELAWARE	2007098-8300 [ DE ]~ 0100-1941-06 [ NJ ]	22-1970303

26.	C.F.I.C. CORPORATION	CORPORATION	DELAWARE	2029625-8300	51-0282085

27.	MJM DESIGNER SHOES OF DELAWARE, LLC	LLC	DELAWARE	4121176	20-2681523

28.	BEE RIDGE PLAZA, LLC	LLC	FLORIDA	L03000018462	02-0693864

29.	BURLINGTON COAT FACTORY OF FLORIDA, LLC	LLC	FLORIDA	L06000026257	58-1975714

30.	BURLINGTON COAT FACTORY REALTY OF CORAL SPRINGS, INC.	CORPORATION	FLORIDA	P02000011761	03-0387530

31.	BURLINGTON COAT FACTORY REALTY OF ORLANDO, INC.	CORPORATION	FLORIDA	P99000006521	59-3558218

32.	BURLINGTON COAT FACTORY REALTY OF SARASOTA, INC.	CORPORATION	FLORIDA	P02000088442	22-3869014

33.	BURLINGTON COAT FACTORY REALTY OF UNIVERSITY SQUARE, INC.	CORPORATION	FLORIDA	P01000051213	59-3724802

34.	BURLINGTON COAT FACTORY REALTY OF WEST COLONIAL, INC.	CORPORATION	FLORIDA	P02000131955	05-0550581

	Name of Debtor/Grantor	Type of Organization (e.g. corporation, limited liability company, limited partnership)	Jurisdiction of Organization/Formation	Organizational Identification Number	Federal Taxpayer Identification Number

35.	K&T ACQUISITION CORP.	CORPORATION	FLORIDA	P 03000057694	57-1176343

36.	MJM DESIGNER SHOES OF FLORIDA, LLC	LLC	FLORIDA	L06000026261	60-0001903

37.	BURLINGTON COAT FACTORY OF GEORGIA, LLC	LLC	GEORGIA	623548	22-2310204

38.	BURLINGTON COAT FACTORY REALTY OF MORROW, INC.	CORPORATION	GEORGIA	K724782	58-2331013

39.	BURLINGTON COAT FACTORY WAREHOUSE OF ATLANTA, INC.	CORPORATION	GEORGIA	J007208	22-2310222

40.	BURLINGTON COAT FACTORY OF HAWAII, LLC	LLC	HAWAII	54154 C5	26-0845470

41.	BURLINGTON COAT FACTORY OF IDAHO, LLC	LLC	IDAHO	W48420	20-4633933

42.	BURLINGTON COAT FACTORY OF ILLINOIS, LLC	LLC	ILLINOIS	0176-4276	20-4634340

43.	BURLINGTON COAT FACTORY REALTY OF BLOOMINGDALE, INC.	CORPORATION	ILLINOIS	6163-095-5	36-4446838

44.	BURLINGTON COAT FACTORY REALTY OF RIVER OAKS, INC.	CORPORATION	ILLINOIS	5949-100-8	36-4171851

45.	BURLINGTON COAT FACTORY WAREHOUSE OF EAST ST. LOUIS, INC.	CORPORATION	ILLINOIS	5390-066-6	36-3384100

46.	BURLINGTON COAT REALTY OF GURNEE, INC.	CORPORATION	ILLINOIS	5736-440-8	36-3898953

47.	BURLINGTON COAT FACTORY OF INDIANA, LLC	LLC	INDIANA	1999011583	35-2086329

48.	BURLINGTON COAT FACTORY REALTY OF GREENWOOD, INC.	CORPORATION	INDIANA	2002041600017	36-4494986

49.	BURLINGTON COAT FACTORY OF IOWA, LLC	LLC	IOWA	68214	42-1204776

50.	BURLINGTON COAT FACTORY OF KANSAS, LLC	LLC	KANSAS	3909496	20-4634554

51.	BURLINGTON COAT FACTORY OF KENTUCKY, INC.	CORPORATION	KENTUCKY	20996	62-1247906

52.	BURLINGTON COAT FACTORY OF LOUISIANA, LLC	LLC	LOUISIANA	363136217K	20-4634617

53.	BURLINGTON COAT FACTORY OF MAINE, LLC	LLC	MAINE	20062857DC	20-4634794

	Name of Debtor/Grantor	Type of Organization (e.g. corporation, limited liability company, limited partnership)	Jurisdiction of Organization/Formation	Organizational Identification Number	Federal Taxpayer Identification Number

54.	BURLINGTON COAT FACTORY OF MARYLAND, LLC	LLC	MARYLAND	W11170941	20-4634824

55.	BURLINGTON COAT FACTORY OF MASSACHUSETTS, LLC	LLC	MASSACHUSETTS	OOO919111	58-2669608

56.	COHOES FASHIONS OF MASSACHUSETTS, LLC	LLC	MASSACHUSETTS	OOO919048	20-4634868

57.	BURLINGTON COAT FACTORY REALTY OF NORTH ATTLEBORO, INC.	CORPORATION	MASSACHUSETTS	43344507	04-3344507

58.	BURLINGTON COAT FACTORY OF MICHIGAN, LLC	LLC	MICHIGAN	B89-81E	20-4635333

59.	BURLINGTON COAT FACTORY WAREHOUSE OF DETROIT, INC.	CORPORATION	MICHIGAN	203-357	38-2424219

60.	BURLINGTON COAT FACTORY WAREHOUSE OF GRAND RAPIDS, INC.	CORPORATION	MICHIGAN	233-207	31-1045013

61.	BURLINGTON COAT FACTORY WAREHOUSE OF REDFORD, INC.	CORPORATION	MICHIGAN	094-122	36-3251099

62.	BURLINGTON COAT FACTORY OF MINNESOTA, LLC	LLC	MINNESOTA	1759580-2	20-4635381

63.	BURLINGTON COAT FACTORY OF MISSISSIPPI, LLC	LLC	MISSISSIPPI	891254	20-4804503

64.	BURLINGTON COAT FACTORY OF MISSOURI, LLC	LLC	MISSOURI	LC0725099	20-4635447

65.	BURLINGTON COAT FACTORY REALTY OF DES PERES, INC.	CORPORATION	MISSOURI	464695	43-1842990

66.	BURLINGTON COAT FACTORY OF MONTANA, LLC	LLC	MONTANA	C172056	26-0845554

67.	BURLINGTON COAT FACTORY OF NEBRASKA, LLC	LLC	NEBRASKA	10082751	20-4635566

68.	BURLINGTON COAT FACTORY OF NEVADA, LLC	LLC	NEVADA	E0174112006-2	20-4635612

69.	BURLINGTON COAT REALTY OF LAS VEGAS, INC.	CORPORATION	NEVADA	C13837-1993	88-0314073

70.	BURLINGTON COAT FACTORY OF NEW HAMPSHIRE, LLC	LLC	NEW HAMPSHIRE	554119	20-4635690

71.	BURLINGTON COAT FACTORY DIRECT CORPORATION	CORPORATION	NEW JERSEY	0100-7090-48	22-3531725

	Name of Debtor/Grantor	Type of Organization (e.g. corporation, limited liability company, limited partnership)	Jurisdiction of Organization/Formation	Organizational Identification Number	Federal Taxpayer Identification Number

72.	BURLINGTON COAT FACTORY OF NEW JERSEY, LLC	LLC	NEW JERSEY	600263635	20-4635873

73.	BURLINGTON COAT FACTORY REALTY OF EDGEWATER PARK, INC.	CORPORATION	NEW JERSEY	100854526	22-3815140

74.	BURLINGTON COAT FACTORY REALTY OF PARAMUS, INC.	CORPORATION	NEW JERSEY	0100-8580-31	22-3823189

75.	BURLINGTON COAT FACTORY REALTY OF PINEBROOK, INC.	CORPORATION	NEW JERSEY	100877775	48-1266066

76.	BURLINGTON COAT FACTORY WAREHOUSE OF EDGEWATER PARK URBAN RENEWAL CORP.	CORPORATION	NEW JERSEY	100857531	22-3843958

77.	BURLINGTON COAT FACTORY WAREHOUSE OF EDGEWATER PARK, INC.	CORPORATION	NEW JERSEY	100827123	22-3751945

78.	BURLINGTON COAT FACTORY WAREHOUSE OF NEW JERSEY, INC.	CORPORATION	NEW JERSEY	0100-2278-14	22-2667705

79.	COHOES FASHIONS OF NEW JERSEY, LLC	LLC	NEW JERSEY	O600263611	20-4635964

80.	MJM DESIGNER SHOES OF MOORESTOWN, INC.	CORPORATION	NEW JERSEY	0100-9095-88	20-0156497

81.	MJM DESIGNER SHOES OF NEW JERSEY, LLC	LLC	NEW JERSEY	O600263614	20-4635926

82.	SUPER BABY DEPOT OF MOORESTOWN, INC.	CORPORATION	NEW JERSEY	0100-9213-63	20-0828544

83.	BURLINGTON COAT FACTORY OF NEW MEXICO, LLC	LLC	NEW MEXICO	2706455	20-4771747

84.	BURLINGTON COAT FACTORY OF NEW YORK, LLC	LLC	NEW YORK	3334873	20-4636047

85.	BURLINGTON COAT FACTORY REALTY OF YONKERS, INC.	CORPORATION	NEW YORK	2699107	13-4199049

86.	COHOES FASHION OF NEW YORK, LLC	LLC	NEW YORK	3333958	20-4636764

87.	GEORGETOWN FASHIONS, INC.	CORPORATION	NEW YORK	497545	11-2463441

88.	LC ACQUISITION CORP.	CORPORATION	NEW YORK	n/a	22-2913067

	Name of Debtor/Grantor	Type of Organization (e.g. corporation, limited liability company, limited partnership)	Jurisdiction of Organization/Formation	Organizational Identification Number	Federal Taxpayer Identification Number

89.	MJM DESIGNER SHOES OF NEW YORK, LLC	LLC	NEW YORK	3334627	20-4636419

90.	MONROE G. MILSTEIN, INC.	CORPORATION	NEW YORK	n/a	13-3150740

91.	BURLINGTON COAT FACTORY OF NORTH CAROLINA, LLC	LLC	NORTH CAROLINA	O833450	20-4636810

92.	BURLINGTON COAT FACTORY OF NORTH DAKOTA, LLC	LLC	NORTH DAKOTA	18410300	20-4680654

93.	BURLINGTON COAT FACTORY OF OHIO, LLC	LLC	OHIO	1608178	20-4636839

94.	BURLINGTON COAT FACTORY WAREHOUSE OF CLEVELAND, INC.	CORPORATION	OHIO	618863	34-1402739

95.	BURLINGTON COAT FACTORY OF OKLAHOMA, LLC	LLC	OKLAHOMA	3512098693	20-4636882

96.	BURLINGTON COAT FACTORY REALTY OF TULSA, INC.	CORPORATION	OKLAHOMA	1912047182	20-1593400

97.	BURLINGTON COAT FACTORY OF OREGON, LLC	LLC	OREGON	345349-82	93-1113593

98.	BURLINGTON COAT FACTORY WAREHOUSE OF BRISTOL, LLC	LLC	PENNSYLVANIA	587846	20-4637002

99.	BURLINGTON COAT FACTORY OF PENNSYLVANIA, LLC	LLC	PENNSYLVANIA	587918	20-4636915

100.	BURLINGTON COAT FACTORY REALTY OF LANGHORNE, INC.	CORPORATION	PENNSYLVANIA	3086862	51-0420881

101.	BURLINGTON COAT FACTORY REALTY OF WEST MIFFLIN, INC.	CORPORATION	PENNSYLVANIA	3031713	25-1900644

102.	BURLINGTON COAT FACTORY REALTY OF WHITEHALL, INC	CORPORATION	PENNSYLVANIA	3078350	52-2367723

103.	BURLINGTON COAT FACTORY WAREHOUSE OF CHELTENHAM, INC.	CORPORATION	PENNSYLVANIA	2724269	52-2004601

104.	BURLINGTON COAT FACTORY WAREHOUSE OF LANGHORNE, INC.	CORPORATION	PENNSYLVANIA	2943330	22-3737338

105.	BURLINGTON COAT FACTORY WAREHOUSE OF MONTGOMERYVILLE, INC.	CORPORATION	PENNSYLVANIA	2594393	23-2777799

106.	BURLINGTON COAT FACTORY WAREHOUSE INC.	CORPORATION	PENNSYLVANIA	652488	52-1097225

	Name of Debtor/Grantor	Type of Organization (e.g. corporation, limited liability company, limited partnership)	Jurisdiction of Organization/Formation	Organizational Identification Number	Federal Taxpayer Identification Number

107.	BURLINGTON FACTORY WAREHOUSE OF READING, INC.	CORPORATION	PENNSYLVANIA	688957	22-2263811

108.	MJM DESIGNER SHOES OF PENNSYLVANIA, LLC	LLC	PENNSYLVANIA	587835	20-4636967

109.	BURLINGTON COAT FACTORY OF PUERTO RICO, LLC	LLC	PUERTO RICO	681	66-0697802

110.	BURLINGTON COAT FACTORY OF RHODE ISLAND, LLC	LLC	RHODE ISLAND	155518	20-4771799

111.	COHOES FASHIONS OF CRANSTON, INC.	CORPORATION	RHODE ISLAND	76911	05-0478167

112.	BURLINGTON COAT FACTORY OF SOUTH CAROLINA, LLC	LLC	SOUTH CAROLINA	n/a	20-4637038

113.	BURLINGTON COAT FACTORY WAREHOUSE OF CHARLESTON, INC.	CORPORATION	SOUTH CAROLINA	n/a	57-0903026

114.	BURLINGTON COAT FACTORY OF SOUTH DAKOTA, LLC	LLC	SOUTH DAKOTA	DL014273	26-0845641

115.	BURLINGTON COAT FACTORY REALTY OF MEMPHIS, INC.	CORPORATION	TENNESSEE	435536	71-0911391

116.	BURLINGTON COAT FACTORY WAREHOUSE OF HICKORY COMMONS, INC.	CORPORATION	TENNESSEE	321037	62-1664387

117.	BURLINGTON COAT FACTORY WAREHOUSE OF MEMPHIS, INC.	CORPORATION	TENNESSEE	120237	62-1142888

118.	BURLINGTON COAT FACTORY WAREHOUSE OF SHELBY, INC.	CORPORATION	TENNESSEE	174558	62-1283132

119.	BURLINGTON COAT FACTORY REALTY OF BELLAIRE, INC.	CORPORATION	TEXAS	01629123-0 0	76-0682036

120.	BURLINGTON COAT FACTORY REALTY OF EL PASO, INC.	CORPORATION	TEXAS	80041406 5	20-1985900

121.	BURLINGTON COAT FACTORY REALTY OF WESTMORELAND, INC.	CORPORATION	TEXAS	01629122-0 0	75-2940553

122.	BURLINGTON COAT FACTORY WAREHOUSE OF BAYTOWN, INC.	CORPORATION	TEXAS	01629125-0 0	76-0682033

123.	BURLINGTON COAT REALTY OF HOUSTON, INC.	CORPORATION	TEXAS	01316439-0 0	76-0442092

124.	BURLINGTON COAT REALTY OF PLANO, INC.	CORPORATION	TEXAS	01274579-0 0	75-2491335

125.	M J M DESIGNER SHOES OF TEXAS, INC.	CORPORATION	TEXAS	08000355-21	26-0043872

	Name of Debtor/Grantor	Type of Organization (e.g. corporation, limited liability company, limited partnership)	Jurisdiction of Organization/Formation	Organizational Identification Number	Federal Taxpayer Identification Number

126.	BURLINGTON COAT FACTORY OF UTAH, LLC	LLC	UTAH	6151213-0160	20-4637069

127.	BURLINGTON COAT FACTORY OF VERMONT, LLC	LLC	VERMONT		26-0845829

128.	BURLINGTON COAT FACTORY OF POCONO CROSSING, LLC	LLC	VIRGINIA	0580451-3	46-0492681

129.	BURLINGTON COAT FACTORY OF VIRGINIA, LLC	LLC	VIRGINIA	223959	22-2377376

130.	BCF CARDS, INC	CORPORATION	VIRGINIA	0677329-5	26-0260474

131.	BURLINGTON COAT FACTORY REALTY OF COLISEUM, INC.	CORPORATION	VIRGINIA	0559408-0	54-2040601

132.	BURLINGTON COAT FACTORY REALTY OF FAIRFAX, INC.	CORPORATION	VIRGINIA	0519368-5	54-2011140

133.	BURLINGTON COAT FACTORY WAREHOUSE OF COLISEUM, INC.	CORPORATION	VIRGINIA	0559407-2	54-2040603

134.	BURLINGTON COAT REALTY OF POTOMAC, INC.	CORPORATION	VIRGINIA	0415209-6 / 001646436-8	52-1848892

135.	BURLINGTON COAT FACTORY OF WASHINGTON, LLC	LLC	WASHINGTON	UBI #602594489	20-4637093

136.	BURLINGTON COAT FACTORY REALTY OF FRANKLIN, INC.	CORPORATION	WASHINGTON	UBI # 602 123 773	91-2131354

137.	BURLINGTON COAT FACTORY OF WEST VIRGINIA, LLC	LLC	WEST VIRGINIA	83671	20-4637153

138.	BURLINGTON COAT FACTORY OF WISCONSIN, LLC	LLC	WISCONSIN	B056578	20-4637125

Schedule 3.05(a)

Title Exceptions

None.

Schedule 3.05(b)

Intellectual Property

Trademark and Service Mark Registrations and Applications (all owned by Burlington Coat Factory Warehouse Corporation (“BCFWC”))

U.S. Federal

Country	Trademark	Status	App/Reg. No.	App/Reg. Date
US	BCF	Pending	85/039,975	5/17/2010
US	B (HEART DESIGN)	Registered	3,821,331	7/20/2010
US	BURLINGTON	Registered	3,836,659	8/24/2010
US	BURLINGTON (and Design)	Registered	3,836,660	8/24/2010
US	“B” (HEART LOGO BY ITSELF)	Registered	3,821,331	7/20/2010
US	23RD ST.	Registered	3,994,195	7/12/2011
US	BABY DEPOT	Registered	2,395,816	10/17/2000
US	BCF	Registered	2,646,648	11/5/2002
US	BCF	Registered	3,910,595	1/25/2011
US	BCF BURLINGTON COAT FACTORY (DESIGN)	Registered	2,976,498	7/26/2005
US	BRAG ABOUT IT	Pending	85/248,471	2/22/2011
US	BRIGHT IDEAS	Registered	3,083,858	4/18/2006
US	BURLINGTON	Registered	3,836,659	8/24/2010
US	BURLINGTON, BRAG ABOUT IT	Pending ITU	85/203,054	12/21/2010
US	BURLINGTON COAT FACTORY	Registered	1,850,094	8/16/1994
US	BURLINGTON COAT FACTORY (WITH HEART LOGO IN PLACE OF “B”)	Registered	3,323,985	10/30/2007
US	BURLINGTON COAT FACTORY SELECT	Registered	3,951,005	4/26/2011
US	BURLINGTON (WITH HEART LOGO IN PLACE OF “B”)	Registered	3,836,660	8/24/2010
US	CHARLES KLEIN	Registered	1,905,702	7/18/1995
US	COAT AUTHORITY	Pending	85/121,646	9/2/2010
US	COHOES (and Design)	Registered	1,314,745	1/15/1985
US	GOOD GOOSE	Registered	3,143,696	9/12/2006
US	HOME DÉCOR	Registered	3,314,976	10/16/2007

Country	Trademark	Status	App/Reg. No.	App/Reg. Date
US	KID’S DEPOT	Cancelled	2,271,048	8/17/1999
US	LUXURY LINENS	Registered	2,098,506	9/23/1997
US	MJM DESIGNER SHOES	Registered	2,851,935	6/8/2004
US	OPERATION CAR SEAT	Registered	3,238,031	5/1/2007
US	PROJECT CHECKPOINT	Registered	3,163,718	10/24/2006
US	SENSATIONAL SILHOUETTES	Registered	2,565,931	4/30/2002
US	STYLES TO LIVE FOR, PRICES TO DIE FOR	Registered	2,999,009	9/20/2005
US	THE “B” WORD	Abandoned	77/158,356	4/8/2008
US	TRAVEL TRENDS	Registered	2,957,472	5/31/2005

*	Filed under intent to use provisions of U.S. Trademark Law

U.S. State

Country	Trademark	Status	Reg. No.	Reg. Date
U.S. State-California	BURLINGTON COAT FACTORY WAREHOUSE	Registered**	39422	10/11/91
U.S. State-Georgia	BURLINGTON COAT FACTORY	Registered**	S4473	7/17/81
U.S. State-Georgia	BURLINGTON COAT FACTORY WAREHOUSE	Registered**	S4474	7/17/81
U.S. State-Maryland	BURLINGTON COAT FACTORY	Registered**	2753	10/9/81
U.S. State-Maryland	BURLINGTON COAT FACTORY WAREHOUSE	Registered**	798	11/9/81
U.S. State-Michigan	BURLINGTON COAT FACTORY	Registered**	M36004	6/15/83
U.S. State-Ohio	BURLINGTON COAT FACTORY WAREHOUSE	Expired**	5001	6/14/83

**	Burlington Coat Factory Warehouse Corporation (“BCFWC”) does not intend to maintain these state registrations, some of which may already have lapsed.

Internet domain name registrations (all owned by BCFWC)

1. babydepot.com	20. coatfactory.com
2. babydepot.org	21. cohoesfashions.com
3. bcfdirect.com	22. cohoesstores.com
4. bcfdirect.net	23. decelle.com

5. bcfdirect.org	24. decelle.net
6. bcfw.net	25. decelle.org
7. burlingtonbloodfactory.com	26. luxurylinens.com
8. burlingtoncoat.com	27. luxurylinens.net
9. burlingtoncoatfactory.com	28. luxurylinens.org
10. burlingtoncoatfactory.info	29. mgmdesignershoes.com
11. burlingtoncoatfactory.org	30. mgmshoes.com
12. burlingtoncoat.info	31. mjmdesignershoes.com
13. burlingtoncoat.net	32. mjmshoes.com
14. burlingtoncoat.org	33. superbabydepot.biz
15. burlingtondeathfactory.com****	34. superbabydepot.com
16. burlingtonholocaust.com****	35. superbabydepot.net
17. burlingtonkillfactory.com****	36. superbabydepot.org
18. burlingtonmurderfactory.com****	37. totally4kids.com
19. coat.com

****	Domain names acquired to prevent anti-fur activists from using BCFWC’s registered trademark to direct internet users to their propagandist websites.

Schedule 3.05(c)(i)

Owned Real Estate

Store #	Store Owner	Store Operator	Division	Type	Address/City/State/Zip Code	County
000/991/053	Burlington Coat Factory Warehouse of New Jersey, Inc., and Burlington Coat Factory Warehouse Corporation	Same	Corp Office	Office	1830 Route 130 North Burlington, NJ 08016-2016	Burlington
001	Burlington Coat Factory Warehouse Corporation	Same	Vacant		1250 Route 130 North Burlington, NJ 08016-2016	Burlington
002	Burlington Coat Factory of Wisconsin, LLC	Burlington Coat Factory of Wisconsin, LLC	BCF	Retail Store	1501 W. Zellman Court Milwaukee, WI 53221-5253	Milwaukee
005	Burlington Coat Factory Warehouse of Flemington, Inc.	BCF of NJ, LLC	BCF	Retail Store	40 Route 46 West Pinebrook, NJ 07058-9383	Morris
007/813	Burlington Coat Factory Warehouse, Inc.	7-BCF of PA, LLC 813-BCFW INC	BCF	Retail Store	Baltimore Pike & Oak Ave Clifton Heights, PA 19018	Delaware
055	Burlington Coat Factory Realty of Tulsa, Inc.	BCF OF OK, LLC	BCF	Retail Store	7030 Memorial Drive Tulsa, OK 74133-2000	Tulsa
070	Burlington Coat Factory Warehouse Corporation	BCF OF IL, LLC	BCF	Retail Store	8320 South Cicero Ave Burbank, IL 60459-2801	Cook
079	Burlington Coat Factory Warehouse Corporation	BCF OF UT, LLC	BCF	Retail Store	5976 South State Street Murray, UT 84107-7223	Salt Lake
111	Burlington Coat Factory Realty of Des Peres, Inc.	BCF OF MO, LLC	BCF	Retail Store	2101 Barrett Station Road Des Peres, MO 63131-1606	St. Louis
546	Burlington Coat Factory Realty of East Windsor, Inc.	BCF OF CT, LLC	BCF	Retail Store	10 Prospect Hill Terrace East Windsor, CT 06088-9671	Hartford
177	Burlington Coat Factory Warehouse Corporation	BCF OF TX, LP	BCF	Retail Store	5858 S. Padre Island Drive Corpus Christi, TX 78412-3900	Nueces
198	Burlington Coat Realty of Gurnee, Inc.	BCF OF IL, LLC	BCF	Retail Store	6104 Grand Avenue Gurnee, IL 60031-1650	Lake
199	Burlington Coat Realty of Potomac, Inc.	BCF OF VA, LLC	BCF	Retail Store	2700 Potomac Mills Circle Suite 445 Prince William, VA 22192-4625	Prince William

203	Burlington Coat Realty of Plano, Inc.	BCF OF TX, LP	BCF	Retail Store	121 West Parker Road Plano, TX 75075-6901	Collin
213	Burlington Coat Realty of Las Vegas, Inc.	BCF OF NV, LLC	BCF	Retail Store	5959 West Sahara Avenue Las Vegas, NV 89146-3126	Clark
232	Burlington Coat Realty of Houston, Inc.	BCF OF TX, LP	BCF	Retail Store	8415 FM 1960 Road W Houston, TX 77070-5609	Harris
288	Burlington Coat Factory Realty of River Oaks, Inc.	BCF OF IL, LLC	BCF	Retail Store	16895 S Torrance Road Lansing, IL 60438-6019	Cook
290	Burlington Coat Factory Realty of Morrow, Inc.	BCF OF GA, LLC	BCF	Retail Store	1516 South Lake Parkway Morrow, GA 30260-3021	Clayton
322	Burlington Coat Factory Realty of Orlando, Inc.	BCF OF FL, LLC	BCF	Retail Store	8204 S. Orange Blossom Trail Orlando, FL 32809-7606	Orange
323	Burlington Coat Factory Realty of Ventura, Inc.	BCF OF CA, LLC	BCF	Retail Store	4762 Telephone Road Ventura, CA 93003-5200	Ventura
333	Burlington Coat Factory Realty of North Attleboro, Inc.	BCF OF MA, LLC	BCF	Retail Store	310 Andover Street Peabody, MA 01960-1524	Essex
366	Burlington Coat Factory Realty of Mesa, Inc.	BCF OF AZ, LLC	BCF	Retail Store	6225 East Southern Avenue Mesa AZ 85206-3714	Maricopa
367	Burlington Coat Factory Realty of Desert Sky, Inc.	BCF OF AZ, LLC	BCF	Retail Store	7611 West Thomas Road Phoenix, AZ 85033-5433	Maricopa
369	Burlington Coat Factory Realty of Dublin, Inc.	BCF OF CA, LLC	BCF	Retail Store	6900 Amador Plaza Road Dublin, CA 94568-2391	Alameda
370 / 410	Burlington Coat Factory Realty of Florin, Inc.	370-BCF OF CA, LLC 410-MJM OF CA, LLC	BCF / MJM	Retail Store	5601 Florin Road Store 101 Sacramento, CA 95823-2204	Sacramento
372	Burlington Coat Factory Realty of Bloomingdale, Inc.	BCF OF IL, LLC	BCF	Retail Store	3 Stratford Square Mall Bloomingdale, IL 60108-2287	Dupage
373	Burlington Coat Factory Realty of Westmoreland, Inc.	BCF OF TX, LP	BCF	Retail Store	3662 West Camp Wisdom Road Dallas, TX 75237-2570	Dallas
374	Burlington Coat Factory Realty of Franklin, Inc.	BCF OF WA, LLC	BCF	Retail Store	5830 North Division Street Spokane, WA 99207-1207	Spokane
375	Burlington Coat Factory Realty of University Square, Inc.	BCF OF FL, LLC	BCF	Retail Store	2252 East Fowler Avenue Tampa, FL 33612-5518	Hillsborough

377/861	Bee Ridge Plaza, LLC	377-BCF OF FL, LLC 861-K&T ACQUISITION	BCF	Retail Store	3941 Cattlemen Road Sarasota, FL 34233-5001	Sarasota
392	Burlington Coat Factory Realty of Bellaire, Inc.	BCF OF TX, LP	BCF	Retail Store	300 Sharpstown Center Houston, TX 77036-5041	Harris
400	Burlington Coat Factory Realty of Huntsville LLC	BCF OF AL, LLC	BCF	Retail Store	6125 University Dr NW Huntsville, AL 35806-1757	Madison
402	Burlington Coat Factory Realty of Coral Springs, Inc.	BCF OF FL, LLC	BCF	Retail Store	6251 West Sample Road Coral Springs, FL 33067-3175	Broward
403	Burlington Coat Factory Realty of Memphis, Inc.	BCFW OF HICKORY COMMONS, INC.	BCF	Retail Store	4991 Stage Road Memphis, TN 38128-5094	Shelby
409	Burlington Coat Factory Realty of Greenwood, Inc.	BCF OF IN, LLC	BCF	Retail Store	7901 US Highway 31 South Indianapolis, IN 46227-5906	Marion
453	Burlington Coat Factory of West Colonial, Inc.	BCF OF FL, LLC	BCF	Retail Store	7475 W Colonial Drive Orlando, FL 32818-6508	Orange
486	Burlington Coat Factory Realty of El Paso, Inc.	BCF OF TX, LP	BCF	Retail Store	1144 Yarbrough Drive El Paso, TX 79925	El Paso
820	Burlington Coat Factory Warehouse Corporation	Same	Tenant	Tenant Office	1130 Route 130 Burlington, NJ 08016	Burlington
820 A	Burlington Coat Factory Warehouse Corporation	Same	Tenant	Willis Honda Building	1200 Route 130 Burlington, NJ 08016	Burlington
820 B	Burlington Coat Factory Warehouse Corporation	Same	Tenant	Tenant Office	1164 Route 130 Burlington, NJ 08016	Burlington
505	Burlington Coat Factory Warehouse of Edgewater Park Urban Renewal Corp.	BCFW OF EDGEWATER PARK, INC	Warehouse	Warehouse	4287 Route 130 South Edgewater Park, NJ 08010	Burlington

Schedule 3.05(c)(ii)

Leased Real Estate

Ground Leases:

Mortgaged	Store #	Tenant	Division	Type	Address	County

Yes	190	Burlington Coat Factory Warehouse Corporation	BCF	Retail Store	500 East Expressway #83 McAllen, TX 78503-1615	Hidalgo

Yes	401	Burlington Coat Factory Realty of West Mifflin, Inc.	BCF	Retail Store	3000 Mountain View Drive West Mifflin, PA 15122-2430	Allegheny

Yes	415	Burlington Coat Factory Realty of Pinebrook, Inc.	MJM	Retail Store	44 US Highway 46 Pinebrook, NJ 07058-9383	Morris

Yes	422	Burlington Coat Factory Realty of Whitehall, Inc.	BCF	Retail Store	2661 McArthur Road Whitehall, PA 18052-3818	Lehigh

No	512	Burlington Coat Factory Warehouse of San Bernardino, LLC		Parking Lot	Mill Street & Waterman Avenue San Bernardino, CA	San Bernardino

Leased Locations:

Mortgaged	Store No.	Tenant	Comments	Division	Type	Address	City/State/Zip Code	County

No	052	BCF of New York, LLC		Office	Office	1400 Broadway	New York, NY	New York City

No	501	BCFWC		Office	Office	2 South Park Street	Lebanon, NH 03766	Grafton

No	003	BCF of Massachusetts, LLC		BCF	Retail Store	705 Granite Street	Braintree, MA 21845-5328	Norfolk

No	006	BCF of New Jersey, LLC		BCF	Retail Store	651 Route 17 South Suite 2	Paramus, NJ 07652-3113	Bergen

No	008	GEORGETOWN FASHIONS, Inc.		BCF	Retail Store	2900 Middle Ctry Road	Lake Grove, NY 11755-2119	Suffolk

No	009	BCF of Pennsylvania, LLC		BCF	Retail Store	840 Scranton-Carbondale	Eynon, PA 18403-1018	Lackawanna

No	012	BCF of Maryland, LLC		BCF	Retail Store	3200 Donnell Drive	Forestville, MD 20747-3290	Prince George

No	013	BCF of Virginia, LLC		BCF	Retail Store	3524 S. Jefferson Street	Baileys Crossroads, VA 22041-3119	Fairfax

No	014	BCFW of Atlanta, Inc.		BCF	Retail Store	4166 Buford Highway	Atlanta, GA 30345-1081	De Kalb

Mortgaged	Store No.	Tenant	Comments	Division	Type	Address	City/State/Zip Code	County

No	014	BCF of Georgia, LLC.	NOT OPEN	BCF	Retail Store	5766 Buford Highway	Doraville, GA 30340	De Kalb

No	015	BCF of Georgia, LLC		BCF	Retail Store	1255 Roswell Road NE	Marietta, GA 30062-3610	Cobb

No	019	BCF of Illinois, LLC		BCF	Retail Store	30 West Rand Road	Arlington Heights, IL 60004-3141	Cook

No	022	BCF of Connecticut, LLC		BCF	Retail Store	800 Barnum Ave Cutoff	Stratford, CT 06614-5028	Fairfield

No	023	BCF of Connecticut, LLC		BCF	Retail Store	268-276 Bridge Approach	New London, CT 06320	New London

No	024	BCF of Michigan, LLC		BCF	Retail Store	29720 Southfield Road	Southfield, MI 48076-2088	Oakland

No	025	BCFW of Detroit, Inc.		BCF	Retail Store	39200 Van Dyke Ave	Sterling Heights, MI 48313-4617	Macomb

No	026	BCF of Illinois, LLC		BCF	Retail Store	174 W. Roosevelt Rd	Villa Park, IL 60181-3504	Du Page

No	027	BCF of Massachusetts, LLC		BCF	Retail Store	321 A. Speen Street	Natick, MA 01760-1506	Middlesex

No	032	BCFW of Memphis, Inc.		BCF	Retail Store	5100 Park Ave	Memphis, TN 38117-5706	Shelby

No	034	BCF of Rhode Island, LLC		BCF	Retail Store	60 Newport Ave Route 1	East Providence, RI 02916-2068	Providence

No	035	BCF of Iowa, LLC		BCF	Retail Store	4094 Merle Hay Road	Des Moines, IA 50310-1310	Polk

No	041	BCFW of Cleveland, Inc.		BCF	Retail Store	6875 Southland Drive	Middleburg Heights, OH 44130-3608	Cuyahoga

No	042	BCF of North Carolina, LLC		BCF	Retail Store	3022 High Point Road	Greensboro, NC 27403-3653	Guilford

No	043	BCF of Texas, LP		BCF	Retail Store	400 North Town Mall	Dallas, TX 75234-2730	Dallas

No	044	Burlington Coat Factory of New York, LLC		BCF	Retail Store	3333 W. Henrietta Rd	Rochester, NY 14623-3543	Monroe

No	045	BCFW of Redford, Inc.		BCF	Retail Store	9321 Telegraph Road	Redford, MI 48239-1260	Wayne

No	046	BCF of Kansas, LLC		BCF	Retail Store	8225 E. Kellogg Drive	Wichita, KS 67207-1811	Sedgewick

No	047	BCFW of Shelby, Inc.		BCF	Retail Store	719 Thompson Lane Sp 20	Nashville, TN 37204-3624	Davidson

No	048	BCF of Ohio, LLC		BCF	Retail Store	20801 Miles Road, One Randall Park Mall Room 601	North Randall, OH 44128-4527	Cuyahoga

Mortgaged	Store No.	Tenant	Comments	Division	Type	Address	City/State/Zip Code	County

No	049	BCF of Pennsylvania, LLC		BCF	Retail Store	2801 E. Market Street	York, PA 17402-2406	York

No	050	BCF of Virginia, LLC		BCF	Retail Store	880 S. Military Highway	Virginia Beach, VA 23464-3521	City of Virginia Beach

No	051	BCF of New York, LLC		BCF	Retail Store	800 New Loudon Road	Latham, NY 12110-3902	Albany

No	058	BCF of Minnesota, LLC		BCF	Retail Store	3700 Highway 100 South	Saint Louis Park, MN 55416-2516	Hennepin

No	059	BCF of Minnesota, LLC		BCF	Retail Store	2035 South Robert Street	West Saint Paul, MN 55118-3924	Dakota

No	060	BCF of Wisconsin, LLC		BCF	Retail Store	2025 Zeier Road	Madison, WI 53704-7419	Dane

No	061	BCF of Wisconsin, LLC		BCF	Retail Store	9040 N Greenbay Rd	Brown Deer, WI 53209-1205	Milwaukee

No	062	BCF of New York, LLC		BCF	Retail Store	1551 Niagara Falls Blvd	Amherst, NY 14228-2703	Erie

No	063	BCF of Kansas, LLC		BCF	Retail Store	20030 West 151 Street	Olathe, KS 66061-7229	Johnson

No	065	BCF of Maryland, LLC		BCF	Retail Store	1025 West Patrick Street	Frederick, MD 21702-3903	Frederick

No	069	BCF of New Mexico, LLC		BCF	Retail Store	5001 Montgomery NE	Albuquerque, NM 87109-1308	Bernadillo

No	072	BCF of Pennsylvania, LLC		BCF	Retail Store	2090 Lincoln Hwy E	Lancaster, PA 17602-3395	Lancaster

No	074	BCF North Carolina, LLC		BCF	Retail Store	1213 Buck Jones Road	Raleigh, NC 27606-3326	Wake

No	078	BCF of Colorado, LLC		BCF	Retail Store	8055 West Bowles Ave 1A	Littleton, CO 80123-3089	Jefferson

No	080	BCFW of East St. Louis, Inc.		BCF	Retail Store	One Plaza Drive	Fairview Heights, IL 62208-2025	St. Clair

No	082	BCF of Pennsylvania, LLC		BCF	Retail Store	4801 McKnight Road	Pittsburgh, PA 15237-3423	Allegheny

No	083	BCF of Pennsylvania, LLC.		BCF	Retail Store	330 Mall Annex	Monroeville, PA 15146-2229	Allegheny

No	084	BCF of New York, LLC		BCF	Retail Store	345-365 Rockaway Tpke UNIT #290	Lawrence, NY 11559-1030	Nassau

Mortgaged	Store No.	Tenant	Comments	Division	Type	Address	City/State/Zip Code	County

No	085	BCF of New Jersey, LLC		BCF	Retail Store	275 Hartz Way	Secaucus, NJ 07094-1908	Hudson

No	091	BCF of Maryland, LLC.		BCF	Retail Store	6500 Reistertown Road	Baltimore, MD 21215	Baltimore City

No	092	BCF of Ohio, LLC		BCF	Retail Store	2122 Miamisburg-Centerville Road	Dayton, OH 45459-3815	Montgomery

No	098	BCF of New Jersey, LLC		BCF	Retail Store	989 Route 1 South	N. Brunswick, NJ 08902-2712	Middlesex

No	100	BCF of Ohio, LLC		BCF	Retail Store	4790 Everhard Rd NW	Canton, OH 44718-2411	Stark

No	101	BCF of New Hampshire, LLC		BCF	Retail Store	51 Gusabel Avenue	Nashua, NH 03063-3237	Hillsborough

No	104	BCF of New Jersey, LLC		BCF	Retail Store	1514 Willow Ave	Hoboken, NJ 07030-3410	Hudson

No	107	BCF of Louisiana, LLC		BCF	Retail Store	1239 Shreveport Barksdale Hwy	Shreveport, LA 71105-2404	Bossier Parish

No	108	BCFW of Shelby, Inc.		BCF	Retail Store	1116 East Stone Drive	Kingsport, TN 37660-3363	Sullivan

No	110	BCF of Maryland, LLC		BCF	Retail Store	6200 Greenbelt Road	Greenbelt, MD 20770-1091	Prince George’s

No	112	BCF of Wisconsin, LLC		BCF	Retail Store	12575 West Capitol Drive	Brookfield, WI 53005-2469	Waukesha

No	113	BCF of Missouri, LLC		BCF	Retail Store	5330 Chouteau Trafficway	Kansas City, MO 64119-2510	Clay

No	114	BCF of California, LLC		BCF	Retail Store	899 Howard Street	San Francisco, CA 94103-3037	San Fraus

No	117	BCF of Michigan, LLC		BCF	Retail Store	4128 Baldwin Road #A 401	Auburn Hills, MI 48326-1223	Oakland

No	118	BCF of Oregon, LLC		BCF	Retail Store	9125 S.W. Cascade Ave Suite 150	Beaverton, OR 97008-7175	Washington

No	119	BCF of Washington, LLC		BCF	Retail Store	24111 Highway 99	Edmonds, WA 98026-9139	Snohomish

No	121	BCF of Michigan, LLC		BCF	Retail Store	22331 Eureka Road	Taylor, MI 48180-6016	Wayne

No	123	BCFW of Hickory Commons, Inc.		BCF	Retail Store	297 N. Seven Oaks Drive	Knoxville, TN 37922-2373	Knox

No	125	BCF of Wisconsin, LLC		BCF	Retail Store	697 Westhill Blvd	Appleton, WI 54914-5784	Outagamie

Mortgaged	Store No.	Tenant	Comments	Division	Type	Address	City/State/Zip Code	County

No	126	BCF of Connecticut, LLC		BCF	Retail Store	1 Padanaram Road	Danbury, CT 06811-4836	Fairfield

No	127	BCF of Georgia, LLC		BCF	Retail Store	1329 Augusta West Pkwy	Augusta, GA 30909-6428	Richmond

No	128	BCF of South Carolina, LLC		BCF	Retail Store	302 Bush River Road	Columbia, SC 29210-7311	Richland

No	129	BCF of Pennsylvania, LLC.		BCF	Retail Store	9167 Roosevelt Blvd	Philadelphia, PA 19114-2204	Philadelphia

No	130	BCF of Georgia, LLC		BCF	Retail Store	2525 Pionono Ave	Macon, GA 31206-3167	Macon-Bibb

No	131	BCF of Arkansas, LLC		BCF	Retail Store	9101 West Markham St	Little Rock, AR 72205-2215	Pulaski

No	134	BCF of California, LLC		BCF	Retail Store	1600 Saratoga Ave	San Jose, CA 95129-5101	Santa Clara

No	137	BCF of Virginia, LLC		BCF	Retail Store	47100 Community Place Dr Suite 101	Sterling, VA 20164-1826	Loudoun

No	138	BCF of Florida, LLC		BCF	Retail Store	130-A East Altamonte Drive	Altamonte Springs, FL 32701-4301	Sminole

No	139	BCF of Virginia, LLC		BCF	Retail Store	6303 West Broad Street	Richmond, VA 28230-2009	Henrico

No	140	BCF of Illinois, LLC.		BCF	Retail Store	2425 S. MacArthur Blvd	Springfield, IL 62704-4505	Sangamon

No	141	BCF of Ohio, LLC		BCF	Retail Store	7980 Plaza Blvd	Mentor, OH 44060-5517	Lake

No	143	BCF of Minnesota, LLC.		BCF	Retail Store	1729 Beam Avenue	Maplewood, MN 55109-1128	Ramsey

No	146	BCF of Illinois, LLC.		BCF	Retail Store	4208 West 211th Street	Matteson, IL 60443-2444	Cook

No	147	BCF of Alabama, LLC.		BCF	Retail Store	1615 Montgomery Hwy	Birmingham, AL 35216-4917	Jefferson

No	148	BCF of Florida, LLC		BCF	Retail Store	6000 Lake Gray Blvd Suite 29-30	Jacksonville, FL 32244-5871	Jacksonville

No	149	BCFW of Charleston, Inc.		BCF	Retail Store	1401 Sam Rittenburg Blvd	Charleston, SC 29407-5031	Charleston

No	156	BCF of Pennsylvania, LLC		BCF	Retail Store	4000 Oxford Drive	Bethel Park, PA 15102-1840	Allegheny

No	159	BCF of Idaho, LLC		BCF	Retail Store	7201 Fairview Ave	Boise, ID 83704-8510	Ada

Mortgaged	Store No.	Tenant	Comments	Division	Type	Address	City/State/Zip Code	County

No	160	BCF of Virginia, LLC		BCF	Retail Store	3750 Virginia Beach Blvd Suite 26	Virginia Beach, VA 23452-3411	Virginia Beach

No	161	BCF of North Carolina, LLC		BCF	Retail Store	4020-160 Capital Blvd	Raleigh, NC 27604-3450	Wade

No	162	BCF of Illinois, LLC		BCF	Retail Store	2614 Golf Road	Glenview, IL 60025-4744	Cook

No	164	BCF of South Carolina, LLC		BCF	Retail Store	20 Haywood Road	Greenville, SC 29607-3476	Greenville

No	165	BCF of Texas, LP		BCF	Retail Store	4522 Fredricksburg Road	San Antonio, TX 78201-6521	Bexar

No	166	BCF of Texas, LP		BCF	Retail Store	4915 South Cooper Street	Arlington, TX 76017-5930	Tarrant

No	167	BCFW of Anchorage, Inc.		BCF	Retail Store	1920 West Dimond Blvd	Anchorage, AK 99515-1419	Anchorage Brough

No	169	BCF of Pennsylvania, LLC		BCF	Retail Store	4247 Union Deposit Road	Harrisburg, PA 17111-2802	Dauphin

No	171	BCF of Ohio, LLC		BCF	Retail Store	461 Boardman-Canfield	Youngstown, OH 44512-4704	Mahoning

No	172	BCF of New York, LLC		BCF	Retail Store	1895 South Road	Poughkeepsie, NY 12601-6031	Dutchess

No	175	BCF of California, LLC		BCF	Retail Store	7777 Edinger Street #128	Huntington Beach, CA 92647-3639	Orange

No	176	BCF of Maryland, LLC		BCF	Retail Store	3286 Crain Highway	Waldorf, MD 20602-4813	Charles

No	179	BCF of California, LLC		BCF	Retail Store	4105 Century Blvd	Pittsburg, CA 94565-7102	Contra Costa

No	181	BCF of Arizona, LLC		BCF	Retail Store	2728 West Peoria Ave	Phoenix, AZ 85029-5202	Maricopa

No	182	BCF of California, LLC		BCF	Retail Store	99 Southgate Ave	Daly City, CA 94015-1415	San Mateo

No	183	BCF of California, LLC		BCF	Retail Store	1000 LaPlaya Drive	Hayward, CA 94545-2122	Alameda

No	186	BCF of Utah, LLC		BCF	Retail Store	340 East University Pkwy	Orem, UT 84058-7602	Utah

No	188	BCF of Virginia, LLC		BCF	Retail Store	7685 Sudley Road	Manassas, VA 20109-2811	Prince William

No	191	BCF of Pennsylvania, LLC		BCF	Retail Store	339 Sixth Avenue	Pittsburgh, PA 15222-2517	Allegheny

Mortgaged	Store No.	Tenant	Comments	Division	Type	Address	City/State/Zip Code	County

No	193	BCF of New Jersey, LLC		BCF	Retail Store	55 Brick Blvd	Brick, NJ 08723-7922	Ocean

No	195	BCF of California, LLC		BCF	Retail Store	1201 South Baldwin Ave	Arcadia, CA 91007-7582	LosAngeles

No	197	BCF of Pennsylvania, LLC		BCF	Retail Store	1563 Franklin Mills Circle	Philadelphia, PA 19154-3132	Philadelphia

No	200	BCF of California, LLC		BCF	Retail Store	21880 Hawthorne Blvd #395	Torrance, CA 90503-7000	Los Angeles

No	201	BCF of Oregon, LLC		BCF	Retail Store	10506 SE 82nd Ave	Portland, OR 97266-7314	Clackamas

No	204	BCF of New York, LLC		BCF	Retail Store	5863 East Circle Drive Suite 10	Cicero, NY 13039-8625	Onondaga

No	205	BCF of Illinois, LLC.		BCF	Retail Store	4500 South Damen Ave	Chicago, IL 60609-3013	Cook

No	206	BCF of Texas, LP		BCF	Retail Store	4500 San Bernardo Ave Suite A	Laredo, TX 78041-5718	Webb

No	207	BCF of Virginia, LLC		BCF	Retail Store	2060 Plank Road	Fredericksburg, VA 22401-5104	Stafford

No	209	BCF of Florida, LLC		BCF	Retail Store	12801 West Sunrise Blvd	Sunrise, FL 33323-4020	Broward

No	214	BCF of Missouri, LLC.		BCF	Retail Store	9127 Hillcrest Road	Kansas City, MO 64138-3744	Jackson

No	215	BCF of Maryland, LLC		BCF	Retail Store	1955 East Joppa Road Floor #2 Bldg B	Baltimore, MD 21234-2733	Baltimore

No	217	BCF of Maine, LLC		BCF	Retail Store	441 Western Avenue	South Portland, ME 04106-1705	Cumberland

No	220	BCF of New York, LLC		BCF	Retail Store	196 East Maine Street	Patchogue, NY 11772-3159	Suffolk

No	224	BCF of California, LLC		BCF	Retail Store	1400 Great Mall Drive	Milpitas, CA 95035-8038	Santa Clara

No	225	BCF of California, LLC		BCF	Retail Store	1600 Asusa Ave Space #250	City of Industry, CA 91748-1674	Los Angeles

No	226	BCF of New Jersey, LLC		BCF	Retail Store	2495 US Route 1 Suite 1	Lawrenceville, NJ 08648-4099	Mercer

No	228	BCF of Texas, LP		BCF	Retail Store	20740 Gulf Freeway Suite 90	Webster, TX 77598-4800	Webster

No	230	BCF of Florida, LLC		BCF	Retail Store	25813 US Highway 19 N.	Clearwater, FL 33763-2034	Pinallas

No	231	BCF of Louisiana, LLC		BCF	Retail Store	9632 Airline Highway	Baton Rouge, LA 70815-5505	East Baton Rouge Parish

Mortgaged	Store No.	Tenant	Comments	Division	Type	Address	City/State/Zip Code	County

No	235	BCF of New York, LLC		BCF	Retail Store	707 Sixth Ave	New York, NY 10010-5105	New York

No	236	BCF of Rhode Island, LLC		BCF	Retail Store	2000 Diamond Hill Road	Woonsocket, RI 02895-1554	Providence

No	238	BCF of Massachusetts, LLC		BCF	Retail Store	480 Boston Road	Billerica, MA 01821-2709	Middlesex

No	239	BCF of Nevada, LLC		BCF	Retail Store	4750 South Eastern Ave	Las Vegas, NV 89119-6195	Clark

No	249	BCF of Indiana, LLC		BCF	Retail Store	3919 Lafayette Road, Unit 400	Indianapolis, IN 46254-2531	Marion

No	253	BCF of Colorado, LLC		BCF	Retail Store	7325 West 88th Ave	Westminster, CO 80021-6486	Jefferson

No	255	BCF of Texas, LP		BCF	Retail Store	6600 Middle Fiskville Road	Austin, TX 78752-4315	Travis

No	256	BCF of Louisiana, LLC		BCF	Retail Store	8924 Jewella Road	Shreveport, TX 71118-2117	Caddo

No	257	BCF of New York, LLC		BCF	Retail Store	296 Greece Ridge Center Drive	Rochester, NY 14626-2817	Monroe

No	258	BCF of Louisiana, LLC		BCF	Retail Store	3324 Williams Blvd	Kenner, LA 70065-3802	Jefferson

No	259	BCF of Washington, LLC		BCF	Retail Store	1101 Super Mall Way Suite 1126	Auburn, WA 98001-6511	King

No	260	BCF of New Jersey, LLC		BCF	Retail Store	229 Route 73 South	Marlton, NJ 08053-4122	Burlington

No	261	BCF of Florida, LLC		BCF	Retail Store	590 West 49th Street	Hialeah, FL 33012-3605	Dade

No	264	BCF of California, LLC		BCF	Retail Store	22835 Victory Blvd	West Hills, CA 91307-3531	Los Angeles

No	265	BCF of Florida, LLC		BCF	Retail Store	9824 Atlantic Blvd	Jacksonville, FL 32225-6536	Duval

No	266	BCF of Georgia, LLC		BCF	Retail Store	2841 Greenbriar Pkwy SW	Atlanta, GA 30331-2620	DeKalbl

No	269	BCF of New Jersey, LLC		BCF	Retail Store	1100 Berdan Ave	Wayne, NJ 07470	Passaic

No	272	BCF of Delaware, LLC		BCF	Retail Store	Rt 273 & Chapman Road	Newark, DE 19702	New Castle

Mortgaged	Store No.	Tenant	Comments	Division	Type	Address	City/State/Zip Code	County

No	273	BCF of Illinois, LLC.		BCF	Retail Store	2208 South Harlem Ave	North Riverside, IL 60546-1413	Cook

No	274	BCF of California, LLC		BCF	Retail Store	4777 Mills Circle	Ontario, CA 91764-5224	San Bernadino

No	276	BCF of Maryland, LLC		BCF	Retail Store	8661 Colesville Road	Silver Springs, MD 20910-3924	Montgomery

No	277	BCFW of Hickory Commons, Inc.		BCF	Retail Store	6480 Winchester Avenue	Memphis, TN 38115-4241	Shelby

No	278	BCF of California, LLC		BCF	Retail Store	3962 Clairemont Mesa Blvd	San Diego, CA 92117-2714	San Diego

No	279	BCFW of Cheltenham, Inc.		BCF	Retail Store	2385 Cheltenham Ave & Washington Lane	Philadelphia, PA 19150-1506	Cheltenham

No	282	BCF of Pennsylvania, LLC		BCF	Retail Store	47 Spring Street	Wilkes Barre, PA 18702-5565	Luzerne

No	284	BCF of Pennsylvania, LLC		BCF	Retail Store	654 Millcreek Mall Unit 820	Erie, PA 16565-0604	Erie

No	285	BCF of California, LLC		BCF	Retail Store	2753 Center Drive	West Covina, CA 91791	Los Angeles

No	286	BCF of Texas, LP		BCF	Retail Store	3000 Grapevine Mills Pkwy Suite 343	Grapevine, TX 76051-2008	Tarrant

No	287	BCF of Arizona, LLC		BCF	Retail Store	5000 Arizona Mills Circle Suite 525	Tempe, AZ 85282-6433	Maricopa

No	289	BCF of Indiana, LLC		BCF	Retail Store	8315 Center Run Drive	Indianapolis, IN 46250-4504	Marion

No	294	BCF of California, LLC		BCF	Retail Store	1675 Willow Pass Road	Concord, CA 94518-2649	Contra Costa

No	295	BCF of New Jersey, LLC		BCF	Retail Store	6725 Black Horse Pike	Egg harbor, NJ 08234-3904	Atlantic

No	297	BCF of Alabama, LLC.		BCF	Retail Store	7001 Crestwood Blvd	Birmingham, AL 35210-2332	Jefferson

No	298	BCF of California, LLC		BCF	Retail Store	11211 183rd Street	Cerritos, CA 90703-5417	Los Angeles

No	299	BCF of California, LLC		BCF	Retail Store	5630 N. Blackstone	Fresno, CA 93710-5004	Fresno

No	300	BCF of New Jersey, LLC		BCF	Retail Store	325 Route 202 & Church Street	Flemington, Hunterdon 08822-1730	Hunterdon

No	301	BCF of California, LLC		BCF	Retail Store	28452 Marguerite Parkway	Mission Viejo, CA 92692-3708	Orange

Mortgaged	Store No.	Tenant	Comments	Division	Type	Address	City/State/Zip Code	County

No	302	BCF of Maryland, LLC		BCF	Retail Store	2639 Housley Road Bldg C	Annapolis, MD 21401-7030	AnneArundel

No	303	BCF of Maryland, LLC		BCF	Retail Store	600 N. Frederick Ave	Gaithersburg, MD 20877-2531	Montgomery

No	304	BCF of Maryland, LLC		BCF	Retail Store	118 Shawan Road	Hunt Valley, MD 21031-1381	Baltimore

No	305	BCF of Illinois, LLC		BCF	Retail Store	7061 West 159th Street	Tinley Park, IL 60477-1603	Cook

No	306	BCF of New Jersey, LLC		BCF	Retail Store	3684 Route 9 North	Freehold, NJ 07728-8533	Monmouth

No	307	BCF of New Jersey, LLC		BCF	Retail Store	370 Route 130 South	Highstown, NJ 08520-2733	Mercer

No	309	BCF of California, LLC		BCF	Retail Store	1 Expressway Mall	Rohnert Park, CA 94928	Sonoma

No	310	BCF of Virginia, LLC		BCF	Retail Store	11284 James Stewart Circle	Fairfax, VA 22030	Fairfax

No	311	BCF of Florida, LLC		BCF	Retail Store	4650 S. Cleveland Ave Suite 13A	Fort Myers, FL 33907-1308	Lee

No	312	BCF of Alabama, LLC		BCF	Retail Store	3168 Airport Road	Mobile, AL 36606-3803	Mobile

No	313	BCF of Arkansas, LLC		BCF	Retail Store	4220 East McCain Road	North Little Rock, AR 72117-2515	Pulaski

No	314	BCF of Nevada, LLC		BCF	Retail Store	4015 South Virginia Street	Reno, NV 89502-6007	Washoe

No	315	BCF of Louisiana, LLC		BCF	Retail Store	900 Manhattan Blvd	Harvey, LA 70058-4606	Jefferson

No	316	BCF of California, LLC		BCF	Retail Store	13550 Whittier Blvd Suite A	Whittier, CA 90605-4413	Los Angeles

No	317	BCF of New Jersey, LLC		BCF	Retail Store	651 Kapkowsi Street	Elizabeth, NJ 07201	Union

No	318	BCF of North Carolina, LLC		BCF	Retail Store	8141 Concord Mills Blvd	Concord, NC 28027-6457	Cabarrus

No	319	BCF of Texas, LP		BCF	Retail Store	5000 Katy Mills Circle	Katy, TX 77494-4402	Fort Bend

No	320	BCF of California, LLC		BCF	Retail Store	3870 Tyler Street	Riverside, CA 92503-3431	Riverside

No	324	BCF of Maryland, LLC		BCF	Retail Store	6901 Security Blvd	Baltimore, MD 21244-2412	Baltimore

No	325	BCF of Missouri, LLC.		BCF	Retail Store	4930 Christy Blvd	Saint Louis, MO 63116-1218	St. Louis

Mortgaged	Store No.	Tenant	Comments	Division	Type	Address	City/State/Zip Code	County
No	326	BCF of Florida, LLC		BCF	Retail Store	2415 N. Monroe Street Suite 400	Tallahassee, FL 32303-4135	Leon

No	327	BCF of New Jersey, LLC		BCF	Retail Store	5901 Route 42 South	Turnersville, NJ 08012-1469	Gloucester

No	328	BCF of New Jersey, LLC		BCF	Retail Store	6940 Hadley Road	South Plainfield, NJ 07080	Middlesex

No	329	BCF of New York, LLC		BCF	Retail Store	650 Stewart Avenue	Garden City, NY 11530-4780	Nassau

No	330	BCF of California, LLC		BCF	Retail Store	650 Sycamore Ave	Vista, CA 92083-7910	San Diego

No	331	BCF of New York, LLC		BCF	Retail Store	2001 Walden Avenue	Cheektowaga, NY 14225-5113	Erie

No	334	BCF of Ohio, LLC		BCF	Retail Store	200 Cincinnati Mills Drive	Cincinnati, OH 45240-1252	Hamilton

No	335	BCF of Connecticut, LLC		BCF	Retail Store	940 Silver Lane	East Hartford, CT 06118-1235	Hartford

No	336	BCF of Oklahoma, LLC.		BCF	Retail Store	2898 NW 63rd Street	Oklahoma City, OK 73116-4804	Oklahoma

No	337	BCF of Illinois, LLC.		BCF	Retail Store	6260 East State Street	Rockford, IL 61108-2516	Winnebago

No	338	BCF of Kansas, LLC		BCF	Retail Store	613 South Dugan Road Suite 200	Wichita, KS 67209-2328	Sedgwick

No	340	BCF of California, LLC		BCF	Retail Store	140 Orangefair Mall	Fullerton, CA 92832-3005	Orange

No	343	BCF of Texas, LP		BCF	Retail Store	13013 San Pedro Avenue Suite A	San Antonio, TX 78216-2050	Bexar

No	344	BCF of Maryland, LLC		BCF	Retail Store	7000 Arundel Mills Circle Suite A1	Hanover, MD 21076-1298	AnneArundel

No	345	BCF of Texas, LP		BCF	Retail Store	6020 North Mesa Street Suite A	El Paso, TX 79912-4606	El Paso

No	346	BCF of Indiana, LLC.		BCF	Retail Store	5652 Grape Road	Mishawaka, IN 46545-1246	St. Joseph

No	347	BCF of Florida, LLC		BCF	Retail Store	955 West Brandon Blvd	Brandon, FL 33511-4905	Hillsborough

No	348	BCF of Florida, LLC		BCF	Retail Store	11301 NW 12th Street	Miami, FL 33172-6902	Dade

No	349	BCF of Florida, LLC		BCF	Retail Store	3950 South Dale Mabry	Tampa, FL 33611-1404	Hillsborough

Mortgaged	Store No.	Tenant	Comments	Division	Type	Address	City/State/Zip Code	County
No	350	BCF of New York, LLC		BCF	Retail Store	5500 Sunrise Highway	Massapequa, NY 11758-5399	Nassayu

No	351	BCF of California, LLC		BCF	Retail Store	7938 El Cajon Blvd	La Mesa, CA 91941-3605	San Diego

No	352	BCF of Texas, LP		BCF	Retail Store	2920 SW Military Drive Suite A	San Antonio, TX 78224-1034	Bexar

No	353	BCF of Florida, LLC		BCF	Retail Store	7351 Seminole Blvd	Seminole, FL 33772-5939	Pinellas

No	355	BCF of Michigan, LLC		BCF	Retail Store	555 Center Drive NW	Grand Rapids, MI 49544-6900	Kent

No	356	BCF of Michigan, LLC		BCF	Retail Store	28746 Dequindre Road	Warren, MI 48092-5607	Macomb

No	357	BCF of Georgia, LLC		BCF	Retail Store	5900 Sugarloaf Parkway Suite# 605	Lawrenceville, GA 30043-7853	Gwinnett

No	358	BCF of New York, LLC		BCF	Retail Store	1375 Ulster Avenue	Kingston, NY 12401-1514	Ulster

No	359	BCF of North Carolina, LLC		BCF	Retail Store	8310 Pineville Matthews Road	Charlotte, NC 28226-4707	Mecklenburg

No	361	BCF of North Carolina, LLC		BCF	Retail Store	7770 North Point Blvd	Winston Salem, NC 27106-3310	Forsyth

No	362	BCF of Connecticut, LLC		BCF	Retail Store	80 Boston Post Road	Orange, CT 06477-3219	New Haven

No	363	BCF OF New York, LLC		BCF	Retail Store	2500 Central Park Avenue	Yonkers, NY 10710-1133	Westchester

No	364	BCF of Texas, LP		BCF	Retail Store	2400 Boca Chica Blvd Suite A	Brownsville, TX 78521-2308	Cameron

No	364	BCF of Texas, LP	NOT OPEN	BCF	Retail Store	4755 E. Morison Road	Brownsville, TX 78520	Cameron

No	365	BCFof Ohio, LLC		BCF	Retail Store	510 Howe Avenue	Cuyahoga Falls, OH 44221-4906	Summit

No	371	BCF of Florida, LLC		BCF	Retail Store	1205 Cortez Road West	Bradenton, FL 34207-1471	Lyon

No	376	MJM Designor Shoes of New York, LLC		MJM	Retail Store	2501 Hempstead Turnpike	East Meadow, NY 11554-2149	Nassau

No	378	BCF of Maryland, LLC		BCF	Retail Store	14700 Baltimore Ave	Laurel, MD 20707-4844	Prince Georges

Mortgaged	Store No.	Tenant	Comments	Division	Type	Address	City/State/Zip Code	County
No	379	BCF of Connecticut, LLC		BCF	Retail Store	533 South Broad Street	Meriden, CT 06450-6661	New Haven

No	381	BCF of Texas, LLC		MJM	Retail Store	13013 San Pedro Avenue Suite B	San Antonio, TX 78216-2050	Bexar

No	383	BCF of Texas, LLC		MJM	Retail Store	6020 North Mesa Street Suite B	El Paso, TX 79912-4606	El Paso

No	386	MJM Designor Shoes of Florida, LLC		MJM	Retail Store	951 West Brandon Blvd	Brandon, FL 33511-4905	Hillsborough

No	387	MJM Designer Shoes of California, LLC		MJM	Retail Store	2001 McHenry Avenue Suite 201	Modesto, CA 95350-3245	Stanislaus

No	388	MJM Designor Shoes of New Jersey, LLC		MJM	Retail Store	2495 US Route 1 Suite 16	Lawrenceville, NJ 08648-4099	Mercer

No	389	BCF of Pennsylvania, LLC		BCF	Retail Store	1083 East Pittsburgh Street	Greensburg, PA 15601-3575	Westmoreland

No	390	BCF of California, LLC		BCF	Retail Store	2001 McHenry Avenue Suite 202	Modesto, CA 95350-3245	Stanislaus

No	393	BCF of North Carolina, LLC		BCF	Retail Store	3500 North Roxboro Rd	Durham, NC 27704-2766	Durham

No	394	BCF of Maine, LLC		BCF	Retail Store	229 Springer Drive	Bangor, ME 04401-3622	Penobscot

No	404	BCF of Virginia, LLC		BCF	Retail Store	2935 Hershberger Road	Roanoke, VA 24017-1943	Roanoke

No	406	BCF of Oregon, LLC		BCF	Retail Store	833 Lancaster Drive NE	Salem, OR 97301-2929	Marion

No	407	BCF of Indiana, LLC		BCF	Retail Store	101 N. Green River Road	Evansville, IN 47715-2403	Vanderburgh

No	408	BCF of Alabama, LLC.		BCF	Retail Store	5445 Atlanta Highway	Montgomery, AL 36109-3325	Montgomery

No	413	MJM Designor Shoes of New York, LLC		MJM	Retail Store	210 Jericho Turnpike	Commack, NY 11725-3019	Suffolk

No	416	BCF of Florida, LLC		BCF	Retail Store	11250 St. Augustine Rd Suite 32	Jacksonville, FL 32257-1147	Duval

No	419	BCF of Georgia, LLC		BCF	Retail Store	2032 Lawrenceville Highway	Decatur, GA 30033-4330	Dekalb

No	420	MJM Designor Shoes of New York, LLC		MJM	Retail Store	258-01 Union Turnpike	Glen Oaks, NY 11004-1249	New York City

No	423	BCF of Indiana, LLC		BCF	Retail Store	3500 South US 41	Terre Haute, IN 47802	Vigo

Mortgaged	Store No.	Tenant	Comments	Division	Type	Address	City/State/Zip Code	County
No	424	BCF of Virginia, LLC		BCF	Retail Store	14346 Warwick Blvd # B	Newport News, VA 23602-3814	City of New Port News

No	425	BCF of Florida, LLC		BCF	Retail Store	12151 East Colonial Drive	Orlando, FL 32826-4708	Orange

No	426	BCF of Wisconsin, LLC		BCF	Retail Store	6905 Odana Road	Madison Heights, WI 53719-1017	Dane

No	427	BCF of Texas, LP		BCF	Retail Store	13739 Highway 183	North Austin, TX 78750	Williamson

No	428	BCF Kentucky, LLC		BCF	Retail Store	2909 Richmond Road	Lexington, KY 40509-1764	Lexington-Fayette

No	429	BCF of New York, LLC		BCF	Retail Store	258-01 Union Turnpike	Glen Oaks, NY 11004	New York City

No	430	BCF of Ohio, LLC		BCF	Retail Store	500 E Aurora	Macedonia, OH 44056-1804	Summit

No	431	BCF of Pennsylvania, LLC		BCF	Retail Store	1027 -1035 Market Street	Philadelphia (Center City), PA 19107-3022	Philadelphia

No	433	Johnston, Inc. BCF of Rhode Island, LLC		BCF	Retail Store	1386 Atwood Avenue	Johnston, RI 02919-4904	Providence

No	434	BCF of Texas, LP		BCF	Retail Store	6715 I-35	South Austin, TX 78744-4801	Travis

No	435	BCF of Minnesota, LLC.		BCF	Retail Store	7575 West 153rd Street	Apple Valley, MN 55124-7184	Dakota

No	436	BCF of Massachusetts, LLC		BCF	Retail Store	380 Cooley Street	Springfield, MA 01128-1144	Hampden

No	437	BCF of Georgia, LLC		BCF	Retail Store	1485 Highway 138 SE	Conyers, GA 30013-1286	Rockdale

No	438	BCF of Illinois, LLC.		BCF	Retail Store	1555 South Lake Street	Mundelein, IL 60060-4210	Lake County

No	439	BCF of Illinois, LLC.		BCF	Retail Store	510 S Rt. 59 #1A	Naperville, IL 60540-1001 (Replaces #187)	Dupage

No	440	BCF of New York, LLC		BCF	Retail Store	601 Harrry Drive & Reynolds Road	Johnson City, NY 13790-1246	Broome

No	441	BCF of Massachusetts, LLC		BCF	Retail Store	287 Washington Street	South Attleboro, MA 02703-5537	Bristol

No	442	BCF of Georgia, LLC		BCF	Retail Store	3753 Austell Road, SW	Austell, GA 30106-1106	Cobb

No	443	BCF of Massachusetts, LLC		BCF	Retail Store	344 Greenwood Street	Worchester, MA 01607-1728	Worcester

Mortgaged	Store No.	Tenant	Comments	Division	Type	Address	City/State/Zip Code	County
No	445	BCF of Connecticut, LLC		BCF	Retail Store	74 Broad Street	Stamford, CT 06901-2312	Fairfield

No	446	BCF of Washington, LLC		BCF	Retail Store	10420 59th Avenue, SW	Tacoma, WA 98499-2766 (Replaces #173)	Pierce

No	447	BCF of Massachusetts, LLC		BCF	Retail Store	339 Squire Road	Revere, MA 02151-4309	Suffolk

No	448	BCF of Nevada, LLC		BCF	Retail Store	570 North Stephanie Street	Henderson, NV 89014-6612	Clark

No	449	BCF of Pocono Crossing, LLC		BCF	Retail Store	10400 Midlothian Turnpike	Richmond, VA 23235-4408 (Replaces #202)	Chaesterfield

No	450	BCF of New York, LLC.		BCF	Retail Store	444 Route 211 E	Middletown, NY 10940-2192	Orange

No	451	BCF of Oregon, LLC		BCF	Retail Store	1716 Jantzen Beach Center	Portland, OR 97217-7845	Multnomah

No	452	BCF of Missouri, LLC.		BCF	Retail Store	5555 St. Louis Mills Blvd Suite 625	Hazelwood, MO 63042-4419 (Replaces #145)	St. Louis

No	455	BCF of Massachusetts, LLC		BCF	Retail Store	1000 Boston Turnpike	Shrewsbury, MA 01545-3380 (Replaces #271)	Worcester

No	456	BCF of Texas, LP		BCF	Retail Store	1330 N Town East Blvd	Mesquite, TX 75150-4156 (Replaces #133)	Dallas

No	457	BCF of New York, LLC		BCF	Retail Store	625 Atlantic Ave	Brooklyn, NY 11217-2169	Kings

No	458	BCF of Illinois, LLC.		BCF	Retail Store	4100 W Willow Knolls Drive	Peoria, IL 61615-4405	Peoria

No	460	BCF of Massachusetts, LLC		BCF	Retail Store	Campus Plaza Route 18	Bridgewater, MA 02324 (Replaces #243)	Plymouth

No	462	BCF of North Carolina, LLC		BCF	Retail Store	2589 Eric Ln Ste A	Burlington, NC 27215-5479 (Replaces #40)	Alamance

No	463	BCF of Nebraska, LLC		BCF	Retail Store	12303 W Center Road	Omaha, NE 68144-3925 (Replaces #76)	Omaha

No	464	BCF of Ohio, LLC		BCF	Retail Store	3575 W Dublin - Granville Road	Columbus, OH 43235-7900 (Replaces #38)	Columbus

Mortgaged	Store No.	Tenant	Comments	Division	Type	Address	City/State/Zip Code	County
No	465	BCF of Indiana, LLC.		BCF	Retail Store	10202 E. Washington Street	Indianapolis, IN 46202-2670 (Replaces #21)	Indianapolis

No	468	BCF of Michigan, LLC		BCF	Retail Store	31940 Gratiot Avenue	Roseville, MI 48066-4587 (Replaces #116)	Macomb

No	471	BCF of Texas, LP		BCF	Retail Store	14411 Westheimer Road	Houston, TX 77077-5243	Harris

No	474	BCF of Illinois, LLC.		BCF	Retail Store	125 W 87th Street	Chicago, IL 60620-1304	Cook

No	475	BCF of Connecticut, LLC		BCF	Retail Store	271 Cottage Grove Road	Bloomfield, CT 06002-3148	Hartford

No	476	BCF of Michigan, LLC		BCF	Retail Store	5625 West Saginaw Highway	Lansing, MI 48917-2490 (Replaces #66)	Eaton

No	477	BCF of New York, LLC		BCF	Retail Store	1801 South Avenue	Staten Island, NY 10314-3646	New York City

No	478	MJM Designor Shoes of New Jersey, LLC.		MJM	Retail Store	240 State Route 10	East Hanover, NJ 07936-2602	Morris

No	479	BCF of New Hampshire, LLC		BCF	Retail Store	50 Storrs Street	Concord, NH 03301-4837	Merrimack

No	480	BCF of Connecticut, LLC		BCF	Retail Store	475 Union Street	Waterbury, CT 06706-1292	New Haven

No	481	BCF of Colorado, LLC		BCF	Retail Store	1200 South Abeline Street	Aurora, CO 80012-4629 (Replaces #37)	Arapahoe

No	482	BCF of Virginia, LLC		BCF	Retail Store	2110 Wards Road	Lynchburg, VA 24502-5312	Campbell

No	483	BCFW of Grand Rapids, Inc.		BCF	Retail Store	3800 28th Street S. E.	Grand Rapids, MI 49512-1804 (Replaces #354)	Kent

No	485	MJM Designor Shoes of New Jersey, LLC		MJM	Retail Store	2103 Route 35	Holmdel, NJ 07733-2743	Monmouth

No	487	BCF of Oklahoma, LLC		BCF	Retail Store	7401 S Shields Blvd.	Oklahoma City, OK 73149-1516 (Replaces #144)	Oklahoma

No	488	BCF of Texas, LP		BCF	Retail Store	12005 Northwest Freeway	Houston, TX 77092	Harris

No	489	BCF of New Mexico, LLC		BCF	Retail Store	3400 Calle Cuervo NW	Albuquerque, NM 87114-9222	Bernalillo

Mortgaged	Store No.	Tenant	Comments	Division	Type	Address	City/State/Zip Code	County
No	490	BCF of Washington, LLC		BCF	Retail Store	7500 West Canal Drive	Kennewick, WA 99336-7616	Benton

No	491	BCF of Florida, LLC		BCF	Retail Store	1725 East Hallandale Beach Blvd	Hallandale, FL 33009-4621	Broward

No	492	BCF of Ohio, LLC		BCF	Retail Store	580 North Lexington Springmill Road Room # 105 A	Mansfield, OH 44906-3822	Richland

No	493	BCF of Texas, LP		BCF	Retail Store	3710 Irving Mall	Irving, TX 75062-5156	Dallas

No	494	BCF of Pennsylvania, LLC		BCF	Retail Store	3050 N. 5th Highway	Reading, PA 19605-2473 (Replaces #11 & #180)	Berks

No	495	BCF of Pennsylvania, LLC		BCF	Retail Store	323 Old York Road, Unit B	Jenkintown, PA 19046	Montgomery

No	496	BCF of Minnesota, LLC.		BCF	Retail Store	600 Northtown Drive	Blaine, MN 55434-4501	Auoka

No	497	BCF of Indiana, LLC		BCF	Retail Store	4120 Illionis Road	Fort Wayne, IN 46804-1208	Allen

No	499	MJM Designor Shoes of New Jersey, LLC		MJM	Retail Store	6143 Hadley Road	South Plainfield, NJ 07080-1115	Middlesex

No	869	BCF Realty of Paramus, Inc.	Lease entire shopping center	Tenant	Tenant Retail	651 Route 17 South Suite 2	Paramus, NJ 07652	Bergen

Yes	512	Burlington Coat Factory Warehouse of San Bernardino, LLC		Warehouse	Warehouse	570-A East Mill Street	San Bernardino, CA 92408	San Bernadino

No	513	Burlington Coat Factory of California, LLC		Warehouse	Warehouse	2200 Palmetto Avenue, Unit B	Redlands, CA 92374-5020	San Bernadino

No	380	MJM Designer Shoes of West Oak, Inc.	Attached to 206	MJM	Vacant			Webb

No	382	MJM Designer Shoes of South San Antonio, Inc.	Attached to 352	MJM	Tenant			Bexar

No	384	MJM Designer Shoes of Brownsville, Inc.	Attached to 364	MJM	Tenant			Cameron

Mortgaged	Store No.	Tenant	Comments	Division	Type	Address	City/State/Zip Code	County
No	385	MJM Designer Shoes of Ft. Meyers, Inc.	Attached to 311	MJM	Vacant			Lee

No	520	BCF of Georgia, LLC		BCF	Retail Store	14045 Abercorn Street	Savannah, GA 31419-1957	Chatham

No	521	BCF of Michigan, LLC		BCF	Retail Store	3175 Westbay Drive, Suite C	Saginaw, MI 48604-2535	Saginaw

No	522	BCF of New York, LLC		BCF	Retail Store	3300 Chambers Road	Horseheads, NY 14845-1404	Chemug

No	523	BCF of Illinois, LLC		BCF	Retail Store	2031 Manheim Road	Melrose Park, IL 60160-1003	Cook

No	524	BCF of Kansas, LLC		BCF	Retail Store	6451 Quivira Shawnee Mission Parkway	Shawnee Mission, KS 66216-2745	Johnson

No	525	BCF of North Dakota, LLC		BCF	Retail Store	4305 13th Avenue South	Fargo, ND 58103-3309	Cass

No	526	BCF of Michigan, LLC		BCF	Retail Store	16301 Ford Road	Dearborn, MI 48126-4146	Wayne

No	527	BCF of Texas, LP		BCF	Retail Store	103 W Loop 281	Longview, TX 75605	Greg

No	528	BCF of Louisiana, LLC		BCF	Retail Store	150 Northshore Blvd #50000	Slidell, LA 70460-6829	St Tammany Rarish

No	529	BCF of Texas, LP		BCF	Retail Store	4800 Texoma Parkway	Sherman, TX 75090	Grayson

No	530	BCF of Michigan, LLC		BCF	Retail Store	355555 Warren Road	Westland, MI 48185-6440	Wayne

No	531	BCF of Texas, LP		BCF	Retail Store	300 S. Plano Road	Richardson, TX 75081-4505	Dallas

No	532	BCF of Texas, LP		BCF	Retail Store	5050 W Waco Drive	Waco, TX 76710-7022	McLennan

No	533	BCF of Texas, LP		BCF	Retail Store	2322 San Jacinto Blvd	Denton, TX 76205-7532	Denton

No	534	BCF of Colorado, LLC		BCF	Retail Store	820 Citadel Drive East	Colorado Springs, CO 80909	El Paso

Mortgaged	Store No.	Tenant	Comments	Division	Type	Address	City/State/Zip Code	County
No	536	BCF of Mississipi, LLC		BCF	Retail Store	550 Stateline Road W	Southaven, MS 38671-1604	DeSoto

No	537	BCF of Colorado, LLC		BCF	Retail Store	1730 Briargate Blvd.	Colorado Springs, CO 80920-3443	El Paso

No	538	BCF of Michigan, LLC		BCF	Retail Store	6720 Ring Road	Portage, MI 49024-3576	Kalamazoo

No	539	BCF of Louisiana, LLC		BCF	Retail Store	3437 Masonic Drive	Alexandria, LA 71301-3688	Rapides Parish

No	540	BCF of Alabama, LLC.		BCF	Retail Store	7201 Aaron Aronov Drive	Fairfield, AL 35064-1816	Jefferson

No	541	BCF of Illinois, LLC		BCF	Retail Store	1300 N. Larkin Avenue	Joliet, IL 60435-3765	Will and Kendall

No	542	BCF of Indiana, LLC		BCF	Retail Store	1500 Greentree Blvd.	Clarksville, IN 47129-2208	Clark

No	543	BCF of Texas, LP		BCF	Retail Store	205 West Greens Road	Houston, TX 77067-4603	Harris

No	544	BCF of California, LLC		BCF	Retail Store	4400 California Avenue	Bakersfield, CA 93309-1102	Kern

No	545	BCF of New York, LLC		BCF	Retail Store	1 Crossgates Mall Road Suite A108	Albany, NY 12203-5385	Albany

No	547	BCF of Pennsylvania, LLC		BCF	Retail Store	700 E Hunting Park Avenue	Philadelphia, PA 19124-4827	Philadelphia

No	548	BCF of Ohio, LLC		BCF	Retail Store	5555 Youngstown - Warren Road Unit #2	Niles, OH 44446-4821 (Replaces #109)	Trumbull

No	549	BCF of California, LLC		BCF	Retail Store	35900 Date Palm Drive	Cathederal City, CA 92234-6657	Riverside

No	550	BCF of Texas, LP		BCF	Retail Store	5201 Houston Street	Ft. Worth, TX 76132-1906	Tarrant

No	551	Cohoes Fashions of Cranston, INC		BCF	Retail Store	156 Hillside Road	Cranston, RI 02920-5663	Providence

No	552	Cohoes Fashions of New Jersey, LLC		BCF	Retail Store	651 Kapkowsi Street	Elizabeth, NJ 07201 (Replaces C #321)	Union

Mortgaged	Store No.	Tenant	Comments	Division	Type	Address	City/State/Zip Code	County
No	553	BCF of Michigan, LLC		BCF	Retail Store	3285 S Linden Road	Flint, MI 48507-3005	Wayne

No	554	BCF of Florida, LLC		BCF	Retail Store	3800 US Highway 98 N, Suite 510	Lakeland, FL 33809-3866	Polk

No	555	BCF of Florida, LLC		BCF	Retail Store	3831 Vine Street Suite #33	Kissimmee, FL 34741-4651	Osceola

No	556	BCF of Texas, LP		BCF	Retail Store	12001 East Freeway (I-10)	Houston, TX 77029-1915	Harris

No	557	BCF of Illinois, LLC		BCF	Retail Store	1710 N Kostner Avenue	Chicago, IL 60639-4073	Cook

No	558	BCF of South Carolina, LLC		BCF	Retail Store	7201 Two Notch Road	Columbia, SC 29223-7527	Richland

No	559	BCF of Texas, LP		BCF	Retail Store	6537 NE Loop 820	North Richland Hills, TX 76180-6010	Tarrant

No	560	BCF of Mississipi, LLC		BCF	Retail Store	1395 Metrocenter Mall	Jackson, MS 39209-7520	Hinds

No	561	BCF of Texas, LP		BCF	Retail Store	4200 South Freeway, Suite 1700	Ft. Worth, TX 76115	Tarrant

No	562	BCF of Virginia, LLC		BCF	Retail Store	103 Marketplace Drive	Hampton, VA 23666-3163	Aberdeen

No	563	BCF of California, LLC		BCF	Retail Store	550 E Danenberg Drive	El Centro, CA 92243	Imperial

No	564	BCF of Texas, LP		BCF	Retail Store	2201 South Western Street	Amarillo, TX 79109-1517	Potter-Randall

No	565	BCF of Texas, LP		BCF	Retail Store	6050 Brownfield Road	Lubbock, TX 79407-3726	Lubbock

No	566	BCF of Kansas, LLC		BCF	Retail Store	1831 SW Wanamaker Road	Topeka, KS 66604-3822	Shawnee

No	567	BCF of Louisiana, LLC		BCF	Retail Store	4700 Millhaven Road	Monroe, LA 71203-7032	Quachita Parish

No	568	BCF of California, LLC		BCF	Retail Store	320 West Rancho Vista Blvd	Palmdale, CA 93551-3710	Los Angeles

Mortgaged	Store No.	Tenant	Comments	Division	Type	Address	City/State/Zip Code	County
No	569	BCF of Idaho, LLC		BCF	Retail Store	1509 Nampa Caldwell Blvd, Suite #31	Nampa, ID 83651-8509	Canyon

No	570	BCF of Georgia, LLC		BCF	Retail Store	2911 George Busbee Parkway	Kennesaw, GA 30144-6812	Cobb

No	571	BCF of California, LLC		BCF	Retail Store	3702 East Hammer Lane	Stockton, CA 95212-2811	San Joaquin

No	572	BCF of Kentucky, LLC		BCF	Retail Store	3600 Bardstown Road	Louisville, KY 40218-2206	Jefferson

No	573	BCF of California, LLC		BCF	Retail Store	3150 W Imperial Highway	Inglewood, CA 90303	Los Angeles

No	574	BCF of Puerto Rico, LLC		BCF	Retail Store	65th Infantry Hwy, Rio Piedras	San Juan, PR	San Juan

No	575	BCF of Texas, LP		BCF	Retail Store	7517 NE Loop 1604 & Interstate 35	Live Oak, TX 78266	Bexar

No	576	BCF of Texas, LP		BCF	Retail Store	591 East Trenton Road	Edinburg, TX 78541	Hidalgo

No	577	BCF of Massachusetts, LLC		BCF	Retail Store	50 Holyoke Street	Holyoke, MA 01040-2709	Hampden

No	578	BCF of Florida, LLC		BCF	Retail Store	1008 International Speedway	Daytona, FL 32114	Volusia

No	579	BCF of South Carolina, LLC		BCF	Retail Store	1450 WO Ezell Blvd	Spartanburg, SC 29301	Spartan

No	580	BCF of Florida, LLC		BCF	Retail Store	9839 Military Trail	Boynton Beach, FL 33436-3202	Palm Beach

No	581	BCF of California, LLC		BCF	Retail Store	6145 San Juan Avenue	Citrus Heights, CA 95601	Sacramento

No	582	BCF of Alabama, LLC.		BCF	Retail Store	900 Commons Drive Unit 414	Dothan, AL 36306-2268	Houston

No	583	BCF of Wisconsin, LLC		BCF	Retail Store	5538 Durand Avenue	Racine, WI 53406-5056	Racine

No	584	BCF of New York, LLC		BCF	Retail Store	21182 Salmon Run Mall Loop	Watertown, NY 13601	Jefferson

Mortgaged	Store No.	Tenant	Comments	Division	Type	Address	City/State/Zip Code	County
No	585	BCF of New York, LLC		BCF	Retail Store	710 Horatio Street	Uticia, NY 13502	Oneida

No	586	BCF of New York, LLC		BCF	Retail Store	3240 Palisades Center Drive	Wet Nyack, NY 10994	Rockland

No	587	BCF of Arizona, LLC		BCF	Retail Store	3140 S 4th Avenue	Yuma, AZ 85364	Yuma

No	588	BCF of Ohio, LLC		BCF	Retail Store	5325 Airport Highway	Toledo, OH 43615	Lucas

No	589	BCF of Nevada, LLC		BCF	Retail Store	4906 South Carson Street	Carson City, NV 89701	Carson City

No	590	BCF of New York, LLC		BCF	Retail Store	275 Main Street	White Plains, NY 10601-2410	Westchester

No	591	BCF of Ohio, LLC		BCF	Retail Store	22400 Shore Center Drive	Euclid, OH 44123	Cuyahoga

No	592	BCF of Ohio, LLC		BCF	Retail Store	5245 Ridge Road	Cincinnati, OH 45213	Hamilton

No	593	BCF of Delaware, LLC		BCF	Retail Store	Interstate 95 & Naamans Road	Claymont, DE19703	New Castle

No	594	BCF of Georgia, LLC		BCF	Retail Store	1901 Terrell Mill Road	Marietta, GA 30067	Cobb

No	595	BCF of Puerto Rico, LLC		BCF	Retail Store	200 Rafael Cordero Avenue - Suite 1360	Caguas, PR 00725	Caguas

No	596	BCF of California, LLC		BCF	Retail Store	2840 S Bristol Street	Santa Ana, CA 92704	Orange

No	597	BCF of Pennsylvania, LLC		BCF	Retail Store	300 Lycoming Mall Cyrcly Suite 3021	Pennsdale, PA 17756-9802	Lycoming

No	598	BCF of Pennsylvania, LLC		BCF	Retail Store	1368 Main Mall Run Road Space 100	Uniontown, PA 15401	Fayette

No	599	BCF of Pennsylvania, LLC		BCF	Retail Store	864 Chambersburg Mall	Chambersburg, PA 17202	Franklin

No	600	BCF of New Jersey, LLC		BCF	Retail Store	155 Route 130 South Suite K	Cinnaminson, NJ 08077	Burlington

Mortgaged	Store No.	Tenant	Comments	Division	Type	Address	City/State/Zip Code	County
No	731	BCF of Maryland, LLC		BCF	Retail Store	3701 Branch Avenue	Hillcrest Heights, MD 20748-1401	Prince George

No	732	BCF of Michigan, LLC		BCF	Retail Store	18000 Vernier Road	Harper Woods, MI 48225	Wayne

No	733	BCF of Maryland, LLC		BCF	Retail Store	7700 Ritchie Highway	Glen Burnie, MD21061	Anne Arundel

No	734	BCF of Kentucky, LLC		BCF	Retail Store	9070 Dixie Highway	Louisville, KY 40258	Jefferson

No	735	BCF of Kentucky, LLC		BCF	Retail Store	4293 Winston Avenue Suite 2	Covington, KY 41015-1709	Kenton

No	736	BCF of Ohio, LLC		BCF	Retail Store	6055 East Main Street	Columbus, OH 43213	Franklin

No	737	BCF of New Jersey, LLC		BCF	Retail Store	3848 S. Delsea Drive	Vineland, NJ 08360	Cumberland

No	738	BCF of Ohio, LLC		BCF	Retail Store	5120 Salem Avenue	Dayton, OH 45426-2042	Montgomery

No	739	BCF of North Carolina, LLC		BCF	Retail Store	2516 North Sardis Road	Charlotte, NC 28227-7723	Mecklenburg

No	740	BCF of New Jersey, LLC		BCF	Retail Store	2301 State Route 66	Ocean Township, NJ 07712	Ocean

No	741	BCF of California, LLC		BCF	Retail Store	6900-6902 Chestnut Street #A-1	Gilroy, CA 95020	Santa Clara

No	742	BCF of Wisconsin, LLC		BCF	Retail Store	6748 Greenfield Avenue	West Allis, WI 53214	Miliwaukee

No	744	BCF of Illinois, LLC		BCF	Retail Store	North Second Street	Machesney Park, IL 61115	Winnebago

No	745	BCF of California, LLC		BCF	Retail Store	233 East Compton Blvd	Compton, CA 90221	Los Angeles

No	746	BCF of Illinois, LLC		BCF	Retail Store	4701 N. Harlem Avenue	Harwood Heights, IL 60706	Cook

No	747	BCF of Iowa, LLC		BCF	Retail Store	1431 Kimberly Road	Bettendorf, IA 52722	Scott

Mortgaged	Store No.	Tenant	Comments	Division	Type	Address	City/State/Zip Code	County
No	748	BCF of California, LLC		BCF	Retail Store	39835 Alta Murietta Drive	Murrieta, CA 92563	Riverside

No	749	BCF of Illinois, LLC		BCF	Retail Store	250 S Randall Road	Elgin, IL 60123	Kane

No	750	BCF of California, LLC		BCF	Retail Store	1264 East Gibson Road	Woodland, CA 95776	Yolo

No	751	BCF of Texas, LP		BCF	Retail Store	800 Almeda Mall	Houston, TX 77075	Harris

No	752	BCF of Massachusetts, LLC		BCF	Retail Store	181 Mariano S Biship Blvd	Fall River, MA 02721-2368	Bristol

No	753	BCF of Indiana, LLC		BCF	Retail Store	2652 E 79th Avenue	Merrillville, IN 46410-5765	Lake

No	754	BCF of Arizona, LLC		BCF	Retail Store	3595 E Broadway Blvd	Tucson, AZ 85716-5405	Pima

No	755	BCF of Texas, LP		BCF	Retail Store	4101 E 42nd Street	Odessa, TX 79762-7179	Ector

No	756	BCF of California, LLC		BCF	Retail Store	720 N Main Street	Corona, CA 92880-1439	Riverside

No	757	BCF of Maryland, LLC		BCF	Retail Store	7735 Eastpoint Mall	Baltimore, MD 21224-2118	Baltimore

No	758	BCF of California, LLC		BCF	Retail Store	2021 Harbison Drive	Vacaville, CA 95687-3904	Solano

No	759	BCF of California, LLC		BCF	Retail Store	555 I Street	Chula Visa, CA 91910-5317	San Diego

No	760	BCF of California, LLC		BCF	Retail Store	9175 E Stocton Blvd	Elk Grove, CA 95624-9505	Sacramento

No	761	BCF of California, LLC		BCF	Retail Store	12625 Frederick Street - Suite [__]	Moreno Valley, CA 92553	Riverside

No	762	BCF of Illinois, LLC		BCF	Retail Store	11640 S Marshfield Avenue	Chicago, IL 60643-4903	Cook/ DuPage

No	763	BCF of Florida, LLC		BCF	Retail Store	3333 North Stare Road 7	Lauderdale Lakes, FL 33319	Broward

Mortgaged	Store No.	Tenant	Comments	Division	Type	Address	City/State/Zip Code	County
No	764	BCF of Puerto Rico, LLC		BCF	Retail Store	18400 Stare Road #3	Canovanas, PR 00729	Canovanas

No	765	BCF of Illinois, LLC		BCF	Retail Store	13120 Rivercrest Drive	Crestwood, IL 60445	Cook

No	766	BCF of California, LLC		BCF	Retail Store	5517 Philadelphia Street	Chino, CA 91710	San Bernardino

No	767	BCF of Pennsylvania, LLC		BCF	Retail Store	400 S State Road (US-1)	Springfield, PA 19064	Delaware

No	768	BCF of California, LLC		BCF	Retail Store	19131 Bear Valley Road	San Bernardino, CA 92308	San Bernardino

No	769	BCF of California, LLC		BCF	Retail Store	1350 Fitzgerald Drive	Pinole, CA 94564	Contra Costa

No	770	BCF of Virginia, LLC		BCF	Retail Store	4200 Portsmouth Blvd	Chesapeake, VA 23321	Northampton

No	771	BCF of Puerto Rico, LLC		BCF	Retail Store	Miguel a Pou Blvd. KM 26.4	Ponce, PR 00731	Ponce

No	772	BCF of California, LLC		BCF	Retail Store	13092 Harbor Boulevard	Garden Grove, CA 92843	Orange

No	773	BCF of California, LLC		BCF	Retail Store	285 N Moorpark Road	Thousand Oaks, CA 91360-4304	Ventura

No	774	BCF of Colorado, LLC		BCF	Retail Store	14500 W Colfax Avenue, Unit 365	Lakewood, CO 80401-3245	Jefferson

No	775	BCF of California, LLC		BCF	Retail Store	303 Newpark Mall	Newark, CA 95460	Alameda

No	776	BCF of Virginia, LLC		BCF	Retail Store	10101 Brooks Road	Glan Allen, VA 23059	Henrico

No	777	BCF of California, LLC		BCF	Retail Store	1520 Industrial Park Avenue	Redlands, CA 92374	San Bernardino

No	778	BCF of New Jersey, LLC		BCF	Retail Store	8101 Tonnelle Avenue	North Bergen, NJ 07047	Hudson

No	779	BCF of Puerto Rico, LLC	NOT OPEN	BCF	Retail Store	SR 2 and Main Avenue	Bayamon, PR 00960	Bayamon

Mortgaged	Store No.	Tenant	Comments	Division	Type	Address	City/State/Zip Code	County
No	780	BCF of California, LLC		BCF	Retail Store	2245 East Magnolia Boulevard	Burbank, CA 91506	Los Angeles

No	786	BCF of Florida, LLC	NOT OPEN	BCF	Retail Store	8944 W State Road 84	Davie, FL 33324	Broward

No	787	BCF of Texas, LP	NOT OPEN	BCF	Retail Store	4400 North Freeway	Houston, TX	Harris

No	789	BCF of New York, LLC	NOT OPEN	BCF	Retail Store	96-05 Quenns Boulevard	Rego Park, NY	Queens

No	796	BCF of Texas, LP	NOT OPEN	BCF	Retail Store	9470 FM 1960	Humble, TX	Harris

No	803	BCF of Puerto Rico, LLC	NOT OPEN	BCF	Retail Store	PR State Road 149	Manati, PR 00674	Cotto Ward

No	809	BCF of Louisiana, LLC	NOT OPEN	BCF	Retail Store	3300 Ambassador Caffert Parkway	Lafayette, LA 70506-7522	Lafeyette Prish

No	810	BCF of New York, LLC	NOT OPEN	BCF	Retail Store	700 Exterior Street	Bronx, NY 10451	New York

No	811	BCF of Florida, LLC	NOT OPEN	BCF	Retail Store	10101 Southern Boulevard	Royal Palm Beach, FL 33411-4336	Palm Beach

No	814	BCF of Texas, LP	NOT OPEN	BCF	Retail Store	2812 Business Center Drive	Pearland, TX 77584-2189	Brazoria

No	815	BCF of Pennsylvania, LLC	NOT OPEN	BCF	Retail Store	424 W Oregon Avenue	Philadelphia, PA 19148-4605	Philadelphia

No	816	BCF of Texas, LP	NOT OPEN	BCF	Retail Store	455 South Bibb Avenue	Eagle Pass, TX 76652	Maverick

No	817	BCF of North Carolina, LLC	NOT OPEN	BCF	Retail Store	4716 South Blvd	Charlotte, NC 28217	Mecklenburg

No	818	BCF of Puerto Rico, LLC	NOT OPEN	BCF	Retail Store	SR 2 and Main Avenue	Bayamon, PR 00960	Bayamon

No	819	BCFW of Anchorage, Inc.	NOT OPEN	BCF	Retail Store	3101 Penland Parkway	Anchorage, AK 99519	Anchorage

No	820	BCF of Georgia, LLC	NOT OPEN	BCF	Retail Store	2911 Airport Thruway, Suite A	Columbus, GA 31909	Muscogee

Mortgaged	Store No.	Tenant	Comments	Division	Type	Address	City/State/Zip Code	County
No	821	BCF of Michigan, LLC	NOT OPEN	BCF	Retail Store	1950 Pipestone Road	Benton Harbor, MI 49022	Berrien

Schedule 3.06(a)

Disclosed Matters

None.

Schedule 3.06(b)

Environmental Matters

All matters and conditions set forth in the “Summary of Conclusions” section of the report entitled “Environmental Review of Certain Burlington Coat Factory Warehouse Corporation Facilities,” prepared by ENVIRON International Corporation and dated February 2006, are incorporated herein by reference. The inclusion of this item on this Schedule is not an admission by any of the Loan Parties that this item represents a Material Adverse Effect for purposes of, or is required to be disclosed under, the Credit Agreement for which this Schedule was prepared.

Schedule 3.06(c)

Superfund Sites

None.

Schedule 3.06(d)

Real Estate Liens

None.

Schedule 3.10

ERISA Matters

None.

Schedule 3.12

Subsidiaries; Joint Ventures

Issuer	Record Owner	Class of Shares	Number of Shares held by Record Owner	Number of Issued and Outstanding Shares	Percentage of Shares held by Record Owner
Burlington Coat Factory of Alabama, LLC	Burlington Coat Factory Warehouse Corporation	Units	1,000	1,000	100%
Burlington Coat Factory Realty of Huntsville LLC	Burlington Coat Factory Realty Corp	Units	1,000	1,000	100%
Burlington Coat Factory Warehouse of Anchorage, Inc.	Burlington Coat Factory Warehouse Corporation	Common	1,000	1,000	100%
Burlington Coat Factory of Arizona, LLC	Burlington Coat Factory Warehouse Corporation	Units	1,000	1,000	100%
Burlington Coat Factory Realty of Mesa, Inc.	Burlington Coat Factory Realty Corp.	Common	1,000	1,000	100%
Burlington Coat Factory Realty of Desert Sky, Inc.	Burlington Coat Factory Realty Corp.	Common	1,000	1,000	100%
Burlington Coat Factory of Arkansas, LLC	Burlington Coat Factory Warehouse Corporation	Units	1,000	1,000	100%
Burlington Coat Factory of California, LLC	Burlington Coat Factory Warehouse Corporation	Units	1,000	1,000	100%
Burlington Coat Factory of San Bernardino, LLC	Burlington Coat Factory Warehouse Corporation.	Units	1,000	1,000	100%
Baby Depot of California, LLC	Burlington Coat Factory Warehouse Corporation	Units	1,000	1,000	100%
MJM Designer Shoes of California, LLC	Burlington Coat Factory Warehouse Corporation	Units	1,000	1,000	100%
Burlington Coat Factory Realty of Dublin, Inc.	Burlington Coat Factory Realty Corp.	Common	1,000	1,000	100%
Burlington Coat Factory Realty of Florin, Inc.	Burlington Coat Factory Realty Corp.	Common	1,000	1,000	100%
Burlington Coat Factory Realty of Ventura, Inc.	Burlington Coat Factory Realty Corp.	Common	1,000	1,000	100%
Burlington Coat Factory of Colorado, LLC	Burlington Coat Factory Warehouse Corporation	Units	1,000	1,000	100%

Issuer	Record Owner	Class of Shares	Number of Shares held by Record Owner		Number of Issued and Outstanding Shares	Percentage of Shares held by Record Owner
Burlington Coat Factory of Connecticut, LLC	Burlington Coat Factory Warehouse Corporation	Units		1,000	1,000	100%
Cohoes Fashions of Connecticut, LLC	Burlington Coat Factory Warehouse Corporation	Units		1,000	1,000	100%
Burlington Coat Realty of East Windsor, Inc.	Burlington Coat Factory Realty Corp.	Common		1,000	1,000	100%
Burlington Coat Factory Warehouse Corporation	Burlington Coat Factory Investments Holdings, Inc.	Common		1,000	1,000	100%
Burlington Coat Factory Investments Holdings, Inc.	Burlington Coat Factory Holdings, Inc.	Common		1,000	1,000	100%
Burlington Coat Factory Realty Corp.	Burlington Coat Factory Warehouse Corporation	Common		1,000	1,000	100%
Burlington Coat Factory of Delaware, LLC	Burlington Coat Factory Warehouse Corporation	Units		1,000	1,000	100%
MJM Designer Shoes of Delaware, LLC	Burlington Coat Factory Warehouse Corporation	Units		1,000	1,000	100%
C.F.I.C. Corporation	Burlington Coat Factory Warehouse Corporation	Common		100	100	100%
Burlington Coat Factory of Texas, Inc.	Burlington Coat Factory Warehouse Corporation	Common		1,000	1,000	100%
Bee Ridge Plaza, LLC	K&T Acquisition Corp.	Membership Interests	$	Capital Contribution 7,900,000.00	N/A	100%
Burlington Coat Factory of Florida, LLC	Burlington Coat Factory Warehouse Corporation	Units		1,000	1,000	100%
MJM Designer Shoes of Florida, LLC	Burlington Coat Factory Warehouse Corporation	Units		1,000	1,000	100%
Burlington Coat Factory Realty of University Square, Inc.	Burlington Coat Factory Realty Corp.	Common		1,000	1,000	100%
Burlington Coat Factory Realty of Coral Springs, Inc.	Burlington Coat Factory Realty Corp.	Common		1,000	1,000	100%
Burlington Coat Factory Realty of West Colonial, Inc.	Burlington Coat Factory Realty Corp.	Common		1,000	1,000	100%
Burlington Coat Factory Realty of Orlando, Inc.	Burlington Coat Factory Realty Corp.	Common		1,000	1,000	100%
Burlington Coat Factory Realty of Sarasota, Inc.	Burlington Coat Factory Realty Corp.	Common		1,000	1,000	100%
K&T Acquisition Corp.	Burlington Coat Factory Warehouse Corporation	Common		1,000	1,000	100%

Issuer	Record Owner	Class of Shares	Number of Shares held by Record Owner	Number of Issued and Outstanding Shares	Percentage of Shares held by Record Owner
Burlington Coat Factory of Georgia, LLC	Burlington Coat Factory Warehouse Corporation	Units	1,000	1,000	100%
Burlington Coat Factory Warehouse of Atlanta, Inc.	Burlington Coat Factory Warehouse Corporation	Common	200	200	100%
Burlington Coat Factory Realty of Morrow, Inc.	Burlington Coat Factory Realty Corp.	Common	1,000	1,000	100%
Burlington Coat Factory of Hawaii, LLC	Burlington Coat Factory Warehouse Corporation	Units	1,000	1,000	100%
Burlington Coat Factory of Idaho, LLC	Burlington Coat Factory Warehouse Corporation	Units	1,000	1,000	100%
Burlington Coat Factory of Illinois, LLC	Burlington Coat Factory Warehouse Corporation	Units	1,000	1,000	100%
Burlington Coat Factory Warehouse of East St. Louis, Inc.	Burlington Coat Factory Warehouse Corporation	Common	1,000	1,000	100%
Burlington Coat Realty of Gurnee, Inc.	Burlington Coat Factory Realty Corp.	Common	1,000	1,000	100%
Burlington Coat Factory Realty of Bloomingdale, Inc.	Burlington Coat Factory Realty Corp.	Common	1,000	1,000	100%
Burlington Coat Factory Realty of River Oaks, Inc.	Burlington Coat Factory Realty Corp.	Common	1,000	1,000	100%
Burlington Coat Factory of Indiana, LLC	Burlington Coat Factory Warehouse Corporation	Units	1,000	1,000	100%
Burlington Coat Factory Realty of Greenwood, Inc.	Burlington Coat Factory Realty Corp.	Common	1,000	1,000	100%
Burlington Coat Factory of Iowa, LLC	Burlington Coat Factory Warehouse Corporation	Units	1,000	1,000	100%
Burlington Coat Factory of Kansas, LLC	Burlington Coat Factory Warehouse Corporation	Units	1,000	1,000	100%
Burlington Coat Factory of Kentucky, Inc.	Burlington Coat Factory Warehouse Corporation	Common	1,000	1,000	100%
Burlington Coat Factory of Louisiana, LLC	Burlington Coat Factory Warehouse Corporation	Units	1,000	1,000	100%
Burlington Coat Factory of Maine, LLC	Burlington Coat Factory Warehouse Corporation	Units	1,000	1,000	100%
Burlington Coat Factory of Maryland, LLC	Burlington Coat Factory Warehouse Corporation	Units	1,000	1,000	100%

Issuer	Record Owner	Class of Shares	Number of Shares held by Record Owner	Number of Issued and Outstanding Shares	Percentage of Shares held by Record Owner
Burlington Coat Factory of Massachusetts, LLC	Burlington Coat Factory Warehouse Corporation	Units	1,000	1,000	100%
Cohoes Fashions of Massachusetts, LLC	Burlington Coat Factory Warehouse Corporation	Units	1,000	1,000	100%
Burlington Coat Factory Realty of North Attleboro, Inc.	Burlington Coat Factory Realty Corp.	Common	1,000	1,000	100%
Burlington Coat Factory of Michigan, LLC	Burlington Coat Factory Warehouse Corporation	Units	1,000	1,000	100%
Burlington Coat Factory Warehouse of Detroit, Inc.	Burlington Coat Factory Warehouse Corporation	Common	1,000	1,000	100%
Burlington Coat Factory Warehouse of Redford, Inc.	Burlington Coat Factory Warehouse Corporation	Common	100	100	100%
Burlington Coat Factory Warehouse of Grand Rapids, Inc.	Burlington Coat Factory Warehouse Corporation	Common	1,000	1,000	100%
Burlington Coat Factory of Minnesota, LLC	Burlington Coat Factory Warehouse Corporation	Units	1,000	1,000	100%
Burlington Coat Factory of Mississippi, LLC	Burlington Coat Factory Warehouse Corporation	Units	1,000	1,000	100%
Burlington Coat Factory of Missouri, LLC	Burlington Coat Factory Warehouse Corporation	Units	1,000	1,000	100%
Burlington Coat Factory Realty of Des Peres, Inc.	Burlington Coat Factory Realty Corp.	Common	1,000	1,000	100%
Burlington Coat Factory of Montana, LLC	Burlington Coat Factory Warehouse Corporation	Units	1,000	1,000	100%
Burlington Coat Factory of Nebraska, LLC	Burlington Coat Factory Warehouse Corporation	Units	1,000	1,000	100%
Burlington Coat Factory of Nevada, LLC	Burlington Coat Factory Warehouse Corporation	Units	1,000	1,000	100%
Burlington Coat Realty of Las Vegas, Inc.	Burlington Coat Factory Realty Corp.	Common	1,000	1,000	100%
Burlington Coat Factory of New Hampshire, LLC	Burlington Coat Factory Warehouse Corporation	Units	1,000	1,000	100%
Burlington Coat Factory of New Jersey, LLC	Burlington Coat Factory Warehouse Corporation	Units	1,000	1,000	100%
MJM Designer Shoes of New Jersey, LLC	Burlington Coat Factory Warehouse Corporation	Units	1,000	1,000	100%

Issuer	Record Owner	Class of Shares	Number of Shares held by Record Owner	Number of Issued and Outstanding Shares	Percentage of Shares held by Record Owner
Cohoes Fashions of New Jersey, LLC	Burlington Coat Factory Warehouse Corporation	Units	1,000	1,000	100%
Burlington Coat Factory Direct Corporation	Burlington Coat Factory Warehouse Corporation	Common	1,000	1,000	100%
MJM Designer Shoes of Moorestown, Inc.	Burlington Coat Factory Warehouse Corporation	Common	1,000	1,000	100%
Super Baby Depot of Moorestown, Inc.	Burlington Coat Factory Warehouse Corporation	Common	1,000	1,000	100%
Burlington Coat Factory Realty of Edgewater Park, Inc.	Burlington Coat Factory Realty Corp.	Common	1,000	1,000	100%
Burlington Coat Factory Realty of Paramus, Inc.	Burlington Coat Factory Realty Corp.	Common	1,000	1,000	100%
Burlington Coat Factory Realty of Pinebrook, Inc.	Burlington Coat Factory Realty Corp.	Common	1,000	1,000	100%
Burlington Coat Factory Warehouse of Edgewater Park (Urban Renewal) Corp.	Burlington Coat Factory Realty Corp.	Common	1,000	1,000	100%
Burlington Coat Factory Warehouse of Edgewater Park, Inc.	Burlington Coat Factory Warehouse Corporation	Common	1,000	1,000	100%
Burlington Coat Factory Warehouse of New Jersey, Inc.	Burlington Coat Factory Warehouse Corporation	Common	200	200	100%
Burlington Coat Factory of New Mexico, LLC	Burlington Coat Factory Warehouse Corporation	Common	1,000	1,000	100%
Burlington Coat Factory of New York, LLC	Burlington Coat Factory Warehouse Corporation	Units	1,000	1,000	100%
MJM Designer Shoes of New York, LLC	Burlington Coat Factory Warehouse Corporation	Units	1,000	1,000	100%
Cohoes Fashions of New York, LLC	Burlington Coat Factory Warehouse Corporation	Units	1,000	1,000	100%
Georgetown Fashions Inc.	Burlington Coat Factory Warehouse Corporation	Common	100 shares	100 issued	100%
Monroe G. Milstein, Inc.	Burlington Coat Factory Warehouse Corporation	Common	200 shares	200 issued	100%
LC Acquisition Corp.	Burlington Coat Factory Warehouse Corporation	Common	200	200	100%
Burlington Coat Factory Realty of Yonkers, Inc.	Burlington Coat Factory Realty Corp.	Common	1,000	1,000	100%
Burlington Coat Factory of North Carolina, LLC	Burlington Coat Factory Warehouse Corporation	Units	1,000	1,000	100%

Issuer	Record Owner	Class of Shares	Number of Shares held by Record Owner	Number of Issued and Outstanding Shares	Percentage of Shares held by Record Owner
Burlington Coat Factory of North Dakota, LLC	Burlington Coat Factory Warehouse Corporation	Units	1,000	1,000	100%
Burlington Coat Factory of Ohio, LLC	Burlington Coat Factory Warehouse Corporation	Units	1,000	1,000	100%
Burlington Coat Factory Warehouse of Cleveland, Inc.	Burlington Coat Factory Warehouse Corporation	Common	100	100	100%
Burlington Coat Factory of Oklahoma, LLC	Burlington Coat Factory Warehouse Corporation	Units	1,000	1,000	100%
Burlington Coat Factory Realty of Tulsa, Inc.	Burlington Coat Factory Realty Corp.	Common	1,000	1,000	100%
Burlington Coat Factory of Oregon, LLC	Burlington Coat Factory Warehouse Corporation	Units	1,000	1,000	100%
Burlington Coat Factory of Pennsylvania, LLC	Burlington Coat Factory Warehouse Corporation	Units	1,000	1,000	100%
MJM Designer Shoes of Pennsylvania, LLC	Burlington Coat Factory Warehouse Corporation	Units	1,000	1,000	100%
Burlington Coat Factory Warehouse of Bristol, LLC	Burlington Coat Factory Warehouse Corporation	Units	1,000	1,000	100%
Burlington Coat Factory Warehouse of Montgomeryville, Inc.	Burlington Coat Factory Warehouse Corporation	Common	1,000	1,000	100%
Burlington Coat Factory Warehouse of Cheltenham, Inc.	Burlington Coat Factory Warehouse Corporation	Common	1,000	1,000	100%
Burlington Coat Factory Warehouse of Langhorne, Inc.	Burlington Coat Factory Warehouse Corporation	Common	1,000	1,000	100%
Burlington Coat Factory Realty of West Mifflin, Inc.	Burlington Coat Factory Realty Corp.	Common	1,000	1,000	100%
Burlington Coat Factory Realty of Langhorne, Inc.	Burlington Coat Factory Realty Corp.	Common	1,000	1,000	100%
Burlington Coat Factory Realty of Whitehall, Inc	Burlington Coat Factory Realty Corp.	Common	1,000	1,000	100%
Burlington Factory Warehouse of Reading, Inc.	Burlington Coat Factory Realty Corp.	Common	100	100	100%
Burlington Coat Factory Warehouse Inc.	Burlington Coat Factory Warehouse Corporation	Common	100	100	100%
Burlington Coat Factory of Puerto Rico, LLC	Burlington Coat Factory Warehouse Corporation	Units	1,000	1,000	100%

Issuer	Record Owner	Class of Shares	Number of Shares held by Record Owner	Number of Issued and Outstanding Shares	Percentage of Shares held by Record Owner
Burlington Coat Factory of Rhode Island, LLC	Burlington Coat Factory Warehouse Corporation	Units	1,000	1,000	100%
Cohoes Fashions of Cranston, Inc.	Burlington Coat Factory Warehouse Corporation	Common	1,000	1,000	100%
Burlington Coat Factory of South Carolina, LLC	Burlington Coat Factory Warehouse Corporation	Units	1,000	1,000	100%
Burlington Coat Factory Warehouse of Charleston, Inc.	Burlington Coat Factory Warehouse Corporation	Common	1,000	1,000	100%
Burlington Coat Factory of South Dakota, LLC	Burlington Coat Factory Warehouse Corporation	Units	1,000	1,000	100%
Burlington Coat Factory Warehouse of Memphis, Inc.	Burlington Coat Factory Warehouse Corporation	Common	1,000	1,000	100%
Burlington Coat Factory Warehouse of Shelby, Inc.	Burlington Coat Factory Warehouse Corporation	Common	2,000	2,000	100%
Burlington Coat Factory Warehouse of Hickory Commons, Inc.	Burlington Coat Factory Warehouse Corporation	Common	1,000	1,000	100%
Burlington Coat Factory Realty of Memphis, Inc	Burlington Coat Factory Realty Corp.	Common	1,000	1,000	100%
Burlington Coat Factory Warehouse of Baytown, Inc.	Burlington Coat Factory Warehouse Corporation	Common	1,000	1,000	100%
MJM Designer Shoes of Texas, Inc.	Burlington Coat Factory Warehouse Corporation	Common	1,000	1,000	100%
Burlington Coat Realty of Plano, Inc.	Burlington Coat Factory Warehouse Corporation	Common	1,000	1,000	100%
Burlington Coat Realty of Houston, Inc.	Burlington Coat Factory Realty Corp.	Common	1,000	1,000	100%
Burlington Coat Factory Realty of Westmoreland, Inc.	Burlington Coat Factory Realty Corp.	Common	1,000	1,000	100%
Burlington Coat Factory Realty of Bellaire, Inc.	Burlington Coat Factory Realty Corp.	Common	1,000	1,000	100%
Burlington Coat Factory Realty of El Paso, Inc.	Burlington Coat Factory Realty Corp.	Common	1,000	1,000	100%
Burlington Coat Factory of Utah, LLC	Burlington Coat Factory Warehouse Corporation	Units	1,000	1,000	100%
Burlington Coat Factory of Vermont, LLC	Burlington Coat Factory Warehouse Corporation	Units	1,000	1,000	100%
Burlington Coat Factory of Virginia, LLC	Burlington Coat Factory Warehouse Corporation	Units	1,000	1,000	100%

Issuer	Record Owner	Class of Shares	Number of Shares held by Record Owner	Number of Issued and Outstanding Shares	Percentage of Shares held by Record Owner
Burlington Coat Factory of Pocono Crossing, LLC	Burlington Coat Factory Warehouse Corporation	Units	1,000	1,000	100%
BCF Cards, Inc.	Burlington Coat Factory Warehouse Corporation	Common	1,000	1,000	100%
Burlington Coat Factory Warehouse of Coliseum, Inc.	Burlington Coat Factory Warehouse Corporation	Common	1,000	1,000	100%
Burlington Coat Realty of Potomac, Inc.	Burlington Coat Factory Realty Corp.	Common	1,000	1,000	100%
Burlington Coat Factory Realty of Fairfax, Inc.	Burlington Coat Factory Realty Corp.	Common	1,000	1,000	100%
Burlington Coat Factory Realty of Coliseum, Inc.	Burlington Coat Factory Realty Corp.	Common	1,000	1,000	100%
Burlington Coat Factory of Washington, LLC	Burlington Coat Factory Warehouse Corporation	Units	1,000	1,000	100%
Burlington Coat Factory Realty of Franklin, Inc.	Burlington Coat Factory Realty Corp.	Common	1,000	1,000	100%
Burlington Coat Factory of West Virginia, LLC	Burlington Coat Factory Warehouse Corporation	Units	1,000	1,000	100%
Burlington Coat Factory of Wisconsin, LLC	Burlington Coat Factory Warehouse Corporation	Units	1,000	1,000	100%
Burlington Coat Factory of Texas, L.P.	Burlington Coat Factory Warehouse of Baytown, Inc.	General Partnership Interest	N/A	N/A	1%
	Burlington Coat Factory of Texas, Inc.	Limited Partnership Interest	N/A	N/A	99%

Schedule 3.13

Insurance

Burlington Coat Factory
Schedule of Insurance
As of 08.12.2011

Coverage	Limits	Effective Date	Expiration Date	Deductibles	Company	Policy Number	Comments
<u>Commercial Property- Primary</u>		4/1/11	4/1/12		Lexington	084144088	
Per Occurrence Limit *Replacement Cost for Real & Pers Prop* *Selling Price for Inventory* *No Coinsurance*	$15,000,000.00			<u>Certain Real Property On File</u>: $500,000 <u>Unscheduled Locs</u>: $1,000,000 Per Occurrence <u>Wind</u>: $1,000,000 Per Occurrence except 5% of TIV for Florida & Tier 1 <u>Named Storm:</u> 5% of the TIV at each location subject to $1MM minimum			All Risk of Direct Physical Loss
Equipment Breakdown incl Business Interruption	$15,000,000.00						
SFHA Flood Annual Aggregate	$5,000,000.00			Greater of 5% of TIV at Each Loc or min. $1,000,000			
Flood Annual Aggregate	$15,000,000.00			$1,000,000			
Earthquake Per Occurrence	$15,000,000.00			$1,000,000			
PR Earth Quake Annual Aggregate	$5,000,000.00			Greater of 5% of TIV at Each Loc or min. $1,000,000			
CA & AK Earthquake Annual Agg	$7,500,000.00			Greater of 5% of TIV at Each Loc or min. $1,000,000			
Extra Expense	$10,000,000.00						
Newly Acquired Property	$10,000,000.00						90 Days to Report
Inland Transit	$10,000,000.00			$250,000			
EDP - Incl. Media	$10,000,000.00						
Fine Arts	$10,000,000.00						
Accounts Receivable	$10,000,000.00						
Valuable Papers	$10,000,000.00						
Loss of Rental Income	$10,000,000.00						
Service Interruption-24 hr waiting period	$2,500,000.00						
Miscellaneous Unnamed Locations	$10,000,000.00						
Limited Pollution Coverage	$100,000.00						
Leasehold Coverage	$2,500,000.00						
Pollution Cleanup	$500,000.00						
Equipment Breakdown Sublimits							
Expediting Expense	$250,000.00						
Hazardous Substances	$250,000.00						
Perishable Goods/Spoilage	$250,000.00						
CFC Refrigerants	$250,000.00

Schedule 3.13

Insurance

Burlington Coat Factory ECBM, LP

Schedule of Insurance 300 Conshohocken State Rd, Suite 405

As of 08.12.2011 West Conshohocken, PA 19428

Phone: (610) 668-7100 Fax: (610)667-2208

Coverage Limits Effective Date Expiration Date Deductibles Company Policy Number Comments

Commercial Property-Primary 4/1/11 4/1/12 Lexington 84144088 All Risk of Direct Physical Loss

Per Occurrence Limit Certain Real Property On

Replacement Cost of Real & Pers Prop File: $500,00

Selling Priice for Inventory Unscheduled Locs:

No Coinsurance $15,000,000.00 $1,000,000 Per

Occurrence

Wind: $1,000,000 Per

Occurrence except 5% of

TIV for Florida& Tier 1

Named Storm: 5% of the

TIV at each location

subject to $1 MM minimum

Equipment Breakdown incl Business

Interruption $15,000,000.00

SFHA Flood Annual Aggregate $5,000,000.00 Greater of 5% of TIV at

Each Loc or min.

$1,000,000

Flood Annual Aggregate $15,000,000.00 $1,000,000

Earthquake Per Occurrence $15,000,000.00 $1,000,000

Greater of 5%of TIV at

Each Loc or min.

PR Earth Quake Annual Aggregate $5,000,000.00 $1,000,000

Greater of 5%of TIV at

Each Loc or min.

CA & AK Earthquake Annual Agg $7,500,000.00 $1,000,000

Extra Expense $10,000,000.00

Newly Acquired Propery $10,000,000.00 90 Days to Report

Inland Transit $10,000,000.00 $250,000

EDP—Incl. Media $10,000,000.00

Fine Arts $10,000,000.00

Accounts Receivable $10,000,000.00

Valuable Papers $10,000,000.00

Loss of Rental Income $10,000,000.00

Service Interruption-24 hr waiting period $2,500,000.00

Miscellaneous Unnamed Locations $10,000,000.00

Limited Pollution Coverage $100,000.00

Leasehold Coverage $2,500,000.00

Pollution Cleanup $500,000.00

Equipment Breakdown Sublimits

Expediting Expense $250,000.00

Hazardous Substances $250,000.00

Perishable Goods/Spoilage $250,000.00

CFC Refrigerants $250,000.00

Burlington Coat Factory ECBM, LP

Schedule of Insurance 300 Conshohocken State Rd, Suite 405

As of 08.12.2011 West Conshohocken, PA 19428

Phone: (610) 668-7100 Fax: (610)667-2208

Coverage Limits Effective Date Expiration Date Deductibles Company Policy Number Comments

EDP $250,000.00

Burlington Coat Factory Schedule of Insurance As of 08.12.2011 ECBM,LP 300 Conshohocken State Rd, Suite 405 West Conshohocken, Pa 19428 Phone: (610)668-7100 Fax: (610)667-2208

Coverage Limits Effective Date Expiration Date Deductibles Company Policy Number Comments

Commercial Property—Excess 4/1/2011 4/1/2012 Excess of Primary Zurich ERP3700630-09

Annual Aggregate $135,000,000.00

Earth Movement $60,000,000.00

California Locations $2,500,000.00

Zone 1 other than CA $10,000,000.00

Zone 2 $20,000,000.00

Flood $60,000,000.00

Locations within 100 year flood plain $5,000,000.00

Locations within 500 year flood plain $15,000,000.00

Named Storrn Wind $135,000,000.00

Wind Zone 1 or 2 $25,000,000.00

Extra Expense $15,000,000.00

Premises Not Described

Earth Movement/Flood/Wind $2,500,000.00

Difference In Conditions—CA Quake 4/1/2012 4/1/2012 Endurance CPN10003053500 Excess CA Quake

Policy Limit $20,000,000.00

(Excess of $10,000,000)

Excess Flood 4/1/2011 4/1/2012 Alterra MAX2XP0052080 Excess Zone A Flood

Policy Limits $5,000,000.00 RSUI NHD371103

Burlington Coat Factory Schedule of Insurance As of 08.12.2011 ECBM,LP 300 Conshohocken State Rd, Suite 405 West Conshohocken, Pa 19428 Phone: (610)668-7100 Fax: (610)667-2208

Coverage Limits Effective Date Expiration Date Deductibles Company Policy Number Comments

Commercial Auto “All States” 12/1/2010 12/1/2011 C.N.A. 2076308962

Combined Single Limit Liability $1,000,000.00 $0

Uninsured Motorist Compulsory Includes:

Medical Payments Statutory Drive Other Car

Broadened PIP for Named Officers

Hired Auto Liability

Commercial Auto—Massachusetts 12/1/2010 12/1/2011 C.N.A. 2078500024

Combined Single Limit Liability $1,000,000.00 $0

Medical Payments $5,000.00

Uninsured Motorist $1,000,000.00

Underinsured Motorist $1,000,000.00

General Liability 12/1/2010 12/1/2011 Hartford 39ECSR30202

General Aggregate $25,000,000.00 $500.000(SIR)

Per Occurrence $500,000.00

Products / Completed Opps Aggregate $2,000,000.00

Bodily Injury & Property Damage $500,000.00

Personal Advertising Injury $500,000.00

Fire Legal $500,000.00

Employee Benefits Liability $500,000.00

Workers Compensation—“All States” 12/1/2010 12/1/2011 Hartford 39WNR30200

Workers Compensation Limits Statutory $500.00

Injury Per Accident $1,000,000.00 Includes:

Injury By Disease Per Policy $1,000,000.00 Stop Gap

Injury By Disease Per Employee $1,000,000.00 Voluntary Compensation

Foreign Voluntary Compensation

Injury Per Accident $1,000,000.00

Injury By Disease Per Policy $1,000,000.00

Injury By Disease Per Employee $1,000,000.00

Repatriation Per Employee $25,000.00

ECBM,LP 300 Conshohocken State Rd, Suite 405 West Conshohocken, Pa 19428 Phone: (610)668-7100 Fax: (610)667-2208

Limits Effective Date Expiration Date Deductibles Company Policy Number Comments

12/1/2010 12/1/2011 Hartford 39WBRR30201

Statutroy $500,000 Includes:

$1,000,000.00 Voluntary Compensation

$1,000,000.00

$1,000,000.00

12/1/2010 12/1/2011 Chartis 15972646

$25,000,000.00 $0

12/1/2010 12/1/2011 Firemans Fund SHX23971682

$25,000,000.00 $0

4/13/2006 4/13/2012 Zurich DOC9681945-00 6 Year Tail Purchased

$15,000,000.00 $100,000 4/13/2006

$5,000,000.00

2/4/2011 2/4/2012 $1,000 C.N.A. OC244396

$2,000,000.00

$25,000.00

4/28/2010 4/28/2012 Chartis 01-817-13-52

$22,000,000.00 $1,000,000

8/1/2011 8/1/2012 National Union 03-156-54-61

$10,000,000.00 $100,000

$10,000,000.00 $100,000

$10,000,000.00 $100,000

$10,000,000.00 $100,000

$10,000,000.00 $100,000

$100,000.00 $1,000

$10,000.00 $100

Schedule 3.14

Collective Bargaining Agreements

Collective Bargaining Agreements

1. Collective Bargaining Agreement by and between United Food and Commercial Workers, Local 1776 and Burlington Coat Factory effective July 1, 2008. This Collective Bargaining Agreement was set to expire on June 30, 2011 but is still in effect as it is currently being renegotiated.

2. Collective Bargaining Agreement by and between United Food and Commercial Workers, Local 919 and Burlington Coat Factory of Connecticut, LLC effective February 7, 2010 and expiring February 3, 2013.

Management Incentive Plan

Burlington Coat Factory Holdings, Inc. (“Holdings”) has entered into that certain 2006 Management Incentive Plan, which provides for grants of stock options to designated employees subject to the terms and conditions set forth in the plan. Holdings is party to various restricted stock agreements and option agreements pursuant to which grants of restricted stock and options have been made pursuant to the Plan. Shares of Holdings have been reserved for issuance under the 2006 Management Incentive Plan.

Burlington Coat Factory Warehouse Corporation maintains Annual Incentive Plans for its Store, Merchandising and Corporate organizations.

Schedule 6.01

Existing Indebtedness

1.	Loan Agreement between Burlington Coat Factory Warehouse of Edgewater Park Urban Renewal Corp. and Burlington County Board of Chosen Freeholders dated December 5, 2001 in the original principal amount of $2,000,000, with a current outstanding balance of $100,000.

2.	Loan from Juniper Properties Ltd. to Burlington Coat Factory Warehouse, Inc. as evidenced by that certain Note executed by Burlington Coat Factory Warehouse, Inc. on January 11, 2006 in the original principal amount of $470,132, with a current outstanding balance of $38,135.

Schedule 6.02

Existing Encumbrances

1.	Scents of Value, Inc. consignment liens for certain cosmetic and fragrance products, as filed in the various jurisdictions in which each Loan Party is incorporated.

2.	UCC-1 Financing Statement No. 200225386112 filed in the State of Washington naming Burlington Coat Factory as Debtor and Solid Waste Systems, Inc. as Secured Party and listing a refurbished compaction container as collateral.

3.	Mortgage on distribution facility located in the township of Edgewater Park, County of Burlington and State of New Jersey securing a loan in the original principal amount of $2,000,000 from Burlington County Board of Chosen Freeholders.

4.	Deductible and Paid Loss Retrospective Rating Agreement, dated as of December 1, 2003, between Burlington Coat Factory and Zurich American Insurance Company providing for collateral in the amount of $8,500,000 and pursuant to which BCFWC maintains an investment account #02-38B005007 at National City Bank of which Zurich is the beneficiary.

5.	State of New York state tax liens in the amounts of $8,332.48 filed on November 6, 2007, $7,426.16 filed on 3/25/2009 and $12,722.75 filed on 7/19/2010.

All exceptions to title as set forth on Schedule B of each of the following title commitments:

1.	Store #000/991/053: Policy No. G47-2752312, insuring Burlington Coat Factory Warehouse of New Jersey, Inc., and Burlington Coat Factory Warehouse Corporation as fee owner.

2.	Store #001: Policy No. G47-2752312, insuring Burlington Coat Factory Warehouse Corporation as fee owner.

3.	Store #002: Policy No. G47-348270, insuring Burlington Coat Factory of Wisconsin, LLC as fee owner.

4.	Store #005: Policy No. G47-2752314, insuring Burlington Coat Factory Warehouse of Flemington, Inc. as fee owner.

5.	Store #007: Policy No. PH193822HS, insuring Burlington Coat Factory Warehouse, Inc. as fee owner.

6.	Store #055: Policy No. G47-3652046, insuring Burlington Coat Factory Realty of Tulsa, Inc. as fee owner.

7.	Store #070: Policy No. 10840425, insuring Burlington Coat Factory Warehouse Corporation as fee owner.

8.	Store #079: Policy No. G47-0320908, insuring Burlington Coat Factory Warehouse Corporation as fee owner.

9.	Store #111: Policy No. C0602366-701-19268-LLT, insuring Burlington Coat Factory Realty of Des Peres, Inc. as fee owner

10.	Store #546: Policy No. G47-2951148, insuring Burlington Coat Realty of East Windsor, Inc. as fee owner.

11.	Store #177: Policy No. 1211003568, insuring Burlington Coat Factory Warehouse Corporation as fee owner.

12.	Store #198: Policy No. 10840430, insuring Burlington Coat Realty of Gurnee, Inc. as fee owner.

13.	Store #199: Policy No. G52-0485048, insuring Burlington Coat Realty of Potomac, Inc. as fee owner.

14.	Store #203: Policy No. 1211003568, insuring Burlington Coat Realty of Plano, Inc. as fee owner.

15.	Store #213: Policy No. 08500037, insuring Burlington Coat Realty of Las Vegas, Inc. as fee owner

16.	Store #232: Policy No. 1211003568, insuring Burlington Coat Realty of Houston, Inc. as fee owner.

17.	Store #288: Policy No. 10840432, insuring Burlington Coat Factory Realty of River Oaks, Inc. as fee owner.

18.	Store #290: Policy No. G47-3369415, insuring Burlington Coat Factory Realty of Morrow, Inc. as fee owner.

19.	Store #322: Policy No. G51-0191603, insuring Burlington Coat Factory Realty of Orlando, Inc. as fee owner.

20.	Store #323: Policy No. 09502265, insuring Burlington Coat Factory Realty of Ventura, Inc. as fee owner.

21.	Store #333: Policy No. C9655-LP-1, insuring Burlington Coat Factory Realty of North Attleboro, Inc. as fee owner.

22.	Store #366: Policy No. 01523342, insuring Burlington Coat Factory Realty of Mesa, Inc. as fee owner.

23.	Store #367: Policy No. 01523521 insuring Burlington Coat Factory Realty of Desert Sky, Inc. as fee owner.

24.	Store #369: Policy No. 08-012250, insuring Burlington Coat Factory Realty of Dublin, Inc. as fee owner.

25.	Store #370: Policy No. 06008674, insuring Burlington Coat Factory Realty of Florin, Inc. as fee owner.

26.	Store #372: Policy No. 10840424, insuring Burlington Coat Factory Realty of Bloomingdale, Inc. as fee owner.

27.	Store #373: Policy No. 1211003568, insuring Burlington Coat Factory Realty of Westmoreland, Inc. as fee owner.

28.	Store #374: Policy No. 20214502, insuring Burlington Coat Factory Realty of Franklin, Inc. as fee owner.

29.	Store #375: Policy No. G51-0246645, insuring Burlington Coat Factory Realty of University Square, Inc. as fee owner.

30.	Store #377/861: Policy No. G51-0246648, insuring Bee Ridge Plaza, LLC as fee owner.

31.	Store #392: Policy No. 1211003568, insuring Burlington Coat Factory Realty of Bellaire, Inc. as fee owner.

32.	Store #400: Policy No. G41-0004745, insuring Burlington Coat Factory Realty of Huntsville LLC as fee owner.

33.	Store #402: Policy No. G51-0246641, insuring Burlington Coat Factory Realty of Coral Springs, Inc. as fee owner.

34.	Store #403: Policy No. MP030546, insuring Burlington Coat Factory Realty of Memphis, Inc. as fee owner.

35.	Store #409: Policy No. M-283994-1, insuring Burlington Coat Factory Realty of Greenwood, Inc. as fee owner.

36.	Store #453: Policy No. G51-0246861, insuring Burlington Coat Factory of West Colonial, Inc. as fee owner.

37.	Store #486: Policy No. 1211003568, insuring Burlington Coat Factory Realty of El Paso, Inc. as fee owner.

38.	Store #820: Policy No. G47-2752312, insuring Burlington Coat Factory Warehouse Corporation as fee owner.

39.	Store #820 A: Policy No. G47-2752312, insuring Burlington Coat Factory Warehouse Corporation as fee owner

40.	Store #820 B: Policy No. G47-2752312, insuring Burlington Coat Factory Warehouse Corporation as fee owner.

41.	Store #505: Policy No. G47-2752312, insuring Burlington Coat Factory Warehouse of Edgewater Park Urban Renewal Corp. as fee owner.

42.	Store #190: Policy No. 1211003568, insuring Burlington Coat Factory Warehouse Corporation as leasehold owner.

43.	Store #401: Policy No. G47-2466422, insuring Burlington Coat Factory Realty of West Mifflin, Inc. as leasehold owner.

44.	Store #415: Policy No. G47-2752314, insuring Burlington Coat Factory of Realty of Pinebrook, Inc. as leasehold owner.

45.	Store #422: Policy No. 10-840-561, insuring Burlington Coat Factory Realty of Whitehall, Inc. as leasehold owner.

46.	Store #512: Policy No. 09100889, insuring Burlington Coat Factory Warehouse of San Bernardino, Inc. as leasehold owner.

Schedule 6.04

Existing Investments

Subsidiaries:

Investments in subsidiaries listed on Schedule 3.12.

Schedule 6.05

Asset Sales

The Real Estate described on Schedule 1.1(c).

Schedule 6.07

Affiliate Transactions

Indemnification Agreements dated as of October 20, 2005

1. Paul Tang	4. Brad Friedman
2. Robert LaPenta	5. Michael Prince
3. Mary Rose Bilello	6. Melissa Walsh
6.

Management Incentive Plan. See Schedule 3.14 for additional details.